As filed with the Securities and Exchange Commission on December 3, 1996


                                                    Registration No. 333-14293

==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                       ____________________________

                       PRE-EFFECTIVE AMENDMENT NO. 1
                                    to

                          REGISTRATION STATEMENT
                                    on
                                 FORM S-3
                                   Under
                        THE SECURITIES ACT OF 1933
                       ____________________________
                          LEHMAN ABS CORPORATION
                                (Depositor)
          (Exact Name of Registrant as Specified in its Charter)

        Delaware                                         13-3447441
 (State of incorporation)                 (I.R.S. Employer Identification No.)
                          ______________________

                     Three World Financial Center
                           200 Vesey Street
                     New York, New York 10285-1600
               (Address of principal executive offices)
                          ______________________

                            THEODORE P. JANULIS
                          Lehman ABS Corporation
                       Three World Financial Center
                             200 Vesey Street
                       New York, New York 10285-1600
                  (Name and address of agent for service)
                          ______________________

                                 Copy to:
                           GAIL G. WATSON, ESQ.
                             Brown & Wood LLP
                          One World Trade Center
                       New York, New York 10048-0557

                          ______________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box./x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /____________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                    CALCULATION OF REGISTRATION FEE
==============================================================================
                                      Proposed      Proposed
                                       Maximum       Maximum
   Title of Each          Amount      Offering      Aggregate      Amount of
Class of Securities        to be        Price       Offering     Registration
 to Be Registered        Registered   Per Unit*      Price*           Fee
------------------------------------------------------------------------------

Asset Backed
Certificates.........  $4,000,000,000   100%    $4,000,000,000   $1,212,121.21**

==============================================================================

 * Estimated for the purpose of calculating the registration fee.


** Previously paid.



     Pursuant to Rule 429, this Amendment No. 1 to Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-3911, which became effective on June 17, 1996.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION DATED DECEMBER 3, 1996.


                                                                  Version #1

PROSPECTUS SUPPLEMENT
(To Prospectus Dated ____________)


                                   $________

                           LB HOME EQUITY LOAN TRUST

            Home Equity Loan Asset-Backed Certificates, Series 199_

                            [                    ]
                                   Servicer

                            Lehman ABS Corporation
                                  Depositor


     Each Home Equity Loan Asset-Backed Certificate, Series 199_ (collectively, the "Certificates") will represent an undivided interest in the LB Home Equity Trust (the "Trust") to be formed pursuant to a Trust Agreement among Lehman ABS
Corporation, as Depositor, [    ], as Servicer, and [  ], as Trustee.  The
property of the Trust will include (i) certain home equity revolving credit line loans (the "Mortgage Loans") secured primarily by second [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties, the collections in respect of such Mortgage Loans, and certain other property relating to such Mortgage Loans, including the benefit of a [Letter of Credit] [Surety Bond] as described more fully herein and (ii) certain pass-through certificates (the "Private Securities") representing fractional, undivided interests in Mortgage Loans. The Servicer will service the Mortgage Loans, and the Depositor will own the undivided interest in the Trust not represented by the Certificates.

     Interest at the [variable] rate described herein (the "Certificate Rate") will be distributed on the [15th] day of each month, or, if such [15th] day is not a business day, the next succeeding business day (each a "Distribution
Date"), commencing on [       ].  Principal will be distributed on each
Distribution Date commencing on [              ], or, in certain limited
circumstances, earlier, as more fully described herein.

     [The Certificates initially will be represented by physical certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Certificates ("Certificate Owners") will be represented by book-entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances described herein.]

     Lehman Special Securities Inc., or another affiliate of Lehman Brothers Inc. ("Lehman Brothers"), intends to make a secondary market in the Certificates but is under no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue.


     Potential Investors should consider, among other things, the information set forth in "Risk Factors" herein and in the Prospectus.

         THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT
           REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR OR
             ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED
                HEREIN.  THE MORTGAGE LOANS ARE NOT INSURED OR
                    GUARANTEED BY ANY GOVERNMENTAL AGENCY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THE PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -------------

                            Price to       Underwriting      Proceeds to the
                            Public(1)       Discount(2)      Depositor(1)(3)
                            ---------       -----------      ---------------
Per Certificate...........        %                %

Total.....................  $                $                   $


------------------
(1) Plus accrued interest, if any, at the Certificate Rate from _____________, 199_.
(2) The Depositor has agreed to indemnify Lehman Brothers against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting expenses, payable by the Depositor, estimated to be $____________.

                                 ------------

     The Certificates offered by this Prospectus Supplement and the Prospectus are offered by Lehman Brothers, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and certain further conditions. It is expected that delivery of the Certificates will be made in [book-entry form through the facilities of The Depository Trust Company] on or about _________, 199_.

                                 ------------

                                LEHMAN BROTHERS


______________, 199_.


     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                                 ------------

     The Certificates offered hereby constitute part of a separate series of Asset-Backed Certificates and are being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated ____________. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.




                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust . . . . . . . . . . . . . . .   LB Home Equity Loan Trust (the "Trust")
                                      will be formed pursuant to a trust
                                      agreement to be dated as of __________,
                                      199_ (the "Agreement") among Lehman ABS
                                      Corporation, as Depositor (the
                                      "Depositor"), [], as Servicer (together
                                      with any successor in such capacity, the "Servicer"), and [], as trustee (the
                                      "Trustee").  The property of the Trust
                                      will include (i) certain home equity
                                      loans (the "Mortgage Loans") purchased by the Depositor from Lehman [Commercial
                                      Paper Inc.] [Capital Corporation] (the
                                      "Seller"), an affiliate of the Company,
                                      which  either directly or through its
                                      affiliates, acquired the Mortgage Loans
                                      in the ordinary course of its business
                                      [from _________, the originator of the
                                      Mortgage Loans (the "Bank")], and secured primarily by second [deeds of trust]
                                      [mortgages] (the "Mortgages") on
                                      residential properties that are primarily one to four-family properties (the
                                      "Mortgaged Properties"), the collections in respect of such Mortgage Loans, the Mortgages on the properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure or otherwise, the benefits of the [Letter of Credit] [Surety Bond], rights under certain hazard insurance policies covering the Mortgaged
                                      Properties, and certain other property
                                      relating to the Mortgage Loans, as
                                      described more fully herein and (ii)
                                      certain pass-through certificates (the
                                      "Private Securities") representing
                                      fractional, undivided interests in
                                      Mortgage Loans. The Trust property will include (i) the principal balances (the
                                      "Loan Balances") of the Mortgage Loans
                                      upon their transfer to the Trust and any additions to such Loan Balances due to new draws by the borrowers ("Additional
                                      Balances") funded by the [Bank]

                                      [Servicer] [Seller] [Depositor] under the home equity lines of credit (the "HELOCs") relating to the Mortgage Loans during the life of the Trust and (ii) the right to receive payments on the Private Securities. See "THE HELOCS" HEREIN AND "THE TRUST FUNDS" in the Prospectus.

Securities Offered. . . . . . . . .   Each of the Trust's Home Equity Loan
                                      Asset-Backed Certificates offered hereby
                                      (the "Certificates") represents an
                                      undivided interest in the Trust.  Each
                                      Certificate represents the right to
                                      receive payments of interest at the
                                      [variable] rate described below (the
                                      "Certificate Rate"), payable monthly, and monthly payments of principal during the Amortization Period, as defined herein, funded from a percentage of the payments received with respect to the Mortgage
                                      Loans, the Private Securities or, in
                                      certain circumstances, from draws on the [Letter of Credit] [Surety Bond.] The aggregate undivided interest (the
                                      "Investor Interest") in the Trust
                                      represented by the Certificates will
                                      initially represent $_______ of principal
                                      (the initial "Certificate Principal
                                      Balance"), which will decline as
                                      principal is paid to the
                                      Certificateholders during the
                                      Amortization Period, except as otherwise provided herein. The Depositor will hold the remaining undivided interest (the
                                      "Depositor Interest") in the Trust not
                                      represented by the Certificates.  The
                                      Certificates will be issued pursuant to
                                      the Agreement.  See "DESCRIPTION OF THE
                                      CERTIFICATES" herein and in the
                                      Prospectus.

The Mortgage Loans. . . . . . . . .   The Mortgage Loans arise under HELOCs
                                      and are secured by [deeds of trust]
                                      [mortgages] (which are primarily second
                                      [deeds of trust] [mortgages]) on
                                      residential properties located primarily in [] that are primarily one- to four-family residential properties. As of
                                      ____________, 199_ (the "Cut-Off Date")
                                      the aggregate of the Loan Balances of the Mortgage Loans was $______ (the "Cut-Off
                                      Date Pool Balance"), of which
                                      approximately __% of the Mortgage Loans
                                      are secured by properties located in [].

                                      The remaining Mortgage Loans are secured by properties located in ________ states, with no single state accounting for more than __% of the Cut-Off Date Pool Balance. The combined loan-to-value ratio of a Mortgage Loan, computed at the maximum amount the borrower was permitted to draw down under the HELOC (the "Credit Limit") and taking into account the amounts of any related senior mortgage loans (the "Combined Loan-to-Value Ratio"), based upon a valuation (as described under "THE HOME EQUITY LENDING PROGRAM") of the Mortgaged Property obtained by the Bank at the time of execution of the loan agreement governing such Home Equity Credit Line, generally did not exceed __%, subject to exceptions deemed appropriate by the Depositor. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans, as described under "THE HELOCS," was approximately __% as of the Cut-Off Date. See "THE HOME EQUITY LENDING PROGRAM -- Underwriting Procedures Relating to HELOCs" herein.

                                      Interest on each Mortgage Loan is payable monthly and computed on the average daily outstanding Loan Balance for each billing cycle at a variable rate per annum (subject to minimum and maximum rates, as described herein under "THE HOME EQUITY LENDING PROGRAM -- HELOC Terms," and further subject to applicable usury limitations) to the sum of (i) the [prime rate published in the "Money Rates" section of the Wall Street Journal on the __ calendar day of each month (or, if no rate is published on the __, then on the next succeeding calendar day on which a prime rate is published)] and (ii) a margin, currently __%. See "THE HELCOS" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Applicability of Usury Laws" in the Prospectus. Principal amounts may be drawn down by the borrower under the HELOC from time to time, subject to the borrower's Credit Limit.
                                      A borrower may repay principal at any
                                      time. The Cut-Off Date Loan Balances of the Mortgage Loans ranged from $0.00 to $_____ and averaged $______. Credit Limits under the HELOCs as of the Cut-Off Date ranged from approximately $_____ to

                                      $____ and averaged $_______. Each HELOC was originated in the period from ______ to __________, 199_, and, as of the
                                      Cut-Off Date, the weighted average loan
                                      utilization rate was approximately __%.
                                      See "THE HOME EQUITY LENDING PROGRAM" and
                                      "THE HELOCS" herein.

                                      During the term of the Trust, all
                                      Additional Balances will be property of
                                      the Trust.  The aggregate amount of the
                                      Loan Balances at any time (the "Pool
                                      Balance") will fluctuate from day to day because the amount of draws by borrowers and the amount of principal payments will usually differ on each day. Because the Depositor Interest represents the interest in the Trust not represented by the Certificates, the amount of the Depositor Interest will fluctuate from day to day as draws are made and principal is paid under the Mortgage Loans.

                                      The aggregate undivided interest in the
                                      Loan Balances in the Trust evidenced by
                                      the Certificates will never exceed the
                                      Certificate Principal Balance regardless of the amount of the Pool Balance at any time.

                                      The related Prospectus Supplement will
                                      describe certain characteristics of the
                                      Mortgage Loans for a Series, including,
                                      without limitation, (a) the aggregate
                                      unpaid principal balance of the Mortgage
                                      Loans (or the aggregate principal balance included in the Trust Fund for the related Series) and the average outstanding principal balance of the Mortgage Loans; (b) the weighted average Mortgage Rates, the weighted average of the adjustable Mortgage Rates as of the Cut-Off Date; (c) the combined loan-to-value ratios of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (d) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage
                                      Loans that accrue interest at adjustable or fixed interest rates; (e) any enhancement relating to the Mortgage Loans; (f) the geographic dispersion of Mortgaged Properties securing the

                                      Mortgage Loans; (g) the use and type of
                                      each Mortgaged Property securing a
                                      Mortgage Loan; (h) the lien priority of
                                      the Mortgage Loans; (i) the credit limit utilization rates of the Mortgage Loans; and (j) the delinquency status and year of origination of the Mortgage Loans.

Private Securities. . . . . . . . .   The Private Securities are pass-through
                                      certificates representing beneficial
                                      interests in Mortgage Loans.  [The
                                      individual Mortgage Loans underlying the
                                      Private Securities are insured or
                                      guaranteed by the United States or an
                                      agency or instrumentality thereof.  The
                                      Private Securities themselves are not so insured or guaranteed.] Payments on the Private Securities will be distributed directly to the Trustee as registered owner of such Private Securities.

Denominations . . . . . . . . . . .   The Certificates will be offered for
                                      purchase in denominations of [$1,000] and integral multiples thereof. The interest evidenced by a Certificate in the Certificateholders' undivided interest in the Trust (the "Percentage Interest") will be equal to the percentage derived by dividing the denomination of such Certificate by the Initial Certificate
                                      Principal Balance.

Registration of Certificates. . . .   [The Certificates will initially be
                                      represented by physical certificates
                                      registered in the name of Cede & Co.
                                      ("Cede"), as the nominee of The
                                      Depository Trust Company ("DTC").  No
                                      person acquiring a beneficial ownership
                                      interest in the Certificates (a
                                      "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                                      Certificates are issued under the limited circumstances described herein. All references herein to Certificateholders shall refer to Certificate Owners, except as otherwise specified herein. See
                                      "Description of the Certificates ___
                                      Registration of Certificates."]

Depositor . . . . . . . . . . . . .   The Depositor of the Mortgage Loans and
                                      the Private Securities will be Lehman ABS
                                      Corporation.  The principal executive

                                      offices of the Depositor are located at
                                      200 Vesey Street, Three World Trade
                                      Center, New York, New York  10285
                                      (telephone (212) 298-2000).  See "THE
                                      COMPANY" in the Prospectus.

Servicer. . . . . . . . . . . . . .   The Servicer of the Mortgage Loans and
                                      the Private Securities will be [the Bank]
                                      [] (the "Servicer").  The principal
                                      executive offices of the Servicer are
                                      located at _______________ (telephone
                                      (___) _______).  See "SERVICING OF
                                      MORTGAGE LOANS -- The Servicer" herein.

Collections . . . . . . . . . . . .   All collections on the Mortgage Loans and
                                      the Private Securities will be allocated by the Servicer in accordance with the Loan Agreements between amounts collected in respect of interest ("Interest
                                      Collections") and amounts collected in
                                      respect of principal ("Principal
                                      Collections").  All such amounts will
                                      then be allocated in accordance with the respective interests of the
                                      Certificateholders and the Depositor in
                                      such Interest Collections and Principal
                                      Collections. The Servicer will generally deposit net collections on the Mortgage
                                      Loans allocable to the Investor Interest and distributable to the
                                      Certificateholders in an account
                                      established for such purpose under the
                                      Agreement (the "Collection Account").
                                      See "DESCRIPTION OF THE CERTIFICATES --
                                      Payments on Mortgage Loans; Deposits to
                                      Collection Account" herein and "SERVICING
                                      OF LOANS -- Deposits to and Withdrawals
                                      from the Collection Account" in the
                                      Prospectus.

Interest. . . . . . . . . . . . . .   Interest will be distributed monthly on
                                      the ____ day of each month or, if such
                                      day is not a business day, on the next
                                      succeeding business day (each, a
                                      "Distribution Date"), commencing on
                                      ____________, at the Certificate Rate for the related Interest Period (as defined below). The Certificate Rate for a Distribution Date will equal [the arithmetic mean of London interbank offered quotations for one-month
                                      Eurodollar deposits ("LIBOR") determined as specified herein, as of the second
                                      London business day prior to the

                                      immediately preceding Distribution Date
                                      (or as of ___________, 199_, in the case
                                      of the first Distribution Date) plus 0.
                                      of 1%, subject to a maximum rate
                                      described under "DESCRIPTION OF THE
                                      CERTIFICATES -- Distributions on the
                                      Certificates" herein] [___% per annum].
                                      Interest on the Certificates in respect
                                      of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the [actual number of days in the Interest Period and a 360-day year]. Interest payments will be funded from the portion of the Interest Collections collected during the immediately preceding calendar month (or, in the case of the initial Distribution Date, the period from __________, 199_ through the last day of the calendar month immediately preceding such Distribution Date) (the "Collection Period") allocable to the Investor Interest and, if necessary, from draws on the [Letter of Credit] [Surety Bond].
                                      See "DESCRIPTION OF THE CERTIFICATES"
                                      herein and "RISK FACTORS --
                                      Credit Enhancement" in the Prospectus.

Revolving Period. . . . . . . . . .   In order to maintain the Certificate
                                      Principal Balance at $__________ (except in certain limited circumstances) for a period of approximately _____ months from the first day of the month in which the Certificates are issued or for such shorter period as may result from the occurrence of an Early Amortization
                                      Event, as described herein (the
                                      "Revolving Period"), Principal
                                      Collections allocable to the Investor
                                      Interest will be paid to the Depositor
                                      rather than the Certificateholders so
                                      that the Certificateholders maintain the same Investor Interest in the Trust.
                                      Unless earlier terminated by the
                                      occurrence of an Early Amortization
                                      Event, the Revolving Period will end on
                                      ___________.  See "DESCRIPTION OF THE
                                      CERTIFICATES" herein.


Principal Payments; Amortization
 Period . . . . . . . . . . . . . .   Unless an Early Amortization Event shall
                                      have earlier occurred, during the period beginning _________________ and ending when the Certificate Principal Balance has been reduced to zero or when the Trust otherwise terminates (the
                                      "Amortization Period"), Principal
                                      Collections allocated to the Investor
                                      Interest will no longer be paid to the
                                      Depositor but instead will be distributed monthly to the Certificateholders as provided herein on each Distribution Date beginning with the Distribution Date in the month following the month in which the Amortization Period commences. See
                                      "DESCRIPTION OF THE CERTIFICATES --
                                      Early Amortization Events" herein for a
                                      discussion of the events which might lead to the early commencement of the Amortization Period. During the
                                      Amortization Period, the amount of
                                      Principal Collections allocable to the
                                      Investor Interest (the "Principal
                                      Allocation") will equal the ratio of the Certificate Principal Balance to the Pool
                                      Balance, in each case as of the end of
                                      the last day of the Revolving Period (the
                                      "Investor Percentage" for such period)
                                      multiplied by the Principal Collections
                                      received during the related Collection
                                      Period.

                                      Allocations based upon the Investor
                                      percentage during the Amortization Period may result in distributions of principal with respect to any Collection Period to Certificateholders in amounts that are greater relative to the declining balance of the Certificate Principal Balance than would be the case if no fixed Investor Percentage were used to determine the percentage of Principal Collections distributed in respect of the Investor Interest. See "DESCRIPTION OF THE CERTIFICATES -- Payments on Mortgage Loans; Deposits to Collection Account" herein.

[Letter of Credit] [Surety Bond]
 Issuer . . . . . . . . . . . . . .   ____________ (the "[Letter of Credit]
                                      [Surety Bond] Issuer").  See "THE [LETTER
                                      OF CREDIT] [SURETY] BOND ISSUER" herein.


[Letter of Credit] [Surety Bond]. .   On the Closing Date, the [Letter of
                                      Credit] [Surety Bond] Issuer will issue
                                      a [letter of credit] [surety bond] (the
                                      "[Letter of Credit] [Surety Bond]") in
                                      favor of the Trustee on behalf of the
                                      Trust.  In the event that, on any
                                      Distribution Date, available amounts on
                                      deposit in the Collection Account with
                                      respect to the preceding Collection
                                      Period are insufficient to provide for
                                      the payment of the amount required to be distributed to the Certificateholders and the Servicer on such Distribution Date, the Trustee will draw on the [Letter of Credit] [Surety Bond], to the extent of the [Letter of Credit] [Surety Bond], to the extent of the [letter of credit]
                                      [Surety Bond] Amount for such
                                      Distribution Date, any amounts remaining in the Collection Account with respect to the preceding Collection Period, after all other distributions have been made as described above, will be distributed to the [Letter of Credit] [Surety Bond]
                                      Issuer.  See "DESCRIPTION OF THE
                                      CERTIFICATES -- The [Letter of Credit]
                                      [Surety Bond]" and "-- Distributions on
                                      the Certificates" herein and "RISK
                                      FACTORS -- Credit Enhancement" and
                                      "ENHANCEMENT" in the Prospectus.

[Letter of Credit] [Surety Bond]
 Amount . . . . . . . . . . . . . .   The amount available under the
                                      [Letter of Credit] [Surety Bond] (the
                                      "[Letter of Credit] [Surety Bond]
                                      Amount") for the initial Distribution
                                      Date will be $__________.  For each
                                      Distribution Date thereafter, the [Letter of Credit] [Surety Bond] Amount will equal the lesser of (i) ___% of the Pool
                                      Balance as of the first day of the
                                      preceding Collection Period (after giving effect to any amounts distributed with respect to principal of the Mortgage
                                      Loans on the Distribution Date occurring in such preceding Collection Period) and
                                      (ii) the [Letter of Credit] [Surety Bond]
                                      Amount as of the first day of the
                                      preceding Collection Period, minus any
                                      amounts drawn under the [Letter of
                                      Credit] [Surety Bond] during such
                                      preceding Collection Period, plus any
                                      amounts paid to the [Letter of Credit]
                                      [Surety Bond] Issuer on the Distribution

                                      Date occurring in such preceding
                                      Collection Period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].

Record Date . . . . . . . . . . . .   The last day [of the month] preceding a
                                      Distribution Date.

Servicing . . . . . . . . . . . . .   The Servicer will be responsible for
                                      servicing, managing and making
                                      collections on the Mortgage Loans.  The
                                      Servicer will deposit collections
                                      allocable to the Investor Interest into
                                      the Collection Account as described
                                      herein. On the __________ business day, but no later than the _______________ calendar day, of each month (the
                                      "Determination Date"), the Servicer will calculate, and instruct the Trustee regarding, the amounts to be paid, as described herein, with respect to the related Collection Period to the
                                      Certificateholders.  See "DESCRIPTION OF
                                      THE CERTIFICATES -- Distributions on the
                                      Certificates" herein. The Servicer will receive a monthly servicing fee in the amount of ___% per annum (the "Servicing
                                      Fee Rate"), of the related Pool Balance
                                      and certain other amounts, as servicing
                                      compensation from the Trust.  See
                                      "SERVICING OF MORTGAGE LOANS --
                                      Servicing Compensation and Payment of
                                      Expenses" herein.  In certain limited
                                      circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Servicer. See
                                      "SERVICING OF THE LOANS -- Certain
                                      Matters Regarding the Servicer" and "THE
                                      TRUST AGREEMENTS -- Events of Default"
                                      and "___ Rights Upon Events of Default"
                                      in the Prospectus.

Final Payment of Principal;
Termination . . . . . . . . . . . .   The Trust will terminate on
                                      the Distribution Date following the
                                      earlier of (i) the reduction of the
                                      Certificate Principal Balance to zero and after which there is no unreimbursed
                                      Certificate Principal Balance Loss
                                      Deduction Amount and (ii) the final
                                      payment or other liquidation of the last
                                      Mortgage Loan and Private Security in the
                                      Trust.  The Investor Interest will be

                                      subject to optional retransfer to the
                                      Depositor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to $________ ([5]% of the initial Certificate Principal Balance). The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" herein and "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" and "THE TRUST AGREEMENTS --
                                      Termination" in the Prospectus.

Trustee . . . . . . . . . . . . . .   [                ] (the "Trustee") will
                                      act as Trustee on behalf of the
                                      Certificateholders.

Mandatory Retransfer of Certain
 Mortgage Loans and Private
 Securities . . . . . . . . . . . .   The Depositor will make certain
                                      representations and warranties in the
                                      Agreement with respect to the Mortgage
                                      Loans and Private Securities in its
                                      capacity as Depositor. If the Depositor
                                      breaches certain of its representations
                                      and warranties with respect to any
                                      Mortgage Loan or Private Security and
                                      such breach, materially and adversely
                                      affects the interests of the Trust, the
                                      Certificateholders or the [Letter of
                                      Credit] [Surety Bond] Issuer and is not
                                      cured within the specified period, the
                                      Mortgage Loan or Private Security will be removed from the Trust after the expiration of a specified period from the date on which the Depositor becomes aware or receives notices of such breach and will be reassigned to the Depositor. See
                                      "DESCRIPTION OF THE CERTIFICATES --
                                      Assignment of Mortgage Loans" herein.

Federal Tax Considerations. . . . .   [Special tax counsel to the Depositor is
                                      of the opinion that, under existing law, the Certificates are properly characterized as debt of the Depositor for Federal income tax purposes. Under the Agreement, the Depositor and the Certificateholders will agree to treat the Certificates as indebtedness of the

                                      Depositor for Federal, state and local
                                      income and franchise tax purposes.  See
                                      "CERTAIN FEDERAL INCOME TAX
                                      CONSIDERATIONS" in the Prospectus for
                                      additional information concerning the
                                      application of Federal income tax laws.]

ERISA Considerations. . . . . . . .   A fiduciary of any employee benefit plan
                                      subject to the Employee Retirement Income
                                      Security Act of 1974, as amended
                                      ("ERISA"), or the Code should carefully
                                      review with its legal advisors whether
                                      the purchase or holding of Certificates
                                      could give rise to a transaction
                                      prohibited or not otherwise permissible
                                      under ERISA or the Code.  See "ERISA
                                      CONSIDERATIONS" in the Prospectus.

Certificate Rating. . . . . . . . .   It is a condition to the issuance of the
                                      Certificates that they be rated in the
                                      [   ] highest rating category by at
                                      least one nationally recognized
                                      statistical rating organization (the
                                      "Rating Agency").  See "RATING" herein
                                      and "RISK FACTORS -- Rating of
                                      the Securities" in the Prospectus.






                                 RISK FACTORS


     [Servicer's Ability to Change the Terms of the HELOCS. The Servicer may permit an increase in the Credit Limit under a HELOC if the new Credit Limit under the HELOC, plus the outstanding principal balance of any related senior loans, does not exceed (i) __% (__% for a condominium, townhouse, duplex, or vacation condo/house), if the market value of the Mortgaged Property is $_______ or less, or __% (__% for a condominium, townhouse, duplex, or vacation condo/house), and if the market value of the Mortgaged Property exceeds $_______, based upon an appraisal or the tax assessed value of the Mortgaged Property at the time the increase was requested. An increase in the Credit Limit under a HELOC in accordance with the previous sentence may be made without the consent of the Trustee. Additional Balances arising under a Mortgage Loan as a result of an increase in the Credit Limit will be treated the same as Additional Balances arising under a Mortgage Loan for which there has been no increase in the Credit Limit. In addition to such changes, the Servicer may agree to other changes in the terms of a Loan Agreement, provided that such changes (i) do not materially adversely affect the interest of the Certificateholders, (ii) are consistent with prudent business practice, (iii) are also being applied to the comparable segment of home equity credit lines being held for the Servicer's own account, and (iv) do not change the terms of the HELOC so as to change the terms for the amortization of principal. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Loan Agreements. The Servicer may also extend the period during which draws under the HELOCS may be made.]

     [Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are ___ days or fewer delinquent. As of the Cut-Off Date, the aggregate Loan Balance of such delinquent Mortgage Loan was $______. [In addition, the Mortgage Loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from Interest Collections allocated to the Investor Interest to cover the Liquidation Loss Amount for any Collection Period and the [Letter of Credit] [Surety Bond] Amount has been reduced to zero, the Certificate Principal Balance will be reduced which (unless otherwise later reimbursed) would result in a reduction in the aggregate amount of principal returned to the Certificateholders and in the amount of Interest Collections allocable to the Investor Interest and available to provide protection against defaults in subsequent Collection Periods.]

     [Taxation. In the opinion of special tax counsel to the Depositor, the Certificates are properly characterized as debt of the Depositor for Federal income tax purposes. If the IRS were to contend successfully that the Certif-icates were not debt obligations of the Depositor for Federal income tax purposes, the arrangement among the Depositor and the Certificateholders might be classified for Federal income tax purposes as either a partnership or an association taxable as a corporation that owns the Mortgage Loans. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.]


                  THE [LETTER OF CREDIT] [SURETY BOND] ISSUER


     The following information with respect to _________ ______________ ("___________") has been furnished by _____________.


                       [DESCRIPTION OF LC/SURETY ISSUER]



                        THE HOME EQUITY LENDING PROGRAM

GENERAL

     The HELOCs were originated by ___________________ (the "Bank") under its home equity lending program. The Bank has offered variable-rate home equity revolving credit lines since ____________. As of ______, __, the Bank owned approximately $_______ million aggregate principal amount of outstanding loans originated in the State of ________ under home equity credit lines (the "Bank's Portfolio").

UNDERWRITING PROCEDURES RELATING TO HELOCS

     [Each revolving home equity line of credit is originated after a review by the Bank in accordance with its established underwriting procedures, which are intended to assess the applicant's ability to assume and repay such home equity lines of credit and the adequacy of the real property which serves as collateral for such home equity lines of credit. The maximum home equity line of credit provided by the Bank is $________.

     Each applicant for a home equity line of credit is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity to justify making a home equity line of credit, the Bank will conduct a further credit investigation of the applicant. This investigation includes
(i) obtaining and reviewing an independent credit bureau report on the credit history of the borrower in order to evaluate the borrower's ability to repay;
(ii) obtaining a verification of employment from the applicant's employer; (iii) obtaining and reviewing pay stubs, income tax returns and/or W-2 forms in order to verify the applicant's income; and (iv) in the case of all home equity lines of credit originated with a Credit Limit in excess of $_______ or with any Credit Limit, if originated after _________, obtaining a drive-by appraised value (a "Drive-By Appraised Value") of the property to be mortgaged through an independent frontal exterior inspection and neighborhood observation (a "Drive-By Appraisal") of the property or, in the case of home equity lines of credit originated prior to _______ in an amount of $_______ or less, making an estimate of the value (the "Estimated Value") of the property to be mortgaged through, (a) in the case of home equity lines of credit originated for such properties located in the State of _________, the use of a formula that assumed that the then current value of the property was equal to the amount the applicant paid for the property together with appreciation of __% of the purchase price for each year since the applicant purchased the property and (b) in the case of home equity lines of credit originated for such properties located in ______________, a property tax bill which reflected a 100% assessment on the property.


     Although no complete title search of the property to be mortgaged is required, a bring-down to the date of origination of the home equity lines of credit of the complete title search obtained by the borrower at the time of his original purchase of the mortgaged property must be delivered.

     The Bank calculates the maximum amount of the loan that the customer may obtain by taking ___% (or, in the case of home equity lines of credit originated prior to ______, __%) of the Drive-By Appraised Value or Estimated Value, as the case may be, of the property and subtracting any outstanding senior mortgage balance. Financial insurance premiums and fees are not considered in the loan amount when making such computation.

     Applications for loans exceeding the maximum amount calculated in the preceding paragraph require regional manager approval. Overrides of other criteria may be authorized by branch managers up to their lending limits. Among the reasons that the Bank grants overrides are the existence of compensating balances of the borrower in accounts held by the Bank (which balances will not necessarily be available in the event of a default or delinquency of any HELOC in the Pool) and relationships between the borrower and the trust department of the Bank.

     No information is available with respect to the portio of the home equity lines of credit in the bank's Portfolio as to which overrides of underwriting criteria were granted.]

HELOC TERMS

     [A borrower may access a home equity line of credit by writing a check supplied by the Bank or through a check overdraft facility. On home equity lines of credit originated prior to ________, __ in ________ ____, there is no automatic termination of the draw-down period so long as the borrower is not in default under the loan agreement. On all home equity lines of credit originated in ________ and on home equity lines of credit originated after ________, ___ in ___________ ____, there is a ___ year draw down period on the lines as long as the borrower is not in default under the loan agreement. Home equity lines of credit bear interest at a variable rate which may change monthly. Home equity lines of credit are subject to a maximum per annum interest rate of ___ percentage points and to applicable usury limitations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ___ Applicability of Usury Laws" in the Prospectus. The monthly periodic rate on the home equity revolving lines of credit is 1/12th of the annual percentage rate (the "Loan Rate'), which is the sum of the Index Rate plus a spread (the "Margin") of predominantly ____%.

     Interest on a home equity line of credit is calculated at the Loan Rate applied to the daily balance of the account for each day of the billing cycle.
A borrower is required to pay each month the amount of interest accrued on the line during the previous month. There are no minimum principal payment requirements for home equity lines of credit originated prior to _______, __ in ____________. For all lines of credit originated in _________________ and lines of credit originated after _____________, __ in ______________, principal repayments vary depending on the option selected by the borrower. A borrower who selects an "interest only" option has no minimum principal payment during the first ten year draw period of and thereafter has a minimum monthly principal payment during the ten years following the draw period of 1/120th of the principal amount outstanding on the last day of the ten year draw period. A borrower who selects a "principal and interest" option has a minimum monthly principal payment during the first ten year draw period of 1/200th of the principal amount outstanding on the last day of the applicable billing cycle and thereafter has a minimum monthly payment of 1/120th of the principal amount outstanding on the last day of the draw period. Billing statements are mailed monthly. The statement details all debits and credits and specifies the minimum payment due and the available credit line. all payments are due __ days after the billing statement is issued.

     The "Index Rate" is based on the "prime rate" published in the "Money Rates" section of The Wall Street Journal on the applicable billing date for each HELOC (or if such day is not a banking day in ________ or ____ _____, on the banking day immediately preceding such day), with charges becoming effective on the first day of the next billing cycle.

     If more than one prime rate is published, then the highest rate published will be used. The Loan Agreements further provide that if publication of the Index Rate is discontinued, the Bank will change the Index Rate upon notification in accordance with such Loan Agreements. Except for any amortization of principal which may occur as a result of the required monthly minimum payments, there are no required payments of principal.

     The Bank also offers a "fixed rate" loan option whereby a borrower may repay al of a portion of the outstanding loan balance, in excess of $____, at a fixed rate. If a borrower selects a "fixed rate" option the amount converted will be treated as a principal payment on the line of credit and the available line of credit will be reduced by the "fixed rate" option amount.

     The Bank has the right under each HELOC originated prior to _________, with 30 days' prior written notice of the amendment or longer notice period if applicable in accordance with Federal and applicable _____ ____ law, to change any of its terms, including increasing the monthly periodic rate or changing the Index Rate at any time. Unless otherwise indicated in the notice, all such changes will apply to both new and outstanding balances. For home equity lines of credit originated after ______, __, the Bank may make changes pre-approved by each individual obligor and changes that are considered immaterial. Notwithstanding the foregoing, no change shall be made to the terms of the HELOCs after _____, __ unless, in connection with such change, the Depositor delivers to the Trustee an opinion of counsel stating that such change will not cause the Trust, or the arrangement by which the Certificates are issued, to be classified as a taxable mortgage pool within the meaning of Section 701(i) of the Internal Revenue Code of 1986, as amended.

     The Bank has the right to suspend or terminate the right to obtain additional credit, or to require the borrower to pay the entire balance due plus all other accrued but unpaid charges immediately, if the borrower fails to make any required payment by the due date, if the borrower's original loan application was fraudulent or contained a material misrepresentation or if the borrower sells or transfers the mortgaged property or acts in any way which adversely affects the lien of the mortgage or the maintenance of the property. The Bank has the right to suspend the right to obtain additional credit or to reduce a borrower's credit limit, if the value of the mortgaged property declines significantly below its appraised value, if the Bank reasonably believes the borrower will be unable to repay the line due to a material financial change, if the borrower is in default under the loan agreement, if government action either impairs the Bank's security interest or prevents it from imposing the annual percentage rate, if a regulatory agency has notified the Bank that continued advances would institute an unsafe and unsound practice or if the maximum annual percentage is reached.]


                        SERVICING OF THE MORTGAGE LOANS

THE SERVICER

     [The Servicer is a ___________ [which is wholly owned by _____________.

     The Servicer conducts a general banking business throughout the _________, and, with its subsidiaries, offers a broad array of commercial and retail loan and deposit products and services, mortgage banking and brokerage and investment services. At _________, the Servicer had total assets of approximately $____ billion and total deposits of approximately $_____ billion.

     The principal executive offices of the Servicer are located at _________________________________ (telephone (___-___-_____).]

SERVICING OF HELOCS

     [Centralized controls and standards have been established by the Servicer for the servicing and collection of home equity lines of credit. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and liquidations.

     The collection process is initiated ten days after the payment due date with the computer generation of a late notice. To make payment arrangements, a collector attempts to contact the borrower when the home equity line of credit is 15 to 30 days past due.

     During the period when an account is 45 to 60 days past due, a credit bureau report is obtained, homeowner's insurance is verified, the status of senior mortgages and property taxes is checked and a title search and "drive-by" appraisal are ordered.

     If arrangements have not been made to cure the delinquency within 61 days of the line becoming past due, drawing privileges are cancelled. The line is referred to outside counsel and is placed on a "non-accrual" status after 90 days of delinquency. All legal expenses are assessed to the account and become the responsibility of the borrower. When it is determined by the Servicer that there is no possibility of recovery from the mortgaged property or from other leviable assets or wage attachments, the line is charged-off.

     Reinstatement arrangements can be made up until the point of sale. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the Servicer purchases the property through the foreclosure action, the account is transferred to the Servicer's REO Department which is maintained at ______________. The REO

Department is responsible for maintaining and marketing the property.

     The Servicer may not foreclose on the property securing a junior mortgage loan unless the Servicer forecloses subject to any senior mortgages, in which case the Servicer may pay the entire amount due on the senior mortgage to the senior mortgagees at or prior to the foreclosure sale. If a senior mortgage is in default after the Servicer has initiated its foreclosure action, the Servicer may advance funds to keep senior mortgages current until such time as the Servicer satisfies such senior mortgages. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer may either satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect the Trust's interest in the related property.]

     See "SERVICING OF LOANS" in the Prospectus for additional information regarding the Servicer's servicing of the Mortgage Loans pursuant to the Agreement.

DELINQUENCY AND LOSS-EXPERIENCE OF THE SERVICER'S PORTFOLIO

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Servicer's portfolio of home equity lines of credit. The Servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the Servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the HELOCs will be similar to that set forth below.


                                           DELINQUENCY EXPERIENCE (Dollars in Thousands)




                                        As of                                     As of December 31,
                                                          -----------------------------------------------------------------
                                          , 1992(1)              1991                   1990                    1989
                                  -----------------       -----------------       ----------------        -----------------
                                Number of               Number of               Number of               Number of
                                  Loans      Amount       Loans      Amount       Loans      Amount       Loans      Amount
                                  -----      ------       -----      ------       -----      ------       -----      ------
Portfolio Principal
   Outstanding at
   Period End..............                  $                       $                       $                       $

Delinquency(1)
  30-59 Days...............                  $                       $                       $                       $
  60-89 Days...............
  90 or More Days(2).......
                                  -----      ------       -----      ------       -----      ------       -----      ------
Total Delinquencies........                  $                       $                       $                       $

Total Delinquencies
  as a Percentage of
  the Portfolio at
  Period End...............            %           %           %           %           %           %           %           %

----------
(1) The period of delinquency is based on the number of days payments are contractually past due for all loans other than mortgage loans previously charged off.
(2)   Includes mortgage loans in foreclosure and not charged off.


                                       LOSS EXPERIENCE (Dollars in Thousands)



                                        As of                                     As of December 31,
                                                          -----------------------------------------------------------------
                                          , 1992(1)              1991                   1990                    1989
                                  -----------------       -----------------       ----------------        -----------------
                                Number of               Number of               Number of               Number of
                                  Loans      Amount       Loans      Amount       Loans      Amount       Loans      Amount
                                  -----      ------       -----      ------       -----      ------       -----      ------
Portfolio Principal
   Outstanding at
   Period End..............                  $                       $                       $                       $

Gross Losses...............                  $                       $                       $                       $

Recoveries.................                  $                       $                       $                       $

Net Losses.................                  $                       $                       $                       $

Net Losses as a
    Percentage of
    Portfolio at
    Period End.............            %(2)        %(2)        %           %           %           %           %           %

----------
(1) Net Losses equal total principal charged off less recoveries. The customary policy of the Bank is to charge off mortgage loans in full that are 120 days past due unless foreclosure proceedings are planned or there are indications that the account will be brought current. An account that is not charged off because there are indications that payment is imminent generally will be charged off after an additional 60 to 90 days if such payments is not forthcoming.

(2) This percentage represents the three-month period ended ______________, 1992 annualized and is not necessarily indicative of the results which may occur for the full year.



Servicing Compensation and Payment of Expenses

      The servicing compensation to be paid to the Servicer in respect of its servicing activities relating to the Mortgage Loans will be paid to it from Interest Collections at the time such collections are received or from amounts drawn on the [Letter of Credit] [Surety Bond] and will be equal to ___% per annum, (the "Servicing Fee Rate") of the Pool Balance. The Investor Percentage of such servicing fee (the "Investor Servicing Fee") will be paid as described under "DESCRIPTION OF THE CERTIFICATES ___ Distribution on the Certificates ___ Distribution of Interest Collections and Draw Amounts" herein. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.


      [The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.] In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds.


                                  THE HELOCS

      The Trust will be formed in accordance with the laws of the State of New York pursuant to the Agreement. The Depositor will transfer the Mortgage Loans to the Trust, without recourse, in exchange for the Certificates and a certificate to be held by it representing the Depositor's interest in the Trust (the "Depositor Certificate"). The property of the Trust will consist of the Mortgage Loans, all proceeds of the Mortgage Loans, all monies on deposit in the Collection Account and the Certificate Account, the Mortgages ont he properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure, the benefits of the [Letter of Credit] [Surety Bond], and the proceeds on any insurance policies covering the Mortgage Loans or Mortgaged Properties or any obligors on the Mortgages. [Pursuant to the Agreement, the Depositor will be required to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, in order to avoid the occurrence of any Early Amortization Event resulting from a decline in the Depositor's Interest, and otherwise will be allowed to transfer Eligible Additional Mortgage Loans to the Trust (subject to certain limitations and conditions) from time to time. See "DESCRIPTION OF THE CERTIFICATES ___ Transfers of Eligible Additional Mortgage Loans to the Trust" herein.] In addition, the Depositor may, subject to certain limitations and conditions specified in the Agreement, cause the retransfer from the Trust to it of certain Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES ___ Optional Retransfers of Mortgage Loans to the Depositor" herein.

      The Mortgage Loans to be transferred to the Trust (collectively, the

"Pool") are evidenced by loan agreements (each, a "Loan Agreement") secured by credit line [deeds of trust] [mortgages] (which are primarily second [deeds of trust] [mortgages] on Mortgaged Properties, approximately ___% of which are located in _____________ and approximately ____% of which are located in other states, with no single state accounting for more than ___% of the Cut-Off Date Pool Balance[, and represent substantially all of the home equity credit lines originated by the Bank which meet the criteria specified in the Agreement and described below] (the "Mortgage Loans"). Because the Mortgage Loans include the loans generated under substantially all of the HELOCs and because the Loan Balances will include all amounts payable by borrowers under such HELOCs, some of the Mortgage Loans will be generated under recently solicited, unseasoned HELOCs [and the Pool will include delinquent Mortgage Loans and may include obligations of borrowers who are or are about to become bankrupt or insolvent]. Many of the Mortgage Loans are less than the Credit Limit under the corresponding HELOC. Additional Balances on such Mortgage Loans will be property of the Trust and will increase the Pool Balance. The amount of the [Letter of Credit] [Surety Bond] was determined taking into account, among other considerations, the nature of the HELOCs and the Mortgage Loans.

      Each Mortgage Loan included in the Pool was generated under a HELOC that, as of the Cut-Off Date, was an Eligible HELOC. An "Eligible HELOC" is defined in the Agreement as any home equity credit line that: [selection criteria of HELOCs to be added]. Each HELOC was originated between ____ and the Cut-Off Date [in the ordinary course of the Bank's home equity revolving credit program]. Subject to exceptions deemed appropriate by the [Bank] as to individual HELOCs, the [Bank's] general policy was to require that the Combined Loan-to-Value Ratio under the HELOC at the origination not exceed 80% of the market value of the Mortgaged property, based upon an appraisal or the tax assessed value of the Mortgaged Property at the time the HELOC was originated, as described under "THE HOME EQUITY LENDING PROGRAM" herein. Substantially all of the Mortgage Properties were one- to four-family residential properties. As of the Cut-Off Date, the weighted average loan utilization rate was approximately ____%.

      Set forth below is a description of certain additional characteristics of the HELOC's as of the Cut-Off Date:

                             LOAN POOL STATISTICS

                          CUT-OFF DATE LOAN BALANCES


Range of                          Number of      Aggregate       % of Pool
Cut-Off Date                      Home Equity    Loan            by Aggregate
Loan Balances                     Credit Lines   Balances        Loan Balances
-------------                     ------------   --------        -------------

$        to $     ............                   $                            %

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

$        to $     ............

  Total.......................                   $                            %
                                  =============   ============   =============

                            CUT-OFF DATE LOAN RATES


                                  Number of       Aggregate      % of Pool
Range of                          Home Equity     Loan           by Aggregate
Loan Rates                        Credit Lines    Balances       Loan Balances
----------                        ------------    --------       -------------

    % to   %..................

    % to   %..................

    % to   %..................

    % to   %..................

    % to   %..................

    % to   %..................

  Total.......................                   $                           %
                                  =============   ============   ============

           CUT-OFF DATE MARGIN RANGES - PRIME INDEXED MORTGAGE LOANS


                                  Number of       Aggregate      % of Pool
                                  Home Equity     Loan           by Aggregate
Margin                            Credit Lines    Balances       Loan Balances
------                            ------------    --------       -------------

  %..........................                    $                           %

  %..........................

   Total.....................                    $                           %
                                  =============   ============   ============

                        CREDIT LIMIT UTILIZATION RATES


Range of                          Number of       Aggregate      % of Pool
Credit Limit                      Home Equity     Loan           by Aggregate
Utilization Rates                 Credit Lines    Balances       Loan Balances
-----------------                 ------------    --------       -------------

 0.00% to 5.00%..............                     $                           %

 5.01% to 10.00%.............

10.01% to 15.00%.............

15.01% to 20.00%.............

20.01% to 25.00%.............

25.01% to 30.00%.............

30.01% to 35.00%.............

35.01% to 40.00%.............

40.01% to 45.00%.............

45.01% to 50.00%.............

50.01% to 55.00%.............

55.01% to 60.00%.............

60.00% to 65.00%.............

65.01% to 70.00%.............

70.01% to 75.00%.............

75.00% to 80.00%.............

80.00% to 85.00%.............

85.01% to 90.00%.............

90.01% to 95.00%.............

95.01% to 100.00%............
                                  =============   ============   ============
  Total......................                    $                           %
                                  =============   ============   ============

                       COMBINED LOAN-TO-VALUE RATIOS(1)


Range of
Combined                          Number of       Aggregate      % of Pool
Loan-to-Value                     Home Equity     Loan           by Aggregate
Ratios                            Credit Lines    Balances       Loan Balances
------                            ------------    --------       -------------
 0.00% to 5.00%..............                     $                          %

 5.01% to 10.00%.............

10.01% to 15.00%.............

15.01% to 20.00%.............

20.01% to 25.00%.............

25.01% to 30.00%.............

30.01% to 35.00%.............

35.01% to 40.00%.............

40.01% to 45.00%.............

45.01% to 50.00%.............

50.01% to 55.00%.............

55.01% to 60.00%.............

60.01% to 65.00%.............

65.01% to 70.00%.............

70.01% to 75.00%.............

75.01% to 80.00%.............

80.01% to 85.00%.............

85.01% and above.............
                                  =============   ============   ============
    Total....................                     $                          %
                                  =============   ============   ============


(1) For a description of the method of calculating the Combined Loan-to-Value Ratio, see "THE HOME EQUITY CREDIT LINES" herein. The information in this table is as of the Cut-Off Date.

                      MORTGAGE LOAN INTEREST RATE FLOORS



                                  Number of       Aggregate      % of Pool
Interest                          Home Equity     Loan           by Aggregate
Rate Floors                       Credit Lines    Balances       Loan Balances
-----------                       ------------    --------       -------------

None.........................

   %.........................

   %.........................
                                  =============   ============   ============
    Total....................                     $                          %
                                  =============   ============   ============

                     MORTGAGE LOAN INTEREST RATE CEILINGS


                                Number of                          % of Pool by
Interest                        Home Equity     Aggregate          Aggregate
Rate Ceilings                   Credit Lines    Loan Balances      Loan Balances
-------------                   ------------    -------------      -------------
         %...................
         %...................
None.........................   ------------    -------------      --------


         Total...............                   $                          %
                                ============    =============      ========


                        PROPERTY USE OF MORTGAGE LOANS


                                                                   Percent of
                                                                   Mortgage
                                                                   Loans by
                                Number of       Aggregate Balance  Principal
Property Use                    Mortgage Loans            -------  Balance
------------                    ------------                       --------
Owner Occupied...............
Non-Owner Occupied...........
Unknown......................   ------------    -------------      --------


         Total...............                   $                    100.00%
                                ============    =============      ========


                        LIEN PRIORITY OF MORTGAGE LOANS


                                                                   Percent of
                                                                   Mortgage
                                                                   Loans by
                                Number of       Aggregate Balance  Principal
Lien Priority                   Mortgage Loans            -------  Balance
-------------                   --------------                     -------
First Mortgage...............
Second Mortgage..............
Third Mortgage...............   ------------    -------------      --------
Unknown......................

                                                $                    100.00%
                                ============    =============      ========
         Total...............

                  GEOGRAPHICAL DISTRIBUTION OF MORTGAGE LOANS


                                                                   Percent of
                                                                   Mortgage
                                                                   Loans by
                                Number of       Aggregate Balance  Principal
State                           Mortgage Loans            -------  Balance
-----                           --------------                     -------
----------    ...............
----------    ...............


         Total...............                   $                    100.00%
                                ============    =============      ========




                        PROPERTY TYPE OF MORTGAGE LOANS


                                                                   Percent of
                                                                   Mortgage
                                                                   Loans by
                                Number of       Aggregate Balance  Principal
Number of Units                 Mortgage Loans            -------  Balance
---------------                 --------------                     -------
Single Family Detached.......
Single Family Attached.......
2-4 Family...................
Condominium..................
Cooperative..................
Unknown......................   ------------    -------------      --------


         Total...............                   $                    100.00%
                                ============    =============      ========

                      ORIGINATION YEAR OF MORTGAGE LOANS



                                                              Percent of
                                                              Loan Pool
                          Number of          Aggregate        by Aggregate
Origination Year          Mortgage Loans     Loan Balance     Loan Balance
----------------          --------------     ------------     ------------
1984....................
1985....................
1986....................
1987....................
1988....................
1989....................
1990....................
1991....................
1992....................  ---------          --------         ----------


         Total..........                     $                    100.00%
                          =========          ========         ==========



                      DAYS DELINQUENT AS OF CUT-OFF DATE



                                                              Percent of
                                                              Loan Pool
                          Number of          Aggregate        by Aggregate
Days Delinquent           Mortgage Loans     Loan Balance     Loan Balance
---------------           --------------     ------------     ------------
30-59...................
60-89...................  ---------          --------         ----------


         Total..........                     $                    100.00%
                          =========          ========         ==========

      No assurance can be given that the values of the Mortgaged Properties as of the dates of origination of the related HELOCs have remained or will remain constant or have not declined. If the residential real estate market generally or the residential real estate market in __________ should experience an overall decline in property values such that the outstanding Loan Balances under the HELOCs, together with any senior financing on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. For information concerning possible declines in value of the Mortgaged Properties, see "RISK FACTORS ___
Certain Mortgage Loans and Mortgaged Property; Obligor Default" in the Prospectus. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments under the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Pool. To the extent that such losses are not covered by draws on the [Letter of Credit] [Surety Bond], they will be borne by holders of the Certificates.

      The descriptions in this Prospectus Supplement of the Pool and the Mortgaged Properties are based upon the Pool as it is expected to be constituted as of the close of business on the Cut-Off Date, as adjusted for the scheduled principal and interest payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Pool as a result of prepayments, delinquencies, incomplete documentation, or otherwise if the Depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially after the characteristics of the Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Pool as it will be constituted at the time the Certificates are issued, although the range of Loan Rates and maturities and certain other characteristics of the Mortgage Loans in the Pool may vary.

      A Current report on Form 8-K (the "Form 8-K") containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates on or shortly after the Closing Date and will be filed with the Securities and Exchange Commission within fifteen days after the Closing Date, if there is a material difference between the description of the Pool contained herein and the Pool as constituted on the Closing Date. The Form 8-K will specify the precise aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date and will set forth on a precise basis the other information presented herein on an approximate basis.


                    MATURITY AND PREPAYMENT CONSIDERATIONS

      The Agreement provides that the Certificateholders will not receive payments of principal until the Distribution Date on ___________ (i.e., the first Distribution Date after the first Collection Period following the end of the Revolving Period) or, if earlier, the Distribution Date in the month after the first Collection Period of an Early Amortization Event. During the Amortization Period, Certificateholders will be entitled to receive on each distribution Date the Investor Percentage described herein of the Principal Collections received in the preceding Collection Period until the Certificate Principal Balance is reduced to zero. Allocations of Principal Collections based on the Investor Percentage (which is fixed for the Amortization Period to equal the percentage derived from dividing the Certificate Principal Balance by the Pool Balance, in each case at the end of the Revolving Period) may result in distributions of principal to the Certificateholders greater than those that would result from distributions of principal based upon the proportion that the declining Certificate Principal Balance bears to the Pool Balance. [The Agreement permits the Depositor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described herein, to remove Mortgage loans from the Trust at any time during the life of the Trust (including the Amortization Period), so long as the Pool Balance after such removal is not less than the Pool Balance at the Closing Date. The Depositor may also, under certain circumstances, add Eligible

Additional Mortgage Loans to the Trust. Such removals and additions may affect the rate at which principal is distributed to Certificateholders. See "DESCRIPTION OF THE CERTIFICATES ___ Transfers of Eligible Additional Mortgage Loans to the Trust" and "___ Optional Retransfers of Mortgage Loans to the Depositor."]

      All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the life of the Certificates.

      The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity credit lines such as the Mortgage Loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans will amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than, or similar to, those of traditional full-amortizing first mortgages. The prepayment experience of the Trust with respect to the Mortgage loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in _____, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the HELOCs and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ___ `Due-on-sale' Clauses" in the Prospectus. The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

      Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire principal outstanding balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers. Because the Mortgage Loans have a variable interest rate and a fixed payment, changes in underlying interest rates will vary the allocation of payments between interest and principal.

      No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "DESCRIPTION OF THE SECURITIES ___ Weighted Average Life of the Certificates" in the Prospectus.


                        DESCRIPTION OF THE CERTIFICATES


      The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

      The Certificates will be issued in denominations of [$1,000] and integral multiples thereof and will evidence specified undivided interests in the Trust. [Definitive] Certificates[, if issued,] will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "___ Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The outstanding principal amount of the Certificates ("Certificate Principal Balance") will be equal to the initial principal amount of the Certificates, minus the amount of principal payments paid to the Certificateholders, and minus the amount of Certificate Principal Balance Loss deduction Amounts, if any, which have not been reimbursed as provided herein. See "___ Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal during the Amortization Period funded from Interest Collections and Principal Collections, respectively, allocated to the investor interest and draws on the [Letter of Credit] [Surety Bonds].

      The Depositor will own the interest (the "Depositor Interest") not represented by the Certificates. The Depositor Interest will represent an undivided interest in the Trust, including the right to receive certain percentages (the "Depositor Percentage") of Interest Collections and Principal Collections. The initial amount of the Depositor Interest was determined, among other factors, to be able to absorb reductions in the aggregate amount of Loan Balances in the Trust without causing an Early Amortization Event, which would result in the early commencement of the Amortization Period. There can be no assurance that the Depositor Interest will be sufficient for such purpose.
While the Depositor is obligated (subject to certain conditions and limitations) to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, there can be no assurance that sufficient Eligible Additional Mortgage Loans will be available.

      During the Revolving Period, the Certificate Principal Balance will remain constant except in certain limited circumstances. See "___ Distributions on the Certificates" below. The Pool Balance, however, will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers under the HELOCs, Mortgage Loans are retransferred to the Depositor or Eligible Additional Mortgage Loans are transferred to the Trust. Consequently, the amount of the Depositor Interest will fluctuate each day to reflect the changes in the Pool Balance. During the

Amortization Period, the Certificate Principal Balance will decline and the Investor Percentage of Principal Collections is distributed to the Certificateholders. As a result, during the Amortization Period, the Depositor Interest may increase each month to reflect the reductions in the certificate Principal Balance but may change each day to reflect the variations in the Pool Balance.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future) conveyed by it to the Trust, including all principal (including Net Liquidation Proceeds) and interest received on or with respect to each such Mortgage Loan subsequent to the Closing Date (other than any amounts received in respect of taxes insurance premiums, assessments and similar items, as provided in the Agreement) plus the Investor Percentage of Interest Collections on the mortgage Loans during the period from the Cut-Off Date to the second business day preceding the Closing Date, but not in excess of the amount needed to distribute the required interest to Certificateholders on the first Distribution Date and to pay the related Investor Servicing Fee. The Trustee, concurrently with such transfer, will deliver the Certificates and the Depositor Interest to the Depositor. Each HELOC under which a Mortgage Loan assigned to the Trust was generated will be identified in a schedule appearing as an exhibit to the Agreement.

      The Depositor will deliver the files containing, among other things, the Loan Agreement, the Mortgage Note and the Mortgage relating to each Mortgage Loan (the "Mortgage Files") to the Trustee (or a custodian on its behalf) will review each Mortgage File within ___ days of receipt thereof. If any such document is found not to have been executed or received or to be unrelated to the Mortgage Loan or to have not been recorded as required by the Agreement, the Trustee (or custodian on its behalf) will notify the Depositor, which shall have a period of ___ days after such notice to correct or cure such defect. If the defect cannot be cured within the ___-day period, the Depositor will be obligated to accept the retransfer of such Mortgage Loan from the Trust. Upon such retransfer, the Loan Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Depositor Interest by the same amount. If the deduction would cause the Depositor Interest to become less than zero, the Depositor will be obligated to make a deposit in the Collection Account in the amount ("Retransfer Deposit Amount") by which the Depositor Interest is less than zero. Notwithstanding the foregoing, however, no such retransfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Depositor to accept a retransfer of a defective Mortgage Loan and, if applicable, pay the Retransfer Deposit Amount, is the sole remedy regarding any defects in the Mortgage Files available to the Trustee or the Certificateholders.

      The Depositor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the Agreement. In addition, the Bank will represent and warrant that, among other things: [(i) each Mortgage Loan has been generated under an eligible HELOC; (ii) at the time of transfer to the Trust, the Depositor has transferred all of the Depositor's right, title and interest in each Mortgage Loan, free of any lien (subject to certain exceptions); (iii) each Mortgage Loan was generated under a HELOC that complied, at the time of origination, in all material respects with applicable state and Federal laws; and (iv) as of the date of origination of the related HELOC, the related Mortgaged Property was covered by hazard insurance in the amount at least equal to the lesser of (a) the maximum insurable value of the improvements thereon and
(b) the combined Credit Limit under the HELOC and the unpaid principal balance of any mortgage loan senior thereto]. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Trust, the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer in the related Mortgage Loan, the Depositor will have a period of ___ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the ___-day period, the Depositor will obligated to accept a retransfer of the Mortgage Loan from the Trust. The same procedure and limitations that are set forth in the preceding paragraph for the retransfer of a Mortgage Loan respecting which there is a defect in the Mortgage File will apply to the retransfer of a Mortgage Loan that is required to be retransferred because of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

      Any Mortgage Loan required to be retransferred to the Depositor as described in the preceding two paragraphs is referred to as a "Defective Mortgage Loan".

      The Depositor may, but is not obligated to, retransfer a Defective Mortgage Loan to the Trust within ___ days of the transfer of such Defective Mortgage Loan to the Depositor if all defects in respect of such Defective Mortgage Loan have been cured and such Defective Mortgage Loan satisfies the applicable representations and warranties in the Agreement at the time of such retransfer to the Trust.

[Transfers of Eligible Additional Mortgage Loans to the Trust

      If, for each of five consecutive business days during the Revolving Period, the Depositor Interest for each such date is less than 10% of the Pool Balance, then not later than the first business day of the calendar month beginning at least ten business days after such fifth business day thereafter the Depositor will be obligated to transfer to the Trust Eligible Additional Mortgage Loans (but only to the extent available in the [Depositor's] [Seller's] [Bank's] portfolio), which may be generated under home equity credit lines in any billing cycle, so that, after giving effect to such transfer, the Depositor Interest will equal at least 10% of the Pool Balance on such date. An Eligible Additional Mortgage Loan is a home equity loan that was originated under a HELOC that, as of the date of notice by the Depositor to the Trustee, the Servicer and the [Letter of Credit] [Surety Bond] Issuer of its transfer to the Trust (the "Notice Date"), was an Eligible HELOC and that, as of the Notice Date, complies with the representations and warranties described under "Assignment of Mortgage Loans" above. The Depositor must satisfy the following conditions, among others, in order to transfer Eligible Additional Mortgage Loans to the Trust:
(i) the Pool Balance, after giving effect to such transfer, will not exceed $___________; (ii) the Mortgage Files for such Eligible Additional Mortgage Loans shall have been delivered to the Trustee (or a custodian on its behalf); and (iii) the Depositor shall have given notice of the proposed transfer to the Rating Agency and the Rating Agency has not notified the Depositor in writing prior to the transfer date that such transfer will result in a reduction or withdrawal of its then-current rating for the Certificates.

      [In addition, the Depositor may, at its election, transfer Eligible Additional Mortgage Loans subject to satisfaction of the conditions described above.]

[Optional Retransfers of Mortgage Loans to the Depositor

      Subject to the conditions specified in the Agreement, the Depositor may, at its option, require the retransfer of one or more Mortgage Loans (which may have been generated under a HELOC in any billing cycle) from the Trust to it on the last day of any Collection Period. The Pool Balance after giving effect to such retransfer must not be less than the Pool Balance on the Closing Date. The Depositor will be required to satisfy the following conditions, among others:
(i) the Depositor shall reasonably believe that such retransfer will not cause an Early Amortization Event to occur; (ii) as of the fifth business day prior to the proposed transfer, not more than 10% (based on Loan Balances) of the Mortgage Loans (after giving effect to the proposed transfer) are delinquent more than 30 days and the weighted average delinquency of all of the Mortgage Loans (before and after giving effect to the proposed transfer) is not more than 60 days; (iii) the Depositor shall have represented that no selection procedures reasonably believed by the Depositor to be adverse to the interests of the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer were used to select the Mortgage Loans to be removed; (iv) the Depositor shall have received evidence satisfactory to it that the reassignment will not, as of the date thereof, prevent the transfer of the Mortgage Loans (including any Additional Balances) to the Trust from being recognized as a sale under generally accepted accounting principles and shall have received no evidence that such reassignment will, as of the date thereof, prevent such transfer from being recognized as a sale for regulatory purposes; and (v) each Rating Agency shall have been notified of the proposed retransfer and prior to the date of retransfer has not notified the Depositor in writing that such retransfer would result in a reduction or withdrawal of its then-current rating of the Certificates.]

Payments on Mortgage Loans; Deposits to Collection Account

      The Servicer will follow such collection procedures with respect to the Mortgage Loans as it follows from time to time with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. See "SERVICING OF THE LOANS ___ Collection Procedures; Escrow Accounts" in the Prospectus.

      The Servicer will establish and maintain a separate account in the name of the Trustee for the benefit of the Certificateholders and the [Letter of Credit] [Surety Bond] Issuer (the "Collection Account"). See "SERVICING OF LOANS ___ Deposits to and Withdrawals from the Collection Account" in the Prospectus.
[The Collection Account will be established initially with the trust department of the Trustee.] Funds in the Collection Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date. Eligible Investments consist of certain investments acceptable to each Rating Agency for a structured transaction having the rating initially assigned to the Certificates. All net income and gain realized from any such investment will be paid to the Servicer.


      Investor Percentage and Transferor Percentage. Pursuant to the Agreement, the Servicer will allocate between the Investor Interest and the Depositor Interest all amounts (including any Net Liquidation Proceeds) collected under the Mortgage Loans on account of principal ("Principal Collections") and the amount of the amount of the unrecovered Loan Balance of any Defaulted Mortgage Loan at the end of the Collection Period in which such Defaulted Mortgage Loan became a Defaulted Mortgage Loan (the "Liquidation Loss Amount"). A "Defaulted Mortgage Loan" is a Mortgage Loan that has been written off as uncollectible by the Servicer. The Collection Period for a Distribution Date is the calendar month preceding such Distribution Date or, in the case of the first Distribution Date, the period from the Cut-Off Date through the last day of the calendar month preceding the month in which such Distribution Date occurs. The Servicer will make each allocation by reference to the Investor Percentage and the Depositor Percentage applicable in each case during a Collection Period.

      For convenience, this Prospectus Supplement refers to the Investor Percentage with respect to Interest Collections, Principal Collections and Liquidation Loss Amounts as if the Investor Percentage were the same percentage at all times in each case. The Investor Percentage may be a different percentage for each Collection Period, and will vary primarily as a result of changes in the Pool Balance.

      The Investor Percentage will be calculated as follows:

      Interest Collections and Liquidation Loss Amounts. When used with respect to Interest Collections and Liquidation Loss Amounts at any time, "Investor Percentage" means the percentage equivalent of a fraction the numerator of which is the Certificate Principal Balance and the denominator of which is the Pool Balance, in each case as of the end of the immediately preceding Collection Period (or, in the case of the first Collection Period, as of the Closing Date).

      Principal Collections during the Revolving Period. When used with respect to Principal Collections during the Revolving Period, "Investor Percentage" means the percentage equivalent of a fraction the numerator of which is the amount of the Certificate Principal Balance and the denominator of which is the Pool Balance, in each case as of the end of the immediately preceding Collection Period (or in the case of the first Collection Period, as of the Closing Date).

      Principal Collections during the Amortization Period. When used with respect to Principal Collections during the Amortization Period, "Investor Percentage" means the percentage equivalent of a fraction the numerator of which is the amount of the Certificate Principal Balance and the denominator of which is the Pool Balance, in each case as of the end of the Revolving Period.

      The Depositor Percentage will, in all cases, be equal to 100% minus the applicable Investor Percentage.


      As a result of the calculation described above, Interest Collections in each Collection Period will be allocated to the Certificateholders based on the relationship of the Certificate Principal Balance to the Pool Balance (which may fluctuate from month to month). As described above, the Investor Percentage applied when allocating Principal Collections is expected to vary from month to month during the Revolving Period, because the Certificate Principal Balance as a percentage of the Pool Balance will fluctuate from month to month. During the Amortization Period, however, the amount of Principal Collections allocated to the Investor Interest will be determined by reference to a fixed percentage which will be equal to the Investor Percentage with respect to Principal Collections on the last day of the Revolving Period.

      Deposits in the Collection Account and Payments to the Depositor. On the Closing Date, the Servicer will deposit in the Collection Account funds in the amount of the Investor Percentage of Interest Collections on the Mortgage Loans received during the period from the Cut-Off Date to the second business day preceding the Closing Date, but not in excess of the amount needed to distribute the required interest on the Certificates and the Investor Servicing Fee to be distributed on the initial Distribution Date. On and after the Closing Date, the Servicer will, subject to the following paragraph, deposit on a daily basis within two business days following receipt thereof (i) during each Collection Period in the Revolving Period, the Investor Percentage of Interest Collections and (ii) during each Collection Period in the Amortization Period, the Investor Percentage of all Interest Collections and Principal Collections. The Servicer will pay to the Depositor within two business days of its receipt thereof (i) during each Collection Period in the Revolving Period, the Depositor Percentage of all Interest Collections and, if the Depositor Interest (after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the Trust on such day) is equal to or greater than zero, the Depositor Percentage of all Principal Collections and the Investor Percentage of all Principal Collections and (ii) during each Collection Period in the Amortization Period, the Depositor Percentage of Interest Collections and, if the Depositor Interest (after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the Trust on such day) is greater than zero, the Depositor Percentage of all Principal Collections.

      The Trustee will establish and maintain a separate account (the "Distribution Account"). On the business day preceding each Distribution Date the Servicer will transfer amounts in the Collection Account for distribution to Certificateholders to the Distribution Account.

      The Trustee will deposit in the Distribution Account any amounts drawn on the [Letter of Credit] [Surety Bond] as described below.

      Any Principal Collections not paid to the Depositor because of the limitations described above ("Unallocated Principal Collections"), will be deposited and retained in the Collection Account for payment to the Depositor, during the Revolving Period, if and when the Depositor Interest is greater than zero and, during the Amortization Period, to the Certificateholder.

Distributions on the Certificates

      Beginning with the Distribution Date occurring on __________, distributions on the Certificates will be made by the Trustee out of amounts on deposit in the Distribution Account on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the [day prior to each Distribution Date] (the "Record Date"), except as provided in "Registration of Certificates" below. The term "Distribution Date" means the ___ day of each month (or if such ___ day is not a business day the next succeeding business day). Distributions will be made by check mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at lease $___________, by wire transfer or otherwise) to the address of the person entitled thereto [(which, in the case of Book-Entry Certificates, will be DTC or its nominee)] as it appears on the Certificate Register in amounts calculated as described herein on the ______ business day (but no later than the ______ calendar day) of the month in which the related Distribution Date occurs (the "Determination Date"). However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      Distributions of Interest Collections and Required Amounts. On each Distribution Date, the Trustee, on behalf of the Trust, shall pay the following amounts in the following order of priority to the following persons from the Investor Interest of all Interest Collections collected during the related Collection Period, together with the Required Amount, if any, drawn on the [Letter of Credit] [Surety Bond] for such Distribution Date.

      [(i) to the Certificateholders, interest at the Certificate Rate for the Interest Period preceding such Distribution Date on the Certificate Principal Balance outstanding immediately prior to such Distribution Date;

      (ii) to the Certificateholders, any interest on the Certificates accrued in accordance with clause (i) that has not been previously distributed to Certificateholders plus, to the extent legally permissible, interest thereon at the Certificate Rate applicable from time to time (an "Unpaid Interest Shortfall");

      (iii) to the Servicer, the Investor Servicing Fee for the related Interest Period and all accrued and unpaid Investor Servicing Fees for previous Interest Periods;

      (iv) if such Distribution Date is in the Revolving Period, to the Depositor, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding Collection Period; provided that the Depositor Interest (after giving effect to any transfers of Additional Balances and Eligible Additional Mortgage Loans on such date and to the distribution of such Liquidation Loss Amount) is equal to or greater than zero;

      (v) if such Distribution Date is in the Amortization Period, to the Certificateholders, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding Collection Period;

      (vi) to the Certificateholders, the aggregate of the amounts allocable pursuant to clause (v) that were not previously distributed pursuant to such clause (each such undistributed amount being referred to herein as a "Certificate Principal Balance Loss Deduction Amount"); and

      (vii) to the Certificateholder, accrued and unpaid interest on each unreimbursed Certificate Principal Balance Loss Deduction Amount (such interest being calculated at the Certificate Rate for each Interest Period during which such unreimbursed amount was outstanding.]

      Any amounts remaining in the Collection Account collected during or with respect to the preceding Collection Period, after all other distributions have been made, will be distributed to the [Letter of Credit] [Surety Bond] Issuer.

      A Certificate Principal Balance Loss Deduction Amount represents a loss of principal in respect of Defaulted Mortgage Loans allocable to the Investor Interest and will arise when the Investor Percentage of Interest Collections and the Required Amount are not sufficient to cover such loss, in accordance with the priority of distributions described above. As described under "General" above, any Certificate Principal Balance Loss Deduction Amounts which have not been reimbursed, as provided herein, will reduce the Certificate Principal Balance.

      The Required Amount for each Distribution Date will be the lesser of (i) the [Letter of Credit] [Surety Bond] Amount and (ii) the amount, if any, by which (a) the full amount distributable on such Distribution Date pursuant to clauses (i) through(vii) above exceeds (b) the Investor Percentage of the Interest Collections for the related Collection Period. The Required Amount will be drawn on the [Letter of Credit] [Surety Bond].

      Distributions of Principal. On each Distribution Date after the first Collection Period in the Amortization Period, the Trustee will distribute to the Certificateholders the Investor Percentage of Principal Collections received in the preceding Collection Period. In addition, the Trustee will distribute to the Certificateholders on any Distribution Date during the Amortization Period any Retransfer Deposit Amount (or drawn on the [Letter of Credit] [Surety Bond] in respect thereof) received in the preceding Collection Period and any Unallocated Principal Collections then on deposit in the Distribution Amount. The aggregate distributions of principal to the Certificateholders will not exceed the Initial Certificate Principal Balance.

      [Calculation of Certificate Rate. With respect to the initial Distribution Date, the Certificate Rate will be equal to ___%. Thereafter, on each Distribution Date, the Certificate Rate will be equal to LIBOR as of the second London Business Day (as defined below) prior to the immediately preceding Distribution Date plus 0.___% of 1%. However, if the Certificate Rate calculated as described in the preceding sentence for any such Distribution Date is greater than the weighted average of the Net Loan Rates for the Mortgage Loans for the preceding Collection Period, the Certificate Rate for any such Distribution Date will be equal to the weighted average of the Net Loan Rates. The Net Loan Rate for a Mortgage Loan is its Loan Rate less the Servicing Fee Rate. Interest payable on any Distribution Date will accrue on the Certificates from the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day preceding such Distribution Date (an ("Interest Period"). All calculations of interest accrued on the Certificates will be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days.

      The term "Certificate Principal Balance" means (i) the original principal amount of the Certificates less (ii) all amounts previously distributed to Certificateholders under "___ Distributions of Principal" above, less (iii) the aggregate of all unreimbursed Certificate Principal Balance Loss Deduction Amounts.

      Calculation of LIBOR.  "LIBOR" with respect to any Distribution Date will be determined by the Trustee and will be equal to the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the second London Business Day (as defined below) prior to the previous Distribution Date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London Time, on such date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Distribution Date will be determined at approximately 11:00 A.M., London time, on such determination date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Distribution Date will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such determination date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Bank are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.]

      [For purposes of calculating LIBOR, a "London Business Day" will be any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" will be the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.)]

The [Letter of Credit] [Surety Bond]

      On the Closing Date, the [Letter of Credit] [Surety Bond] Issuer will issue the [Letter of Credit] [Surety Bond] in favor of the Trustee on behalf of the Trust to support payments on the Certificates. On each Determination Date, the Servicer will determine the amounts required to be drawn on the [Letter of Credit] [Surety Bond], up to the [Letter of Credit] [Surety Bond] Amount, on the related Distribution Date. On each Distribution Date, any amounts remaining in the Collection Account with respect to the preceding Collection Period, after all other distributions have been made as described above, will be distributed to the [Letter of Credit] [Surety Bond] Issuer. See "Distributions on Certificates" above.

      The amount available under the [Letter of Credit] [Surety Bond] (the "[Letter of Credit] [Surety Bond] Amount") for the initial Distribution Date
will be $        .  For each Distribution Date thereafter, the [Letter of
Credit] [Surety Bond] Amount will equal the lesser of (i) __% of the Pool Balance as of the first day of the preceding Collection Period (after giving effect to any amounts distributed with respect to principal of the Mortgage Loans on the Distribution Date occurring in such preceding Collection Period) and (ii) the [Letter of Credit] [Surety Bond] Amount as of the first day of the preceding Collection Period, minus any amounts drawn under the [Letter of Credit] [Surety Bond] during such preceding Collection Period, plus any amounts paid to the [Letter of Credit] [Surety Bond] Issuer on the Distribution Date occurring in such preceding Collection Period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].

Early Amortization Events

      As described above, the Revolving Period will continue until the close of business on the last day of ______ unless an Early Amortization Event occurs prior thereto. The term "Early Amortization Event" refers to any of the following events:

      [(a)   failure on the part of the Servicer or the Depositor (i) to make any payment or deposit on the date required under the Agreement within five business days after such payment or deposit is required to be made, (ii) to observe or perform in any material respect certain covenants of the Servicer or the Depositor or (iii) to observe or perform in amy material respect any other covenants or agreements of the Servicer or the Depositor set forth in the Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders and which, in the case of clause (iii), continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders for such period;

      (b) any representation or warranty made by the Servicer or the Depositor in the Agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the Certificateholders are materially and adversely affected, which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Depositor has accepted retransfer of the related Mortgage Loan or all such Mortgage Loans, if applicable, during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions of the Agreement;

      (c) the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

      (d) if the Depositor fails to transfer to the Trust Eligible Additional Mortgage Loans by the time it is required to do so;

      (e) an Event of Default under the Trust Agreement (as described in the Prospectus under "THE TRUST AGREEMENTS ___ Events of Default") occurs;

      (f)   the [Letter of Credit] [Surety Bond] Amount is less than    % of the
Certificate Principal Balance; or

      (g)   if the average of the Investor Percentage of Interest Collections for any three consecutive Collection Periods is less than the amounts to be distributed to Certificateholders as set forth in subsections (i) through (vii) under "Distributions on the Certificates ___ Distributions of Interest Collections and Required Amounts" above for the three Distribution Dates relating to such Collection Periods.]

      [In the case of any event described in clauses (a), (b) or (e), an Early Amortization Event will be deemed to have occurred only if, after the expiration of the applicable grace period, if any, described in such clauses, either the Trustee or holders of Certificates evidencing Percentage Interests aggregating more than 51% or the [Letter of Credit] [Surety Bond] Issuer (but only if the [Letter of Credit] [Surety Bond] is outstanding or the [Letter of Credit] [Surety Bond] Issuer has not been fully reimbursed for all amounts paid to the Trust by the [Letter of Credit] [Surety Bond] Issuer), by written notice to the Depositor and the Servicer (and to the Trustee if given by the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (f), an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which the Early Amortization Date occurs. If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than _______, the date on which the Amortization Period is scheduled to commence, Certificateholders will begin receiving distributions of principal earlier than they would otherwise have under the Agreement, which may shorten the final maturity of the Certificates.]

Optional Termination

      The Depositor may effect a retransfer of the Certificateholders' interest in each Mortgage Loan, and all property acquired in respect of any Mortgage Loan, remaining in the Trust for an amount equal to the sum of the Certificate Principal Balance plus accrued and unpaid interest thereon at the applicable Certificate Rate through the day preceding the final Distribution Date if the Certificate Principal Balance immediately prior to the final Distribution Date is less than or equal to 5% of the original Certificate Principal Balance. The purchase price will be distributed to the Certificateholders in lieu of the amount that would otherwise be distributed if such options were not exercised, which will be applied as provided in the Agreement.

[Registration of Certificates

      The Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited- purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilities the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

      Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede, as nominee of DTC, Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants.

      While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.


      Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Servicer or the Trustee is unable to locate a qualified successor, (ii) the Servicer, at its sole option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, DTC, at the direction of Certificate Owners owning Certificates evidencing Percentage Interests aggregating at lease 51%, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners. Upon the issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions. If Definitive Certificates are issued, the Record Date may be changed to the last day of the month immediately preceding the related Distribution Date.

      DTC has advised the Servicer and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Certificates are credited. DTC has advised the Servicer that DTC will take such action with respect to any Percentage Interests of the Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.]

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans. The Mortgage Loans will have been acquired by the Depositor from [LCPI] [Lehman Capital Corporation] in a privately negotiated transaction.


                        LEGAL INVESTMENT CONSIDERATIONS

      Although, as a condition to their issuance, the Certificates will be rated in the [highest] rating category of the Rating Agency, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because most of the Mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.


                                 UNDERWRITING


      Subject to the terms and conditions set forth in the underwriting agreement, dated _________, and the Terms Agreement relating to the Certificates, dated ________ (collectively the "Underwriting Agreement'), between the Depositor and Lehman Brothers, an affiliate of the Depositor, the Depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the Depositor, all of the Certificates.

      The Underwriting Agreement provides that Lehman Brothers' obligations hereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of the Certificates if any are purchased.

      The distribution of the Certificates by Lehman Brothers will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Lehman Brothers may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from Lehman Brothers compensation in the form of underwriting discounts, concessions or commissions. Lehman brothers and any dealers that participate with Lehman Brothers in the distribution of the Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

      The Underwriting Agreement provides that the Depositor will indemnify Lehman Brothers against certain civil liabilities, including liabilities under the Act.


                                 LEGAL MATTERS

      Certain legal matters with respect to the Certificates will be passed upon
for the Depositor by [             ] and for Lehman Brothers by [             ].


                                    RATING

      It is a condition to issuance that each Class of the Certificates be rated not lower than _______________________ by Standard & Poor's Corporation and _______ by Moody's Investors Service Inc.

      A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996.


                                                                   Version #2

PROSPECTUS SUPPLEMENT
(To Prospectus dated _____________ __, 199__)

                            $_____________
                 LEHMAN HOME EQUITY LOAN TRUST 199___
    $___________ HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 199_-_ $__________ HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199_-_

  The Lehman Home Equity Loan Trust 199__ (the "Trust") will be formed pursuant to a trust agreement to be dated as of ______, 199_ (the "Trust Agreement") and entered into by Lehman ABS Corporation (the "Depositor"), ________________ and _____________, as owner trustee (the
"Owner Trustee"). The Trust will issue $___________ aggregate principal amount of Home Equity Loan Asset-Backed Notes (the "Notes"). The Notes will be issued pursuant to an indenture to be dated as of __________ __, 199_ (the "Indenture"), between the Trust and ____________, as indenture trustee (the "Indenture Trustee"). The Trust will also issue $____________ aggregate principal amount of Home Equity Loan Asset-Backed Certificates, Series 199_-_ (the "Certificates" and, together with the Notes, the "Securities").

  The Trust will consist of certain [adjustable rate] [fixed rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") secured primarily by second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties, the collections in respect of such Mortgage Loans, and certain other property relating to such mortgage loans. In addition, the Securities will have the benefit of an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy") issued by ______________ (the "Certificate Insurer") covering [describe].

  Distributions of principal and interest on the Notes will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Distribution Date"), commencing on ________, 199_ to the extent described herein. Interest will accrue on the Notes at a rate (the "Note Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to LIBOR (as defined herein) plus ___% per annum] [___% per annum] thereafter.

  The Certificates will represent fractional undivided interests in the Trust. Distribution of principal and interest on the Certificates will be made on each Distribution Date to the extent described herein. Interest will accrue on the Certificates at a rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to LIBOR plus ___% per annum] [___% per annum] thereafter.

  Payments of interest and principal on the Notes will have equal priority with payments of principal and interest (and will be made pro rata) on the Certificates.


There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein.

                         ____________________

THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. THE SECURITIES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Securities offered hereby will be purchased by Lehman Brothers Inc.
[and    ] ([collectively,] the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Notes are expected to be $_____________ and from the sale of the Certificates are expected to be $__________ before deducting expenses payable by the Depositor of $_______.

  The Securities are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form through the facilities of the Depository Trust Company, [Cedel, S.A. and the Euroclear System] on or about _______, 199_. The Securities will be offered in [Europe and] the United States of America.

                         ____________________

  Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as Underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                         ____________________

  Each Series of Securities offered hereby constitute part of a separate Series of Asset-Backed Securities being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated _________ __, 199 . This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                         ____________________

                            LEHMAN BROTHERS


_______________, 199_

                                SUMMARY

  The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying
Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus.

Trust   . . . . . . . . . . . . . . .   Lehman Home Equity Loan Trust 199_-_
                                           (the "Trust" or the "Issuer"), a
                                           Delaware business trust established
                                           pursuant to the Trust Agreement (as
                                           defined herein), dated as of ___,
                                           199_ (the "Cut-Off Date").  The
                                           property of the Trust will include: a
                                           pool of [adjustable] [fixed] rate
                                           home equity loan revolving credit
                                           line loans made or to be made in the
                                           future (the "Mortgage Loans"), under
                                           certain home equity revolving credit
                                           line loan agreements (the "Credit
                                           Line Agreements") and secured
                                           primarily by second [deeds of trust]
                                           [mortgages] on residential properties
                                           that are primarily one- to
                                           four-family properties (the
                                           "Mortgaged Properties"); the
                                           collections in respect of the
                                           Mortgage Loans received after the
                                           Cut-Off Date; property that secured a
                                           Mortgage Loan which has been acquired
                                           by foreclosure or deed in lieu of
                                           foreclosure; [a surety bond or letter
                                           of credit]; an assignment of the
                                           Depositor's rights under the Purchase
                                           Agreement; rights under certain
                                           hazard insurance policies covering
                                           the Mortgaged Properties; and certain
                                           other property, as described more
                                           fully herein.

                                           The Trust will include the unpaid
                                           principal balance of each Mortgage
                                           Loan as of the Cut-Off Date (the
                                           "Cut-Off Date Principal Balance")
                                           plus any additions thereto as a
                                           result of new advances made pursuant
                                           to the applicable Credit Line
                                           Agreement (the "Additional Balances")
                                           during the life of the Trust.  With
                                           respect to any date, the "Pool
                                           Balance" will be equal to the
                                           aggregate of the Principal Balances
                                           of all Mortgage Loans as of such

                                           date.  The "Principal Balance" of a
                                           Loan (other than a Liquidated Loan)
                                           on any day is equal to its Cut-Off
                                           Date Principal Balance, plus (i) any
                                           Additional Balances in respect of
                                           such Mortgage Loan, minus (ii) all
                                           collections credited against the
                                           Principal Balance of such Mortgage
                                           Loan in accordance with the related
                                           Credit Line Agreement prior to such
                                           day.  The Principal Balance of a
                                           Liquidated Loan after the final
                                           recovery of related Liquidation
                                           Proceeds shall be zero.

Securities Offered. . . . . . . . . .   (i) Home Equity Loan Asset-Backed
                                           Notes, (the "Notes"); and (ii) Home
                                           Equity Loan Asset-Backed Certificates
                                           (the "Certificates" and, together
                                           with the Notes, the "Securities").
                                           Each Security represents the right to
                                           receive payments of interest at the
                                           variable rate described below,
                                           payable monthly, and payments of
                                           principal at such time and to the
                                           extent provided below.

Depositor . . . . . . . . . . . . . .   Lehman ABS Corporation, a Delaware
                                           corporation (the "Depositor").  The
                                           principal executive offices of the
                                           Depositor are located at 200 Vesey
                                           Street, Three World Financial Center,
                                           New York, New York 10285.  See "THE
                                           COMPANY" in the Prospectus.

Servicer. . . . . . . . . . . . . . .   __________ (the "Servicer").
                                           The Servicer will service the
                                           Mortgage Loans pursuant to a
                                           Servicing Agreement dated _________
                                           1, 199_ between the Issuer and the
                                           Servicer.

Indenture . . . . . . . . . . . . . .   The Notes will be issued pursuant
                                           to an indenture dated as of
                                           _________, 199_ (the "Indenture")
                                           between the Trust and
                                           ________________________ in its
                                           capacity as indenture trustee (the
                                           "Indenture Trustee").  The Indenture
                                           Trustee will allocate distributions
                                           of principal and interest to holders
                                           of the Notes (the "Noteholders") in
                                           accordance with the Indenture.


Trust Agreement . . . . . . . . . . .   Pursuant to a trust agreement dated
                                           as of ________ 1, 199_ (the "Trust
                                           Agreement"), among the Depositor,
                                           ________ and _________________ in its
                                           capacity as owner trustee (the "Owner
                                           Trustee"), the Trust will issue the
                                           Certificates in an initial aggregate
                                           amount of $__________.  The
                                           Certificates will represent
                                           fractional undivided interests in the
                                           Trust.

The Mortgage Loans. . . . . . . . . .The Mortgage Loans are primarily secured by second deeds of trust or mortgages
                                           on Mortgaged Properties.  The
                                           Mortgage Loans were originated by [
                                           ] and on or prior to the Closing
                                           Date, [  ]  will sell the Mortgage
                                           Loans to the Depositor pursuant to a
                                           purchase agreement (the "Purchase
                                           Agreement").  The aggregate Cut-Off
                                           Date Principal Balance of the
                                           Mortgage loans is $___________ (the
                                           "Cut-Off Date Pool Balance").

                                           The combined loan-to-value ratio of
                                           each Mortgage Loan, computed using
                                           the maximum amount the borrower was
                                           permitted to draw down under the
                                           related Credit Line Agreement (the
                                           "Credit Limit") and taking into
                                           account the amounts of any related
                                           senior mortgage loans (the "Combined
                                           Loan-to-Value Ratio") did not exceed
                                           __% as of the Cut-Off Date.  The
                                           weighted average Combined
                                           Loan-to-Value Ratio of the Mortgage
                                           Loans was ____% as of the Cut-Off
                                           Date.  See "THE HOME EQUITY LENDING
                                           PROGRAM--Underwriting Procedures
                                           Relating to the Mortgage Loans"
                                           herein.

                                           Interest on each Mortgage Loan is
                                           payable monthly and computed on the
                                           related average daily outstanding
                                           Principal Balance for each billing
                                           cycle at a variable rate per annum
                                           (the "Loan Rate") equal at any time
                                           (subject to minimum and maximum
                                           rates, as described herein under "THE
                                           HOME EQUITY LENDING PROGRAM--Mortgage
                                           Loan Terms," and further subject to
                                           applicable usury limitations) to the

                                           sum of (i) [the prime rate published
                                           in the "Money Rates" section of The
                                           Wall Street Journal generally on the
                                           Monday of the week in which such Loan
                                           Rate adjust (or, if no rate is
                                           published on such day, then on the
                                           next succeeding calendar day on which
                                           a prime rate is published), rounded
                                           to the nearest [   ] percent] and
                                           (ii) a margin generally within the
                                           range of ___% to ___%.  The Loan Rate
                                           is subject to adjustment [      ].
                                           With respect to each Mortgage Loan, a
                                           "billing cycle" is the calendar month
                                           preceding a Due Date.  Interest
                                           accrued at such rate will be due on
                                           the Due Date in the month following
                                           the close of the billing cycle.  As
                                           to each Mortgage Loan, the Due Date
                                           is the __th day of the month.  The
                                           Cut-Off Date Principal Balances
                                           ranged from zero to $_______ and
                                           averaged $_______.  Credit Limits
                                           under the Mortgage Loans as of the
                                           Cut-Off ranged from approximately
                                           $_____ to $______ and averaged
                                           $______.  Each Mortgage Loan was
                                           originated in the period from _______
                                           to _________, and, as of the cut-Off
                                           Date, the weighted average Credit
                                           Limit Utilization Rate (as defined
                                           herein) was approximately ___%.  See
                                           "THE HOME EQUITY LENDING PROGRAM" and
                                           "DESCRIPTION OF THE MORTGAGE LOANS"
                                           herein.

Collections . . . . . . . . . . . . .   All collections on the Mortgage Loans
                                           will be allocated by the Servicer in
                                           accordance with the Loan Agreements
                                           between amounts collected in respect
                                           of interest ("Interest Collec-
                                           tions") and amounts collected in
                                           respect of principal ("Principal
                                           Collections" and collectively with
                                           Interest Collections, the
                                           "Collections").  The Servicer will
                                           generally deposit Collections
                                           distributable to the Holders in an
                                           account established for such purpose
                                           under the Servicing Agreement (the
                                           "Collection Account").  See
                                           "DESCRIPTION OF THE SECURITIES--
                                           Payments on Mortgage Loans;
                                           Deposits to Collection Account"

                                           herein and "SERVICING OF LOANS --
                                           Deposits to and Withdrawals from
                                           the Collection Account" in the
                                           Prospectus.

Description of the Securities . . . .

   A.  Distributions. . . . . . . . .   On each Distribution Date, collections
                                           on the Mortgage Loans will be applied
                                           in the following order of priority:

                                          (i) to the Servicer, the Servicing
                                              Fee;

                                         (ii) as payment for the accrued
                                              interest due and any overdue
                                              accrued interest (with interest
                                              thereon) on the respective
                                              Security Balance of the Notes and
                                              the Certificates;

                                        (iii) as principal on the Securities,
                                              the excess of Principal
                                              Collections over Additional
                                              Balances created during the
                                              preceding Collection Period, such
                                              amount to be allocated between the
                                              Notes and Certificate, pro rata,
                                              based on their respective
                                              Principal Balances;

                                         (iv) as principal on the Securities,
                                              as payment for any Liquidation
                                              Loss Amounts on the Mortgage
                                              Loans;

                                          (v) as payment for the premium on the
                                              Policy;

                                         (vi) to reimburse prior draws made on
                                              the Policy; and

                                        (vii) any remaining amounts to the
                                              Depositor.

                                        As to any Distribution Date, the
                                           "Collection Period" is the calendar
                                           month preceding the month of such
                                           Distribution Date.

                                        "Liquidation Loss Amount" means with
                                           respect to any Liquidated Mortgage
                                           Loan, the unrecovered Principal
                                           Balance thereof at the end of the

                                           related Collection Period in which
                                           such Mortgage Loan became a
                                           Liquidated Mortgage Loan after giving
                                           effect to the Net Liquidation
                                           Proceeds in connection therewith.

   B.  Note Rate. . . . . . . . . . .   Interest will accrue on the unpaid
                                           Principal Balance of the Notes at the
                                           per annum rate (the "Note Rate")
                                           equal to ___% per annum from the
                                           Closing Date to the first
                                           Distribution Date and thereafter
                                           interest will accrue on the Notes
                                           from and including the preceding
                                           Distribution Date to but excluding
                                           such current Distribution Date (each,
                                           an "Interest Accrual Period") at [a
                                           floating rate equal to LIBOR (as
                                           defined herein) plus ___%] [___%].
                                           [Interest will be calculated on the
                                           basis of the actual number of days in
                                           each Interest Accrual Period divided
                                           by 360.]  A failure to pay interest
                                           on any Notes on any Distribution Date
                                           that continues for five days
                                           constitutes an Event of Default under
                                           the Indenture.

   C.  Pass-Through Rate. . . . . . .   Interest will accrue on the unpaid
                                           Principal Balance of the Certificates
                                           at the per annum rate (the
                                           "Pass-Through Rate") equal to ___%
                                           per annum from the Closing Date to
                                           the first Distribution Date and
                                           thereafter interest will accrue on
                                           the Certificates for each Interest
                                           Accrual Period at [a floating rate
                                           equal to LIBOR (as defined herein)
                                           plus ___%] [___%].  [Interest will be
                                           calculated on the basis of the actual
                                           number of days in each Interest
                                           Accrual Period divided by 360.]  A
                                           failure to pay interest on any
                                           Certificates on any Distribution Date
                                           that continues for five days
                                           constitutes an Event of Default under
                                           the Trust Agreement.

   D.  Distribution Date. . . . . . .   The ____ day of each month or, if
                                           such day is not a Business Day, the
                                           next succeeding Business Day,
                                           commencing with _______, 199_.  A
                                           "Business Day" is any day other than
                                           a Saturday or Sunday or another day

                                           on which banking institutions in New
                                           York, New York [and ____________] are
                                           authorized or obligated by law,
                                           regulations or executive order to be
                                           closed.

   E.  Record Date. . . . . . . . . .   The last day preceding a Distribution
                                           Date or, if the Securities are no
                                           longer Book-Entry Securities, the
                                           last day of the month preceding a
                                           Distribution Date.

   F.  Final Scheduled
       Distribution Dates . . . . . .   With respect to the Certificates,
                                           ___________________.   To the extent
                                           not previously paid, the Principal
                                           Balance of the Notes will be due on
                                           the Distribution Date in _______,
                                           199_.  Failure to pay the full
                                           principal balance of Notes on or
                                           before the applicable final scheduled
                                           payment dates constitutes an Event of
                                           Default under the Indenture.

   G.  Form and Registration. . . . .   The Securities will initially be
                                           delivered in book-entry form
                                           ("Book-Entry Notes").  Holders of
                                           such Notes may elect to hold their
                                           interests through The Depository
                                           Trust Company ("DTC"), [in the United
                                           States, or Centrale de Livraison de
                                           Valeurs Mobilieres S.A.  ("Cedel") or
                                           the Euroclear System ("Euroclear"),
                                           in Europe].  Transfers within DTC [,
                                           Cedel or Euroclear, as the case may
                                           be,] will be in accordance with the
                                           usual rules and operating procedures
                                           of the relevant system.  So long as
                                           the Notes are Book-Entry Notes, such
                                           Notes will be evidenced by one or
                                           more securities registered in the
                                           name of Cede & Co.  ("Cede"), as the
                                           nominee of DTC [or one of the
                                           relevant depositaries (collectively,
                                           the "European Depositaries")].
                                           Cross-market transfers between
                                           persons holding directly or
                                           indirectly through DTC[, on the one
                                           hand, and counterparties holding
                                           directly or indirectly through Cedel
                                           or Euroclear, on the other,] will be
                                           effected in DTC through Citibank
                                           N.A. ("Citibank") or Morgan Guaranty
                                           Trust Company of New York

                                           ("Morgan"), the relevant depositaries
                                           of Cedel and Euroclear, respectively,
                                           and each a participating member of
                                           DTC.  The Notes will initially be
                                           registered in the name of Cede.  The
                                           interests of such Holders will be
                                           represented by book entries on the
                                           records of DTC and participating
                                           members thereof.  No Holder of a Note
                                           will be entitled to receive a
                                           definitive note representing such
                                           person's interest, except in the
                                           event that Notes in fully registered,
                                           certificated form ("Definitive
                                           Notes") are issued under the limited
                                           circumstances described in
                                           "DESCRIPTION OF THE SECURITIES--
                                           Definitive Certificates" in the
                                           Prospectus.  All references in this
                                           Prospectus Supplement to Notes
                                           reflect the rights of Holders of such
                                           Notes only as such rights may be
                                           exercised through DTC and its
                                           participating organizations for so
                                           long as such Notes are held by DTC.
                                           See "RISK FACTORS--Book-Entry
                                           Securities".

   H.  Denominations. . . . . . . . .   The Securities will be issued in
                                           minimum denominations of $100,000 and
                                           integral multiples of $1,000 in
                                           excess thereof.

[Letter of Credit]
   [Surety Bond]
    Issuer. . . . . . . . . . . . . .   _________________ (the "[Letter of
                                           Credit] [Surety Bond] Issuer").  See
                                           "THE [LETTER OF CREDIT] [SURETY BOND]
                                           ISSUER" herein.

[Letter of Credit]
   [Surety Bond]. . . . . . . . . . .   On the Closing Date, the [Letter of
                                           Credit] [Surety Bond] Issuer will
                                           issue a [letter of credit] [surety
                                           bond] (the "[Letter of Credit]
                                           [Surety Bond]") in favor of the
                                           Trustee on behalf of the Trust.  In
                                           the event that, on any Distribution
                                           Date, available amounts on deposit in
                                           the Collection Account with respect
                                           to the preceding Collection Period
                                           are insufficient to provide for the
                                           payment of the amount required to be
                                           distributed to the Holders and the

                                           Servicer on such Distribution Date,
                                           the Trustee will draw on the [Letter
                                           of Credit] [Surety Bond], to the
                                           extent of the [Letter of Credit]
                                           [Surety Bond] Amount for such
                                           Distribution Date, in an amount equal
                                           to such deficiency.  See "DESCRIPTION
                                           OF THE SECURITIES--The [Letter of
                                           Credit] [Surety Bond] and "--
                                           Distributions on the Securities"
                                           herein and "ENHANCEMENT" in the
                                           Prospectus.

[[Letter of Credit]
   [Surety Bond]
    Amount. . . . . . . . . . . . . .   The amount available under the
                                           [Letter of Credit] [Surety Bond] (the
                                           "[Letter of Credit] [Surety Bond]
                                           Amount") for the initial Distribution
                                           Date will be $            .  For each
                                           Distribution Date thereafter, the
                                           [Letter of Credit] [Surety Bond]
                                           Amount will equal the lesser of  (i)
                                           % of the Pool Balance as of the first
                                           day of the preceding Collection
                                           Period (after giving effect to any
                                           amounts distributed with respect to
                                           principal of the Mortgage Loans on
                                           the Distribution Date occurring in
                                           such preceding Collection Period) and
                                           (ii) the [Letter of Credit] [Surety
                                           Bond] Amount as of the first day of
                                           the preceding Collection Period,
                                           minus any amounts drawn under the
                                           [Letter of Credit] [Surety Bond]
                                           during such preceding Collection
                                           Period, plus any amounts paid to the
                                           [Letter of Credit] [Surety Bond]
                                           Issuer on the Distribution Date
                                           occurring in such preceding
                                           Collection Period up to the amount of
                                           any previous draws on the [Letter of
                                           Credit] [Surety Bond].]

Servicing . . . . . . . . . . . . . .   The Servicer will be responsible for
                                           servicing, managing and making
                                           collections on the Mortgage Loans.
                                           On the ________ business day, but no
                                           later than the ________ calendar day,
                                           of each month (the "Determination
                                           Date"), the Servicer will calculate,
                                           and instruct the Trustee regarding,
                                           the amounts to be paid, as described
                                           herein, with respect to the related

                                           Collection Period to the Holders.
                                           See "DESCRIPTION OF THE SECURITIES--
                                           Distributions on the Securities"
                                           herein.  The Servicer will receive a
                                           monthly servicing fee in the amount
                                           of ____% per annum (the "Servicing
                                           Fee Rate"), of the related Pool
                                           Balance and certain other amounts, as
                                           servicing compensation from the
                                           Trust.  See "SERVICING OF MORTGAGE
                                           LOANS--Servicing Compensation and
                                           Payment of Expenses" herein.  In
                                           certain limited circumstances, the
                                           Servicer may resign or be removed, in
                                           which event either the Trustee or a
                                           third- party servicer will be
                                           appointed as successor Servicer.  See
                                           "SERVICING OF THE LOANS--Certain
                                           Matters Regarding the Servicer" and
                                           "THE AGREEMENTS--Events of Default"
                                           and "--Rights Upon Events of
                                           Default" in the Prospectus.

[Final Payment of Principal;
   Termination. . . . . . . . . . . .   The Trust will terminate on the
                                           Distribution Date following the
                                           earlier of (i)
                                           _________________________ and (ii)
                                           the final payment or other
                                           liquidation of the last Mortgage Loan
                                           and Private Security in the Trust.
                                           The Mortgage Loans will be subject to
                                           optional repurchase by the Servicer
                                           on any Distribution Date after the
                                           Principal Balance is reduced to an
                                           amount less than or equal to $
                                           ([5]% of the initial Principal
                                           Balance).  The repurchase price will
                                           be equal to the sum of the out-
                                           standing Principal Balance and
                                           accrued and unpaid interest thereon
                                           at the weighted average of the Loan
                                           Rates through the day preceding the
                                           final Distribution Date.  See
                                           "DESCRIPTION OF THE SECURITIES--
                                           Optional Termination" herein and
                                           "DESCRIPTION OF THE SECURITIES--
                                           Optional Termination" and "THE
                                           AGREEMENTS--Termination" in the
                                           Prospectus.]

Certain Federal Income Tax
Consequences. . . . . . . . . . . . .   In the opinion of Tax Counsel (as
                                           defined herein), for federal income

                                           tax purposes, the Securities will be
                                           characterized as indebtedness, and
                                           the Trust should be characterized as
                                           an owner trust and will not be
                                           characterized as an association (or
                                           publicly traded partnership) taxable
                                           as a corporation.  Each holder of a
                                           Security, by the acceptance of a
                                           Security, will agree to treat the
                                           Security as indebtedness and the
                                           Trust as an owner trust for federal,
                                           state and local income and franchise
                                           tax purposes.  See "Certain Federal
                                           Income Tax Consequences" and "State
                                           Tax Consequences" herein and "Certain
                                           Federal Income Tax Considerations"
                                           and "State Tax Considerations" in the
                                           Prospectus concerning the application
                                           of federal, state and local tax laws.

Legal Investment. . . . . . . . . . .   Institutions whose investment
                                           activities are subject to legal
                                           investment laws and regulations or to
                                           review by certain regulatory
                                           authorities may be subject to
                                           restrictions on investment in the
                                           Securities.  See "Legal Investment
                                           Considerations" herein.

ERISA . . . . . . . . . . . . . . . .   Generally, plans that are subject to
                                           the requirements of ERISA and the
                                           Code are permitted to purchase
                                           instruments like the Notes that are
                                           debt under applicable state law and
                                           have no "substantial equity features"
                                           without reference to the prohibited
                                           transaction requirements of ERISA and
                                           the Code.  In the opinion of ERISA
                                           Counsel (as defined herein), the
                                           Notes will be classified as
                                           indebtedness without substantial
                                           equity features for ERISA purposes.
                                           However, if the Notes are deemed to
                                           be equity interests and no statutory,
                                           regulatory or administrative
                                           exemption applies, the Trust will
                                           hold plan assets by reason of a
                                           Plan's investment in the Notes.
                                           Accordingly, any Plan fiduciary
                                           considering whether to purchase the
                                           Notes on behalf of a Plan should
                                           consult with its counsel regarding
                                           the applicability of the provisions
                                           of ERISA and the Code and the

                                           availability of any exemptions.
                                           Under current law the purchase and
                                           holding of the Certificates by or on
                                           behalf of any employee benefit plan
                                           (a "Plan") subject to the fiduciary
                                           responsibility provisions of the
                                           Employee Retirement Income Security
                                           Act of 1974, as amended ("ERISA"),
                                           may result in a "prohibited
                                           transaction" within the meaning of
                                           ERISA and the Code or other violation
                                           of the fiduciary responsibility
                                           provisions of ERISA and Section 4975
                                           of the Code.  [Consequently,
                                           Certificates may not be transferred
                                           to a proposed transferee that is a
                                           Plan subject to ERISA or that is
                                           described in Section 4975(e)(1) of
                                           the Code, or a person acting on
                                           behalf of any such Plan or using the
                                           assets of such plan unless the Owner
                                           Trustee and the Depositor receive the
                                           opinion of counsel reasonably
                                           satisfactory to the Owner Trustee and
                                           the Depositor to the effect that the
                                           purchase and holding of such
                                           Certificate will not result in the
                                           assets of the Trust being deemed to
                                           be "plan assets" for ERISA purposes
                                           and will not be a prohibited
                                           transaction under ERISA or Section
                                           4975 of the Code.]  See "ERISA
                                           Considerations" herein and in the
                                           Prospectus.

Rating. . . . . . . . . .. . . . . .    It is a condition to the issuance of the
                                           Securities that they be rated in the
                                           highest rating category by at least
                                           two nationally recognized statistical
                                           rating organizations (each a "Rating
                                           Agency").  In general, ratings
                                           address credit risk and do not
                                           address the likelihood.  A security
                                           rating is not a recommendation to
                                           buy, sell or hold securities.




                                 RISK FACTORS

     Book-Entry Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical securities. See "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" herein.

     Since transactions in the Securities can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities. See "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" herein.

     Security Owners may experience some delay in their receipt of distributions of interest and principal on the Securities since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE SECURITIES--Book-Entry Securities" herein.

     Cash Flow Considerations. During the first [ ]-year draw down period under the related Credit Line Agreements fort the Mortgage Loans, collections on such Mortgage Loans may vary because, among other things, borrowers are not required to make monthly payments of principal. With respect to some of the Mortgage Loans, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     General credit risk may also be greater to Holders than to holders of instruments representing interests in level payment first mortgage loans since no payment of principal generally is required until after either a five- or ten-year interest only period under the related Credit Line Agreements. Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and corresponding delays in the receipt of related proceeds by Holders could occur if the [Letter of Credit] [Surety Bond] provider were unable to perform on its obligations under the [Letter of Credit] [Surety Bond]. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Holders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Holders could experience a loss if the [Letter of Credit] [Surety Bond] provider were unable to perform its obligations under the [Letter of Credit] [Surety Bond].

     Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loan are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic condition, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan.

     Security Rating. The rating of the Securities will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans [and upon the claims-paying ability of the [Letter of Credit] [Surety Bond] provider]. [Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit] [Surety Bond] provider below the rating initially given to the Securities may result in a reduction in the rating of the Securities.] The rating by the Rating Agencies of the Securities is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Securities do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations. The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] or if the coverage under the [Letter of Credit] [Surety Bond] is exhausted] the Trust and, accordingly, the Holders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

     The sale of the Mortgage Loans from the Seller to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. The Seller will warrant that such transfer is either a sale of its interest in the Mortgage Loans or a grant of a first priority perfected security interest therein. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Securities and possible reductions in the amount thereof could occur. The Depositor will warrant in the Trust Agreement that the transfer of its interest in the Mortgage Loans to the Trust is a valid transfer and assignment of such interest.

     If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the bankruptcy or insolvency of the Seller were to occur, Additional Balances would not be transferred by the Seller to the Trust pursuant to the Purchase Agreement (as assigned by the Depositor to the Trust). In such an event, an Event of Default under the Pooling and Servicing Agreement and Indenture would commence and the Owner Trustee would attempt to sell the Mortgage Loans (unless Holders holding Securities evidencing undivided interests aggregating at least 51% of each of the Security Balance of the Notes and the Certificates instruct otherwise), thereby causing early payment of the Security Balance of the Notes and the Certificates.

     In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Holders from appointing a successor Servicer.

     Servicer's Ability to Change the Terms of the Mortgage Loans. The Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Holders, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans.

     [Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are 89 or fewer days delinquent. The Cut-Off Date Principal Balance of such delinquent Mortgage Loans was $______________. If there are not sufficient funds form the Holders' Floating Allocation Percentage of Interest Collections to cover the Liquidation Loss Amounts for any Distribution Date have been reduced to zero, the aggregate amount of principal returned to the Holders may be less than the Principal Balance on the day the Securities are issued.]


                                   THE TRUST

GENERAL

     The Issuer, Lehman Home Equity Loan Trust 199_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The property of the Trust will consist of:  (i) each of the Mortgage Loans that are _________; (ii) collections on the Mortgage Loans received after the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the [Letter of Credit] [Surety Bond]; and (vi) an assignment of the Depositor's rights under the Purchase Agreement, including all rights of the Depositor to purchase Additional Balances.

     The Trust's principal offices are in __________, Delaware, in care of
________________________, as Owner Trustee, at [                      ].


                  THE [LETTER OF CREDIT][SURETY BOND] ISSUER

     The following information with respect to _________ ("_______") has been furnished by __________.

     [Description of Letter of Credit/Surety Issuer]


                        THE HOME EQUITY LENDING PROGRAM

     The information set forth below concerning [_______] and its underwriting policies has been provided by [_______]. The Depositor does not make any representation as to the accuracy or completeness of such information.

GENERAL

     All of the Mortgage Loans were originated by [_____________________________], (the "Seller" or the "Servicer") under its home equity lending program. The Seller first offered adjustable rate home equity revolving credit line loans ("home equity loans") in 19__. As of [_____________], [____________] owned and serviced approximately $__________
aggregate principal amount of outstanding home equity loans secured by properties located in __________ under home equity credit lines (the "Seller Portfolio").

UNDERWRITING PROCEDURES RELATING TO THE MORTGAGE LOANS

     Each home equity loan was originated after a review by the Seller in accordance with its established underwriting procedures, which were intended to assess the applicant's ability to assume and repay such home equity loans and the adequacy of the real property which serves as collateral for such home equity loans. The maximum Credit Limit for a home equity loan provided by the Seller was $__________.

     Each applicant for a home equity loan was required to complete an application which listed the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrated that there was sufficient income and equity to justify making a home equity loan and the Seller (a) received a satisfactory independent credit bureau report on the credit history of the borrower and (b) obtained, in the case of all home equity loans originated prior to __________ a drive-by appraisal of the related Mortgaged

Property or for all home equity loans originated as of __________, a satisfactory appraisal completed on forms approved by FNMA, and if such information met the Seller's underwriting standards, the Seller issued a commitment subject to satisfaction of certain other conditions. These conditions included: (i) obtaining and reviewing pay stubs, income tax returns or a verification of employment from the applicant's employer; (ii) obtaining and reviewing a verification of deposit; and (iii) obtaining and reviewing a verification of the loan in the first lien position when the home equity loan was to be in a second lien position.

     Appraisals of the Mortgaged Properties were performed by a qualified appraiser or an independent third-party, fee-based appraiser who had been previously approved for such assignment by the Seller.

     It is the Seller's policy to require a title policy insuring tile mortgage in accordance with the intended lien position. Regardless of Combined Loan-to-Value Ratios, it is the Seller's policy not to accept a position junior to any mortgage lien other than a first mortgage.

     Generally, a home equity loan needed a Combined Loan-to-Value Ratio of __% for loans which the Seller obtained full documentary support and was __% for loans for which limited documentary support was obtained.

     After obtaining all applicable employment, credit and property information, the Seller determined whether sufficient unencumbered equity in the property existed and whether the prospective borrower had sufficient monthly income available to support the payments of interest at the current prime rate plus the applicable margin based on the credit limit in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations based on the prospective borrower's debt-to-gross income ratio. The "debt-to-gross income ratio" is the ratio of (a) certain of the borrower's debt obligations which include: (i) the monthly first mortgage payment plus taxes; (ii) monthly installment debt payments with a term of more than ten months; (iii) five percent of the total revolving obligations; (iv) monthly alimony and child support obligations; and
(v) the payment on the home equity loan calculated at the Credit Limit and current prime rate plus margin for such home equity loan to (b) the borrower's gross verifiable monthly income. The debt-to-gross income ratio generally did not exceed [________%].

     When the commitment conditions had been satisfied, the home equity loan was completed by signing a Credit Line Agreement, rescission statement, and mortgage which secured the repayment of principal of and interest on the related home equity loan. The original mortgage was then recorded in the appropriate county government office.

MORTGAGE LOAN TERMS

     A borrower may access a home equity loan by writing a check. On all home equity loans, there is [a ten-year] draw down period as long as the borrower is not in default under the loan agreement. Home equity loans bear interest at a variable rate which may change bi-weekly. Home equity loans may be subject to a
maximum per annum interest rate (the "Maximum Rate") of      % per annum and in
all cases, are subject to applicable usury limitations.  See "CERTAIN LEGAL

ASPECTS OF THE MORTGAGE LOANS--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the home equity loans (the "Loan Rate") is the sum of the Index Rate plus a spread (the "Margin") which generally ranges between ____% and ____%, divided by 365 days or 366 days, as applicable.

     The "Index Rate" is based on [the "prime rate" published in The Wall Street Journal every second Monday rounded to the nearest one-eighth of one percent or if not published on any such date, as next published in the Wall Street Journal.] The annual percentage rate for any bi-weekly period will be based on the Prime Rate in effect the Monday on which the rate may change. [If a prime rate range is published in The Wall Street Journal, then the midpoint (average) of that range will be used.] There are no limitations on increases or decreases (except for those home equity loans which have Maximum Rates). Only the home equity loans that have Maximum Rates of ____% also have annual adjustment caps of __% as to both increases and decreases in their Loan Rates.

     Billing statements are mailed monthly. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable Loan Rate are provided by the Seller to the Borrower with such statements. All payments are due by the tenth day after the date the billing statement is issued.

     The Credit Line Agreements and Disclosure Statement further provide that if publication of the Index Rate is discontinued, the Index Rate will be changed upon notification in accordance with such Credit Line Agreements and Disclosure Statements.

     The right to obtain additional credit may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if the borrower fails to make any required payment by the due date, if the total outstanding principal balance including all charges payable exceeds the Credit Limit, if the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation, if the borrower dies or becomes incompetent, if the borrower becomes bankrupt or insolvent, if the borrower becomes subject to any judgment, lien, attachment or execution is issued against the Mortgaged Property, the borrower fails to obtain and maintain required property insurance or if the borrower sells or transfers the Mortgaged Property or does not maintain the property. In addition, the right to obtain additional credit may be suspended or a borrower's Credit Limit may be reduced, if the value of the Mortgaged Property decreases for any reason to less than 80% of the original appraised value, if the borrower is in default under the home equity loan, if government action impairs the Seller's lien priority or if a regulatory agency has notified the Seller that continued advances would constitute an unsafe and unsound practice.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

     The following tables set forth the delinquency and loss experience for each of the periods shown for the home equity loans indicated on the table. The Servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                            DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                                               As of _________
                                   ----------------------------------------
                                                   -----
                                   ----------------------------------------
                                         Number of
                                           Loans                Amount
                                   ------------------      ----------------
Amount Outstanding at
  Period End..............................

Delinquency
  30-59 Days..............................                      $
  60-89 Days..............................
  90 or More Days.........................
  Foreclosures and Bankruptcies...........                      _________

Total Delinquencies.......................                      $
                                                                ==========

30-59 Days Percentage.....................                               %
60-89 Days Percentage.....................                               %
90 or More Days Percentage................                               %
Foreclosures and Bankruptcies.............


                                LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                       For the Year
                                                       Ending ________
                                                       --------------------
  Average Amount
    Outstanding................................         $
  Gross Charge-Offs............................         $
  Recoveries...................................         $
  Net Losses as a Percentage
    of Average Amount Outstanding..............                        %

                          SERVICING OF THE MORTGAGE LOANS

     The information set forth below concerning the Servicer and its servicing policies has been provided by the Servicer. The Depositor does not make any representation as to the accuracy or completeness of such information.

Servicing of Mortgage Loans

     The Servicer will be responsible for servicing the Mortgage Loans as agent for the Trust in accordance with the Servicer's policies and procedures for servicing home equity loans and in accordance with the terms of the Servicing Agreement.


     With respect to real estate secured loans, the general policy of the Servicer is to initiate foreclosure on the underlying property (i) after such loan is 90 days or more delinquent; (ii) if a notice of default on a senior lien is received by the Servicer; or (iii) if circumstances are discovered by the Servicer which would indicate that a potential for loss exists. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, the Servicer may elect not to commence foreclosure or stay the foreclosure proceeding if the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period. The loans to borrowers in bankruptcy proceedings will be restructured in accordance with law and with a view to maximizing recovery of such home equity loans, including any deficiencies. Additionally, any time during foreclosure, a forbearance, short sale, deed-in-lieu or a payment plan can be authorized.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, title to the related Mortgaged Property will pass to the Servicer, or a wholly-owned subsidiary of the Servicer, who will liquidate the Mortgaged Property and charge-off the balance of the home equity loan balance which was not recovered by the liquidation proceeds. If the Mortgaged Property was subject to a senior lien position, the Servicer will either satisfy such lien at the time of foreclosure sale or take other action as deemed necessary to protect the Servicer's interest in the Mortgaged Property. If in the judgment of the Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Servicer will generally charge-off the entire home equity loan, seek a money judgment against the borrower or will not pursue any recovery.

     Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the Servicer's real estate secured revolving credit line loans and applicable laws and regulations, and other considerations.

Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, other than the first Collection Period, the servicing compensation to be paid to the Servicer in respect of its servicing activities relating to the Mortgage Loans will be paid to it from interest collections in respect of the Mortgage Loans and will be equal to ____% per annum (the "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period (the "Servicing Fee"). With respect to the first Collection Period, the Servicer will receive from such collections ___ of the amount calculated in the preceding sentence. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Registrar and any paying agent. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties related thereto, such right of reimbursement being prior to the rights of Holders to receive any related Liquidation Proceeds.


                       DESCRIPTION OF THE MORTGAGE LOANS

Mortgage Loans

     The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on Mortgage Properties. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one to four-family properties. All of the Mortgaged Properties are owner occupied. See"--Mortgage Loan Pool Statistics" below.

     The Cut-Off Date Pool Balance is $___________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of ______, 199_ (the "Cut-Off Date"). As of the _______, the Mortgage Loans were not more than 89 days delinquent and had a Loan Rate of at least ____% per annum. The average Cut-Off Date Principal Balance was $_______, the minimum Mortgage Cut-Off Date Principal Balance was zero, the maximum Cut-Off Date Principal Balance was $_________, the minimum Loan Rate and the maximum Loan Rate on the Cut-Off Date were ____% and ____% per annum, respectively, and the weighted average Loan Rate on the Cut-Off Date was ____% per annum. As of the Cut-Off Date, the weighted average Credit Limit Utilization Rate was ____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was ______%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-Off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was ____% as of the Cut-Off Date.

Mortgage Loan Pool Statistics

     The Depositor has compiled the following additional information as of the Cut-Off Date with respect to the Mortgage Loans to be included in the Trust.

                             [TABULAR INFORMATION]


Assignment of Mortgage Loans

     At the time of issuance of the Securities, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including its right to purchase any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan on or after the Cut-Off Date pursuant to an assignment of the Depositor's rights and obligations under the Purchase Agree- ment. The Owner Trustee, concurrently with such transfer, will deliver the Securities. Each Mortgage Loan transferred to the Owner Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Owner Trustee pursuant to the Purchase Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     The Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Owner Trustee (or a custodian, as the Owner Trustee's agent for such purpose) the Mortgage Loans endorsed in blank and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver trust and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

     Under the terms of the Purchase Agreement, the Seller, acting at the Depositor's request, will have [__ days after the Closing Date] to prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Owner Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer are delivered to the Owner Trustee and the Certificate Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Owner Trustee in the Mortgage Loans).

     Within 90 days of the Closing Date, the Owner Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to repurchase the Mortgage Loan and to deposit the Repurchase Price into the Collection Account. Upon such retransfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance. In lieu of any such repurchase, the Seller may substitute an Eligible Substitute Mortgage Loan. Any such repurchase or substitution will be considered a payment in full of such Mortgage Loan. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Owner Trustee or the Holders.

     With respect to any Mortgage Loan, the "Repurchase Price" is equal to the Principal Balance of such Mortgage Loan at the time of any transfer described above plus accrued and unpaid interest thereon to the date of repurchase.

     An "Eligible Substitute Mortgage Loan" is a mortgaged loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not 5% more or less than the Principal Balance relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (viii) satisfy certain other conditions specified in the Purchase Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan, the Seller will be required to make a deposit to the Collection Account equal to such difference ("Substitution Adjustment Amounts").

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Owner Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions); and (ii) each Mortgage Loan was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Holders in the Related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to repurchase or substitute the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the repurchase or substitution of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the Purchase Agreement that materially and adversely affects the interests of the Holders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."


                    DESCRIPTION OF THE SERVICING AGREEMENT

     The Servicer shall establish and maintain on behalf of the Owner Trustee an account (the "Collection Account") for the benefit of the Holders. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Servicing Agree- ment) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. Not later than the fifth Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Owner Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     The Owner Trustee and the Indenture Trustee will establish one or more accounts (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Holders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of Baa3, (iii) a segregated trust account maintained with the Owner Trustee or an Affiliate of the Owner Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Owner Trustee, without reduction or withdrawal of their then current ratings of the Securities.

     Eligible Investments are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Securities.

Allocations and Collections

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds, and allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Substitution Adjustment Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus accrued and unpaid interest thereon through the date of liquidation.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

Hazard Insurance


     The Servicing Agreement provides that the Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Servicer will not monitor the maintenance of such insurance.

     The Servicing Agreement requires the Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Servicer (net of any reimbursements to the Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders or the Transferor. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, which may include the amount advanced in respect of a senior mortgage, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.

Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, other than the first Collection Period, the Servicer will receive from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Registrar and any paying agent. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Holders to receive any related Net Liquidation Proceeds.


                         DESCRIPTION OF THE SECURITIES

General

     The Notes will be issued pursuant to the Indenture dated as of ___________, 199_, between the Trust and _______________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ______________, 199_, among the Depositor, __________, and ______________, as
Owner Trustee. The following summaries describe certain provisions of the Securities, Indenture and Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used herein, "Agreement" shall mean either the Trust Agreement or the Indenture, as the context requires.

     The Securities will be issued in fully registered, certificated form only. The Securities will be freely transferrable and exchangeable at the corporate trust office of the Owner Trustee, with respect to the Certificates or the Indenture Trustee with respect to the Notes.

Book-Entry Securities

    The Securities will be book-entry Securities (the "Book-Entry Securities").

Persons acquiring beneficial ownership interests in the Securities ("Security Owners") may elect to hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary or Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Securities in minimum denominations representing Security Principal Balances of $1,000 and in integral multiples in excess thereof. Except as described below, no person acquiring a Book-Entry Securities (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Holder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Holders as that term is used in the Agreement. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circum- stances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to' make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive Securities representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during _such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL

Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will bc credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided by the Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book Entry Securities of such beneficial owners are credited.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Securities are issued, SDTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as deemed herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Holders under the Trust Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Distributions

     On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

              (i)    to the Servicer, the Servicing Fee;

              (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the respective Security Balance of the Notes and the Certificates;

              (iii) as principal on the Securities, the excess of Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificates pro rata, based on their respective Security Balances;

              (iv) as principal on the Securities, as payment for any Liquidation Loss Amounts on the Mortgage Loans;

              (v)    as payment for the premium for the Policy;

              (vi)   to reimburse prior draws made on the Policy; and

              (vii)  any remaining amounts to the Depositor.

     As to any Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date.

     "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan after giving effect to the Net Liquidation Proceeds in connection therewith.


Interest

     Note Rate. Interest will accrue on the unpaid Principal Balance of the Notes at the per annum rate (the "Note Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Notes from and including the preceding Distribution Date to but excluding such current Distribution Date (each, an "Interest Accrual Period") at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.

     Pass-Through Rate. Interest will accrue on the unpaid Principal Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

Optional Termination

     The Trust will terminate on the Distribution Date following the earlier of
(i) _________________________ and (ii) the final payment or other liquidation of the last Mortgage Loan and Private Security in the Trust. The Mortgage Loans will be subject to optional repurchase by the Servicer on any Distribution Date after the Principal Balance is reduced to an amount less than
or equal to $        ([5]% of the initial Principal Balance).  The repurchase
price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date.


                                THE DEPOSITOR

     Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Securities. The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See "The Depositor" in the Prospectus.


                                THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Notes" herein for a summary of certain additional terms of the Indenture.

Reports to Noteholders

     The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes.

Events of Default; Rights Upon Event of Default

     With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. [The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Notes.] If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes. In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Certain Covenants

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof. The Trust may not engage in any activity other than as specified under "The Trust" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

Annual Compliance Statement

     The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

     The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Modification of Indenture

     With the consent of the holders of a majority of the outstanding Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

Voting Rights

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

Certain Matters Regarding the Indenture Trustee and the Depositor

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.


                             THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Trust Agreement.

Reports to Holders

     Concurrently with each distribution to the Holders of the Certificates, the Servicer will forward to the Owner Trustee for mailing to such Holder a statement setting forth other items:

              (i) the amount of interest included in such distribution and the related Certificate Rate;

              (ii) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

              (iii) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

              (iv) the amount, if any, of principal included in such distribution;

              (v) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

              (vi) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

              (vii)  the Servicing Fee for such Distribution Date;

              (viii) the Pool Balance as of the end of the preceding Collection Period;

              (ix) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period; and

              (x) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure.

     In the case of information furnished pursuant to clauses (iii), (iv) and
(v) above, the amounts shall be expressed as a dollar amount per Security with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (viii) above aggregated for such calendar year.

Amendment

     The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Holders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Holders. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes and Holders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Holders.

Insolvency Event

     "Insolvency Event" means, with respect to any Person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans and deposited in the Collection Account. The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Holders (including the Depositor) of the Trust and the delivery to the Owner Trustee by each Holder (including the Depositor) of a certificate certifying that the Holder reasonably believes that the Trust is insolvent.

Liability of the Depositor

     Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Holder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

Voting Interests

     As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.


Certain Matters Regarding the Owner Trustee and the Depositor

     Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the related Holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Holders. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.


                           ADMINISTRATION AGREEMENT

     The _________________, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.


                            THE INDENTURE TRUSTEE

     [   ] is the Indenture Trustee under the Indenture.  The mailing address
of the Indenture Trustee is [   ], Attention: Corporate Trust Department.


                              THE OWNER TRUSTEE

     [   ] is the Owner Trustee under the Trust Agreement.  The mailing address
of the Owner Trustee is [    ], Attention: Corporate Trust Administration.


                               USE OF PROCEEDS

     The net proceeds from the sale of the Securities, which are expected to be $_________________, will be applied by the Depositor on the Closing Date towards the purchase price of the Mortgage Loans, the payment of expenses related to such sale and the purchase of the Mortgage Loans and other corporate purposes.



                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     On January 27, 1994, the Internal Revenue Service issued final regulations ("final OID regulations") relating to original issue discount ("OID"). The discussion under "Certain Federal Income Tax Consequences ___ Taxation of Debt Securities" in the Prospectus applies with respect to the final OID regulations.

     Prospective purchasers should see "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state tax laws to the Trust Fund and the Securities.


                            STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                             ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions


General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

Plan Asset Regulation

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code
(the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the [Notes/Certificates] were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. [Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no 'substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered 'substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.]

The Underwriter's Exemption

     Labor has granted to Lehman Brothers Inc. (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption 91-14 (the "Exemption")) which exempts from the application of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code transactions relating to: (i) the acquisition, sale and holding by Plans of certificates representing an undivided interest in certain asset-backed pass-through trusts with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (ii) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the [Notes/Certificates] by a Plan provided that certain conditions (some of which are described below) are met.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

              (1) the acquisition of the [Notes/Certificates] by a Plan is on terms (including the price for the [Notes/Certificates]) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

              (2) the rights and interest evidenced by the [Notes/Certificates] acquired by the Plan are not subordinated to the rights and interests evidenced by other [Notes/Certificates] of the trust;

              (3) the [Notes/Certificates] acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc, Duff & Phelps Inc. or Fitch Investors Service, Inc.;

              (4) the trustee must not be an affiliate of the Underwriter, the Trustee, any Servicer, any obligor with respect to assets held in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust;

              (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the [Notes/Certificates] represents not more than reasonable compensation for underwriting the [Notes/Certificates]; the sum of all payments made to and retain by the Issuer pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under a pooling and servicing agreement and reimbursements of such person's reasonable expenses in connection therewith; and

              (6) the Plan investing in the [Notes/Certificates] is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the [Notes/Certificates] by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

Review by Plan Fiduciaries

     Any Plan fiduciary considering whether to purchase any [Notes/Certificates] on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any [Notes/Certificates], a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the [Notes/Certificates], is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. In particular, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the [Notes/Certificates].


                       LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them. The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.



                                 UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased. The Depositor has been advised by the Underwriter that it presently intends to make a market in the Securities offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Securities will develop. Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $________________ from the sale of the Notes and $___________ from the sale of the Certificates, before deducting expenses payable by the Depositor of $_________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof. [The Depositor, which is a wholly owned subsidiary of the Underwriter, will own at least ___% of the outstanding principal amount of the Notes at all times prior to their payment in full.] The Underwriter is an affiliate of the Depositor.


                                LEGAL MATTERS

     Certain legal matters with respect to the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.


                                    RATING

     It is a condition to issuance that each Class of the Notes be rated be
rated not lower than _________ by [        ] and _______ by [    ].  It is a
condition to issuance that the Certificates be rated at least "___" by [     ]
and "___" by [   ].  A securities rating addresses the likelihood of the
receipt by Certificateholders and Noteholders of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

================================================================================
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
DEPOSITOR OR LEHMAN BROTHERS.  THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN
OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH
THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF
AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION
WHERE SUCH AN OFFER OR SOLICITATION WOULD BE
UNLAWFUL.  NEITHER THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THE INFORMATION CONTAINED
HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR
RESPECTIVE DATES.

                 ------------------

                  TABLE OF CONTENTS

                                              PAGE

                PROSPECTUS SUPPLEMENT

Summary. . . . . . . . . . . . . . . . . . .   S-2
Risk Factors . . . . . . . . . . . . . . . .   S-8
The Trust. . . . . . . . . . . . . . . . . .   S-8
Description of the Notes . . . . . . . . . .   S-9
Description of the Certificates. . . . . . .  S-11
The Depositor. . . . . . . . . . . . . . . .  S-18
The Indenture. . . . . . . . . . . . . . . .  S-18
The Trust Agreement. . . . . . . . . . . . .  S-22
Administration Agreement . . . . . . . . . .  S-24
The Indenture Trustee. . . . . . . . . . . .  S-24
The Owner Trustee. . . . . . . . . . . . . .  S-25
Use of Proceeds. . . . . . . . . . . . . . .  S-25
Certain Federal Income Tax Consequences. . .  S-25
State Tax Consequences . . . . . . . . . . .  S-31
ERISA Considerations . . . . . . . . . . . .  S-32
Legal Investment Considerations. . . . . . .  S-33
Underwriting . . . . . . . . . . . . . . . .  S-33
Legal Matters. . . . . . . . . . . . . . . .  S-34
Rating . . . . . . . . . . . . . . . . . . .  S-34
Index of Defined Terms . . . . . . . . . . .  S-35

                     PROSPECTUS

Prospectus Supplement. . . . . . . . . . . .     2
Available Information. . . . . . . . . . . .     2
Incorporation of Certain Documents by Reference  2

Reports to Holders . . . . . . . . . . . . .     2
Summary of Terms . . . . . . . . . . . . . .     3
Risk Factors . . . . . . . . . . . . . . . .    12
Description of the Certificates. . . . . . .    15
Trust Assets . . . . . . . . . . . . . . . .    21
Enhancement. . . . . . . . . . . . . . . . .    25
Servicing of Receivables . . . . . . . . . .    27
The Agreements . . . . . . . . . . . . . . .    29
Certain Legal Aspects of the Receivables . .    35
The Depositor. . . . . . . . . . . . . . . .    38
Use of Proceeds. . . . . . . . . . . . . . .    39
Certain Federal Income Tax Considerations. .    39
State Tax Considerations . . . . . . . . . .    46
ERISA Considerations . . . . . . . . . . . .    46
Plan of Distribution . . . . . . . . . . . .    47
Legal Matters. . . . . . . . . . . . . . . .    47
Experts. . . . . . . . . . . . . . . . . . .    47
Additional Information . . . . . . . . . . .    47
Glossary of Terms. . . . . . . . . . . . . .    48
Annex I. . . . . . . . . . . . . . . . . . .   I-1



       $__,___,___,___






LEHMAN HOME EQUITY LOAN TRUST
             199___
$______ [FIXED] [FLOATING] RATE
      ASSET-BACKED NOTES
$______ [FIXED] [FLOATING] RATE
  ASSET-BACKED CERTIFICATES,











 LEHMAN ABS CORPORATION
      (DEPOSITOR)



---------------------------
  PROSPECTUS SUPPLEMENT

     [      , 199 ]
---------------------------

     LEHMAN BROTHERS

===========================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996.


PROSPECTUS
                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, the 'Mortgage Loans'), secured by mortgages primarily on one- to four-family residential properties, unless otherwise specified in the related Prospectus Supplement,
(ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (iii) Private Securities (as defined herein),
(b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the 'Loans'), which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

  Purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. See "The Trust Funds--Private Securities" herein.

    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

      FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN
                        THE CERTIFICATES, SEE PAGE 11.

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER,
     THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
       OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS
        SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S
          ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES
            WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND
              WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS
                DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                  SUPPLEMENT. SEE 'SPECIAL CONSIDERATIONS'
                     FOR CERTAIN FACTORS TO BE

                        CONSIDERED IN PURCHASING THE
                                  SECURITIES.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
       PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                                LEHMAN BROTHERS

               , 1996

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.





                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electonically with the Commission.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

SECURITIES OFFERED.........   Asset-Backed Certificates (the 'Certificates') and
                                Asset-Backed Notes (the 'Notes'). Certificates
                                are issuable from time to time in Series
                                pursuant to a Pooling and Servicing Agreement or
                                Trust Agreement. Each Certificate of a Series
                                will evidence an interest in the Trust Fund for
                                such Series, or in an Asset Group specified in
                                the related Prospectus Supplement. Notes are
                                issuable from time to time in Series pursuant to
                                an Indenture. Each Series of Securities will
                                consist of one or more Classes, one or more of
                                which may be Classes of Compound Interest
                                Securities, Planned Amortization Class ('PAC')
                                Securities, Variable Interest Securities, Zero
                                Coupon Securities, Principal Only Securities,
                                Interest Only Securities, Participating
                                Securities, Senior Securities or Subordinate
                                Securities. Each Class may differ in, among
                                other things, the amounts allocated to and the
                                priority of principal and interest payments,
                                Final Scheduled Distribution Dates, Distribution
                                Dates and interest rates. The Securities of each
                                Class will be issued in fully registered form in
                                the denominations specified in the related
                                Prospectus Supplement. If so specified in the
                                related Prospectus Supplement, the Securities or
                                certain Classes of such Securities offered
                                thereby may be available in book-entry form
                                only.
DEPOSITOR..................   Lehman ABS Corporation (the 'Depositor') was
                                incorporated in the State of Delaware on January
                                29, 1988, and is a wholly-owned, special purpose
                                subsidiary of Lehman Commercial Paper Inc.
                                ('LCPI'), which itself is a wholly-owned
                                subsidiary of Lehman Brothers Inc. ('Lehman
                                Brothers'), which is a wholly-owned subsidiary
                                of Lehman Brothers Holdings Inc. ('Holdings').
                                None of Lehman Brothers, LCPI, Holdings nor any
                                other affiliate of the Depositor, the Servicer,
                                the Trustee or the Seller has guaranteed or is
                                otherwise obligated with respect to the
                                Securities of any Series. See 'THE DEPOSITOR.'
INTEREST PAYMENTS..........   Interest payments on the Securities of a Series
                                entitled by their terms to receive interest will

                                be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement.
                                The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying
                                Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only Securities may be assigned a 'Notional Amount' set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus

                                Supplement. See 'DESCRIPTION OF THE SECURITIES--
                                Payments of Interest.'
PRINCIPAL PAYMENTS.........   All payments of principal of a Series of
                                Securities will be made in an aggregate amount
                                determined as set forth in the related
                                Prospectus Supplement and will be paid at the
                                times and will be allocated among the Classes of
                                such Series in the order and amounts, and will
                                be applied either on a pro rata or a random lot
                                basis among all Securities of any such Class,
                                all as specified in the related Prospectus
                                Supplement.
FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES........   The Final Scheduled Distribution Date with respect
                                to each Class of Notes is the date no later than
                                which principal thereof will be fully paid and
                                with respect to each Class of Certificates is
                                the date after which no Certificates of such
                                Class are expected to remain outstanding, in
                                each case calculated on the basis of the
                                assumptions applicable to such Series described
                                in the related Prospectus Supplement. The Final
                                Scheduled Distribution Date of a Class may equal

                                the maturity date of the Primary Asset in the
                                related Trust Fund which has the latest stated
                                maturity or will be determined as described
                                herein and in the related Prospectus Supplement.
                              The actual final Distribution Date of the
                                Securities of a Series will depend primarily
                                upon the rate of payment (including prepayments,
                                liquidations due to default, the receipt of
                                proceeds from casualty insurance policies and
                                repurchases) of the Loans or Underlying Loans
                                relating to the Private Securities, as
                                applicable, in the related Trust Fund. Unless
                                otherwise specified in the related Prospectus
                                Supplement, the actual final Distribution Date
                                of any Security is likely to occur earlier and
                                may occur substantially earlier or may occur
                                later than its Final Scheduled Distribution Date
                                as a result of the application of prepayments to
                                the reduction of the principal balances of the
                                Securities and as a result of defaults on the
                                Primary Assets. The rate of payments on the
                                Loans or Underlying Loans relating to the
                                Private Securities, as applicable, in the Trust
                                Fund for a Series will depend on a variety of
                                factors, including certain characteristics of
                                such Loans or Underlying Loans, as applicable,
                                and the prevailing level of interest rates from
                                time to time, as well as on a variety of
                                economic, demographic, tax, legal, social and
                                other factors. No assurance can be given as to
                                the actual prepayment experience with respect to
                                a Series. See 'RISK FACTORS--Prepayment and
                                Yield Considerations' and 'DESCRIPTION OF THE
                                SECURITIES--Weighted Average Life of the
                                Securities' herein.
OPTIONAL TERMINATION.......   One or more Classes of Securities of any Series
                                may be redeemed or repurchased in whole or in
                                part, at the Depositor's or the Servicer's
                                option, at such time and under the circumstances
                                specified in the related Prospectus Supplement,
                                at the price set forth therein. If so specified
                                in the related Prospectus Supplement for a
                                Series of Securities, the Depositor, the
                                Servicer, or such other entity that is specified
                                in the related Prospectus Supplement, may, at
                                its option, cause an early termination of the
                                related Trust Fund by repurchasing all of the
                                Primary Assets remaining in the Trust Fund on or
                                after a specified date, or on or after such time
                                as the aggregate principal balance of the
                                Securities of the Series or the Primary Assets
                                relating to such Series, as specified in the
                                related Prospectus Supplement, is less

                                than the amount or percentage specified in the
                                related Prospectus Supplement. See 'DESCRIPTION
                                OF THE SECURITIES--Optional Purchase or
                                Termination.'
                              In addition, the Prospectus Supplement may provide
                                other circumstances under which Holders of
                                Securities of a Series could be fully paid
                                significantly earlier than would otherwise be
                                the case if payments or distributions were
                                solely based on the activity of the related
                                Primary Assets.
THE TRUST FUND.............   The Trust Fund for a Series of Securities will
                                consist of one or more of the assets described
                                below, as described in the related Prospectus
                                Supplement.
     A. PRIMARY ASSETS.....   The Primary Assets for a Series may consist of any
                                combination of the following assets, to the
                                extent and as specified in the related
                                Prospectus Supplement. The Primary Assets will
                                be purchased from the Seller or may be purchased
                                by the Depositor in secondary market
                                transactions, not from the issuer of such
                                Private Securities or an affiliate thereof, or,
                                in the case of Loans, in privately negotiated
                                transactions, including transactions with
                                entities affiliated with the Depositor.
          (1) LOANS........   Primary Assets for a Series will consist, in whole
                                or in part, of Loans. Some Loans may be
                                delinquent or non-performing as specified in the
                                related Prospectus Supplement. Loans may be
                                originated by or acquired from an affiliate of
                                the Depositor and an affiliate of the Depositor
                                may be an obligor with respect to any such Loan.
                                To the extent provided in the related Prospectus
                                Supplement, additional Loans may be periodically
                                added to the Trust Fund, or may be removed from
                                time to time if certain asset value tests are
                                met, as described in the related Prospectus
                                Supplement.
                              The 'Loans' for a Series will consist of (i)
                                closed-end and/or revolving home equity loans or
                                certain balances thereof and/or loans of which
                                the proceeds have been applied to the purchase
                                of the related Mortgaged Property (collectively,
                                'Mortgage Loans') and (ii) home improvement
                                installment sales contracts and installment loan
                                agreements (the 'Home Improvement Contracts').
                                The Mortgage Loans and the Home Improvement
                                Contracts are collectively referred to herein as

                                the 'Loans.' Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.
                              As specified in the related Prospectus Supplement,
                                the Loans will and the Home Improvement
                                Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home
                                Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The
                                Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties.'
                              The related Prospectus Supplement will describe
                                certain characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust
                                Fund for the related Series) and the average outstanding principal balance of the Loans; (b) the weighted average Loan Rate on the Loans as of the Cut-off Date; (c) the Combined
                                Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (e) any enhancement relating to the Loans; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvement Loans or are unsecured; (g) the geographic distribution of any Mortgaged Properties securing the Loans;
                                (h) the use and type of each Mortgaged Property securing a Loan; (i) the lien priority of the Loans; (j) the credit limit utilization rates of any Revolving Credit Line Loans; and (k) the delinquency status and year of origination of the Loans.
          (2) PRIVATE
            SECURITIES.....   Primary Assets for a Series may consist, in whole
                                or in part, of Private Securities which include
                                (a) pass-through certificates representing
                                beneficial interests in loans of the type that
                                would otherwise be eligible to be Loans (the
                                'Underlying Loans') or (b) collateralized
                                obligations secured by Underlying Loans. Such
                                pass-through certificates or collateralized
                                obligations will have previously been (a)
                                offered and distributed to the public pursuant
                                to an effective registration statement or (b)
                                purchased in a transaction not involving any
                                public offering from a person who is not an
                                affiliate of the issuer of such securities at
                                the time of sale (nor an affiliate thereof at
                                any time during the three preceding months);
                                provided a period of three years has elapsed
                                since the later of the date the securities were
                                acquired from the issuer or an affiliate
                                thereof. Although individual Underlying Loans
                                may be insured or guaranteed by the United
                                States or an agency or instrumentality thereof,
                                they need not be, and the Private Securities
                                themselves will not be so insured or guaranteed.
                                See 'THE TRUST FUNDS--Private Securities.'
                                Unless otherwise specified in the Prospectus
                                Supplement relating to a Series of Securities,
                                payments on the Private Securities will be
                                distributed directly to the Trustee as
                                registered owner of such Private Securities.
                              The related Prospectus Supplement for a Series
                                will specify (such disclosure may be on an
                                approximate basis, as described above and will
                                be as of the date specified in the related
                                Prospectus Supplement) to the extent relevant
                                and to the extent such information is reasonably
                                available to the Depositor and the Depositor
                                reasonably believes such information to be
                                reliable: (i) the aggregate approximate
                                principal amount and type of any Private
                                Securities to be included in the Trust Fund for
                                such Series; (ii) certain characteristics of the
                                Underlying Loans including (A) the payment
                                features of such Underlying Loans (i.e., whether
                                they are fixed rate or adjustable rate and
                                whether they provide for fixed level payments,
                                negative amortization or other payment
                                features), (B) the approximate aggregate
                                principal amount of such Underlying Loans which
                                are insured or guaranteed by a governmental
                                entity, (C) the servicing fee or range of
                                servicing fees with respect to such Underlying

                                Loans, (D) the minimum and maximum stated
                                maturities of such Underlying Loans at
                                origination, (E) the lien priority and the
                                credit utilization rates, if any, of such
                                Underlying Loans, and (F) the delinquency status
                                and year of origination of such Underlying
                                Loans; (iii) the maximum original term-to-stated
                                maturity of the Private Securities; (iv) the
                                weighted average term-to-stated maturity of the
                                Private Securities; (v) the pass-through or
                                certificate rate or ranges thereof for the
                                Private Securities; (vi) the sponsor or
                                depositor of the Private Securities (the 'PS
                                Sponsor'), the servicer of the Private
                                Securities (the 'PS Servicer') and the trustee
                                of the Private Securities (the 'PS Trustee');
                                (vii) certain characteristics of enhancement, if
                                any, such as reserve funds, insurance policies,
                                letters of credit or guarantees, relating to the
                                Loans underlying the Private Securities, or to
                                such Private Securities themselves; (viii) the
                                terms on which the Underlying Loans may, or are
                                required to, be repurchased prior to stated
                                maturity; and (ix) the terms on which substitute
                                Underlying Loans may be delivered to
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                                       6
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                                replace those initially deposited with the PS
                                Trustee. See 'THE TRUST FUNDS--Additional
                                Information' herein.
     B. COLLECTION AND
          DISTRIBUTION
          ACCOUNTS.........   Unless otherwise provided in the related
                                Prospectus Supplement, all payments on or with
                                respect to the Primary Assets for a Series will
                                be remitted directly to an account (the
                                'Collection Account') to be established for such
                                Series with the Trustee or the Servicer, in the
                                name of the Trustee. Unless otherwise provided
                                in the related Prospectus Supplement, the
                                Trustee shall be required to apply a portion of
                                the amount in the Collection Account, together
                                with reinvestment earnings from eligible
                                investments specified in the related Prospectus
                                Supplement, to the payment of certain amounts
                                payable to the Servicer under the related
                                Agreement and any other person specified in the
                                Prospectus Supplement, and to deposit a portion
                                of the amount in the Collection Account into a
                                separate account (the 'Distribution Account') to

                                be established for such Series, each in the
                                manner and at the times established in the
                                related Prospectus Supplement. All amounts
                                deposited in such Distribution Account will be
                                available, unless otherwise specified in the
                                related Prospectus Supplement, for (i)
                                application to the payment of principal of and
                                interest on such Series of Securities on the
                                next Distribution Date, (ii) the making of
                                adequate provision for future payments on
                                certain Classes of Securities and (iii) any
                                other purpose specified in the related
                                Prospectus Supplement. After applying the funds
                                in the Collection Account as described above,
                                any funds remaining in the Collection Account
                                may be paid over to the Servicer, the Depositor,
                                any provider of Enhancement with respect to such
                                Series (an 'Enhancer') or any other person
                                entitled thereto in the manner and at the times
                                established in the related Prospectus
                                Supplement.
ENHANCEMENT................   If stated in the Prospectus Supplement relating to
                                a Series, the Depositor will obtain an
                                irrevocable letter of credit, surety bond,
                                certificate insurance policy, insurance policy
                                or other form of credit support (collectively,
                                'Enhancement') in favor of the Trustee on behalf
                                of the Holders of such Series and any other
                                person specified in such Prospectus Supplement
                                from an institution acceptable to the rating
                                agency or agencies identified in the related
                                Prospectus Supplement as rating such Series of
                                Securities (collectively, the 'Rating Agency')
                                for the purposes specified in such Prospectus
                                Supplement. The Enhancement will support the
                                payments on the Securities and may be used for
                                other purposes, to the extent and under the
                                conditions specified in such Prospectus
                                Supplement. See 'ENHANCEMENT.'
                              Enhancement for a Series may include one or more
                                of the following types of Enhancement, or such
                                other type of Enhancement specified in the
                                related Prospectus Supplement.
     A. SUBORDINATE
          SECURITIES.......   If stated in the related Prospectus Supplement,
                                Enhancement for a Series may consist of one or
                                more Classes of Subordinate Securities. The
                                rights of Holders of such Subordinate Securities
                                to receive distributions on any Distribution
                                Date will be subordinate in right and priority
                                to the rights of holders of Senior Securities of
                                the Series, but only to the extent described in
                                the related Prospectus Supplement.
     B. INSURANCE..........   If stated in the related Prospectus Supplement,

                                Enhancement for a Series may consist of special
                                hazard insurance policies, bankruptcy bonds and
                                other types of insurance supporting payments on
                                the Securities.
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                                       7
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     C. RESERVE FUNDS......   If stated in the Prospectus Supplement, the
                                Depositor may deposit cash, a letter or letters
                                of credit, short-term investments, or other
                                instruments acceptable to the Rating Agency in
                                one or more reserve funds to be established in
                                the name of the Trustee (each, a 'Reserve
                                Fund'), which will be used, as specified in such
                                Prospectus Supplement, by the Trustee to make
                                required payments of principal of or interest on
                                the Securities of such Series, to make adequate
                                provision for future payments on such Securities
                                or for any other purpose specified in the
                                Agreement, with respect to such Series, to the
                                extent that funds are not otherwise available.
                                In the alternative or in addition to such
                                deposit, a Reserve Fund for a Series may be
                                funded through application of all or a portion
                                of the excess cash flow from the Primary Assets
                                for such Series, to the extent described in the
                                related Prospectus Supplement.
     D. MINIMUM PRINCIPAL
          PAYMENT
          AGREEMENT........   If stated in the Prospectus Supplement relating to
                                a Series of Securities, the Depositor will enter
                                into a minimum principal payment agreement (the
                                'Minimum Principal Payment Agreement') with an
                                entity meeting the criteria of the Rating
                                Agency, pursuant to which such entity will
                                provide funds in the event that aggregate
                                principal payments on the Primary Assets for
                                such Series are not sufficient to make certain
                                payments, as provided in the related Prospectus
                                Supplement. See 'ENHANCEMENT--Minimum Principal
                                Payment Agreement.'
     E. DEPOSIT
          AGREEMENT........   If stated in the Prospectus Supplement, the
                                Depositor and the Trustee will enter into a
                                guaranteed investment contract or an investment
                                agreement (the 'Deposit Agreement') pursuant to
                                which all or a portion of amounts held in the
                                Collection Account, the Distribution Account or
                                in any Reserve Fund will be invested with the
                                entity specified in such Prospectus Supplement.
                                The Trustee will be entitled to withdraw amounts

                                so invested, plus interest at a rate equal to
                                the Assumed Reinvestment Rate, in the manner
                                specified in the Prospectus Supplement. See
                                'ENHANCEMENT--Deposit Agreement.'
SERVICING..................   The Servicer will be responsible for servicing,
                                managing and making collections on the Loans for
                                a Series. In addition, the Servicer, if so
                                specified in the related Prospectus Supplement,
                                will act as custodian and will be responsible
                                for maintaining custody of the Loans and related
                                documentation on behalf of the Trustee. Advances
                                with respect to delinquent payments of principal
                                or interest on a Loan will be made by the
                                Servicer only to the extent described in the
                                related Prospectus Supplement. Such advances
                                will be intended to provide liquidity only and,
                                unless otherwise specified in the related
                                Prospectus Supplement, reimbursable to the
                                Servicer from scheduled payments of principal
                                and interest, late collections, or from the
                                proceeds of liquidation of the related Loans or
                                from other recoveries relating to such Loans
                                (including any insurance proceeds or payments
                                from other credit support). In performing these
                                functions, the Servicer will exercise the same
                                degree of skill and care that it customarily
                                exercises with respect to similar receivables or
                                Loans owned or serviced by it. Under certain
                                limited circumstances, the Servicer may resign
                                or be removed, in which event either the Trustee
                                or a third-party servicer will be appointed as
                                successor servicer. The Servicer will receive a
                                periodic fee as servicing compensation (the
                                'Servicing Fee') and may, as specified herein
                                and in the related Prospectus Supplement,
                                receive certain additional compensation. See
                                'SERVICING OF LOANS--Servicing Compensation and
                                Payment of Expenses' herein.
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                                       8
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FEDERAL INCOME
  TAX CONSIDERATIONS
     A. DEBT SECURITIES AND
          REMIC RESIDUAL
          SECURITIES.......   If (i) an election is made to treat all or a
                                portion of a Trust Fund for a Series as a 'real
                                estate mortgage investment conduit' (a 'REMIC')
                                or (ii) so provided in the related Prospectus
                                Supplement, a Series of Securities will include
                                one or more Classes of taxable debt obligations

                                under the Internal Revenue Code of 1986, as amended (the 'Code'). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting 'regular interests' in a REMIC ('Regular Interests'), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon
                                Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder may be entitled to make an election to amortize such premium on a constant yield method.
                              In the case of a REMIC election, a Class of
                                Securities may be treated as REMIC 'residual interests' ('Residual Interests'). A holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments.
                                In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See
                                'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.'
     B. NON-REMIC
          PASS-THROUGH

          SECURITIES.......   If so specified in the related Prospectus
                                Supplement, the Trust Fund for a Series will be
                                treated as a grantor trust and will not be
                                classified as an association taxable as a
                                corporation for federal income tax purposes and
                                Holders of Securities of such Series
                                ('Pass-Through Securities') will be treated as
                                owning directly rights to receive certain
                                payments of interest or principal, or both, on
                                the Primary Assets held in the Trust Fund for
                                such Series. All income with respect to a
                                Stripped Security (as defined herein) will be
                                accounted for as original issue discount and,
                                unless otherwise specified in the related
                                Prospectus Supplement, will
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                                       9
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                                be reported by the Trustee on an accrual basis,
                                which may be prior to the receipt of cash
                                associated with such income.
                              The holder of a Pass-Through Security must include
                                in income its share of all income of the Trust
                                Fund to the extent such income is allocable to
                                it and may, subject to certain limitations for
                                individual Holders, deduct its share of all
                                expenses of the Trust Fund. See 'CERTAIN FEDERAL
                                INCOME TAX CONSIDERATIONS.'
     C. OWNER TRUST
          SECURITIES.......   If so specified in the Prospectus Supplement, the
                                Trust Fund will be treated as a partnership for
                                purposes of federal and state income tax. Each
                                Noteholder, by the acceptance of a Note of a
                                given series, will agree to treat such Note as
                                indebtedness, and each Certificateholder, by the
                                acceptance of a Certificate of a given series,
                                will agree to treat the related Trust as a
                                partnership in which such Certificateholder is a
                                partner for federal income and state tax
                                purposes. Alternative characterizations of such
                                Trust and such Certificates are possible, but
                                would not result in materially adverse tax
                                consequences to Certificateholders. See 'CERTAIN
                                FEDERAL INCOME TAX CONSIDERATIONS.'
ERISA CONSIDERATIONS.......   A fiduciary of any employee benefit plan subject
                                to the Employee Retirement Income Security Act
                                of 1974, as amended ('ERISA'), or the Code
                                should carefully review with its own legal
                                advisors whether the purchase or holding of
                                Securities could give rise to a transaction
                                prohibited or otherwise impermissible under

                                ERISA or the Code. See 'ERISA CONSIDERATIONS.'
LEGAL INVESTMENT...........   Unless otherwise specified in the related
                                Prospectus Supplement, Securities of each Series
                                offered by this Prospectus and the related
                                Prospectus Supplement will not constitute
                                'mortgage related securities' under the
                                Secondary Mortgage Market Enhancement Act of
                                1984 ('SMMEA'). Investors whose investment
                                authority is subject to legal restrictions
                                should consult their own legal advisors to
                                determine whether and to what extent the
                                Securities constitute legal investments for
                                them. See 'LEGAL INVESTMENT.'
USE OF PROCEEDS............   The Depositor will use the net proceeds from the
                                sale of each Series for one or more of the
                                following purposes: (i) to purchase the related
                                Primary Assets, (ii) to repay indebtedness which
                                has been incurred to obtain funds to acquire
                                such Primary Assets, (iii) to establish any
                                Reserve Funds described in the related
                                Prospectus Supplement and (iv) to pay costs of
                                structuring and issuing such Securities,
                                including the costs of obtaining Enhancement, if
                                any. If so specified in the related Prospectus
                                Supplement, the purchase of the Primary Assets
                                for a Series may be effected by an exchange of
                                Securities with the Seller of such Primary
                                Assets. See 'USE OF PROCEEDS.'
RATINGS....................   It will be a requirement for issuance of any
                                Series that the Securities offered by this
                                Prospectus and the related Prospectus Supplement
                                be rated by at least one Rating Agency in one of
                                its four highest applicable rating categories.
                                The rating or ratings applicable to Securities
                                of each Series offered hereby and by the related
                                Prospectus Supplement will be as set forth in
                                the related Prospectus Supplement. A securities
                                rating should be evaluated independently of
                                similar ratings on different types of
                                securities. A securities rating does not address
                                the effect that the rate of prepayments on Loans
                                or Underlying Loans relating to Private
                                Securities, as applicable, for a Series may have
                                on the yield to investors in the Securities of
                                such Series. See 'RISK FACTORS--Rating of
                                Securities.'
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                                       10

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS--Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.


     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and (iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.' Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Certain Other Legal Considerations Regarding the Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS' herein.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus

Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See 'THE TRUST FUNDS--Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate', if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.


     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end and/or revolving home equity loans or certain balances thereof (the 'Closed-End Loans' and 'Revolving Credit Line Loans' and collectively, the 'Mortgage Loans') secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus

Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans;
(d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such Private Securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, and (D) the minimum and maximum stated maturities of such Underlying Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the

Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF LOANS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;


          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;


          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage

(generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan, a modification of such Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such

Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts.'

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Loan Schedule'). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities.  The Depositor will cause Private

Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.


     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS--Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:


          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS--Evidence as to Compliance' herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the Servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.


     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the

Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Purchase or Termination' herein.


     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Loans for a Series will and certain Home Improvement Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES


     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ('Installment Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advise of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code section 593(d); (ii) Securities held by a domestic building and loan association will constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); and (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default.

However, the timing
and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under '--Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ('Interest Weighted Securities'). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See '--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are 'qualifying real property loans'); (ii) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In

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the case of a holder of a Regular Interest Security who is an individual or a
'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.


     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593 (d) to any taxable year beginning after December 31, 1995.


     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual

Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and '--Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual

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
Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See '--Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that on December 28, 1993, the Internal Revenue Service released temporary regulations (the 'Temporary Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' REMIC residual interest is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such REMIC Residual Interest Security as held for investment. In general, a REMIC Residual Interest Security has negative value if, as of the date a taxpayer acquires the REMIC Residual Interest Security, the present value of the tax liabilities associated with holding the REMIC Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any REMIC Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Temporary Mark to Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST


     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See '--Taxation of Debt Securities; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing')

will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Mortgage Loans as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

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
TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See '--Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.


     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such

Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on

Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the

Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S.

trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ('Plans'), and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ('prohibited transactions') involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('DOL') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ('Lehman Brothers') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See 'Available Information.'

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such mortgaged property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Loan' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cooperative Loan' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account,

guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Lehman ABS Corporation.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.


     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Index' means the index applicable to any adjustments in the Loan Rates of any adjustable rate Loans.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'Insurance Proceeds' means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.

     'Lifetime Rate Cap' means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Loan.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     'Loans' means Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     'Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.


     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Loan.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Loan' means a closed-end and/or revolving home equity loan or balance thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property, in each case secured by a Mortgaged Property.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     'Primary Assets' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.


     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     'Property' means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Loans.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.


     'REO Property' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     'Single Family Property' means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.


     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Loans' means home equity loans of the type eligible to be Loans underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996.


PROSPECTUS

                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (ii) manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing Contracts' and together with the Home Improvement Contracts, the 'Contracts') secured by either security interests in the Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located and/or (iii) Private Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Contracts, which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

     Purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. See "The Trust Funds--Private Securities" herein.

    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Contracts or Underlying Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, SEE PAGE 12.

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES
 EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE
    TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR,
    UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY
     OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT
      TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN
       REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT
        AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. SEE
        'RISK FACTORS' FOR  CERTAIN FACTORS TO BE CONSIDERED IN
                           PURCHASING THE SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT.
                 ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------


                                LEHMAN BROTHERS

           , 199__

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
In addition, the Securities And Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electonically with the Commission.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

SECURITIES OFFERED...................  Asset-Backed Certificates (the 'Certificates') and Asset-Backed Notes (the
                                         'Notes'). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each

                                         Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus
                                         Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more
                                         Classes, one or more of which may be Classes of Compound Interest
                                         Securities, Planned Amortization Class ('PAC') Securities, Variable
                                         Interest Securities, Zero Coupon Securities, Principal Only Securities,
                                         Interest Only Securities, Participating Securities, Senior Securities or
                                         Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and
                                         interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus
                                         Supplement. If so specified in the related Prospectus Supplement, the
                                         Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

DEPOSITOR............................  Lehman ABS Corporation (the 'Depositor') was incorporated in the State of
                                         Delaware on January 29, 1988, and is a wholly-owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which itself is a wholly-owned subsidiary of Lehman Brothers Inc. ('Lehman Brothers'), which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc.
                                         ('Holdings'). None of Lehman Brothers, LCPI, Holdings nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has
                                         guaranteed or is otherwise obligated with respect to the Securities of any Series. See 'THE DEPOSITOR.'

INTEREST PAYMENTS....................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Contracts or Underlying
                                         Contracts relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Contracts or Underlying
                                         Contracts, as applicable. Interest Only Securities may be assigned a
                                         'Notional Amount' set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only
                                         Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus

                                         Supplement. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

PRINCIPAL PAYMENTS...................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                         Supplement and will be paid at the times and will be allocated among the
                                         Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES..................  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no
                                         Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such
                                         Series described in the related Prospectus Supplement. The Final
                                         Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated
                                         maturity or will be determined as described herein and in the related
                                         Prospectus Supplement.

                                       The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Contracts or Underlying
                                         Contracts relating to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise specified in the related Prospectus
                                         Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Contracts or Underlying Contracts relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Contracts or Underlying Contracts, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors.
                                         No assurance can be given as to the actual prepayment experience with respect to a Series. See 'RISK FACTORS--Prepayment and Yield
                                         Considerations' and 'DESCRIPTION OF THE SECURITIES--Weighted Average
                                         Life of the Securities' herein.

OPTIONAL TERMINATION.................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of
                                         Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to

                                         such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus
                                         Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Redemption,
                                         Purchase or Termination.'

                                       In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary
                                         Assets.

THE TRUST FUND.......................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                         Supplement.

     A. PRIMARY ASSETS...............  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                         Prospectus Supplement. The Primary Assets will be purchased from the
                                         Seller or may be purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

          (1) CONTRACTS..............  Primary Assets for a Series will consist, in whole or in part, of
                                       Contracts. Some Contracts may be delinquent or non-performing as specified in the related Prospectus Supplement. Contracts may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                         Depositor may be an obligor with respect to any such Contracts. The
                                         Contracts will be conventional contracts or contracts incurred by the
                                         Federal Housing Administration ('FHA') or partially guaranteed by the
                                         Veterans Administration ('VA'). To the extent provided in the related
                                         Prospectus Supplement, additional Contracts may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.

                                       The 'Contracts' for a Series will consist of (i) home improvement installment sales contracts and installment loan agreements (the 'Home
                                         Improvement Contracts') and (ii) manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing
                                         Contracts' and together with the Home Improvement Contracts, the
                                         'Contracts'). Contracts may, as specified in the related Prospectus
                                         Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                                       As specified in the related Prospectus Supplement, the Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a residential property (each, a

                                         'Mortgaged Property'), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus
                                         Supplement. As specified in the related Prospectus Supplement, Contracts may be unsecured or secured by purchase money security interests in the
                                         Home Improvements financed thereby and the Manufactured Housing
                                         Contracts may be secured by security interests in Manufactured Homes.
                                         The Mortgaged Properties, the Home Improvements and the Manufactured
                                         Homes are collectively referred to herein as the 'Properties.'

                                       The related Prospectus Supplement will describe certain characteristics of the Contracts for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the
                                         Contracts (or the aggregate unpaid principal balance included in the
                                         Trust Fund for the related Series) and the average outstanding principal balance of the Contracts; (b) the weighted average Loan Rate on the
                                         Contracts as of the Cut-off Date; (c) the Combined Loan-to-Value Ratios
                                         or Loan-to-Value Ratios, as applicable, of the Contracts, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off Date) of Contracts that accrue interest at adjustable or fixed interest rates; (e) any enhancement relating to the Contracts; (f) the percentage (by principal balance as of the Cut-off Date) of Contracts that are secured by
                                         Mortgaged Properties, Home Improvements, Manufactured Homes, the real estate on which the Manufactured Homes are located or are unsecured; (g)
                                         the geographic distribution of the Properties securing the Contracts;
                                         (h) the use and type of each Property securing the Contracts; (i) the lien priority of the Contracts and (j) the delinquency status and year of origination of the Contracts.

          (2) PRIVATE SECURITIES.....  Primary Assets for a Series may consist, in whole or in part, of Private
                                         Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Contracts (the 'Underlying Contracts') or (b)
                                         collateralized obligations secured by Underlying Contracts. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof.
                                         Although individual Underlying Contracts may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See 'THE TRUST FUNDS--Private Securities.' Unless otherwise specified in the Prospectus Supplement relating to a Series of
                                         Securities, payments on the Private Securities will be distributed directly to the Trustee as registered owner of such Private Securities.

                                       The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust
                                         Fund for such Series; (ii) certain characteristics of the Underlying
                                         Contracts including (A) the payment features of such Underlying
                                         Contracts (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Contracts which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Contracts, (D) the minimum and maximum stated maturities of such Underlying Contracts at

                                         origination, (E) the lien priority and the credit utilization rates, if any, of such Underlying Contracts, and (F) the delinquency status and year of origination of such Underlying Contracts; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v)
                                         the pass-through or certificate rate or ranges thereof for the Private
                                         Securities; (vi) the sponsor or depositor of the Private Securities (the
                                         'PS Sponsor'), the servicer of the Private Securities (the 'PS
                                         Servicer') and the trustee of the Private Securities (the 'PS Trustee');
                                         (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Contracts underlying the Private Securities, or to such Private
                                         Securities themselves; (viii) the terms on which the Underlying
                                         Contracts may, or are required to, be repurchased prior to stated
                                         maturity; and (ix) the terms on which substitute Underlying Contracts may be delivered to replace those initially deposited with the PS
                                         Trustee. See 'THE TRUST FUNDS--Additional Information' herein.

     B. COLLECTION AND
          DISTRIBUTION
          ACCOUNTS...................  Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the 'Collection Account') to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related Prospectus
                                         Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus
                                         Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the
                                         Prospectus Supplement, and to deposit a portion of the amount in the
                                         Collection Account into a separate account (the 'Distribution Account')
                                         to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such Series
                                         (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

ENHANCEMENT..........................  If stated in the Prospectus Supplement relating to a Series, the Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support
                                         (collectively, 'Enhancement') in favor of the Trustee on behalf of the
                                         Holders of such Series and any other person specified in such Prospectus
                                         Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such
                                         Series of Securities (collectively, the 'Rating Agency') for the purposes specified in such Prospectus Supplement. The
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                                       7
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                                         Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See 'ENHANCEMENT.'

                                       Enhancement for a Series may include one or more of the following types of
                                         Enhancement, or such other type of Enhancement specified in the related
                                         Prospectus Supplement.

     A. SUBORDINATE
          SECURITIES.................  If stated in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

     B. INSURANCE....................  If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the Securities.

     C. RESERVE FUNDS................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each, a 'Reserve Fund'), which will be used, as specified in such Prospectus Supplement, by the
                                         Trustee to make required payments of principal of or interest on the
                                         Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the
                                         Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such
                                         Series, to the extent described in the related Prospectus Supplement.

     D. MINIMUM PRINCIPAL
          PAYMENT AGREEMENT..........  If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement (the
                                         'Minimum Principal Payment Agreement') with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the
                                         Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus Supplement. See
                                         'ENHANCEMENT--Minimum Principal Payment Agreement.'

     E. DEPOSIT
          AGREEMENT..................  If stated in the Prospectus Supplement, the Depositor and the Trustee will enter into a guaranteed investment contract or an investment agreement
                                         (the 'Deposit Agreement') pursuant to which all or a portion of amounts held in the Collection Account, the Distribution Account or in any
                                         Reserve Fund will be invested with the entity specified in such
                                         Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment
                                         Rate, in the manner specified in the Prospectus Supplement. See
                                         'ENHANCEMENT--Deposit Agreement.'

SERVICING............................  The Servicer will be responsible for servicing, managing and making collections on the Contracts for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Contracts and
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                                       8
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                                         related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a Contract will be made by the Servicer only to the extent described in the related Prospectus
                                         Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Contracts or from other recoveries relating to such Contracts
                                         (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Contracts owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the 'Servicing Fee') and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See 'SERVICING OF CONTRACTS--Servicing
                                         Compensation and Payment of Expenses' herein.

FEDERAL INCOME
  TAX CONSIDERATIONS

     A. DEBT SECURITIES AND
          REMIC RESIDUAL
          SECURITIES.................  If (i) an election is made to treat all or a portion of a Trust Fund for a
                                         Series as a 'real estate mortgage investment conduit' (a 'REMIC') or
                                         (ii) so provided in the related Prospectus Supplement, a Series of
                                         Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the 'Code'). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting 'regular interests' in a
                                         REMIC ('Regular Interests'), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero
                                         Coupon Securities or Interest Only Securities will, and certain other
                                         Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder may be entitled to make an election to amortize such premium on a constant yield method.

                                       In the case of a REMIC election, a Class of Securities may be treated as
                                         REMIC 'residual interests' ('Residual Interests'). A holder of a
                                         Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a
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                                       9
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                                         Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                         (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                         Interests will not be recognized for federal income tax purposes.
                                         Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See 'CERTAIN FEDERAL INCOME TAX
                                         CONSIDERATIONS.'

     B. NON-REMIC
          PASS-THROUGH
          SECURITIES.................  If so specified in the related Prospectus Supplement, the Trust Fund for a
                                         Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series ('Pass-Through Securities')
                                         will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust
                                         Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

                                       The holder of a Pass-Through Security must include in income its share of all income of the Trust Fund to the extent such income is allocable to it and may, subject to certain limitations for individual Holders, deduct its share of all expenses of the Trust Fund. See 'CERTAIN FEDERAL
                                         INCOME TAX CONSIDERATIONS.'

     C. OWNER TRUST
          SECURITIES.................  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax.
                                         Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to
                                         Certificateholders. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.'

ERISA CONSIDERATIONS.................  A fiduciary of any employee benefit plan subject to the Employee
                                         Retirement Income Security Act of 1974, as amended ('ERISA'), or the
                                         Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                         'ERISA CONSIDERATIONS.'

LEGAL INVESTMENT.....................  Unless otherwise specified in the related Prospectus Supplement,
                                         Securities of each Series offered by this Prospectus and the related
                                         Prospectus Supplement will not constitute 'mortgage related securities'
                                         under the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA').
                                         Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See 'LEGAL
                                         INVESTMENT.'
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                                       10
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USE OF PROCEEDS......................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related
                                         Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any
                                         Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related
                                         Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such
                                         Primary Assets. See 'USE OF PROCEEDS.'

RATINGS..............................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to
                                         Securities of each Series offered hereby and by the related Prospectus
                                         Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Contracts or Underlying
                                         Contracts relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See
                                         'RISK FACTORS--Rating of Securities.'
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                                       11


                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS--Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.


     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Contracts or Underlying Contracts relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Contracts or Underlying Contracts relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and
(iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.' Prepayments may also result from repurchases of Contracts or Underlying Contracts, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Contract, together with any senior financing on the related Mortgaged Property, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Contracts could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of a Mortgaged Property.

     Certain Other Legal Considerations Regarding the Contracts. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Contract to damages and administrative enforcement.

     The Contracts are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Contracts;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS' herein.

     The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of

Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See 'THE TRUST FUNDS--Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate', if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Contracts or Underlying Contracts relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Contracts or Underlying Contracts, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Contracts or Underlying Contracts, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Contracts or Underlying Contracts relating to the Private Securities, as applicable, for a Series, such contracts are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Contracts or Underlying Contracts, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Contracts or Underlying Contracts relating to the Private Securities, as applicable. If any Contracts or Underlying Contracts relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Contract but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Contracts relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.


     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE CONTRACTS

     Contracts. The Primary Assets for a Series may consist, in whole or part, of (i) conventional manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing Contracts'), originated by a manufactured housing dealer in the ordinary course of business and (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts' and together with Manufactured Housing Contracts, the 'Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. The Contracts will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the 'Manufactured Homes') securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.'

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Contract. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Contracts secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Contracts are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the

Contract either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Contracts, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Contracts for a Series may include Contracts that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Contracts for a Series may include Contracts that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Contracts that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Contracts (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Contracts, and, in the case of adjustable rate Contracts, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Contracts; (d) the weighted average original and remaining term-to-stated maturity of the Contracts and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Contracts, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Contracts that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Contracts; (h) the percentage (by principal balance as of the Cut-off Date) of Contracts that are secured by Mortgaged Properties, Home Improvements, Manufactured Homes, the real estate on which the Manufactured Homes are located or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Contracts; (j) the percentage of Contracts (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Contracts; and (l) the delinquency status and year of origination of the Contracts. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Contracts for a Series.

     If information of the nature described above respecting the Contracts is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Contracts (the 'Underlying Contracts') or (b) collateralized obligations secured by Underlying Contracts. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Contracts may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such Private Securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Contracts will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Contracts. Underlying Contracts will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Contracts after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Contracts may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. As further described in the related Prospectus Supplement, such Underlying Contracts will generally be secured by Mortgages on Mortgaged Properties, purchase money security interests in Home Improvements, security interests in Manufactured Homes, Mortgages on the real estate on which the Manufactured Homes are located or unsecured.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Contracts or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Contracts and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Contracts including (A) the payment features of such Underlying Contracts (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Contracts insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Contracts and (D) the minimum and maximum stated maturities of such Underlying Contracts at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Contracts underlying the Private Securities or to such Private

Securities themselves; (viii) the terms on which Underlying Contracts may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and (ix) the terms on which Underlying Contracts may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT


     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Contract that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Contract at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Contract secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Contract at an amount less than the then outstanding principal balance of such Contract. The amount of the secured debt could be reduced to such value, and the holder of such Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Contract exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Contract can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF THE CONTRACTS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Contract or a reduction by such court of the principal amount of a Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Contracts, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS


     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                             SERVICING OF CONTRACTS

GENERAL

     Customary servicing functions with respect to Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Contract and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Contract.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the

Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Contract, together with accrued and unpaid interest thereon to the Due Date for such Contract next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Contract;


          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Contracts. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES


     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Contracts will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Contract is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Contracts typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Contracts declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Contract. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted

Contract and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Contract or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Contract available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Contract, a modification of such Contract (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Contract under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Contract. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Contract may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Contracts.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Contracts, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the

Distribution Account an amount equal to one month's interest on the related Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.


     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE CONTRACTS--The Contracts.'

     With respect to Contracts secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Contracts for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Contracts. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Contract the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Contract will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Contract Schedule'). Such Contract Schedule will specify with respect to each Contract: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Contract is an adjustable rate Contract, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS--Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and


          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Contracts. See 'SERVICING OF CONTRACTS--Evidence as to Compliance' herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Contracts include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Contracts, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an

Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of manufactured housing and home improvement installment sales contracts and installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Contracts are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

CONTRACTS SECURED BY MORTGAGES

     Mortgages

     Certain Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.


     Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Junior Mortgages; Rights of Senior Mortgages

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.


     Due-on-Sale Clauses

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

CONTRACTS NOT SECURED BY MORTGAGES


     General

     The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Security Interests in the Manufactured Homes

     The Manufactured Homes securing the manufactured housing contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactered Home in such state, and if steps are not taken to re-perfect a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured party must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

     Enforcement of Security Interest in Manufactured Homes and Home
Improvements

     So long as the Manufactured Home or Home Improvement has not become subject to the real estate law, a creditor can repossess a Manufactured Home or Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where

Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Contracts may also consist of installment sales contracts. Under certain types of installment sales contracts ('Installment Sales Contracts') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Contracts) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Contract included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Contracts or Underlying Contracts in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Contracts or Underlying Contracts had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,

(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advise of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status as Real Property Contracts. Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code section 593(d); (ii) Securities held by a domestic building and loan association will constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code section 856(c)(3)(B) and (iv) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in 'qualified mortgages' as defined in Code Section 860G(a)(3).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.


     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general,

OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Contracts, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Contracts will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Contracts, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Contracts, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under '--Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Contracts, underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See '--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Contracts underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Contracts underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Contracts), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the Underlying Contracts) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an Underlying Contract). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a

Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are 'qualifying real property loans'); (ii) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as 'single family residences' within the meaning of Code Section 25(e)(10) may be treated as 'qualified mortgages' of the REMIC.

     Under Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31,

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1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, special counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'qualifying real property loans' under Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest

Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and '--Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual

Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See '--Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that on December 28, 1993, the Internal Revenue Service released temporary regulations (the 'Temporary Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' REMIC residual interest is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such REMIC Residual Interest Security as held for investment. In general, a REMIC Residual Interest Security has negative value if, as of the date a taxpayer acquires the REMIC Residual Interest Security, the present value of the tax liabilities associated with holding the REMIC Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the

REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any REMIC Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest.

     On January 3, 1995, the IRS released proposed regulations under section 475 (the 'Proposed Mark-to-Market Regulations'). The Proposed Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. The Temporary Mark-to-Market Regulations described above still apply to any REMIC Residual Interest acquired on or prior to Janaury 3, 1995. Thus, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Contracts. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Contracts. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Contracts.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Contracts (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Contracts directly, received directly its share of the amounts received with respect to the Contracts, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Contracts and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Contracts in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Contract as having a fair market value proportional to the share of the aggregate principal balances of all of the Contracts that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Contract (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Contract allocable to the Security, the interest in the Contract allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Contract with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Contract could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Contracts underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Contract over the purchaser's allocable purchase price) will be required to include accrued market
discount in income in the manner set forth above. See '--Taxation of Debt Securities; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Contracts, a right to receive only principal payments on the Contracts, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Contract. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Contract principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Contract by Contract basis, which could result in some Contracts being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the Underlying Contracts, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Contracts as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Contract underlying a Security.

     Under certain circumstances, if the Contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Contracts. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Contracts. The IRS could take the position that the Contracts' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.


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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Contracts were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See '--Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.


     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder'

of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contract will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Contract by Contract basis.)

     If the Trust Fund acquires the Contracts at a market discount or premium,

the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the

Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United

States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ('Plans'), and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ('prohibited transactions') involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA)

on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('DOL') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 7414) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and


          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ('Lehman Brothers') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the

National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See 'Available Information.'

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Contract and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Contract, the lesser of the appraised value determined in an appraisal obtained at origination of the Contract or sales price of such mortgaged property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Contract, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Contracts' means Home Improvement Contracts and Manufactured Housing Contracts, collectively.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Contract during a specified period over the amount of interest required to be paid by an obligor on such Contract on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Lehman ABS Corporation.


     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Contract, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home

Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contract or installment loan agreement which may be unsecured or secured by purchase money security interests in the Home Improvement financed thereby or by a mortgage on the related Mortgaged Property.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Index' means the index applicable to any adjustments in the Loan Rates of any adjustable rate Contracts.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Contracts.

     'Insurance Proceeds' means amounts paid by the insurer under any of the Insurance Policies covering any Contract or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.

     'Lifetime Rate Cap' means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Contract.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Contract, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Contract.

     'Loan-to-Value Ratio' means, with respect to a Contract, the ratio determined as set forth in the related Prospectus Supplement.

     'Manufactured Housing Contract' means any conventional manufactured housing installment sales contract or installment loan agreement originated by a manufactured housing dealer in the ordinary course of business secured either by the related Manufactured Home or by a Mortgage on the real estate on which the Manufactured Home is located.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Contract.

     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Contract.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Contract.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Contracts) and the Trustee.

     'Primary Assets' means the Private Securities and/or Contracts, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Contract, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any

Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Contracts or collateralized obligations secured by Underlying Contracts.

     'Property' means either a Home Improvement, a Manufactured Home or a Mortgaged Property securing a Contract, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Contracts.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Contract, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Contracts, the Person if any, designated in the related Prospectus Supplement to service Contracts for that Series, or the successors or assigns of such Person.

     'Single Family Property' means property securing a Contract consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Contracts' means loans of the type eligible to be Contracts underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

                                                                     Version #1


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996


PROSPECTUS SUPPLEMENT

(To Prospectus dated __________)

                       LEHMAN CARD ACCOUNT MASTER TRUST
           $       [(Approximate)] [Adjustable Rate] [Variable Rate]
                  [     %] Asset Backed [Senior/Subordinate]
                             Certificates, Series

                         , as Seller [and Servicer] of the Receivables
                     Lehman ABS Corporation, as Depositor
                      [                    , as Servicer]

      Each of the [Adjustable Rate] [Variable Rate] [    %] Asset Backed
Certificates, Series         (collectively, the "Certificates") will represent
[a fractional] an undivided interest in the Lehman Card Account Master Trust (the "Trust") formed pursuant to a [Master] Pooling and Servicing Agreement
between                    [(the "Servicer")]           [the "Seller"],  Lehman
ABS Corporation (the "Depositor") and                 , as trustee (the
"Trustee") (the "Agreement"). The property of the Trust includes, among other assets, a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] receivables ([collectively,] the "Receivables") generated or to be
generated from time to time in the ordinary course of business of            in
a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] accounts (the "Accounts"), all monies due in payment of the Receivables [transferred to the Trust by the Depositor on or prior to the Closing Date] [and monies on deposit in a trust account (the "Pre-Funding Account")] and certain other property, as described more fully herein[, excluding the benefits of and payments made in respect of Enhancements issued with respect to any other Series (as defined herein) (to the extent the drawing on or payment of such Enhancements are not available to holders of the Certificates (the "Certificateholders")] (collectively, the "Trust"). The term "Enhancement" shall mean, with respect to any Series, a letter of credit, cash collateral guaranty or account, surety bond, insurance, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, spread account, interest rate or currency swap, interest rate cap or floor agreement, or other contract or agreement for the benefit of certificateholders of such

Series]. The [holders of the Certificates ("]Certificateholders[")] will be entitled to certain assets of the Trust, including the right to receive a [varying] [fixed] percentage of each month's collection with respect to the Receivables at the times and in the manner described herein. The Depositor owns the remaining undivided interest in the Trust not represented by the Certificates or the certificates of any other Series. The Depositor [has offered and] from time to time may offer other series of certificates (each a "Series") that represent undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

      The [Class     ] Certificates offered hereby will have an initial
principal balance of approximately $[    ], and will evidence in the aggregate
an initial beneficial ownership of approximately [   ]% in the Trust.  [The
Class [    ] Certificates, which are not offered hereby, will evidence in the
aggregate an approximate      % undivided interest in the Trust]. [The rights
of the Class  [     ] Certificateholders to receive distributions with respect
to the Receivables are subordinated to the rights of the Class [    ]
Certificateholders to the extent described herein and in the Prospectus.] See "DESCRIPTION OF THE CERTIFICATES -- General" herein.

      Interest will accrue on the [Class    ] Certificates [with respect to the
initial Interest Period] at the rate of     % per annum [and with respect to
each subsequent Interest Period, at the rate of     %] [above] [below] [equal
to] an adjustable, variable or floating rate index (the "Index") as described herein prevailing on the related Rate Determination Date (as defined herein), [but in no event in excess of %] [but in no event less than %] per annum [at a fixed rate equal to %] (such rate, the "Certificate Rate"). Interest
with respect to the Certificates will be distributed on the     day of each
[month] [quarter] [semi-annual period] or, if such      day is not a Business
Day (as defined herein), the next succeeding Business Day (the "Payment Date"),
commencing        [      ].  Principal with respect to the Certificates will be
distributed on each Payment Date commencing on the             , [    ] Payment
Date, or earlier in certain circumstances described herein.

      The Certificates initially will be represented by certificates which will be [registered in the name of Cede & Co., the nominee of The Depository Trust Company] [definitive certificates]. The interests of holders of beneficial interests in the Certificates ("Certificate Owners") will be [represented by book-entries on the records of The Depository Trust Company and participating members thereof] [registered on the Certificates]. [Definitive Certificates will be available to Certificate Owners only under the limited circumstances described in the Prospectus. See "DESCRIPTION OF THE CERTIFICATES -- Definitive Certificates" in the Prospectus.]

      There currently is no secondary market for the Certificates, and there can be no assurance that one will develop. [The Underwriters expect, but are not obligated, to make a market in the Certificates.] There is no assurance that any such market will develop or continue. Potential investors should consider, among other things, the information set forth in "RISK FACTORS" herein and in the Prospectus.

                               _______________
      THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT
INTERESTS IN OR OBLIGATIONS OF                   , THE DEPOSITOR OR ANY

AFFILIATE THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Certificates offered hereby will be purchased by Lehman Brothers Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, will be [ ] %
of the aggregate original principal amount of the Certificates as of [   ] (the
"Closing Date"), plus accrued interest, if any, at the [applicable] [initial] [Weighted Average] Certificate Rate.

                               _______________
      The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be [delivered in book-entry form] [available for delivery] on
or about                        , [    ], [through the facilities of [The
Depository Trust Company] [CEDEL S.A.] [or] [Euroclear System]] [at the office
of                     ].  [The Certificates will be offered in Europe and the
United States of America.]
                                _______________

                                Lehman Brothers

            The date of this Prospectus Supplement is      ,     .

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments and subscriptions.

                            _______________

      The Certificates offered hereby constitute a separate series of Asset Backed Certificates being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated ____________, 199_. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement or in the Glossary of Terms in the Prospectus. Other Series which may be issued pursuant to other similar prospectus supplements and prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms will, unless the context otherwise requires, only be made in the context of such other Series.

Trust . . . . . . . . . .  Lehman Card Account Master Trust (the "Trust") will be formed pursuant to a master pooling and
                             servicing agreement to be dated as of the Cut-off Date (the "Master Pooling and Servicing Agreement") among Lehman ABS Corporation, as
                             depositor (the "Depositor"), [           as seller
                             (the "Seller") [                    , as Servicer
                             (together with any successor in such capacity the "Servicer")] and , as trustee (the "Trustee").
                             The property of the Trust will include, among other assets, a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] receivables (the "Receivables") generated or to be generated from time to time in
                             the ordinary course of business of            in a
                             portfolio of [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] accounts ("Accounts"), all monies due in payment of the Receivables and certain other property [excluding the benefits of and payments in respect of Enhancements issued with respect to any other Series (to the extent the drawing on or payment of such Enhancements are not available to Certificateholders)].

Securities Offered. . . .  Each of the [Adjustable Rate] [Variable Rate] [   %]
                             Asset Backed Certificates, Series [Class   ]
                             offered hereby (the "Certificates") represents a specific undivided interest in , the assets of the Trust allocated to the Certificates (the "Investor Interest"). The term "Certificateholders" refers to holders of the Certificates, while the term "Series" refers to any series of certificates issued by the Trust, including the Certificates. The Certificates will be issued pursuant to the
                             Agreement dated as of           , and a related
                             Supplement thereto (the "Supplement" and together with the Master Pooling and Servicing Agreement, the "Agreement"). See "DESCRIPTION OF THE CERTIFICATES."

                           The Trust's assets will be allocated among the

                             Investor Interest, the interests of the
                             holders of other Series and the interest of the holders of the Exchangeable Transferor's Certificate (the "Transferor's Interest"), as described below. The Transferor (the "Transferor") as of any date is the owner of the Transferor Interest [which will initially be the Depositor]. [The Depositor intends to convey the Transferor Interest to [the Seller] on or about the Closing Date.] The aggregate principal amount of the Trust's assets allocated to the Certificateholders (the "Investor Amount") will, except as otherwise provided herein, remain, prior to the commencement of an Amortization Period
                             fixed at $      (the "Initial Investor Amount").
                             The Transferor's Amount will fluctuate as the amount of Principal Receivables in the Trust changes from time to time. The Transferor's Interest will represent the right to the assets of the Trust not allocated to the Investor Interest or the holders of other Series (the Investor Interest, and the interest in the assets of Trust held by the holders of other Series is referred to herein as the "Certificateholders' Interest").

                           The Certificates offered hereby will evidence
                             [fractional] undivided interests in the assets of the Trust allocated to the Investor Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Certificates at the rate of [Adjustable Rate]
                             [Variable Rate]  [   %] per annum [with respect to
                             the initial Interest Period and, with respect to
                             each subsequent Interest Period,     % per annum]
                             any variable, adjustable or floating rate index as described herein prevailing on the date on which such rate is determined as described herein (the "Rate Determination Date"), [but in no event in
                             excess of     % per annum] [but in no event less
                             than    % per annum] (such rate, the "Certificate
                             Rate"), and [monthly] [quarterly] [semi- annually] payment of principal [during the Controlled Amortization Period or, in certain limited circumstances, during the Rapid Amortization Period, to the extent of the Investor Amount].
                             See "DESCRIPTION OF THE CERTIFICATES--General" and "-- Interest Payments." The term "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in [New York, New York, Wilmington, Delaware or London, England] are authorized or obligated by law, executive order or governmental decree to be closed.


                           The Investor Interest will represent the right to
                             receive (but only to the extent needed to make required payments under the Agreement) varying percentages of collections of [Finance Charge Receivables and Principal Receivables] [Yield Collections and Principal Collections] for the prior Due Period. During the Revolving Period, subject to certain limitations, all collections of [Principal] Receivables allocable to the Certificates will be allocated and paid to the Transferor or to [amortizing] [accumulating] Series. During any period following a Revolving Period during which principal is payable to Certificateholders (an "Amortization Period"), [collections of Principal Receivables] [Principal Collections] will be allocated and distributed [monthly] to the Certificateholders based on the Investor Amount as provided herein until the earlier of (i) the day after the Payment Date on which the Investor Amount is paid in full and (ii)
                             the Stated Series [   ] Termination Date.  See
                             "DESCRIPTION OF THE CERTIFICATES" -- Series [   ]
                             Payout Events and Liquidation Events."

                           [The interest in the Trust evidenced by a [Class]
                             Certificate(the "Percentage Interest") will be equal to the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.] [The interest in
                             the Trust evidenced by a Class   Certificate (the
                             "Percentage Interest") will be equal to      %.]

                           The Certificates represent beneficial interests in
                             the Trust only and do not represent interests in
                             or obligations of               , the Depositor or
                             any affiliate thereof except to the limited extent provided herein. None of the Certificates, the Accounts or the Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

Receivables . . . . . . .  [The aggregate amount of [Receivables] [Principal
                             Receivables and Finance Charge Receivables] in the
                             Accounts as of        , [    ] equaled $
                             [and $              , respectively].  The
                             aggregate undivided interest in the [Principal] Receivables evidenced by the Certificates will never exceed the Investor Amount, regardless of the total amount of [Principal] Receivables at any time in the Trust.]

                           On           , [    ] (the "Closing Date"), the
                             Depositor will purchase Receivables (the

                             "[Initial] Receivables") having an aggregate
                             principal balance of approximately $           as
                             of [    ] (the "[Initial] Cut-off Date"), from the
                             Seller pursuant to an Agreement to be dated as
                             of          , [    ].

                         [On and following the Closing Date, pursuant to the
                             Agreement, the Depositor will be obligated,
                             subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables generated from Subsequent Accounts (the "Subsequent Receivables") from time to time during the Funding Period having an aggregate principal
                             balance equal to approximately $           (such
                             amount being equal to an amount on deposit in the Pre-Funding Account (the "Pre-Funding Amount") on the Closing Date). The Depositor will designate as a cut-off date (each a "Subsequent Cut-off Date") the date as of which particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cut-off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the [Depositor] [Seller] (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "THE RECEIVABLES -- Pre-Funding Account" herein.

                             The [Initial] Receivables will be selected[, and
                               the Subsequent Receivables will be selected,] from the Receivables [originated] [owned] by the Seller based on the criteria specified in the Agreement and described herein.

                             [Subsequent Receivables may be originated by
                               at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "RISK FACTORS -- The Receivables and the Pre-Funding Account" and "THE RECEIVABLES -- Pre-Funding Account" herein.]


                           [The "Pool Balance" at any time will represent the
                             aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.]

Denominations . . . . . .  The Certificates will be offered for purchase in denominations of [$1,000] and integral multiples thereof, [except that one Certificate may be issued in a denomination that is not an integral multiple of $1,000]. [Except in certain limited circumstances as described in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Definitive Certificates," the Certificates will [only] be available in [book-entry] [or] definitive] form.]

[Registration of
Certificates. . . . . . .  The Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificate interests through [The Depository Trust Company ("DTC"), in the United States,] [or Cedel Bank, societe anonyme ("CEDEL")] [or the Euroclear System ("Euroclear"), in Europe]. Transfers within [DTC], [CEDEL] [or] [Euroclear], [as the case may be,] will be in accordance with the usual rules and operating procedures of the relevant system. The Certificates will be evidenced by one or more Certificates registered in the name of [Cede & Co. ("Cede"), as the nominee of DTC] [or] [one of the relevant depositaries (collectively, the "European Depositaries")]. [Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through [Citibank N.A. ("Citibank")] or [Morgan Guaranty Trust Company of New York ("Morgan")], the relevant depositaries of [CEDEL] [or] [Euroclear,] [respectively,] and each a participating member of DTC.] [The Certificates will be registered in the name of Cede & Co.] [The interests of the Certificateholders will be represented by book-entries on the records of DTC and participating members thereof.] No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates

                             (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "RISK FACTORS -- Book-Entry Registration", -"Definitive Certificates" and "ANNEX I" to the Prospectus.

Depositor . . . . . . . .  Lehman ABS Corporation (the "Depositor") was
                             incorporated in the State of Delaware on January 29, 1988, as a wholly owned, special purpose subsidiary of Lehman Brothers Group Inc. ("Group"). Since January 4, 1993, the Depositor has been a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which in turn is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Company, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates of any Series. The principal executive offices of the Depositor are located at Three World Financial Center, New York, New York 10285 (Telephone: (212) 298-2000). See "THE
                             DEPOSITOR" in the Prospectus.

[Seller . . . . . . . . ]

[Servicer . . . . . . . ]

Collections . . . . . . .  [All collections of Receivables will be allocated by
                             [the Trustee] [the Servicer] between amounts collected on [Principal Receivables and amounts collected on Finance Charge Receivables] [Yield Collections and Principal Collections]. [All such amounts will then be allocated in accordance with the respective interests of the Certificateholders, the Depositor and the holders of certificates of other Series, if any, in the [Principal Receivables and Finance Charge Receivables] [yield component of the trust] [principal component of the trust]. The Servicer will deposit all collections of Receivables allocated to Certificateholders and to holders of certificates of other Series, if any, in an account established with an Eligible Institution for such purpose (the "Collection Account"). See "DESCRIPTION OF THE CERTIFICATES -- Investor Percentage and Transferor Percentage."


Interest. . . . . . . . .  Interest on the [Class   ] Certificates for each
                             Interest Period will be distributed on the
                             day of each [month] [quarter] [semi-annual
                             period], or, if such day is not a business day, the next succeeding business day (each a "Payment
                             Date"), commencing          , in an amount equal
                             to         .  The "Interest Period," with respect
                             to any Payment Date, will be the period from the previous Payment Date through the day preceding such Payment Date, except the initial Interest Period will be the period from the Closing Date through the day preceding the initial Payment Date. Interest payments in respect of the Investor Amount will be funded from [the portion of [Finance Charge] Receivables collected during the prior Due Period allocable to the Investor Amount and, if necessary, from amounts drawn pursuant to any Enhancement. Interest in respect of the Investor Amount for any Payment Date due but not paid on such Payment Date will be payable on the next succeeding Payment Date together with additional interest on such amount at the Certificate Rate. The term "Due Period" means from and including the last day of the calendar month. If the Payment Date for payment of
                             interest for Series [   ] or Class [   ] occurs
                             less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, as described herein. See "DESCRIPTION OF THE CERTIFICATES -- Interest Payments."

                           [Pursuant to the Agreement, the Depositor has the
                             option to designate a fixed percentage of
                             Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the Depositor can make such a designation without notice to or the consent of Certificateholders. The Depositor must provide [30] days' prior written notice to the [Servicer] Seller, the Trustee, [any provider of Enhancement] and each Rating Agency of any such designation, and such designation will become effective only if
                             (i) in the reasonable belief of the Depositor such
                             designation would not cause a Series [    ] Payout
                             Event or a Liquidation Event to occur or an event which with notice or the lapse of time or both would constitute a Series [ ] Payout Event or a Liquidation Event and (ii) each Rating Agency confirms in writing its then current rating on any outstanding Series. See "RISK FACTORS -- Discount Option" herein.]

                           [                           are charge cards and
                             not credit cards. Thus, Receivables originated under the designated accounts are payable in full each month and not subject to a monthly finance charge. Therefore a portion of the collections on the Receivables in the designated accounts received in any Due Period equal to the product of the aggregate amount of such collections and the Yield Factor will be treated as Yield Collections and will be used, among other things, to pay interest on the Certificates. The remainder of such collections will be treated as Principal Collections and will be used to pay principal on the Certificates. [Recoveries will not be considered Collections but will instead be utilized as an offset to defaulted Receivables]. The "Yield Factor" will initially be equal to %, and, subject to certain limitations, may be changed from time to time thereafter by the Depositor.]

Revolving Period. . . . .  Unless otherwise specified herein, no principal will be payable to Certificateholders until [the Payment Date in the month following the month in which the Controlled Amortization Period commences
                             or, upon the occurrence of a Series [  ]   Payout
                             Event or a Liquidation Event, until the Payment Date next following the month in which such Series
                             [   ]  Payout Event or Liquidation Event occurs,
                             the period after such Payment Date being an Amortization Period] [the Scheduled Payment Date]. During the period from the Closing Date and ending on the day immediately preceding the commencement of an [Amortization Period] [Accumulation Period] (the "Revolving Period"), collections of Principal Receivables allocated to the Certificates will be [paid from the Trust to the holder of the Transferor Certificate] [under certain circumstances, allocated to holders of other Certificates], allocated to [amortizing] [accumulating] (except in certain limited circumstances)].

[Controlled Amortization
Period; Principal
Payments. . . . . . . . .  Unless a Series [    ] Payout Event or a Liquidation
                             Event shall have occurred, during the period
                             scheduled to begin on             , [    ] (the

                             "Scheduled Amortization Date"), and ending on the earlier of (i) the day after the Payment Date on which the Investor Amount has been paid in full
                             and (ii) the Stated Series [    ] Termination Date
                             (the "Controlled Amortization Period"),
                             collections of Principal Receivables allocated to the Investor Amount will no longer be paid to the Transferor or to amortizing Series as described above but instead will be distributed [monthly] [quarterly] [semiannually] as principal payments to the Certificateholders as provided herein on each Payment Date beginning with the Payment Date in the month following the commencement of the Controlled Amortization Period. The amount to be distributed on any Payment Date during the Controlled Amortization Period will be specified herein (the "Controlled Amortization Amount"). During the Controlled Amortization Period, collections of Principal Receivables generally will be allocated to the Investor Amount in the ratio that the Investor Amount as of the last day of the Revolving Period bears to the aggregate amount of Principal Receivables as of the last day of the prior Due Period. Such allocations of collections of Principal Receivables during an Amortization Period will result in allocations of principal to Certificateholders in greater amounts than would be the case if a floating percentage were used to determine the percentage of collections to be allocated in respect of the Investor Amount. See "DESCRIPTION OF THE CERTIFICATES -- Investor Percentage and Transferor Percentage," "-- Application of Collections" and "-- Principal Payments."

                           [If the Principal Allocation in the prior Due Period
                             is less than the Controlled Distribution Amount, such Principal Allocation will be paid from the Trust to the Certificateholders, and the excess of the Controlled Distribution Amount over such Principal Allocation will be the Carryover Controlled Amortization Amount for the succeeding Due Period. See "DESCRIPTION OF THE CERTIFICATES -- Application of Collections."]]

[Principal Amortization
  Period  . . . . . . . .  Unless a Series [    ] Payout Event or Liquidation
                             Event has occurred, the [Class ] Certificates will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest (and certain other amounts if so specified herein) will be used on each Payment Date to make principal distributions to the

                             Certificateholders [of Class  ] then scheduled to
                             receive such distributions.  Unless a Series [   ]
                             Payout Event or Liquidation Event shall have
                             occurred, the Principal Amortization Period will commence at the close of business on a date specified herein and continue until the earlier of
                             (i) payment in full of the Investor Interest of the Certificates [of Class ] and (ii) Stated
                             Series [   ] Termination Date with respect to such
                             Series.]

[Accumulation Period .. .  Unless a Rapid Amortization Period commences, the
                             Investor Certificates will have an accumulation period (the "Accumulation Period"), which will
                             commence at the close of business on          and
                             continue until the earliest of (a) the
                             commencement of a Rapid Amortization Period, (b) payment of the Invested Amount of the Investor Certificates in full and (c) the Stated Series [
                             ] Termination Date.  During the Accumulation
                             Period, until the Certificates are paid in full, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Principal Funding Account") and used to make principal distributions to the Certificateholders when due.

                           [Funds on deposit in any Principal Funding Account
                             may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the Certificates.]


[Rapid Amortization
Period; Principal
Payments. . . . . . . . .  During the period beginning with the occurrence of
                             any Series [    ] Payout Event or Liquidation
                             Event and ending on the earlier of (i) the day after the Payment Date on which the Investor Amount has been paid in full and (ii) the Stated
                             Series [    ] Termination Date (the "Rapid
                             Amortization Period"), collections of Principal Receivables allocated to the Investor Amount will no longer be paid from the Trust to the Transferor or to amortizing Series as described above but instead will be distributed on each Payment Date to the Certificateholders beginning with the Payment Date following the commencement of the Rapid Amortization Period. See "DESCRIPTION OF
                             THE CERTIFICATES -- Series [    ]  Payout Events

                             and Liquidation Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period. [During the Rapid Amortization Period, the Principal Allocation for the prior Due Period will be paid to Certificateholders regardless of the level of the Controlled Distribution Amount.] See "DESCRIPTION OF THE CERTIFICATES -- Application of Collections."]

[Minimum Transferor's
Percentage. . . . . . . .  The Minimum Transferor's Percentage applicable to the
                             Certificates is            %.]

[Enhancement. . . . . . .  The Certificates will have the benefit of an
                             [Enhancement] issued pursuant to the Agreement described below (the "[Enhancement]"). See "ENHANCEMENT" herein and in the Prospectus.

                           [Description of Enhancement.]

Record Date . . . . . . .  The last day of the month preceding any Payment Date.



[Optional Repurchase. . .  The Investor Amount will be subject to optional purchase by the [Depositor] [Seller] on any Payment Date after the Investor Amount is less than or equal to [ ]% of the Initial Investor Amount, unless certain events as specified in the Agreement have occurred. The purchase price on the Payment Date on which such purchase occurs will be equal to the Investor Amount plus accrued and unpaid interest on the Certificates as described herein. See "DESCRIPTION OF THE CERTIFICATES -- Optional Repurchase."]

[Mandatory Prepayment . .  The Certificates will be prepaid, in part, pro rata on the basisof their initial principal amounts, on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.]

[Pre-Funding Account. . .  During the period (the "Funding Period") from and includingthe Closing Date until the earlier of (i) the date on which (a) the amount on deposit in the
                             Pre-Funding Account is less than $        , (b) a

                             Series [   ] Payout Event or Liquidation Event
                             occurs or (c) certain events of insolvency occur with respect to the Depositor or the Servicer or
                             (ii) the close of business on the        Payment
                             Date, the Pre-Funded Amount will be maintained as an account in the name of the Trustee (the "Pre-Funding Account"). The Pre-Funded Amount
                             will initially equal approximately $       , and
                             during the Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement [and the amount thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables]. The Depositor expects that the Pre-Funded Amount
                             will be reduced to less than $       by the
                             Payment Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders [pro rata] in proportion to the respective Pre-Funded Percentage of each class of the Certificates.]

[Final Payment of
Principal and
Interest; Termination
of Trust. . . . . . . . .  The interest of the Certificateholders in the Trust will terminate following the earlier of [(i) the day after the Payment Date on which the Investor
                             Amount is paid in full and (ii)           ,
                             (the "Stated Series [    ] Termination Date").]
                             All principal and interest will be due and payable
                             no later than the Stated Series [    ] Termination
                             Date.]

Trustee . . . . . . . . .




Federal Income Tax
  Consequences. . . . . .  Subject to the qualifications set forth in "Certain
                             Federal Income Tax Consequences" herein, special tax counsel to the Depositor is of the opinion that, under existing law, the Certificates will be characterized as debt for Federal, state and local income and franchise tax of the Closing Date. [Under the Agreement, the Depositor and the Certificate Owners will agree to treat the Certificates as debt for Federal, state and local income and franchise tax purposes.] See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus for additional information concerning the application of Federal income tax laws.
ERISA Considerations. . .  [Under the regulations issued by the Department of

                             Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Certificates if certain conditions are met, such that the Certificates would constitute "publicly-offered securities," including that interests in the Certificates be held by at least 100 persons independent of the Depositor and each other upon completion of the public offering being made hereby. The Underwriters expect, although no assurance can be given, that interests in the Certificates will be held by at least 100 such persons, and it is anticipated that the other conditions of the "publicly-offered security" exception contained in the regulations will be met. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") would apply to all transactions involving the Trust's assets. Accordingly,] [A fiduciary of] any employee benefit plan [subject to ERISA or the Code] contemplating purchasing interests in
                             Certificates should consult their counsel before making a purchase. See "ERISA CONSIDERATIONS" in the Prospectus.

Certificate Rating. . . .  It is a condition to the issuance of the
                             Certificates that they be rated "        " by [a
                             nationally-recognized statistical rating agency] (the "Rating Agency"). The Rating Agency and the rating agency or rating agencies rating any other Series are collectively referred to herein as the "Rating Agencies" or individually as a "Rating Agency". The Certificates offered hereby are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

                                 RISK FACTORS

           Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect to make a market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

           [The Receivables and the Pre-Funding Account.  On the Closing Date,
the Depositor will transfer to the Trust the approximately $           of
Initial Receivables and the approximately $           Pre-Funded Amount on
deposit in the Pre-Funding Account.  If the principal amount of eligible
Receivables originated by            during the Funding Period is less than the
Pre-Funded Amount, the Depositor will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of certain selection criteria.

           To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of a class of the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Payment Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

           Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement at the time of its addition.
However, Subsequent Receivables may have been originated by            at a
later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables" herein.]

           [Social, Economic and Other Factors. The ability of the Trust to purchase Subsequent Receivables is largely dependent upon a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to which extent economic or social factors will affect the availability of Subsequent Receivables.]

           Rating of the Certificates.  It is a condition to issuance of the
Certificates that they be rated "              " by the Rating Agency.  The

rating of the Certificates is based primarily on the value of the Receivables [and the availability of the Enhancement as support for the Certificates]. The ratings of the Certificates are not a recommendation to purchase, hold or sell Certificates, and such ratings do not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the Rating Agency, as the case may be, if in its judgment circumstances so warrant.

           [Enhancement. Although enhancement with respect to the Certificates will be provided by the Enhancement, the amount available thereunder is limited, is expected to decline during either Amortization Period and will be reduced by draws made thereunder. If the Enhancement is no longer available, Certificateholders will each bear directly the credit and other risks associated with their respective undivided interests in the Trust. See "DESCRIPTION OF THE CERTIFICATES--The Enhancement."]

           [Discount Option. Pursuant to the Agreement, the Depositor has the option to designate a fixed percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the Depositor can make such a designation without notice to or the consent of Certificateholders. The Depositor must provide [30] days' prior written notice to the [Servicer] Seller, the Trustee, any provider of Enhancement and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Depositor such
designation would not cause a Series [    ] Payout Event or a Liquidation Event
to occur or an event which with notice or the lapse of time or both would
constitute a Series [    ] Payout Event or a Liquidation Event and (ii) each
Rating Agency confirms in writing its then current rating on any outstanding Series. See "DESCRIPTION OF THE CERTIFICATES -- Discount Option" in the Prospectus.]

           [Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through [DTC] [CEDEL] [or] [Euroclear] and [its] [their respective] participating members. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.]

                                  THE SELLER

           [General description of the Seller (if originator of the Receivables portfolio) and its credit card business.]


                    THE SELLER'S [      ] CARD ACTIVITIES


                                 Underwriting



                             Billing and Payments



                   Seller Portfolio Historical Performance



                            Delinquency Experience



                               Loss Experience





                         Revenue and Yield Experience



                                 Interchange



                                 Competition



                                [THE SERVICER]

        [General description of the Servicer, if separate from Seller]




                               THE RECEIVABLES

           Certain Receivables will be conveyed to the Trust on               ,
[    ] (the "Initial Closing Date") which arose in Accounts which were selected from the receivables in the [Seller] Portfolio satisfying criteria set forth in
the Agreement (the "Criteria") as applied on            , [    ] (the "Initial
Cut-off Date"). All such Accounts are hereinafter referred to as the "Trust Portfolio." The Initial Cut-off Date, is sometimes referred to herein as the "Relevant Cut-off Date." In order to meet the Criteria, each Account must, on the Relevant Cut-off Date, among other things, [have been in existence and
maintained by the [Seller] for at least [     ] consecutive months, not be [
or more] days contractually delinquent, have a cardholder with a billing address in [[the United States] [Mexico] [Canada] [Europe], its territories or

possessions], have a credit limit of not more than $[      ] and not be an
account restricted by the [Seller] as to its use].  Approximately    % of the
accounts in the [Seller] Portfolio, representing approximately   % of the
receivables in the Seller Portfolio, met the Criteria on the Initial Cut-off Date. The Accounts included or designated to be included in the Trust Portfolio
as of the Initial Cut-off Date constituted approximately        % of the
accounts and            % of the receivables in the Seller Portfolio as of the
Initial Cut-off Date. Cardholders whose accounts are included in the Seller Portfolio have billing addresses in [all 50 states], [the District of Columbia],
[Puerto Rico], [Guam], [the Virgin Islands] [certain foreign countries] [    ].
[Pursuant to the Agreement, the Depositor may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. These accounts must meet the criteria set forth above as of the date the Depositor
designates such accounts as Additional Accounts.]   [Throughout the term of the
Trust, the Accounts from which the Receivables arise will be the same [VISA(1)] [MasterCard(1)] [American Express] [private label] [other] accounts designated by the Depositor on the Relevant Cut-off Date [(plus any Additional Accounts subsequently designated as described above)]. In addition, as of the Initial Cut-off Date and on the date any new Receivables are created, the Depositor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "DESCRIPTION OF THE CERTIFICATES -- Representations, Warranties and Covenants" in the Prospectus.

           [Pre-Funding Account. The Receivables will include the Initial Receivables purchased as of the Initial Cut-off Date and will include any Subsequent Receivables purchased as of the applicable Subsequent Cut-off Date (the Initial Cut-off Date or any Subsequent Cut-off Date being individually referred to herein as a "Cut-off Date").

           The Initial Receivables will be purchased, and the Subsequent
Receivables were or will be purchased, by            [from           ] in the
ordinary course of business, and were selected from the Seller's portfolio by several criteria, some of which are set forth herein, [to follow.] [As of the applicable Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding.] No selection procedures believed by the Seller to be adverse to Certificateholders were used or will be used in selecting the Receivables.

           The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: [to follow].

           The Initial Receivables will represent approximately      % of the
aggregate initial principal balance of the Certificates. [However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables.] [Therefore,] following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including [characteristics described in the following tables], may vary significantly from those of the Initial Receivables.]
------------------

(1) Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.
           The [Initial] Receivables, as of          , [    ], totalled $    ,
[consisting of $   of Principal Receivables and $                 of Finance
Charge Receivables] in                  Accounts.  The Accounts had an average
Principal Receivables balance of               and an average credit limit of
$      .  The percentage of the aggregate total Receivables balance to the
aggregate total credit limit was     %.  The average age of the Accounts was
approximately     months.

           The following tables summarize the Trust Portfolio by various
criteria as of the close of business on                 , [   ].  Because the
future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.


                        Composition By Account Balance
                               Trust Portfolio




                         Composition By Credit Limit
                               Trust Portfolio




                  Composition By Cut-off Date Payment Status
                               Trust Portfolio




                          Composition By Account Age
                               Trust Portfolio



             Geographic Distribution of Accounts and Receivables
                               Trust Portfolio

           [The composition and distribution by annual percentage rate of the Receivables Pool as of the Initial Cut-off Date are as set forth in the following tables.

                     Composition of the Receivables Pool
                       as of the Initial Cut-off Date]




                             MATURITY ASSUMPTIONS


           The Agreement provides that Certificateholders will not begin to receive payments of principal until the Payment Date in the month following the month in which the [Controlled Amortization Period] [Principal Amortization
Period] commences, which period will commence on       , [   ]
(approximately          months following the issuance of the Certificates) or
following the occurrence of a Series [   ]     Payout Event or a Liquidation
Event which results in the commencement of the Rapid Amortization Period or on the Scheduled Payment Date following an Accumulation Period.

           [Certain events may trigger the occurrence of a Series [    ] Payout
Event or a Liquidation Event.  See "DESCRIPTION OF THE CERTIFICATES -- Series
[   ] Payout Events and Liquidation Events."  In the event of the occurrence of
a Series [    ] Payout Event or a Liquidation Event, the Rapid Amortization
Period will begin on the day on which such Series [    ] Payout Event or
Liquidation Event occurs. During the Rapid Amortization Period, the Certificateholders will be entitled to receive monthly payments of principal equal to the product of the Investor Percentage and the amount of [collections of Principal Receivables] [Principal Collections] received by the Trust during each month until the Investor Amount shall be paid in full. Allocations based on the fixed percentage during an Amortization Period will result in distributions of principal to Certificateholders in greater amounts than would otherwise be the case if a floating percentage were used to determine the percentage of collections distributed in respect of such Investor Amount. Furthermore, if the total amount of [Principal Receivables] [Principal Collections] increases during the Rapid Amortization Period, the allocation of principal payments based on this fixed percentage may, if cardholder payment rates do not decline, further accelerate repayment of the Investor Amount.]

           No assurance can be given that the amount of [Principal Receivables] [Principal Collections] allocated to be paid to the [Class ] Certificateholders will be available for distribution or accumulation for payment to [Class ] Certificateholders on each Payment Date during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable. [In addition, the [Depositor] [Seller] can give no assurance that the payment rate
assumptions for Series [   ] will prove to be correct.]

           [The following table sets forth the highest and lowest cardholder monthly payment rates for the Seller Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of [Principal Receivables and Finance Charge Receivables] [Principal Collections and Yield Collections] with respect to the Accounts.]

                            Monthly Payment Rates

           The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of [Principal Receivables] [Principal Collections] with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during an

Amortization Period will be similar to the historical experience set forth above. In addition, since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Certificateholders. Further, if a
Series [    ] Payout Event or a Liquidation Event occurs, the average life and maturity of the Certificates could be significantly reduced.


                               Seller Portfolio

           The yield for the Seller Portfolio shown in the above table is comprised of [four] [three] components: [finance charges,] [interchange,] annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees [(on those accounts which assess such fees)] and other service charges varies with the type and volume of activity in, and the balance of, each account. The Seller currently assesses annual
cardholder fees of $                 to $               for certain of its
[credit] [charge] card accounts.  Most accounts originated since
[    ] do not carry an annual cardholder fee.  See "THE SELLER'S [       ] CARD
ACTIVITIES" herein and in the Prospectus. As account balances increase, an annual cardholder fee, which remains con- stant, represents a smaller percentage of the aggregate account balance.


                     [POOL FACTOR AND RELATED INFORMATION

           The "Pool Factor" with respect to any Record Date is an [eight-digit] decimal which the [Seller] [Servicer] will compute monthly representing the ratio of the Investor Amount as of such Record Date to the Initial Investor Amount. The initial Pool Factor will be [1.00000000] and such factor will remain unchanged during the Revolving Period, except in certain limited circumstances. See "Description of the Certificates -- Charged-Off Receivables; Rebates and Fraudulent Charges" in the Prospectus. Thereafter, the Pool Factor will decline to reflect reductions in the Investor Amount during an Amortization Period. The value of a Certificateholder's pro rata share in the interest of all Certificateholders in the Principal Receivables for a given month can be determined by multiplying the denomination of the holder's Certificate by the Pool Factor for that month.

           Pursuant to the Agreement, [weekly] [monthly] [quarterly] [semi-annual] reports concerning the Investor Amount, the Pool Factor and various other items of information will be delivered to the Certificateholders.
In addition, on or before              of each year, beginning in [    ],
information for tax reporting purposes will be delivered to Certificateholders. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" in the Prospectus.]


                       DESCRIPTION OF THE CERTIFICATES

           The Certificates will be issued pursuant to the Agreement entered into between the Depositor, as Depositor of interests in the Receivables and
[            ] as Seller of the Receivables generated under the Accounts,

[[          ], as Servicer of the Accounts,] and [            ], as Trustee for
the Certificateholders[, substantially in the form filed as an exhibit to the Registration Statement of which the Prospectus is a part]. Pursuant to the Agreement, the Depositor may execute further Supplements thereof between the Depositor and the Trustee in order to issue additional Series. The [Trustee] [Depositor] [Seller] [Servicer] will provide a copy of the Agreement [(without exhibits or schedules)], including any Supplements, to Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement, and is qualified in its entirety by reference to the Agreement.

General

           The Certificates will represent undivided interests in the Trust[, including the right to [a floating percentage (in the case of [Principal Receivables] [Principal Collections] during the Revolving Period, which will be allocated to the Certificates and paid to the holder of the exchangeable Transferor's Certificate or to amortizing Series, and [Finance Charge Receivables] [Yield Collections] and Charged-Off Receivables at all times)] [or] [a fixed percentage (in the case of [Principal Receivables] [Principal Collections] during an Amortization Period)] ([each,] the "Investor Percentage") of all cardholder payments on the Receivables; provided, however, that on any Payment Date during the Controlled Amortization Period, the Certificates shall be entitled in respect of collections of Principal Receivables to only the Controlled Distribution Amount on such Payment Date]. [See "-- Investor Percentage and Transferor's Percentage".] [For any Due Period, the portion of the Principal Receivables represented by the Certificates (the "Investor Amount") will be equal to the initial Investor Amount minus the amount of principal payments paid to the Certificateholders and minus unreimbursed charge-offs (and minus any deposit to the Pre-Funded Account). [Each Certificate represents the right to receive payments of interest for the related Interest Period at the applicable Certificate Rate for such Interest Period from collections of [Finance Charge Receivables] [Yield Collections] allocated to the Investor Amount [and, in certain circumstances, from draws on the Enhancement], and payments of principal during an Amortization Period funded from collections of [Principal Receivables] [Principal Collections] allocated to the Investor Amount [and, in certain circumstances, from draws on the Enhancement] (plus certain collections of [Principal Receivables] [Principal Collections] otherwise allocable to other Series, to the extent such collections are not needed to make payments to or for the benefit of such other Series).]

           The Transferor [Seller] holds [as of the Closing Date] the interest (the "Transferor's Amount") in the [Principal Receivables] [Principal Collections] not represented by the Certificates and the certificates of other Series, if any. The Depositor [Seller] holds [as of the Closing Date] an undivided interest in the Trust (the "Transferor's Interest"), including the right to a percentage (the "Transferor's Percentage") of all cardholder payments on the Receivables.

           During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances. The amount of Receivables, however, will vary each day as new Receivables are created and others are paid. The Transferor's Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During an Amortization Period, the Investor Amount will decline for each Due Period as cardholder payments of [Principal Receivables] [Principal Collections] are collected and held for distribution to the Certificateholders. As a result, the Transferor's Amount during an Amortization Period will generally increase each month to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of [Principal Receivables] [Principal Collections].

[Interest Payments

           Initially, interest will accrue on the Certificates at the Certificate Rate from the Closing Date through the day preceding the Initial Payment Date. Thereafter, interest with respect to any Payment Date will accrue on the Certificates from the previous Payment Date through the day preceding such Payment Date. Interest at the applicable rate will be paid to
the Certificateholders on each Payment Date beginning on               ,     .

           Interest payments on the Certificates on any Payment Date will be calculated on the Investor Amount as of the preceding Record Date (or, in the case of the first Payment Date, as of the Closing Date) based upon the Certificate Rate determined for the related Interest Period on the Rate Determination Date immediately preceding the beginning of such Interest Period, or in the case of the initial Interest Period, at the rate specified below.

           Interest on the Certificates will be calculated on the basis of [the actual number of days in the related Interest Period and a 360-day year] [a 360-day year consisting of twelve thirty-day months].

           The Certificates will bear interest at the [fixed] [variable]
[adjustable] rate of      % per annum with respect to the period from the
Closing Date through the last day of the Interest Period preceding the Initial Payment Date and, with respect to each subsequent Interest Period, at the
[fixed] [adjustable] [variable] rate of      % per annum [above] [below] [equal
to] [adjustable] [variable] [floating] rate index (the "Index") [determined as set forth below][; provided, however, that the rate at which interest will
accrue on the Certificates will in no event [exceed] [be less than]    % per
annum].

           [The Trustee will determine the Index for a given Interest Period on the Rate Determination Date [immediately preceding the commencement of such Interest Period]. The determination of the rate at which interest will accrue on the Certificates during any Interest Period other than the initial Interest Period will be made in accordance with the following provisions:

                [Description of Certificate Rate Determination
                                   to come]

           The determination of the Index by the Trustee and the Trustee's subsequent calculation of the Certificate Rate for the relevant Interest Period shall (in the absence of manifest error) be final and binding on each Certificateholder. The Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the
Trustee at its Corporate Trust Office at (    )            .]


           [                                               are charge cards and
not credit cards. Thus, Receivables originated under the designated accounts are payable in full each month and not subject to a monthly finance charge. Therefore a portion of the collections on the Receivables in the designated accounts received in any Due Period equal to the product of the aggregate amount of such collections and the Yield Factor will be treated as Yield Collections and will be used, among other things, to pay interest on the Certificates. The remainder of such collections will be treated as Principal Collections and will be used to pay principal on the Certificates. [Recoveries will not be considered Collections but will instead be utilized as an offset to
defaulted Receivables.]  The "Yield Factor" will initially be equal to    %
and, subject to certain limitations, may be changed from time to time thereafter by the Depositor.]

Prior Series of Certificates




Investor Percentage and Transferor's Percentage

           Pursuant to the Agreement, the [Servicer] [Trustee] will allocate between the Investor Interest, the investor interest of any other Series, and the Transferor's Interest all amounts collected on [Finance Charge Receivables], [Principal Receivables], [Yield Collections and Principal Collections] [and all Charged-Off Receivables]. The [Servicer] [Trustee] will make each allocation by reference to the Investor Percentage, the investor percentage of any other Series, and the Transferor's Percentage.

           The Investor Percentage and the Transferor's Percentage for any Due Period will be calculated as follows:

           [Investor Percentage: (i) with respect to [Finance Charge Receivables], [Principal Receivables], [Yield Collections and Principal Collections] [and Charged-Off Receivables] during the Revolving Period and with respect to [Finance Charge Receivables] [and Charged-Off Receivables] during a Controlled Amortization Period or Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is the Investor Amount at the end of the last day of the prior Due Period and the denominator of which is the aggregate amount of Principal Receivables in the Trust at the end of such day; and

                (ii) with respect to [Principal Receivables] [the principal component of the Trust] during a Controlled Amortization Period or Rapid Amortization Period or Accumulation Period, the percentage equivalent of a fraction the numerator of which is the Investor Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (A) the aggregate amount of [Principal Receivables] [the principal component of the Trust] in the Trust as of the end of the last day of the prior Due Period and
(B) the sum of the numerators used to calculate the investor percentages with respect to [Principal Receivables] [the principal component of the Trust] for all Series of certificates then outstanding;

provided, however, that with respect to any Due Period in which Additional

Accounts are added to the Trust, the calculation of the aggregate amount of [Principal Receivables] [the principal component of the Trust] used in determining the Investor Percentage will be modified to reflect the fact that such Additional Accounts were not in the Trust for the entire Due Period.]

           Transferor's Percentage. The Transferor's Percentage in all cases means the [excess of 100%] over the aggregate investor percentages of all Series then outstanding.

Application of Collections

           Allocations.  The [Servicer] [Trustee] will deposit into the
Collection Account, no later than the [  [        ] Business Day following the
date the payments are identified as being related to the Receivables, any payment collected by the Servicer on the Receivables.

           On the day any such amounts are to be deposited into the Collection Account or paid to the holder of the Exchangeable Transferor's Certificate, the [Servicer] [Trustee] will allocate such amounts or pay such amounts held in the Collection Account for application as follows:

           [(a) an amount equal to the applicable Transferor's Percentage of the aggregate amount of such deposits in respect of [Finance Charge Receivables and Principal Receivables] [Yield Collection and Principal Collections], respectively, will be paid to the holder of the Exchangeable Transferor's Certificate;

           (b) an amount equal to the applicable Investor Percentage of the aggregate amounts of such deposits in respect of [Finance Charge Receivables and Principal Receivables] [Yield Collections and Principal Collections] will be deposited into the Collection Account;

           (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of [Principal Receivables] [Principal Collections] will be paid to the holder of the Exchangeable Transferor's Certificate (provided that if such amount exceeds the Transferor Amount, the excess will be treated as Unallocated Principal Collections to be retained in the Collection Account) or to [amortizing] [accumulating] Series;

           (d) during the Principal Amortization Period, if applicable, or the Rapid Amortization Period, an amount equal to the Principal Allocation will be allocated to the Certificateholders and deposited into the Collection Account or Principal Account.]

           Payment of Fees and Interest. On the Business Day immediately preceding each Payment Date (the "Transfer Date"), the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will withdraw and apply all amounts on deposit in the Collection Account in respect of amounts collected on [Finance Charge Receivables and Principal Receivables] [Yield Collections and Principal Collections] and allocated to the Certificates for the prior Due Period to make the following payments and deposits [provided, that the amount distributed shall not include amounts released from the Pre-Funding Account]:


           (a) an amount will be paid to the Certificateholders at the Certificate Rate for the related Interest Period on the Investor Amount as of the end of the last day of the prior Due Period plus accrued interest on interest previously not so paid ("Certificate Interest");

           (b) [if the Seller is no longer the Servicer or] [in certain other circumstances as described below,] an amount equal to the Monthly Investor Servicing Fee for the prior Due Period will be paid to such servicer or, under certain circumstances, to the Trustee;

           (c) an amount equal to the Investor Charged-Off Amount, if any, for the prior Due Period will be paid to the Depositor during the Revolving Period and to the Certificateholders during an Amortization Period;

           [(d) an amount equal to reimbursements of Reduction Amounts, if any, with respect to the Certificates for the prior Due Period will be paid to the [Seller] [Depositor] during the Revolving Period and to the Certificateholders during an Amortization Period];

           (e) [if the Seller is the Servicer and the Monthly Investor Servicing Fee has not been paid pursuant to clause (b) above,] an amount equal to the Monthly Investor Servicing Fee for the prior Due Period will be paid to the Seller or, under certain circumstances, to the Trustee; and

           [(f) any payments owing for fees for the prior Due Dates for Enhancements.]

           [Payments of Principal. On each Transfer Date occurring in the month following the month in which an Amortization Period begins and on each Payment Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Collection Account in respect of collections of [Principal Receivables] [Principal Collections] allocated to the Certificates processed during the prior Due Period, any Excess Principal Collections allocated to the Certificates and any Unallocated Principal Collections then on deposit in the Collection Account and allocated to the Certificates and pay such amounts to the Certificateholders [provided, that the amount distributed shall not include amounts released from the Pre-Funding Account].

Example of Distributions to The Certificateholders

           The following is a hypothetical example of the application of the foregoing provisions with respect to a representative Interest Period during the Revolving Period:

                                 [to follow]



[Enhancement

           The Certificates will have the benefit of an [Enhancement] issued pursuant to the Agreement described below.


                                 [to follow]]



[Mandatory Prepayment

           Cash distributions to Certificateholders will be made [,on a pro rata basis,] on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of [each class of] Certificates to be redeemed will be an amount equal [to such class'] [the Certificates] Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

[Optional Repurchase

           On the Payment Date occurring on or after the date that the Investor
Amount is reduced to $                    ([            ]% of the Initial
Investor Amount) or less, the [Depositor] [Seller] will have the option (to be exercised in its sole discretion) to repurchase the Certificates. The purchase price of the Certificates will be equal to the Investor Amount as of the last day of the Due Period preceding the Payment Date on which such purchase occurs plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and any accrued and unpaid interest thereon). Following any such repurchase, the Certificateholders will have not further rights with respect to the Receivables.]

Series [    ] Payout Events and Liquidation Events

           The Revolving Period will continue through                  , [
], unless a Series [   ] Payout Event or a Liquidation Event occurs prior to
such date.  A Series [    ] Payout Event refers to any of the following events,
which are applicable only to the Certificates (although other Series may have similar or identical payout events):

           (a) failure on the part of the [Seller] [Servicer] (i) to make any payment or deposit on the date required under the Agreement (or within the
applicable grace period, which will not exceed [    ] business days); or (ii)
to observe or perform in any material respect any other covenants or agreements of the [Seller][and] [Servicer] in the Agreement, which continues unremedied
for a period of [    ] days after written notice (or with respect to a failure
arising out of the creation of certain liens, immediately upon the creation thereof) and which failure would have a material adverse effect on the Certificateholders;

           (b) any representation or warranty made by the Seller or the Depositor in the Agreement or any information required to be given by the Seller or the Depositor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect
in any material respect for a period of [    ] days after written notice and as
a result the interests of the Certificateholders are materially and adversely
affected; provided, however, that a Series [    ] Payout Event shall not be
deemed to have occurred with respect to this subparagraph (b) if the Seller or the Depositor has accepted the transfer and reassignment of all such Receivables of the applicable Account, if applicable, during such period in accordance with the provisions of the Agreement;

           (c) the average of the Net Portfolio Yield for three consecutive Due Periods is a rate which is less than __________;

           (d) with respect to the end of any Due Period (i) with respect to which the Depositor's Amount is less than the Minimum Transferor's Percentage of the Principal Receivables in the Trust as of such day, the failure of the Depositor to convey Additional Accounts to the Trust such that the Transferor's Amount is at least equal to the Minimum Transferor's Percentage of the Principal Receivables in the Trust as of the last day of such Due Period or
(ii) with respect to which the aggregate Principal Receivables in the Trust are less than the sum of the initial investor amounts of all Series outstanding as of such day (the "Minimum Principal Receivables"), the failure of the Depositor to convey Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Minimum Principal Receivables as of the last day of such Due Period;

           (e) any Seller or Servicer Default (as described in the Prospectus) occurs which would have a material adverse effect on the Certificateholders;

           [(f) on any Determination Date, the Enhancement Amount is less than [ ]% of the Investor Amount; or]

           (g)  the average Payment Rate for a period of [   ] consecutive
months falls below [  ]%.

           A Liquidation Event refers to any of the following events, which are applicable to the Certificates and other Series:

           (h) certain events of insolvency, conservatorship or receivership relating to the Seller or the Depositor;

           (i) The Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

           (j) the inability of the Depositor for any reason to transfer Receivables to the Trust.

           In the case of any event described in subparagraphs (a), (b) or (e),
a Series [    ] Payout Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee [or Certificateholders evidencing undivided interests aggregating not less than 50% of the aggregate principal amount of the Investor Amount,] by written notice to the [Depositor] [the Seller] [and] [the Servicer] [(and to the Trustee if given
by the Certificateholders)] declare that a Series [    ] Payout Event has
occurred with respect to the             and is continuing as of the date of
such notice.  In the case of any event described in subparagraphs [(c), (d),
(f), (g), (h), (i) or (j), a Series [    ] Payout Event or a Liquidation Event
will be deemed to have occurred without any notice or other action on the part of the trustee, any enhancement provider, the Certificateholders or the certificateholders of any other Series immediately upon the occurrence of such

event.  On the date on which a Series [    ] Payout Event or a Liquidation
Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders in the priority provided for above will begin on the first Payment Date following the
month in which the Series [   ]  Payout Event or the Liquidation Event
occurred.

Servicing Compensation and Payment of Expenses

           The share of the Servicing Fee allocable to the Certificates with respect to any Payment Date shall be equal to [one-twelfth of the product of
(A)     % and (B) the Investor Amount as of the first day of the prior Due
Period for such Payment Date] [       ]] (the "[Monthly] Investor Servicing
Fee").


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES


Characterization of the Certificates as Indebtedness

           Based on the application of existing law to the facts as set forth
in the Agreement and other relevant documents,    special counsel to the
Depositor ("Special Tax Counsel"), has advised the Depositor that the Certificates will be treated as indebtedness for Federal, state and local income and franchise tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.


                                 UNDERWRITING

           Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor,
the Series [     ] Certificates.

           The Underwriter is obligated to purchase all the Series [   ]
Certificates offered hereby if any are purchased.

           Distribution of the Series [    ] Certificates will be made by the
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, will be [ ]% of the aggregate original principal amount of the Certificates as of the Cut-off Date, plus accrued interest at the [applicable] [initial] [Weighted Average] Certificate Rate from the Cut-off Date. In connection with the purchase and
sale of the Series [   ] Certificates, the Underwriter may be deemed to have
received compensation from the Depositor in the form of underwriting discounts.

           The Underwriter is an affiliate of the Depositor, and the participation by the Underwriter in the offering of the Certificates complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.


           The Underwriting Agreement provides that the [Seller] [Depositor] will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.


                              CERTIFICATE RATING

           It is a condition to the issuance of the Certificates that they be
rated "             " by a nationally-recognized statistical rating agency (the
"Rating Agency"). The Rating Agency or rating agencies rating any other Series are collectively referred to herein as the "Rating Agencies" or individually as a "Rating Agency". The Certificates offered hereby are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.


                                LEGAL MATTERS

           Certain legal matters relating to the issuance of the Certificates will be passed upon for the Depositor by Brown & Wood LLP and, with respect to the Federal tax consequences of such issuance, by [special] tax counsel, Brown & Wood LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriter[s] by Brown & Wood LLP.

                           Index of Principal Terms

Term                                                        Page No.
----                                                        --------
Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .
Amortization Period . . . . . . . . . . . . . . . . . . . . .
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . .
Business Day. . . . . . . . . . . . . . . . . . . . . . . . .
Cede. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Interest. . . . . . . . . . . . . . . . . . . . .
Certificateholders. . . . . . . . . . . . . . . . . . . . . .
Certificateholders' Interest. . . . . . . . . . . . . . . . .
Certificates. . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Rate. . . . . . . . . . . . . . . . . . . . . . .
Closing Date. . . . . . . . . . . . . . . . . . . . . . . . .
Collection Account. . . . . . . . . . . . . . . . . . . . . .
Commission. . . . . . . . . . . . . . . . . . . . . . . . . .
Controlled Amortization Amount. . . . . . . . . . . . . . . .
Controlled Amortization Period. . . . . . . . . . . . . . . .
Controlled Amount . . . . . . . . . . . . . . . . . . . . . .
Controlled Distribution Amount. . . . . . . . . . . . . . . .
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . .
Depositor's Amount. . . . . . . . . . . . . . . . . . . . . .
Depositor's Interest. . . . . . . . . . . . . . . . . . . . .
Depositor's Percentage. . . . . . . . . . . . . . . . . . . .
Depositor Portfolio . . . . . . . . . . . . . . . . . . . . .
Due Date. . . . . . . . . . . . . . . . . . . . . . . . . . .
Due Period. . . . . . . . . . . . . . . . . . . . . . . . . .
Enhancement Account . . . . . . . . . . . . . . . . . . . . .
Enhancement Trustee . . . . . . . . . . . . . . . . . . . . .
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . .
Excess Principal Collections. . . . . . . . . . . . . . . . .
FDIC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Finance Charge Receivables. . . . . . . . . . . . . . . . . .
Ineligible Receivable . . . . . . . . . . . . . . . . . . . .
Initial Cut-off Date. . . . . . . . . . . . . . . . . . . . .
Initial Closing Date. . . . . . . . . . . . . . . . . . . . .
Initial Investor Amount . . . . . . . . . . . . . . . . . . .
Interchange . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Period . . . . . . . . . . . . . . . . . . . . . . .
Investment Company Act. . . . . . . . . . . . . . . . . . . .
Investor Amount . . . . . . . . . . . . . . . . . . . . . . .
Investor Percentage . . . . . . . . . . . . . . . . . . . . .
Liquidation Event . . . . . . . . . . . . . . . . . . . . . .
Minimum Principal Receivables . . . . . . . . . . . . . . . .
Minimum Depositor's Percentage. . . . . . . . . . . . . . . .
Monthly Investor Servicing Fee. . . . . . . . . . . . . . . .
Net Portfolio Yield . . . . . . . . . . . . . . . . . . . . .
Paired Series . . . . . . . . . . . . . . . . . . . . . . . .
Payment Date. . . . . . . . . . . . . . . . . . . . . . . . .

Payment Rate. . . . . . . . . . . . . . . . . . . . . . . . .
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .
Prime Rate. . . . . . . . . . . . . . . . . . . . . . . . . .
Principal Allocation. . . . . . . . . . . . . . . . . . . . .
Principal Receivables . . . . . . . . . . . . . . . . . . . .
Rapid Amortization Period . . . . . . . . . . . . . . . . . .
Rate Determination Date . . . . . . . . . . . . . . . . . . .
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . .
Receivables . . . . . . . . . . . . . . . . . . . . . . . . .
Record Date . . . . . . . . . . . . . . . . . . . . . . . . .
Relevant Cut-off Date . . . . . . . . . . . . . . . . . . . .
Revolving Period. . . . . . . . . . . . . . . . . . . . . . .
Series. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Series [    ]  Payout Event . . . . . . . . . . . . . . . . .
Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Seller Default. . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . .
Special Tax Counsel . . . . . . . . . . . . . . . . . . . . .
Stated Series [    ] Termination Date . . . . . . . . . . . .
Supplement. . . . . . . . . . . . . . . . . . . . . . . . . .
Transfer Date . . . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . .
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Portfolio . . . . . . . . . . . . . . . . . . . . . . .
Underwriters. . . . . . . . . . . . . . . . . . . . . . . . .

      NO DEALER, SALESPERSON OR OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATION NOT CONTAINED IN THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE SELLER OR THE
UNDERWRITER[S].  THIS PROSPECTUS SUPPLEMENT AND
THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO
ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH
OFFER IN SUCH JURISDICTION.  THE DELIVERY OF THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR ANY
SALE HEREUNDER, SHALL NOT, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
INFORMATION HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT
THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
Depositor OR THE TRUST SINCE SUCH DATES.
              __________

           TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
                                   Page
Summary of Terms. . . . . . . . . . . .
Risk Factors. . . . . . . . . . . . . .
The Seller's [     ] Card Activities. .
The Receivables . . . . . . . . . . . .
Maturity Assumptions. . . . . . . . . .
Receivable Yield Considerations . . . .
Pool Factor and Related Information . .
Description of the Certificates . . . .
Certain Federal Income
      Tax Consequences. . . . . . . . .
Underwriting. . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . .
Index of Principal Terms. . . . . . . .

              PROSPECTUS

Summary of Terms. . . . . . . . . . . .
Risk Factors. . . . . . . . . . . . . .
Description of the Certificates
  Trust Assets Enhancement. . . . . . .
Servicing of Receivables. . . . . . . .
The Agreements. . . . . . . . . . . . .
Certain Legal Aspects of
  the Receivables . . . . . . . . . . .
The Depositor . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . .
Certain Federal Income Tax
  Consequences. . . . . . . . . . . . .

State Tax Considerations. . . . . . . .
ERISA Considerations. . . . . . . . . .
Plan of Distribution. . . . . . . . . .
Legal Matters . . . . . . . . . . . . .

                                    [LOGO]



                             Lehman Card Account



                                 Master Trust










                        [Fixed][Variable][Adjustable]
               Asset Backed [Senior/Subordinate] Certificates,



                                 Series [   ]




                                    [LOGO]





                                  Depositor



                   Seller [and Servicer] of the Receivables



                         ____________________________

                            PROSPECTUS SUPPLEMENT
                         ____________________________

                               LEHMAN BROTHERS


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996



PROSPECTUS SUPPLEMENT                                           Version #2

(To Prospectus dated ________________)

                              [(Approximate)]
                     LEHMAN CARD ACCOUNT MASTER TRUST
           [Adjustable Rate] [Variable Rate] [   %] Asset Backed
              [Senior/Subordinate] Certificates, Series [   ]
                          [Class   ] Certificates

     Each [Adjustable Rate] [Variable Rate] [   %] Asset Backed Certificate,
Series [____] (collectively, the "Certificates"), will represent an undivided interest in the Lehman Card Account Master Trust (the "Trust") to be formed pursuant to a Master Pooling and Servicing agreement dated as of [_______], (the "Agreement"), among Lehman ABS Corporation, as depositor (the "Depositor"), [____] as Master Servicer (the "Master Servicer ") and _________, as trustee (the "Trustee"). The Trust will consist of certain asset backed certificates or notes (collectively, the "CABS") issued pursuant to certain pooling and
servicing agreements, each of which is substantially similar.   The CABS
evidence interests in trust funds created by such pooling and servicing agreements, the property of which includes a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] receivables (the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts (the "Accounts") purchased from [the seller] [the sellers] ([collectively], the "Seller"), all monies due in payment of the Receivables [transferred to the Trust by the Depositor on or prior to the Closing Date] [and monies on deposit in a trust account (the "Pre-Funding Account") and certain other properties, as more fully described herein.

     Information with respect to the portfolio of [the][each] Seller is included in Appendix 1 hereto.

     The holders of the certificates ("Certificateholders") will be entitled to certain assets of the Trust, including the right to receive a varying percentage of each [month's] [quarter's] [semi-annual period's] collections with respect to the CABS at the times and in the manner described herein. The Trust from time to time may offer other series of certificates (each, a "Series") that represent undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

     The [Class  ] Certificates offered hereby will have an initial principal
balance of approximately $ [   ], and will evidence in the aggregate an initial
beneficial ownership interest of approximately [  ] % in the Trust.  [The
[Class ] will have a notional principal balance of approximately $ [     ],
and will evidence in the aggregate an initial beneficial ownership interest of approximately [ ] % in the Trust. The [Class ] Certificates are entitled to distributions of a portion of the interest on the CABS and are not entitled to any distributions in respect of principal.] [The [Class ] Certificates, which are not offered hereby, will evidence in the aggregate an approximate %
undivided interest in the Trust.] [The rights of the Class [   ]
Certificateholders to receive distributions with respect to the CABS are
subordinated to the rights of the Class [   ] Certificateholders to the extent

described herein and in the Prospectus.] See "Description of the Certificates -- General" herein.

     Interest will accrue on the [Class ] Certificates at the rate of [Adjustable Rate] [Variable Rate] [___%] per annum (the "Certificate Rate"). Interest [and principal] with respect to the Certificates will be distributed on the [___] day of each [month] [quarter] [semi-annual period] or, if such [___] day is not a Business Day (as defined herein), the next succeeding Business Day
(the "Payment Date"), commencing [_______].   [Principal with respect to the
[Class ] Certificates will be distributed on each Payment Date commencing on the [_______] Payment Date, or earlier in certain circumstances described herein.]

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.

                           ____________________

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE CABS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Series ____ Certificates offered hereby will be purchased by Lehman Brothers Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, will be [
]% of the aggregate original principal amount of the Certificates as of _____ __, 199_ (the "Closing Date"), plus accrued interest at the applicable Certificate Rates thereon from the Closing Date.

                           ____________________

     The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be [delivered in book-entry form] [available for delivery] [through the facilities of [The Depository Trust Company] [CEDEL S.A.] [Euroclear System]] at the office of __________] on or about __________. [The Certificates will be offered in Europe and the United States of America.]


                                Lehman Brothers
            The date of this Prospectus Supplement is      ,     .

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                           ____________________

     The Certificates offered hereby constitute part of a separate series of Asset Backed Certificates being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated ____________, 199_. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus, as defined herein, and investors are urged to read both this Prospectus Supplement, and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                   SUMMARY


     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement, including Appendix I to this Prospectus Supplement, and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Glossary of Terms in the Prospectus.

Trust. . . . . . . . .   Lehman Card Account Master Trust (the "Trust") will be
                         formed pursuant to a master pooling and servicing agreement to be dated as of the Cut-off Date (the
                         "Agreement") among Lehman ABS Corporation, as depositor (the "Depositor"), __________, as Master
                         Servicer (together with any successor in such capacity, the "Master Servicer") and
                         __________________, as trustee (the "Trustee").  The
                         property of the Trust will include certain certificates (the "CABS"). The CABS represent fractional undivided interests in separate trust funds, the assets of which include portfolios of [consumer] [revolving] [credit card] [charge card]
                         [debit card] receivables (the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [consumer]
                         [revolving] [credit card] [charge card] [debit card] accounts ("Accounts"), all monies due in payment of the Receivables [excluding the benefits of and payments in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancements not being available to Certificateholders)]. The principal balance of the CABS on any day is the principal balance reported as such in the most recent monthly report (the "Monthly
                         Report") received by the Trustee from the trustee for the holders of the CABS (the "CABS Trustee").

CABS Offered . . . . .   Each of the [Adjustable Rate] [Variable Rate] [   %]
                         Asset Backed Certificates, Series [Class____] offered hereby (the "Certificates") represents an undivided interest in the Trust. Each [Class ] Certificate represents the right to receive payments of interest at the [adjustable] [variable] [fixed] rate described below (the "Certificate Rate"), payable [monthly]
                         [quarterly] [semi- annually] [and payments of principal at such time and to the extent provided below]. [The aggregate undivided interest in the Trust represented by the Class __ Certificates as of the Closing Date (as defined herein) will equal
                         $__________ of principal (the "Original Invested
                         Amount"), which represents [  ]% of the Invested
                         Amount of the CABS as of the Cut-off Date. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus the amount of Principal Collections previously distributed to Certificateholders and minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reimbursements of Investor Charge-Offs for all Payment Dates preceding such date.] [The aggregate undivided interest in the Trust represented by the Class __ Certificates as of the Closing Date will equal $______ of outstanding [Class __ notional amount. The notional amount for the Class __ Certificates is equal to the outstanding principal balance of the CABS, but is used solely for purposes of determining interest payments and certain other rights of holders of Class __ Certificates and does not represent any interest in or right to receive principal payments.]

                         [On ____________, (the "Closing Date"), the Trust will purchase CABS (the "Initial CABS") having an aggregate principal balance of approximately $____________ as of ______________, [_____] (the "Initial Cut-off Date"),
                         from the Depositor pursuant to the Agreement. On and following the Closing Date, pursuant to the Agreement, the Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional CABS (the "Subsequent CABS") from time to time during the Funding Period having an aggregate principal balance equal to approximately $________ (such amount being equal to an amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing
                         Date). The Depositor will designate as a cutoff date (each a "Subsequent Cut-off Date") the date as of which particular Subsequent CABS are conveyed to the Trust. It is expected that certain of the Subsequent CABS arising between the Initial Cut-off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent CABS will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Depositor (each date on which Subsequent CABS are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period.

                         The Initial CABS have been selected, and the Subsequent CABS will be selected, from the CABS owned by the Depositor based on the criteria specified in the Agreement and described herein.

                         Following the transfer of Subsequent CABS to the Trust, the characteristics of the entire pool of CABS included in the Trust may vary significantly from those of the Initial CABS. See "RISK FACTORS -- The CABS and the Pre-Funding Account" and "The CABS Pool" herein.]

CABS . . . . . . . . .   The CABS are described in Schedule 1 to this Prospectus
                         Supplement.

                         [On or prior to the Closing Date, [Lehman Special Securities, Inc. ("LSSI")] [each Seller] will sell the CABS to the Depositor, which in turn will transfer the CABS to the Trust pursuant to the Agreement.] The Trustee, as the holder of the CABS, will be entitled to [monthly] [quarterly] [semi-annual] distributions of interest on the CABS on the ____ day of each [month] [quarter] [semi-annual period] or, if such day is not a Business Day, on the next succeeding Business Day (each, a "CABS Payment Date"), at [adjustable rate] [variable rate] [___%] per annum (the "CABS Index"). Principal distributions on the CABS will be made on [each] CABS Payment Date, beginning with the _________ CABS Payment Date.

                         [The CABS are subject to retirement under certain conditions following the CABS Payment Date in _________. See "DESCRIPTION OF THE CABS--Optional Repurchase; Series 199_ Payout Events and Liquidation Events" in Appendix 2 hereto.]

Denominations. . . . .   The Certificates will be offered for purchase in
                         denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a denomination that is not an integral multiple of $1,000. [The interest in the Trust evidenced by a [Class ] Certificate (the "Percentage Interest") will be specified herein.]

[Registration of
  Certificates . . . .   The Certificates initially will be represented by
                         certificates registered in the name of Cede & Co.
                         ("Cede"), as the nominee of The Depository Trust
                         Company ("DTC"). No person acquiring a beneficial ownership interest in the Certificates (a "Certificate
                         Owner") will be entitled to receive a definitive certificate representing such person's interest (a
                         "Definitive Certificate"), except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "DESCRIPTION OF
                         THE CERTIFICATES--Definitive Certificates" in the
                         Prospectus.]

Depositor. . . . . . .   Lehman ABS Corporation, a Delaware corporation.  The
                         principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial

                         Center, New York, New York 10285 (Telephone: (212) 298-2000). See "THE DEPOSITOR" in the Prospectus.

Seller . . . . . . . .   Information regarding the Seller's accounts and
                         portfolio is included in Appendix 1 hereto.

Master Servicer  . . .   __________________________ (the "Master Servicer").
                         The principal executive offices of the Master Servicer are located at __________________________ (telephone:
                         _____________). See "SERVICING--The Master Servicer" herein.

Trustee. . . . . . . .   __________________.

Collections. . . . . .   All collections on the CABS will generally be
                         allocated in accordance with the Monthly Reports between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of interest distributions on the CABS received by the Trustee, identified as such on the Monthly
                         Report during the related Collection Period.

                         As to any Payment Date, "Principal Collections" will be equal to the sum of principal distributions on the CABS received by the Trustee, identified as such on the Monthly Report during the related Collection Period. Principal Collections will be allocated among the Certificateholders in accordance with their percentage interests in the Trust. Payments of principal to the Certificateholders over the term of the Trust will not exceed the Original Invested Amount.

                         With respect to any Payment Date, the portion of Interest Collections allocable to the Certificates ("Certificate Interest Collections") will equal the product of (a) Interest Collections for such Payment Date and (b) the Certificateholders' percentage interest. With respect to any Payment Date, the Certificate- holders' percentage interest is the percentage equivalent of a fraction determined by dividing the Invested Amount by the outstanding principal balance of the CABS as of the end of the related Collection Period.

                         On each Payment Date, the Interest Collections will be applied as follows, [the priority or inclusion of which shall be determined in the Agreement]: (i) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the [Certificate Principal Balance] [notional amount] of the Class [ ] Certificates; [(ii) as payment for any amounts due for Enhancement]; (iii) to pay the Master

                         Servicing Fee; (iv) to pay Certificateholders the product of the Certificateholders' percentage interest and any overdue principal for such Payment Date; (v) to reimburse prior draws made from the Enhancement (with interest thereon at ______]; (vi) to pay principal on the Certificates; [(vii) any other amounts required to be deposited in an account for the benefit of the Enhancer or owed to the Enhancer pursuant to _____________]; and (viii) any other amounts required to be paid pursuant to the Agreement.

                         [The Master Servicer will deposit or cause to be deposited any amounts required under the Agreement in an account established for such purpose under the Agreement (the "Collection Account").] The Trustee will deposit any amounts required under the Agreement in an account established by it under the Agreement (the "Distribution Account"). See "DESCRIPTION OF THE CERTIFICATES--Payments on CABS; Deposits to Collection Account and Distribution Account."

Interest . . . . . . .   Interest on the [Class   ] Certificates will be
                         distributed [monthly] [quarterly] [semi-annually] on the [____ day of each [month] [quarter] [semi-annual period]] [CABS Payment Date; or, if such date is not a Business Day then the next succeeding Business Day following the CABS Payment Date] (each, a "Payment
                         Date"), commencing on _________, at the Certificate
                         Rate for the related Interest Period (as defined below). Interest will accrue on the unpaid principal amount of the Class [ ] Certificates with respect to each Interest Period, at the rate of [adjustable rate]
                         [variable rate] [____%] per annum [and interest will accrue on the notional amount of the Class __
                         Certificates of the per annum rate specified herein]
                         (the "Certificate Rate").  Interest on the
                         Certificates in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of [the actual number of days in the Interest Period and a 360-day year] [a 360 day year consisting of twelve thirty-day months].

                         Interest payments on the Certificates will be funded from Certificate Interest Collections [and, if necessary, from draws on the Enhancement.] See "DESCRIPTION OF THE CERTIFICATES" herein.

                         As to any Payment Date, the "Collection Period" is the period from but not including the Due Date in the month preceding the month of such Payment Date (or, with respect to the first Payment Date, the Cut-off

                         Date) through the Due Date in the month of such Payment Date.

[Controlled
Amortization Period. . . Unless a Rapid Amortization Period commences, the
                         Certificates will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the percentage interest of such Series will be used on each Payment Date to make principal distributions in scheduled amounts to the Certificateholders then scheduled to receive such distributions. The amount to be distributed on any Payment Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to ________ (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Payment Dates. The Controlled Amortization Period will commence at the close of business on a date specified herein and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Certificates and (c) the Series Termination Date].

[Principal Amortization
Period. . . . . . . . .  Unless a Rapid Amortization Period commences, the
                         Certificates will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the percentage interest of such Certificates will be used on each Payment Date to make principal distributions to the Certificateholders then scheduled to receive such distributions. The Principal Amortization Period will commence at the close of business on ________________ and continue until the earlier of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Certificates and (c) the Series Termination Date].

[Accumulation Period. .  Unless a Rapid Amortization Period commences, the
                         Certificates will have an accumulation period (the "Accumulation Period") during which collections of Principal Receivables allocable to the percentage interest of such Certificates will be deposited on the business day immediately prior to each Payment Date (each a "Transfer Date") in a trust account established for the benefit of the Certificateholders (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount equal to [______]. The Accumulation Period will commence at the close of business on ___________ and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Certificates and (c) the Series Termination Date].

[Rapid Amortization
Period. . . . . . . . .  During the period from the day on which an
                         Amortization Event has occurred to the earliest of the date on which Certificates have been paid in full or the related Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables allocable to the percentage interest of such Series will be distributed as principal payments to the Certificateholders monthly on each Payment Date. During the Rapid Amortization Period, distributions of principal to Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period, any funds on deposit in a Principal Funding Account will be paid to the Certificateholders on the first Payment Date in the Rapid Amortization Period. See "DESCRIPTION OF THE CERTIFICATES--Amortization Events".

[Enhancement . . . . .   The Certificates will have the benefit of an
                         [Enhancement] issued pursuant to the Agreement described below (the "[Enhancement]"). The
                         [Enhancement] will be issued by [a provider of Enhancement (the "Enhancer")]. See "Enhancement" in the Prospectus. [Description of Enhancement.]]

Record Date. . . . . .   The last day of the month preceding a Payment Date.

Servicing. . . . . . .   The Master Servicer will be responsible for servicing,
                         managing and making collections on the CABS.  The
                         Master Servicer will deposit all collections in
                         respect of the CABS into the Collection Account as
                         described herein.  On the [     ] Business Day prior
                         to each Payment Date (the "Determination Date"), the
                         Master Servicer will calculate, and instruct the Trustee regarding the amounts to be paid, as described herein, to the Certificateholders on such Payment
                         Date.  See "DESCRIPTION OF THE
                         CERTIFICATES--Distributions on the Certificates." On each Payment Date, the Master Servicer will receive from interest collections in respect of the CABS on behalf of itself, a portion of such collections as a [monthly] [quarterly] [semi-annual] Servicing fee (the
                         "Master Servicing Fee") in the amount of ___% per annum (the "Master Servicing Fee Rate") [on the aggregate outstanding principal balance of the CABS].
                         See "DESCRIPTION OF THE CERTIFICATES--Servicing
                         Compensation and Payment of Expenses." In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Master Servicer. See "DESCRIPTION OF THE CERTIFICATES--Certain Matters Regarding the Master Servicer and the Depositor."

Final Payment of
  Principal;
  Termination. . . . .   The Trust will terminate on the Payment Date following
                         the later of [(A) payment in full of all amounts owing to the Enhancer and] (B) the earliest of (i) the Payment Date on which the principal balance of the Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last CABS in the Trust and (iii) the Payment Date in _______. See
                         "DESCRIPTION OF THE CERTIFICATES-- Termination;
                         Retirement of the Certificates" herein and "THE
                         POOLING AND SERVICING AGREEMENTS--Termination" in the
                         Prospectus.

                         In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Depositor. See "DESCRIPTION OF THE CERTIFICATES-- Amortization Events" herein.

Mandatory
  Retransfer
  of CABS  . . . . . .   The Depositor will make certain representations and
                         warranties in the Agreement with respect to the CABS.
                         If the Depositor breaches certain of its representations and warranties with respect to any CABS and such breach materially and adversely affects the interests of the Certificateholders [or the Enhancer] and is not cured within the specified period, the CABS will be removed from the Trust upon the expiration of a specified period from the date on which the Depositor becomes aware or receives notice of such breach and will be reassigned to the Depositor. See "DESCRIPTION OF THE
                         CERTIFICATES--Assignment of CABS" herein.

[Pre-Funding Account:    During the period (the "Funding Period") from and
                         including the Closing Date until the earliest of (i) the date on which (a) the amount on deposit in the Pre-Funding Account is less than $________, (b) an Amortization Event occurs or (c) certain events of insolvency occur with respect to the Depositor or (ii) the close of business on the ____________ Payment
                         Date, the Pre-Funded Amount will be maintained as an account in the name of the Trustee (the "Pre-Funding
                         Account"). The Pre-Funded Amount will initially equal approximately $__________, and during the Funding Period, will be reduced by the amount thereof used to purchase Subsequent Securities in accordance with the Trust Agreement. The Seller expects that the Pre-Funded Amount will be reduced to less than $____________ by the _____ Payment Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders ([pro rata]) in proportion to the respective percentage interest of each class of the Certificates.]

[Mandatory Prepayment:   The Certificates will be prepaid, in part, pro rata on
                         the basis of their initial principal amounts, on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent
                         Securities, including any such purchase on such date
                         (a "Mandatory Prepayment"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificates' percentage interest of the amount then on deposit in the Pre-Funding Account.]

Federal Income Tax
  Consequences . . . .   Subject to the qualifications set forth in "CERTAIN
                         FEDERAL INCOME TAX CONSEQUENCES" herein, special tax counsel to the Depositor is of the opinion that, under existing law, a Certificate will be treated as a debt instrument for Federal, state and local income and franchise tax purposes as of the Closing Date. Under the Agreement, the Depositor and the Certificateholders will agree to treat the Certificates as indebtedness for Federal, state and local income and franchise tax purposes. See
                         "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the
                         Prospectus for additional information concerning the application of Federal income taxes laws.

ERISA
  Considerations . . .   The Certificates may not be transferred to a fiduciary
                         of any employee benefit plan subject to the Employee
                         Retirement Income Security Act of 1974, as amended
                         ("ERISA"), or the Code, except upon satisfaction of certain conditions. See "ERISA CONSIDERATIONS" in the Prospectus.

Certificate Rating . .   It is a condition to the issuance of the Certificates
                         that they be rated ________. See "RATING" herein and "RISK FACTORS--Limited Nature of Rating" in the Prospectus.

                                 RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect to make a market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     [The CABS and the Pre-Funding Account. On the Closing Date, the Depositor will transfer to the Trust the approximately $___________ of Initial CABS and the approximately $___________ Pre-Funded Amount for deposit in the Pre-Funding Account. If the principal amount of eligible CABS conveyed to the Trust by the Depositor during the Funding Period is less than the Pre-Funded Amount, the Depositor will have insufficient CABS to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" and "Trust's Relationship to the Depositor [and ____________]" below. In addition, any conveyance of Subsequent CABS is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Security must satisfy the eligibility criteria specified in the Trust Agreement; (ii) the Depositor will not select such Subsequent CABS in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cut-off Date, the CABS in the Trust at that time, including the Subsequent CABS to be conveyed by the Depositor as of such Subsequent Cut-off Date, will satisfy the parameters described under "The CABS Pool" herein; and (iv) the Depositor shall have executed and delivered to the Trust a written assignment conveying such Subsequent CABS to the Trust (including a schedule identifying such Subsequent CABS). Moreover, any such conveyance of Subsequent CABS made during any given Collection Period will also be subject to the satisfaction, on or before the Payment Date following the end of such Collection Period, of the following conditions subsequent, among others: [(a) the Depositor will deliver certain opinions of counsel to the Trustee and the Rating [Agency][Agencies] with respect to the validity of the conveyance of all such Subsequent CABS conveyed during such Collection Period;
(b) the Trust and the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of each applicable Subsequent Cut-off Date, the CABS in the Trust at that time, including the Subsequent CABS conveyed by the Depositor as of such Subsequent Cut-off Date, satisfied the parameters described under "The CABS Pool" herein; and (c) the Rating [Agency][Agencies] shall have each notified the Depositor in writing that, following the addition of all such Subsequent CABS, [the Class ___] [each class of the] Certificates will be rated at least "[______]" by the Rating [Agency][Agencies][;provided, however, that the Depositor will immediately repurchase any Subsequent CABS, at a price equal to the Purchase Amount thereof, upon the failure of the Depositor to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent CABS.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent CABS to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of a class of the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent CABS on such Payment Date. It is anticipated that the principal amount of Subsequent CABS sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

     Each Subsequent Security must satisfy the eligibility criteria specified in the Trust Agreement at the time of its addition. Following the transfer of Subsequent CABS to the Trust, the characteristics of the entire CABS Pool included in the Trust may vary significantly from those of the Initial CABS. See "The CABS Pool" herein.]

     [Social, Economic and Other Factors. The ability of the Trust to purchase Subsequent CABS is largely dependent upon a variety of social and economic factors. However, the Depositor is unable to determine and has no basis to predict whether or to which extent economic or social factors will affect the availability of Subsequent CABS.]

     Trust's Relationship to the Depositor. The Depositor is [not] generally obligated to make any payments in respect of the Certificates or the CABS.

     [The Enhancement. Although enhancement with respect to the Certificates will be provided by the Enhancement, the amount available thereunder is limited, is expected to decline during either Amortization Period and will be reduced by draws made thereunder. If the amount available under the Enhancement is no longer available, Certificateholders will each bear directly the credit and other risks associated with their respective undivided interests in the Trust. See "DESCRIPTION OF THE CERTIFICATES--The Enhancement."]

     [Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Since transactions in the Certificates can be effected only through [DTC] [CEDEL] [Euroclear], participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the [DTC] [CEDEL] [Euroclear] or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to [DTC] [CEDEL] [Euroclear] and [DTC] [CEDEL] [Euroclear], will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of Certificates Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" herein.]

     Certificate Rating.  The rating of the Certificates will depend primarily on an assessment by the [rating agency] of the CABS [and upon the claims-paying ability of the Enhancer. Any reduction in a rating assigned to the claims-paying ability of the Enhancer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates.] The rating by the [rating Agency] of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

                                 THE ENHANCER

                            [                    ]

                                  SERVICING

     The information set forth below concerning __________ and its servicing policies has been provided by __________. The Depositor makes no representation as to the accuracy or completeness of such information.

The Master Servicer

     The Master Servicer is ____________________.

     The principal executive offices of the Master Servicer are located at ____________________ (Telephone: (___) ________).

Servicing

   [                    ]

Servicing Compensation and Payment of Expenses

     The servicing compensation to be paid to the Master Servicer in respect of its servicing activities will be paid to it from interest collections in respect of the CABS and will be equal to _____% per annum (the "Master Servicing Fee Rate") [on the aggregate outstanding principal balance of the CABS]. Such servicing fee (the "Master Servicing Fee") will be paid as described under "Description of the Certificates--Distributions on the Certificates--Application of Interest Collections" herein. [All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.]

     [The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.]



                    MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Payment Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. [To the extent of losses allocable to the Certificateholders, Certificateholders may receive as payment of principal the amount of such losses from, in some instances, draws under the Enhancement.] The level of losses may affect the rate of payment of principal on the Certificates.

     The underlying CABS collections on the Receivables may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Receivables may vary due to seasonal purchasing and payment habits of borrowers.


                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

     The Certificates will be issued in denominations of $1,000 and integral multiples thereof (except that one Certificate may be issued in a denomination that is not an integral multiple of $1,000) and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) each of the CABS that from time to time are subject to the Agreement; (ii) collections on the CABS received after the Cut-off Date; (iii) the Collection Account, the Distribution Account [, Pre-Funding Account or any other account in the Trust] (excluding net earnings thereon); and [(iv) the Enhancement or other assets]. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. No service charge will be made for any registration, exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust represented by the [Class __] Certificates as of the Closing Date (as defined herein) will equal $__________ of principal (the "Original Certificate Principal Balance" and the "Original Invested Amount"), which represents [ ]% of the Original Invested Amount of the CABS. Following the Closing Date, the "Invested Amount" with respect to any Payment Date will be an amount equal to the Original Invested

Amount minus the amount of Principal Collections previously distributed to Certificateholders and minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reimbursements of Investor Charge-Offs for all Payment Dates preceding such date. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Payment Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "-- Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.


Assignment of CABS

     At the time of issuance of the Certificates, the Depositor will transfer to the Trust all of its right, title and interest in and to each of the CABS, including all collections received on or with respect to each of such CABS subsequent to the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates (as defined in the Agreement) to the Depositor. Each of the CABS transferred to the Trust will be identified on a schedule (the "Schedule") delivered to the Trustee pursuant to the Agreement. Such Schedule will include information as to the Cut-off Date balance of each of the CABS, as well as information with respect to the rate.

     The Agreement will require the Depositor to deliver to the Trustee (or a custodian, as the Trustee's agent for such purpose) the CABS on or prior to the Closing Date.

     The Depositor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each of the CABS (e.g., Cut-off Date balance and the pass-through rate). In addition, the Depositor will represent and warrant, on the Closing Date, that, among other things, at the time of transfer to the Trust, the Depositor has transferred all of its right, title and interest in each of the CABS free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders [or the Enhancer] in the related documents, the Depositor will have a period of __ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the __-day period, the Depositor will be obligated to accept a retransfer of the CABS from the Trust. The same procedure and limitations that are set forth in the preceding paragraph for the retransfer of CABS will apply to the retransfer of CABS that are required to be retransferred because of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Pursuant to the Agreement, the Master Servicer will service and administer the CABS as more fully set forth above.

     Payments on CABS; Deposits to Collection Account and Distribution Account

     The Master Servicer has established and will maintain a single separate trust account (the "Collection Account") for the benefit of the

Certificateholders. The Collection Account will be an Eligible Account, as specified in the Agreement. Upon receipt by the Master Servicer of amounts in respect of the CABS, the Master Servicer will deposit such amounts in the Collection Account as are specified in the Agreement. Amounts so deposited will be invested in Permitted Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such other date as may be approved by the Rating Agencies [and the Enhancer]. Not later than the third Business Day prior to each Payment Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Payment Date.

     The Trustee will establish and maintain an account (the "Distribution Account") into which will be deposited all amounts received on the CABS and amounts withdrawn from the Collection Account for distribution in accordance with the Agreement. The Distribution Account will be an Eligible Account. Amounts on deposit therein will be invested in Permitted Investments maturing on or before the Business Day prior to the related Payment Date.

     Permitted Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Allocations and Collections

     Except as described below, all collections on the CABS will be allocated in accordance with the Monthly Reports with respect to the CABS between amounts collected in respect of interest and amounts collected in respect of principal. [Amounts received from the CABS with respect to any Seller will not be used to pay shortfalls on any CABS with respect to other Sellers.]

     As to any Payment Date, "Interest Collections" will be equal to the sum of interest distributions thereon received by the Trustee, as identified as such on the Monthly Report during the related Collection Period. As to any Payment Date, "Principal Collections" will be equal to the sum of the amounts collected during the related Collection Period and allocated to principal identified as such on the Monthly Report.

     With respect to any Payment Date, the portion of Interest Collections allocable to the Certificates will equal the product of (a) Interest Collections for such Payment Date and (b) the Certificateholders' percentage interest. Principal Collections will be allocated among the Certificateholders in accordance with their percentage interests in the Trust.

Distributions on the Certificates

     Beginning with the first Payment Date (which will occur on __________), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Payment Date to the persons in whose names such Certificates are registered at the close of business on the last day of the month preceding such Payment Date (the "Record Date"). The term "Payment Date" means the [__________ day of each [month] [quarter] [semi-annual period]] [or, if such date is not the next succeeding Business Day following a CABS Payment Date, then the next succeeding Business Day following such CABS Payment Date.] Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or __________ are required or authorized by law to be closed.

     Application of Interest Collections. On each Payment Date, the Trustee or the Paying Agent will apply the Interest Collections as follows[, the priority or inclusion of which shall be determined in the Agreement]:

         (i) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the [Certificate Principal Balance] [notional amount] of the Class [___] Certificates;

         (ii) to pay the Master Servicing Fee;

         [(iii)as payment for any amounts due for Enhancement;]

         (iv) to pay Certificateholders the product of the Certificateholders' percentage interest and any overdue principal for such Payment Date;

         [(v) to reimburse prior draws made from the Enhancement (with interest thereon at ______________________________);]

         (vi) to pay principal on the Certificates;

         [(vii)any other amounts required to be deposited in an account for the benefit of the Enhancer or owed to the Enhancer pursuant to __________________________]; and

         (viii) any other amounts required to be paid pursuant to the Agreement.

     Payments to Certificateholders pursuant to clause (i) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vi) will be principal payments on the Certificates and will therefore reduce the Invested Amount and the Certificate Principal Balance.

     As to any Payment Date, the "Collection Period" is the period from but not including the Due Date in the month preceding the month of such Payment Date (or with respect to the first Payment Date, the Cut-off Date) through the Due Date in the month of such Payment Date.

     Interest will be distributed on each Payment Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Payment Date will generally equal to [Adjustable Rate] [Variable Rate] [ %]

per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Payment Date exceed a rate equal to the rate for the CABS, weighted on the basis of balance of the CABS as of the commencement of the preceding Collection Period.

     Interest on the Certificates in respect of any Payment Date will accrue on the Certificate Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of [the actual number of days in the Interest Period and a 360-day year] [a 360 day year consisting of twelve thirty-day months]. Interest payments on the Certificates will be funded from Certificate Interest Collections [and, if necessary, from draws on the Enhancement.]

     Distributions of Principal Collections. On each Payment Date, the Trustee or Paying Agent will apply Principal Colllections as follows. [The priority of which shall be determined in the Agreement.]

     (a) payment of amounts specified in amounts due under (i) through (iv) above; and

     (b) distribution in payment of principal or appropriate in [Amortization Period] [Controlled Amortization Period] [Rapid Amortization Period].

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

[Amortization Events

     As described above, the Controlled Amortization Period will continue through the Payment Date in _______, unless an Amortization Event occurs prior to such date in which case Amortization Period will commence prior to such date. "Amortization Event" refers to any of the following events:

         (a) failure on the part of the Depositor (i) to make a payment or deposit required under the Agreement within ____ Business Days after the date such payment or deposit is required to be made, (ii) to record assignments when required or (iii) to observe or perform in any material respect any other covenants or agreements of the Depositor set forth in the Agreement, which failure continues unremedied for a period of __ days after written notice;

         (b) any representation or warranty made by the Depositor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of _____ days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the Depositor has repurchased the CABS during such period (or within an additional __ days with the consent of the Trustee) in accordance with the provisions of the Agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Depositor;

         (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (e) an Event of Servicing Termination occurs under the Agreement (other than the event described in clause (iv) of the definition thereof); or

         [(f) when aggregate principal draws under the Enhancement exceed __% of the Pool Balance as of the Cut-off Date.]

     In the case of any event described in clause (a), (b) or (e), an Amortization Event will be deemed to have occurred only if, after the applicable grace period described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than __% of the percentage interests [or the Enhancer], by written notice to the Depositor and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) [or (f)], an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of an Amortization Event discussed above, if the Depositor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Depositor, on the day of any such filing or appointment the Depositor will promptly give notice to the Trustee of any such filing or appointment. Within __ days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the CABS in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than __% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the CABS in a commercially reasonable manner and on commercially reasonable terms. [The remaining proceeds from the sale, disposition or liquidation of the CABS will [first] be paid to the Enhancer to the extent of unreimbursed draws under the Enhancement and other amounts owing to the Enhancer pursuant to the Enhancement Agreement.] Any [remaining] amounts will be treated as collections allocable to the Certificateholders and the Certificateholders' percentage interest of such remaining proceeds will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. [The Enhancement will not be available to cover any such loss.]

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Depositor and no Amortization Event exists other than such conservatorship, receivership or insolvency of the Depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period or the sale of CABS described above.]

     [In addition, the CABS are subject to Amortization Events, Series ____ Payout Events and/or Liquidation Events. In the event an Amortization Event, Series ____ Payout Event or Liquidation Event occurs with respect to any CABS, a pro rata amortization of the Certificates will occur as specified in the Agreement.]


[The Enhancement]

   [To follow]


Reports to Certificateholders

   [To follow]


Collection and Other Servicing Procedures on CABS

   [To follow]


Servicing Compensation and Payment of Expenses

     [The Master Servicer will receive from interest collections in respect of the CABS a portion of such interest collections as a [monthly] [quarterly] [semi-annual] servicing fee (the "Master Servicing Fee") in the amount of ___% per annum (the "Master Servicing Fee Rate") [on the aggregate principal balance of the CABS].

     The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.]

Evidence as to Compliance

     The Agreement provides for delivery on or before _____ in each year, beginning _______, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding calendar year, except as specified in such statement.

     On or before _____ of each year, beginning ______, the Master Servicer will furnish a report prepared by the internal audit division of the Master Servicer to the Trustee, [the Enhancer] and the Rating Agencies to the effect that such auditors have examined certain documents and the records relating to servicing of the CABS under the Agreement and that, on the basis of such examination, the auditors believe that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as the auditors believe to be immaterial and (b) such other exceptions as shall be set forth in such report. Such internal auditor's report will be accompanied by a letter of a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) as to the accuracy of such report based on a review conducted in accordance with standards established by the American Institute of Certified Public Accountants.

Certain Matters Regarding the Master Servicer and the Depositor

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law with any other activities of a type and nature presently carried on by it or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates[; and (c) such proposed successor servicer is reasonably acceptable to the Enhancer.] No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the CABS which are not in accordance with the provisions of the Agreement. Under the Agreement, the Depositor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement. The Depositor will also indemnify each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they arise from any action by any Certificateholder. In the event of an Event of Servicing Termination resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Depositor for any losses, claims, damages and liabilities of the Depositor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the

Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to make any deposit required under the Agreement, which failure
continues unremedied for [     ] Business Days after the giving of written
notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which materially and adversely affects the interests of the Certificateholders and continues unremedied for [ ] days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders evidencing an aggregate, undivided interest in the Trust of at least [ ]% of the Certificate Principal Balance;
(iii) the occurrence of an "Insolvency Event" (as defined in the Agreement) with respect to the Master Servicer or (iv) a change in control (as defined in the Securities Exchange Act of 1934) of the Master Servicer and the debt rating of the entity succeeding to such ownership not being rated investment grade by the Rating Agencies. Under certain circumstances, the Enhancer with the consent of Certificateholders evidencing an aggregate, undivided interests in the Trust of at least [ ]% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance
referred to under clause (i) above for a period of [   ] Business Days or
referred to under clause (ii) above for a period of [ ] Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor[, the Enhancer] and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least __% of the Certificate Principal Balance [or the Enhancer,] may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of a servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $________ [and reasonably acceptable to the Enhancer] to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

     The Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee [and with the consent of the Enhancer], but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder [or the Enhancer]; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the Certificates. The Agreement may also be amended from time to time by the Master Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust of at least __% of the Certificate Principal Balance [and the Enhancer] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the CABS or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding or (iii) adversely affect the interests of any Certificateholder [or the Enhancer].

Mandatory Repurchase

     Cash distributions to Certificateholders will be made[, on a pro rata basis,] on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent CABS, including any such purchase on such date (a "Mandatory Repurchase"). The aggregate principal amount of [each class of] Certificates to be redeemed will be an amount equal to the certificates' percentage interest of the amount then on deposit in the Pre-Funding Account.]

Termination; Retirement of the Certificates

     The Trust will terminate on the Payment Date following the later of [(A) payment in full of all amounts owing to the Enhancer] and (B) the earliest of
(i) the Payment Date on which the Certificate Principal Balance of each Class of Certificates of each Series has been reduced to zero, (ii) the final payment or other liquidation of the last Security in the Trust [and (iii) the Payment Date in __________, on which date the Enhancement will be available to pay any outstanding Certificate Principal Balance.] [The Certificates will be subject to optional retransfer to the Depositor on any Payment Date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance [and all amounts due and owing to the Enhancer and unreimbursed draws on the Enhancement, together with interest thereon, as provided under the Enhancement Agreement,] have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Payment Date.] In no event, however, will the Trust created by the Agreement continue after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Depositor. See "Amortization Events" herein.

The Trustee

     The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or their affiliates, including the Master Servicer.


     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee[, as approved by the Enhancer.] The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee[, as approved by the Enhancer]. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trustee of at least __% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for __ days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

Certain Activities

     Except as otherwise provided in the Agreement, the Trust will not (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the CABS); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.


                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the CABS. [The CABS will have been acquired by the Depositor from LSSI in privately negotiated transactions.]


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Characterization of the Certificates as Indebtedness

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents, Brown & Wood LLP, special counsel to the Depositor ("Special Tax Counsel"), will advise the Depositor, upon each issuance of a Series of Certificates, that the Certificates of such Series will be treated as indebtedness for Federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Considerations" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor,
the Series [    ] Certificates.

     The Underwriter is obligated to purchase all the Series [    ]
Certificates offered hereby if any are purchased.

     Distribution of the Series [    ] Certificates will be made by the
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the
Depositor, before deducting expenses payable by the Depositor, will be [   ]%
of the aggregate original principal amount of the Certificates as of the Cut-off Date, plus accrued interest at the [applicable] [initial] [weighted Average] Certificate Rate from the Cut-off Date. In connection with the
purchase and sale of the Series [    ] Certificates, the Underwriter may be
deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriter is an affiliate of the Depositor, and the participation by the Underwriter in the offering of the Certificates complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     The Underwriting Agreement provides that the [Seller] [Depositor] will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.


                                LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood LLP and for the Underwriters by Brown & Wood LLP, New York, New York.


                                    RATING

     It is a condition to issuance that the Certificates be rated
______________.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the CABS. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the CABS or the possibility that Certificateholders might realize a lower than anticipated yield.


     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  Schedule I


                             Class _

          CUSIP #________                    Rating:________

                                          [monthly][quarterly]
                                              [semi-annual]       Aggregate
                             Aggregate      Interest Payment   Interest Payment
Interest Payment Dates    Notional Amount    on Single Class    on Single Class
----------------------    ---------------    ---------------    ---------------
On each Payment             $__________        $_____              $_____
Date commencing on
_____________, and
thereafter until the
Class __ Certificates
have been paid in full.
In the case of the first
Interest Payment Date,
interest will accrue
from and including the
Closing Date to but
excluding the __________
Interest Payment Date.


                                Class __


       CUSIP #________                    Rating:________

                                                 Minimum         Interest Rate
Principal             Aggregate Face Amount     Authorized       on Principal
Payment Dates         of Principal Component   Denomination       Component
-------------         ----------------------   ------------      -------------
Commencing with the         $__________        $_____               ___%
______________
Distribution Date,
and thereafter until
the Class _ Certif-
icates have been
paid in full.


                           [monthly][quarterly]
                              [semi-annual]
                             Monthly Interest       Aggregate Interest
                            Payment on Single       Payment on Single
Interest Payment Dates            Class                   Class
----------------------      -----------------       -----------------
On each Payment                  $______                 $______
Date commencing on
_____________ and

thereafter until the
Class _ Certificates
have been paid in full.
In the case of the first
Interest Payment Date,
interest will accrue from
and including the Closing
Date to but excluding the
______________ Interest
Payment Date.


                                                       Appendix 1
                            THE SELLER


     [General description of the Seller (if originator of the Receivables portfolio) and its credit card business.]


                            [Account Underwriting]


                            [Creation of Accounts]


                            [Billing and Payments]


                     [Delinquencies and Loss Experiences


                        [Revenue and Yield Experience]


                                [Interchange]


                                [Competition]


                        [Composition by Credit Limit]


                         [Composition By Account Age]


            [Geographic Distribution of Accounts and Receivables]


                           [Monthly Payment Rates]

                                                      Appendix 2

                           DESCRIPTION OF THE CABS

Index of Principal Terms

Term                                                      Page No

Accounts. . . . . . . . . . . . . . . . . . . . . . . .
Accumulation Period . . . . . . . . . . . . . . . . . .
Agreement . . . . . . . . . . . . . . . . . . . . . . .
Alternative Principal Payment . . . . . . . . . . . . .
Amortization Event. . . . . . . . . . . . . . . . . . .
BIF . . . . . . . . . . . . . . . . . . . . . . . . . .
Business Day. . . . . . . . . . . . . . . . . . . . . .
CABS. . . . . . . . . . . . . . . . . . . . . . . . . .
CABS Index. . . . . . . . . . . . . . . . . . . . . . .
(CABS) Payment Date . . . . . . . . . . . . . . . . . .
CABS Trustee. . . . . . . . . . . . . . . . . . . . . .
Cede. . . . . . . . . . . . . . . . . . . . . . . . . .
Certificateholders. . . . . . . . . . . . . . . . . . .
Certificate Interest Collections. . . . . . . . . . . .
Certificate Owner . . . . . . . . . . . . . . . . . . .
Certificate Principal Balance . . . . . . . . . . . . .
Certificate Rate. . . . . . . . . . . . . . . . . . . .
Certificates. . . . . . . . . . . . . . . . . . . . . .
Collection Account. . . . . . . . . . . . . . . . . . .
Collection Period . . . . . . . . . . . . . . . . . . .
Controlled Amortization Amount. . . . . . . . . . . . .
Controlled Amortization Period. . . . . . . . . . . . .
Definitive Certificate. . . . . . . . . . . . . . . . .
Depositor Company . . . . . . . . . . . . . . . . . . .
Determination Date. . . . . . . . . . . . . . . . . . .
Dissolution Distribution Date . . . . . . . . . . . . .
Distribution Account. . . . . . . . . . . . . . . . . .
DTC . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Account. . . . . . . . . . . . . . . . . . . .
Enhancement . . . . . . . . . . . . . . . . . . . . . .
Enhancement Trust . . . . . . . . . . . . . . . . . . .
Enhancer. . . . . . . . . . . . . . . . . . . . . . . .
ERISA . . . . . . . . . . . . . . . . . . . . . . . . .
Events of Servicing Termination . . . . . . . . . . . .
Expected Final Payment Date . . . . . . . . . . . . . .
Interest Collections. . . . . . . . . . . . . . . . . .
Interest Period . . . . . . . . . . . . . . . . . . . .
Investment Amount . . . . . . . . . . . . . . . . . . .
LSSI. . . . . . . . . . . . . . . . . . . . . . . . . .
Master Servicer . . . . . . . . . . . . . . . . . . . .
Maximum Principal Payment . . . . . . . . . . . . . . .
Monthly Report. . . . . . . . . . . . . . . . . . . . .
Original Certificate Principal Balance and Original
  Invested Amount . . . . . . . . . . . . . . . . . . .
Paying Agent. . . . . . . . . . . . . . . . . . . . . .
Percentage Interest . . . . . . . . . . . . . . . . . .
Pool Balance. . . . . . . . . . . . . . . . . . . . . .
Principal Collections . . . . . . . . . . . . . . . . .
Principal Funding Account . . . . . . . . . . . . . . .
Receivables . . . . . . . . . . . . . . . . . . . . . .

Record Date . . . . . . . . . . . . . . . . . . . . . .
Representative. . . . . . . . . . . . . . . . . . . . .
SAIF. . . . . . . . . . . . . . . . . . . . . . . . . .
Schedule. . . . . . . . . . . . . . . . . . . . . . . .
Seller. . . . . . . . . . . . . . . . . . . . . . . . .
Series. . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee . . . . . . . . . . . . . . . . . . . . .
Servicing Fee Rate. . . . . . . . . . . . . . . . . . .
Special Tax Counsel . . . . . . . . . . . . . . . . . .
Treasury Rate . . . . . . . . . . . . . . . . . . . . .
Trust . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee . . . . . . . . . . . . . . . . . . . . . . . .
Underwriters. . . . . . . . . . . . . . . . . . . . . .
Underwriter Agreement . . . . . . . . . . . . . . . . .

Glossary of Terms Defined

     "Accounts" means [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] accounts

     "Accumulation Period" means the period beginning at the close of business on and continuing until the earliest of (a) the commencement of an Amortization Event, (b) payment of the Certificate Principal Balance of the Certificates in full or (c) the Series Termination Date.

     "Agreement" means the Master Pooling and Servicing agreement dated as of
[           ].

     "Alternative Principal Payment" means ___________________________________
_______________________________________________________________________.

     "Amortization Event" means Such an event refers to any of the following events:

         (a) failure on the part of the Company (i) to make a payment or deposit required under the Agreement within Business Days after the date such payment or deposit is required to be made, (ii) to record assignments or (iii) to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Agreement, which failure continues unremedied for a period of days after written notice;

         (b) any representation or warranty made by the Company in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the Company has repurchased the CABS during such period (or within an additional days with the consent of the Trustee) in accordance with the provisions of the Agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Company;

         (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (e) an Event of Servicing Termination occurs under the Agreement (other than the event described in clause (iv) of the definition thereof); or

         [(f) when aggregate principal draws under the Enhancement exceed % of the Pool balance as of the Cut-off Date.]

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or are required or authorized by law to be closed.


     "CABS" are certain asset backed certificates.

     "CABS Index" is the rate of interest on securities equalling [Adjustable Rate] [Variable Rate] [ %] per annum.

     "(CABS) Payment Date" is the [ ] day of each [month] [quarter] [semi-annual] period or if such [ _ ] day is not a Business Day, the next succeeding Business Day, on which interest with respect to the Certificates will be distributed.

     "CABS Trustee" is the Trustee for the holders of securities.

     "Cede" means Cede & Co.

     "Certificateholders" mean the holders of the certificates.

     "Certificate Interest Collections" mean the portion of interest collections allocable to the Certificates.

     "Certificate Owner" means a person acquiring a beneficial ownership interest in the Certificates.

     "Certificate Principal Balance" means the principal amount of the outstanding Certificates.

     "Certificate Rate" means the rate at which interest will accrue on the [Class _] Certificates equal to the rate of [Adjustable Rate] [Variable Rate] [ %] per annum.

     "Certificates" mean [Adjustable Rate] [Variable Rate] [ ] Asset Backed Certificate, Series [_].

     "Collection Account" means the account where the Master Servicer will deposit or will cause to be deposited Interest Collections and Principal Collections in respect of the CABS.

     "Collection Period" means the period from but not including the Due Date in the month preceding the month of such Payment Date (or, with respect to the first Payment Date, the Cut-off Date) through the Due Date in the month of such Payment Date.

     "Controlled Amortization Amount" means __________________________________
_____________________________________________________.

     "Controlled Amortization Period" means the period beginning on the first Payment Date and, unless an Amortization Event shall have occurred, ending on the Payment Date.

     "Definitive Certificate" means a definitive certificate representing a Certificate Owner's interest.

     "Depositor Company" is Lehman ABS Corporation.

     "Determination Date" is the Business Day prior to each Payment Date.


     "Dissolution Distribution Date" is the date on which remaining amounts of the proceeds from the sale, disposal or liquidation of the CABS will be treated as collections allocable to the Certificateholders and the Certificateholders' percentage interest of such remaining proceeds will be distributed to the Certificateholders.

     "Distribution Account" is the account where the Trustee will deposit or will cause to be deposited Interest Collections and Principal Collections in respect of the CABS.

     "DTC" is The Depository Trust Company.

     "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the rating agencies, (ii) one or more accounts with a depository institution which accounts are fully insured by either SAIF or BIF of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with a Trustee or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from such Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates [and acceptable to the Enhancer].

     "Enhancement" is enhancement issued to the Certificates pursuant to the Agreement.

     "Enhancement Trust" is the trust that issues the enhancement.

     "Enhancer" is the provider of Enhancement.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Events of Servicing Termination" are defined as events consisting of (i) any failure by the Master Servicer to deposit in the Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance; (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which materially and adversely affects the interests of the Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders evidencing an aggregate undivided interest in the trust of at least 51% of the Certificate Principal Balance; (iii) the occurrence of an Insolvency Event with respect to the Master Servicer or (iv) a change in control (as defined in the Securities and Exchange Act of 1934) of the Master Servicer and the debt rating of the entity succeeding to such ownership not being rated investment grade by Rating Agencies.

     "Expected Final Payment Date" is the [ ] Payment Date upon which Certificateholders will be entitled to receive as payment an amount equal to the outstanding Certificate Balance.

     "Interest Collections" is the amount equal to the sum of interest distributions thereon received by the Trustee, as identified as such on the Monthly Report during the related Collection Period.

     "Interest Period" means the period from the preceding payment date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date.

     "Investment Amount" is the amount equal to the Original Invested Amount minus the amount of Principal Collections previously distributed to Certificateholders.

     "LIBOR" is the arithmetic mean of London interbank offered quotations for one-month Eurodollar deposits.

     "Liquidation Loss Amount" is the amount by which (x) the CABS' pro rata share of the principal component of the required distribution amount for the CABS for the preceding CABS Payment Date exceeds (y) the amount actually distributed on the CABS and allocable to principal on such preceding CABS Payment Date or Dates.

     "LSSI" is Lehman Special Securities, Inc.

     "Master Servicer" is [ ], as Master Servicer.

     "Master Servicing Fee" is the monthly portion of interest collections that the Master Servicer will receive on each Payment Date in respect of the CABS.

     "Master Servicing Fee Rate" is the % per annum that determines the Servicing Fee amount.

     "Maximum Principal Payment" is the amount equalling the product of the Certificateholders' percentage interest and Principal Collections for such Payment Date.

     "Monthly Report" is the most recent monthly report.

     "Original Certificate Principal Balance and Original Invested Amount" is the aggregate undivided interest in the Trust represented by the Class _] Certificates as of the Closing Date equalling $ of principal.

     "Paying Agent" shall initially be the Trustee, together with any successor thereto in such capacity, who shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

     "Percentage Interest" is interest in the Trust evidenced by a [Class ] Certificate.

     "Principal Collections" is the amount equal to the sum of the amounts collected during the related Collection Period and allocated to principal identified as such on the monthly report.


     "Principal Funding Accounts" are trust accounts where collections of Principal Receivables and certain other amounts allocable to holders of the Certificates will be deposited on each Payment Date during the Accumulation Period.

     "Receivables" are [consumer] [revolving] [credit card] [charge card] [debit card] receivables.

     "Record Date" is the last day of the month preceding such Payment Date.

     "Representative" is Shearson Lehman Brothers Inc.

     "SAIF" is the Savings Association Insurance Fund.

     "Schedule" is the schedule used to identify each Private Security transferred to the Trust.

     "Seller" is the source of purchase of the Receivables.

     "Series" is a series of Certificates.

     "Treasury Rate" is the average yield on U.S. Treasury Securities, adjusted to a constant maturity of __ years.

     "Trust" refers to Lehman Credit Card Master Trust.

     "Trustee" is [ ], as trustee.

     "Underwriters" are the named underwriters for whom Shearson Lehman Brothers Inc. represents.

     "Underwriting Agreement" is the underwriting agreement, dated
__________________.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER[S]. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR ANY SALE HEREUNDER, SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE TRUST SINCE SUCH DATES.
                                  __________

         TABLE OF CONTENTS

       PROSPECTUS SUPPLEMENT
                                    Page
Summary of Terms. . . . . . . . . .
Risk Factors. . . . . . . . . . . .
The Enhancer  . . . . . . . . . . .
Servicing . . . . . . . . . . . . .
Maturity and Prepayment
  Considerations. . . . . . . . . .
Description of the Certificates . .
Use of Proceeds . . . . . . . . . .
Certain Federal Income
  Tax Consequences. . . . . . . . .
Underwriting. . . . . . . . . . . .
Legal Matters . . . . . . . . . . .
Rating  . . . . . . . . . . . . . .
Index of Principal Terms. . . . . .

            PROSPECTUS

Summary of Terms. . . . . . . . . .
Risk Factors. . . . . . . . . . . .
Description of the Certificates
  Trust Assets Enhancement. . . . .
Servicing of Receivables. . . . . .
The Agreements. . . . . . . . . . .
Certain Legal Aspects of
  the Receivables . . . . . . . . .
The Depositor . . . . . . . . . . .
Use of Proceeds . . . . . . . . . .
Certain Federal Income Tax
  Consequences. . . . . . . . . . .
State Tax Considerations. . . . . .
ERISA Considerations. . . . . . . .
Plan of Distribution. . . . . . . .
Legal Matters . . . . . . . . . . .


                                                      [LOGO]




                                                Lehman Card Account



                                                   Master Trust











                                          [Fixed][Variable][Adjustable]
                                 Asset Backed [Senior/Subordinate] Certificates,



                                                  Series [   ]





                                                      [LOGO]





                                                     Depositor







                                           ____________________________

                                               PROSPECTUS SUPPLEMENT
                                           ____________________________

                                                  LEHMAN BROTHERS



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996



PROSPECTUS SUPPLEMENT                                           Version #3
(To Prospectus dated              )

                              [(Approximate)]
                         LEHMAN CARD ACCOUNT TRUST
[Adjustable Rate] [Variable Rate] [   %] Asset Backed [Certificates][Notes],
                  Series [Class __] [Certificates][Notes]


    The [Adjustable Rate] [Variable Rate] [   %] Asset Backed
[Certificates][Notes] (collectively, the "[Certificates][Notes]"), will represent interests in the Lehman Card Account Trust (the "Trust") to be created by Lehman ABS Corporation (the "Depositor") pursuant to a [Trust
Agreement][Indenture] dated as of __________, 199_, between the Depositor and _________________, as [trustee][owner trustee][indenture trustee] (the ["Trustee"]["Owner Trustee"]["Indenture Trustee"]). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated September __, 1993 attached hereto (the "Prospectus").

    The Trust will consist of certain asset backed certificates or notes (collectively, the "CABS") issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement, sale and servicing agreement, indenture or trust agreement (the "Agreement"). The CABS evidence interests in a trust fund created by the Agreement, the property of which includes a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts (collectively, the "Accounts"), all monies due in payment of the Receivables [transferred to the Trust by the Depositor on or prior to the Closing Date] [and monies on deposit in a trust account (the "Pre-Funding Account")] and certain other properties, as more fully described herein.

    The [Class __] [Certificates][Notes] offered hereby will have an initial aggregate principal balance of approximately $____________[, and will evidence in the aggregate an initial beneficial ownership interest of approximately _____% in the Trust]. [The Class __ [Certificates] [Notes] offered hereby will have a notional principal balance of approximately $_________[, and will evidence in the aggregate an initial beneficial ownership interest of approximately ____% in the Trust]. The Class __ [Certificates][Notes] are entitled only to distributions of a portion of the interest on the CABS and are not entitled to any distributions in respect of principal.] [The Class __ [Certificates][Notes][, which are not offered hereby,] [will evidence in the aggregate an approximate ____% undivided interest in the Trust.] [The rights of the Class __ [Certificateholders][Noteholders] to receive distributions with respect to the CABS are subordinated to the rights of the [Class __] [and Class __] [Certificateholders][Noteholders] to the extent described herein and in the Prospectus]. See "Description of the [Certificates][Notes]--General".

    Interest will accrue on the [Class __] [Certificates][Notes] at the rate of [Adjustable Rate] [Variable Rate] [____%] per annum (the "[Certificate][Note] Rate"). Interest [and principal] with respect to the [Class __]

[Certificates][Notes] will be distributed on the [    ] day of each [month]
[quarter] [semi-annual period] or, if such [   ] day is not a Business Day (as
defined herein), the next succeeding Business Day (the "Payment Date"),
commencing [        ].  Principal with respect to the [Class __]
[Certificates][Notes] will be distributed on each Payment Date commencing on
the [    ] Payment Date, or earlier in certain circumstances described herein.

    There is currently no market for the [Certificates][Notes] offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.
____________________

THE [CERTIFICATES][NOTES] REPRESENT [INTERESTS IN] [OBLIGATIONS OF] THE TRUST
 ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE
    [TRUSTEE][OWNER TRUSTEE] [INDENTURE TRUSTEE] OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE [CERTIFICATES][NOTES]
    NOR THE ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

    The Series ____ [Certificates][Notes] offered hereby will be purchased by Lehman Brothers Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, will be
[   ]% of the aggregate original principal amount of the [Certificates][Notes]
as of ___   , [   ] (the "Closing Date"), plus accrued interest at the
applicable [Certificate][Note] Rates thereon from the Closing Date.

    The [Certificates][Notes] are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the [Certificates][Notes] will be [delivered in book-entry form] [available for delivery] [through the facilities of [The Depository Trust Company] [CEDEL S.A.] [Euroclear System]] at the office of ________ on or about __________. [The [Certificates][Notes] will be offered in Europe and the United States of America.] ____________________

                               Lehman Brothers


            The date of this Prospectus Supplement is      ,     .



    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE [CERTIFICATES][NOTES] AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


    Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the [Certificates][Notes], whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                             ____________________

    The [Certificates][Notes] offered hereby constitute part of a separate series of Asset Backed [Certificates][Notes] being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated September _, 1993. This Prospectus Supplement does not contain complete information about the offering of the [Certificates][Notes]. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the [Certificates][Notes] may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.



                                   SUMMARY

    The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus.


Securities Offered:        [Adjustable Rate] [Variable Rate] [    %]
                           Asset Backed [Certificates][Notes], Series
                           _____ [Class __] (the "[Certificates]
                           [Notes]").

Trust:                     Lehman Card Account Trust.

Depositor:                 Lehman ABS Corporation.

[Trust Agreement]
[Indenture]:               The [Certificates][Notes] will be issued
                           pursuant to a [Trust Agreement][Indenture]
                           dated as of __________, [     ] (the "[Trust
                           Agreement][Indenture]") between the Depositor and ______________ in its capacity as [trustee][owner trustee][indenture trustee]
                           (the ["Trustee"]["Owner Trustee"]["Indenture
                           Trustee"]).  Pursuant to the [Trust
                           Agreement][Indenture], the Depositor will transfer the CABS to the [Trustee][Owner
                           Trustee][Indenture Trustee] in exchange for the [Certificates][Notes]. The [Trustee]
                           [Owner Trustee][Indenture Trustee] will
                           allocate each distribution of principal
                           and interest on  CABS among the [Certificates]
                           [Notes] in accordance with the
                           [Trust Agreement][Indenture].

CABS: The CABS are described in Schedule 1 to this Prospectus Supplement. The CABS will consist of certain eligible asset backed certificates or notes, as more fully described herein, each issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement, sale and servicing agreement, indenture or trust agreement (the "Agreement").

                           [On           , [    ] (the "Closing Date"),
                           the Depositor will assign and transfer CABS
                           (the "Initial CABS") having an aggregate
                           principal balance of approximately $
                           as of           [    ] (the "Initial Cut-off
                           Date"), to the Trust pursuant to a [Trust

                           Agreement][Indenture] to be dated as of
                                     , [    ] (as amended and
                           supplemented from time to time, the ["Trust
                           Agreement"]["Indenture"]), by and between the Trust and the Depositor. On and following the Closing Date, pursuant to the [Trust Agreement][Indenture], the Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional CABS (the "Subsequent CABS") from time to time during [such time as is specified herein] (the "Funding Period") having an aggregate principal balance equal to
                           approximately $           (such amount being
                           equal to an amount on deposit in the Pre-
                           Funding Account (the "Pre-Funded Amount") on the Closing Date). The Depositor will designate as a cutoff date (each a "Subsequent Cutoff Date") the date as of which particular Subsequent CABS are conveyed to the Trust. It is expected that certain of the Subsequent CABS arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent CABS will be conveyed to the Trust as frequently as [daily] thereafter on dates specified by the Depositor (each date on which Subsequent CABS are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. [See "Description of the [Trust Agreement] [Indenture] -- Sale and Assignment of CABS; Subsequent CABS" herein.]

                           The Initial CABS have been selected, and the Subsequent CABS will be selected, from the CABS owned by the Depositor based on the criteria specified in the [Trust Agreement] [Indenture] and described herein.

                           Following the transfer of Subsequent CABS to the Trust, the characteristics of the entire pool of CABS included in the Trust may vary significantly from those of the Initial CABS.
                           See "Risk Factors -- The CABS and the Pre-Funding Account" and "The CABS Pool" herein.]

                           The CABS will be registered in the name of the [Trustee][Owner Trustee][Indenture Trustee] or its nominee and all distributions on each Payment Date for the CABS will be made to the [Trustee][Owner Trustee][Indenture Trustee].

                           The [Trustee][Owner Trustee][Indenture
                           Trustee] will allocate each month's dis-tributions of principal and interest on the CABS among the Classes of [Certificates] [Notes] in accordance with the [Trust Agreement][Indenture]. See "Description of the Offered [Certificates][Notes]--
                           Distributions" herein.

[Description of
   Certificates:           Each Certificate will represent an undivided
                           interest in the Trust as described herein.]

[Description of Notes:     The Notes will be secured by the assets of the
                           Trust pursuant to the Indenture.]

[Class __:                 [Represents] [Evidences] $__________ aggregate
                           principal amount of  CABS payable on each
                           Payment Date beginning _________ (or sooner
                           under certain limited circumstances as
                           described herein, plus interest thereon at
                           [Adjustable Rate] [Variable Rate] [   %] per
                           annum payable [monthly] [quarterly] [semi-annually] on each Payment Date.]

[Class __:                 Represents interest at [Adjustable Rate]
                           [Variable Rate] [   %] per annum  on
                           $__________ outstanding [Class    ] notional
                           amount for the preceding [monthly] [quarterly]
                           [semi-annual] payable [monthly] [quarterly]
                           [semi-annually] on each Payment Date.  The
                           notional amount for the [Class   ]
                           [Certificates][Notes] is equal to the
                           outstanding principal balance of the CABS, but
                           is used solely for purposes of determining
                           interest payments and certain other rights of
                           holders of [Class    ] [Certificates][Notes]
                           and does not represent any interest in or right to receive principal payments.]

[Class       :             [Represents] [Evidences] $ ___ aggregate
                           principal amount of CABS and is entitled to distributions in respect of principal with disproportionate, nominal or no distributions in respect of interest.]

Interest Payments:         Interest will accrue on the unpaid principal
                           amount of the [Class __] [Certificates][Notes] at the per annum rate specified herein [and interest will accrue on the notional amount of the Class __ [Certificates][Notes] at the per annum rate specified herein]. Except as otherwise provided herein, interest will be distributed to [Certificateholders]

                           [Noteholders] on each Interest Payment Date.

                           [Distributions will be made pro rata to
                           [Class ] Certificateholders according to the ratio that the interest rate on the [Certificates] [Notes] bears to the interest rate on the CABS. See "Description of the [Certificates][Notes]--Payments of Interest" herein.]

Interest Payment Date:     On each Payment Date commencing on _________
                           and thereafter until the [Class __]
                           [Certificates][Notes] have been paid in full.
                           In the case of the first Interest Payment
                           Date, interest will accrue from and including the Closing Date to but excluding the _________ Interest Payment Date.

Principal Payments:        [No principal will be payable to [Class __]
                           [Certificateholders][Noteholders] until the
                           ___________ Payment Date [or, upon the
                           occurrence of an Amortization Event, the first
                           Payment Date with respect to the Rapid
                           Amortization Period], as described herein.]

                           [The Class __ [Certificates][Notes] do not have a [certificate][note] principal balance, and are entitled only to distributions of a portion of the interest received on the CABS and are not entitled to any distributions in respect of principal.]

                           [The Class __ [Certificates][Notes] are
                           entitled only to distributions of principal.]

Principal Payment Date:    Commencing with the ___________ Payment Date,
                           and thereafter until the [Class __]
                           [Certificates][Notes] have been paid in full.

Payment Date:              Payments on the [Certificates][Notes] will be
                           made on each day that payments of principal or interest are made on the CABS as described herein [or as otherwise described in the [Trust Agreement][Indenture]].

Record Date:               Payments on the [Certificates][Notes] will be
                           made to [Certificateholders][Noteholders] in whose name the [Certificates][Notes] were registered at the close of business on the last day of the month prior to the month in which such payment occurs.

[Combination of
  [Certificates][Notes]:   During any Combination Period and upon payment

                           of a Combination Fee, a [Certificateholder]
                           [Noteholder] may surrender to the [Trustee]
                           [Owner Trustee][Indenture Trustee]] such
                           [Certificates][Notes] in the relative
                           proportions, by principal amount, specified
                           herein.  Upon such surrender, the
                           [Certificateholder][Noteholder]  will be
                           entitled to receive, in exchange, a like
                           principal amount of the CABS. The Combination Fee will equal ___% of the principal amount of the [Certificates][Notes] so surrendered, determined after giving effect to payments of principal to be made thereon on the following Payment Date. The procedure for exchanging such [Certificates][Notes] will differ
                           slightly from the foregoing if the Beneficial Owner of such [Certificates][Notes] is an employee benefit plan subject to ERISA (as defined under "ERISA Considerations" herein).
                           A Holder may exchange [Certificates][Notes]
                           [monthly][quarterly] on any Business Day
                           during the periods [     ] (each, a
                           "Combination Period"), commencing [  ].
                           However, the right to exchange [Certificates]
                           [Notes] will expire [       ].  See "Description
                           of the [Certificates][Notes] -- Combination of [Certificates][Notes]" herein.]

[Mandatory Prepayment:     The [Certificates][Notes] will be prepaid, in
                           part, pro rata on the basis of their initial principal amounts, on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent CABS, including any such purchase on such date. The aggregate principal amount of [Certificates] [Notes] to be prepaid will be an amount equal to the [Certificates]
                           [Notes] [percentage interest of][entitlement to] the amount then on deposit in the Pre-
                           Funding Account.]

[Pre-Funding Account:      During the period (the "Funding Period") from
                           and including the Closing Date until the
                           earliest of (i) the date on which (a) the
                           amount on deposit in the Pre-Funding Account
                           is less than $        , (b) an Amortization
                           Event occurs or (c) certain events of
                           insolvency occur with respect to the Depositor or (ii) the close of business on the Payment Date, the Pre-Funded Amount will be maintained as an account in the name of the [Trustee][Owner Trustee][Indenture Trustee]

                           (the "Pre-Funding Account").  The Pre-Funded
                           Amount will initially equal approximately
                           $           , and during the Funding Period,
                           will be reduced by the amount thereof used to purchase Subsequent CABS in accordance with the [Trust Agreement][Indenture]. The Depositor expects that the Pre-Funded Amount
                           will be reduced to less than $       by the
                           Payment Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the [Certificateholders] [Noteholders] [pro rata] in proportion to the respective [percentage interest][entitlement] of each class of the [Certificates][Notes].]

Certain Federal Income
  Tax Consequences:        Subject to the qualifications set forth in
                           "Certain Federal Income Tax Consequences" herein, special tax counsel to the Depositor is of the opinion that, under existing law, the Trust will be classified as a [grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"), and not as an association taxable as a corporation] [as an owner trust and the Notes will be treated as debt instruments for Federal, state and local income and franchise tax purposes as of the Closing Date.] See "Certain Federal Income
                           Tax Consequences" herein.

Legal Investment:          Institutions whose investment activities are
                           subject to legal investment laws and regula-tions or to review by certain regulatory authorities may be subject to restrictions on investment in the [Certificates][Notes]. See
                           "Legal Investment Considerations" herein.

ERISA: Under current law the purchase and holding of the [Certificates][Notes] by or on behalf of any employee benefit plan (a "Plan") subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may result in a "prohibited transaction" within the meaning of ERISA and the Code. Consequently, [Certif-icates][Notes] may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the [Trustee][Owner Trustee][Indenture Trustee] and the Depositor receive the opinion of counsel described under "ERISA Considerations" herein.


Rating: It is a condition to the issuance of the [Certificates][Notes] that they be rated in [one of the four highest] rating categories by at least one nationally recognized rating agency (each a "Rating Agency"). There is no assurance that such rating will continue for any period of time or that it will not be re-vised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the [Certificates][Notes]. A security rating is not a recommendation to buy, sell or hold securities.

                            RISK FACTORS


    Limited Liquidity. There is currently no secondary market for the [Certificates][Notes]. Lehman Brothers currently intends to make a market in the [Certificates][Notes] but is under no obligation to do so. There can be no assurance that a secondary market will develop in the [Certificates][Notes] or, if a secondary market does develop, that it will provide holders of the [Certificates][Notes] with liquidity of investment or will continue for the life of the [Certificates][Notes].

    [The CABS and the Pre-Funding Account.  On the Closing Date, the Depositor
will transfer to the Trust the approximately $           of Initial CABS and
the approximately $           Pre-Funded Amount for deposit in the Pre- Funding
Account. If the principal amount of eligible CABS conveyed to the Trust by the Depositor during the Funding Period is less than the Pre-Funded Amount, the Depositor will have insufficient CABS to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the [Certificateholders][Noteholders] as described in the following paragraph. See "Social, Economic and Other Factors" and "Trust's Relationship to the Depositor
[and           ]" below.  In addition, any conveyance of Subsequent CABS is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each of such Subsequent CABS must satisfy the eligibility criteria specified in the [Trust Agreement][Indenture]; (ii) the Depositor will not select such Subsequent CABS in a manner that it believes is adverse to the interests of the [Certificateholders][Noteholders]; (iii) as of the related Subsequent Cutoff Date, the CABS in the Trust at that time, including the Subsequent CABS to be conveyed by the Depositor as of such Subsequent Cutoff Date, will satisfy the parameters described under "The CABS Pool" herein; and (iv) the Depositor shall have executed and delivered to the Trust a written assignment conveying such Subsequent CABS to the Trust (including a schedule identifying such Subsequent
CABS). Moreover, any such conveyance of Subsequent CABS made during any given Collection Period will also be subject to the satisfaction, on or before the Payment Date following the end of such Collection Period, of the following conditions subsequent, among others: [(a) the Depositor will deliver certain opinions of counsel to the [Trustee][Owner Trustee][Indenture Trustee] and the Rating [Agency][Agencies] with respect to the validity of the conveyance of all such Subsequent CABS conveyed during such Collection Period; (b) the Rating [Agency] [Agencies] shall have each notified the Depositor in writing that,
following the addition of all such Subsequent CABS, [the Class    ] [each class
of the] [Certificates] [Notes] will be rated at least "[     ]" by the Rating
[Agency] [Agencies]] [;provided, however, that the Depositor will immediately repurchase any Subsequent CABS, at a price equal to the Purchase Amount thereof, upon the failure of the Depositor to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the [Certificates] [Notes] may depend on factors other than the characteristics of the Subsequent CABS.

    To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent CABS to the Trust by the end of the Funding Period, the [Certificateholders][Noteholders] will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable

Pre-Funded Percentage, in respect of a class of the [Certificates][Notes], of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent CABS on such Payment Date. It is anticipated that the principal amount of Subsequent CABS sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the [Certificateholders][Noteholders].

    Each of the Subsequent CABS must satisfy the eligibility criteria specified in the [Trust Agreement][Indenture] at the time of its addition. Following the transfer of Subsequent CABS to the Trust, the characteristics of the pool of CABS included in the Trust may vary significantly from those of the Initial CABS. See "The CABS Pool" herein.]

    [Social, Economic and Other Factors. The ability of the Depositor to acquire Subsequent CABS is largely dependent upon a variety of social and economic factors. However, the Depositor is unable to determine and has no basis to predict whether or to which extent economic or social factors will affect the availability of Subsequent CABS.]

    Trust's Relationship to the Depositor. The Depositor is [not] generally obligated to make any payments in respect of the [Certificates][Notes] or the CABS.

    Maturity Assumptions. The rate of payment of principal of each Class [ ] [Certificate][Note], the aggregate amount of each distribution on and the yield to maturity of all [Certificates][Notes] will depend on the rate of payment of principal (including prepayments) of the CABS. [The CABS are subject to prepayment upon the occurrence of any Amortization Event, which may result from the occurrence of the events described herein and in the prospectus used in connection with the offering of the CABS.]

    [The rate of payment of principal of the Class [  ] [Certificates][Notes]
may also be affected by the repurchase by [    ] of the CABS at a purchase
price equal to [   ]% of the principal balance thereof plus, accrued and unpaid interest, which right is exercisable only after the aggregate principal balance
of the CABS is less than [   ]% of their original principal balance.  In such
event the repurchase price paid by [    ] would be passed through to the Class
[   ] [Certificateholders][Noteholders] as a payment of principal.]

    [The yield to maturity on the [Class   ] [Certificates][Notes], which are
being offered without any original principal amount, is extremely sensitive to the rate of payment or prepayment of the CABS. Investors should fully consider the associated risks, including the risk that if the rate of principal payment on the CABS is rapid the investors may not recoup their initial investment.
See "Yield on the Series _____ [Certificates][Notes] and Prepayments of the CABS".]

    Considerations Regarding CABS; Recent Developments. Prospective investors in Series ______ [Certificates][Notes] should consider carefully the factors set forth under "Special Considerations" in any excerpted sections of the prospectus relating to the CABS for certain additional considerations relating to the CABS and investments backed by Receivables. Neither the Depositor nor the Underwriter participated in the preparation of the prospectus relating to the CABS or the offering of the CABS, and the information provided therein or in the publicly available documents referred to below is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Depositor or the Underwriter. In particular, information set forth in any excerpted sections of the prospectus relating to the CABS speaks only as of the date of the prospectus relating to the CABS; there can be no assurance that events have not occurred, which have not yet been publicly disclosed, that would affect the accuracy or completeness of any statements included in any excerpted sections of the prospectus relating to the CABS or in the publicly available documents filed by or on behalf of the CABS Trust.

    [[ ], as originator of the CABS Trust, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act").  Accordingly, [    ] files annual and periodic reports and other
information with the Commission. Copies of such reports and other information may be inspected and copies at certain offices of the Commission at the addresses listed under "Available Information" in the Prospectus relating to the CABS.]

    [Describe any other recent material developments that may exist from such publicly available information.]

    Rating of the [Certificates][Notes]. It is a condition to the issuance and sale of each Class of the [Certificates][Notes] that they each be rated in [one of the four highest] rating categories by at least one nationally recognized Rating Agency. A rating is not a recommendation to purchase, hold or sell [Certificates][Notes], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the [Certificates][Notes] pursuant to their terms. However, a Rating Agency does not evaluate, and the ratings of the [Certificates][Notes] do not address, the possibility that investors may receive a lower yield than anticipated or the possibility that holders of the [Certificates][Notes] may not receive the return of their initial principal. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.



                   DESCRIPTION OF THE [CERTIFICATES][NOTES]

General

    The [Certificates][Notes] will be issued pursuant to the [Trust Agre-ement][Indenture] dated as of ________, 199_, between the Depositor and ____________, as [Trustee][Owner Trustee][Indenture Trustee]. The Depositor will provide a copy of the [Trust Agreement][Indenture] to prospective investors without charge upon request.

    The following summaries describe certain terms of the [Certificates] [Notes] and the [Trust Agreement][Indenture]. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the [Trust Agreement][Indenture]. Wherever particular defined terms of the [Trust Agreement][Indenture] are referred to, such defined terms are thereby incorporated herein by reference. See "The [Trust Agreement][Indenture]" herein for a summary of additional terms of the [Trust Agreement][Indenture].

    The [Certificates][Notes] will be issued in fully registered form only and will represent undivided interests in the Trust. The [Class __]
[Certificates][Notes] will be freely transferable and exchangeable at the corporate trust office of the [Trustee][Owner Trustee][Indenture Trustee] at its Corporate Trust Department.

Payments on [Certificates][Notes]

    Payments on the [Certificates][Notes], as described below, will be made by the [Trustee][Owner Trustee][Indenture Trustee] on the applicable Payment Date to persons in whose names the [Certificates][Notes] are registered on the Record Date. Distributions to each [Certificateholder][Noteholder] will be made by wire transfer to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the [Trustee][Owner Trustee][Indenture Trustee] and such holder. The final distribution in retire- ment of a [Certificate][Note] will be made only upon surrender of the [Certificate][Note] to the [Trustee][Owner Trustee][Indenture Trustee] at the office thereof specified in the notice to [Certificateholders][Noteholders] of such final distribution. Notice will be mailed prior to the Payment Date on which the final distribution of principal [and interest] on a [Class __] [Certificate][Note] [ or interest on a Class __ [Certificate][Note]] is expected to be made to the holder thereof.

Payments of Interest

    [Certificateholders][Noteholders] will be entitled to receive the distributions of interest on the CABS made on the related Payment Date. The [Certificateholders][Noteholders] of [Class __] [Certificates][Notes] will be entitled to receive interest at an annual rate equal to [Adjustable Rate]
[Variable Rate] [   %] on the aggregate principal amount of the [Class __]
[Certificates][Notes]. [The [Certificateholders][Noteholders] of Class __ [Certificates][Notes] will be entitled to receive interest at a rate equal to ____% on the notional amount of the Class __ [Certificates][Notes]]. Interest will be calculated on the basis of [the actual number of days in the Interest

Period and a 360-day year] [a 360-day year consisting of twelve 30-day months]. Amounts allocable to the [Class __] [and Class __] [Certificates][Notes] will be distributed to the [Certificateholders][Noteholders] of such class of [Class __] [or Class __] [Certificate][Note], as applicable, in proportion to the respective Percentage Interests represented by such Class of [Certificates][Notes].

    If on any Interest Payment Date the distribution of interest on the CABS is greater or less than the amount of interest payable on the [Certificates] [Notes] pursuant to the preceding paragraph on such Interest Payment Date, such difference shall be allocated pro rata among all the [Certificates][Notes] based on their respective Percentage Interests. Principal distributions on the CABS shall not be available to pay interest on the [Certificates][Notes]. Interest with respect to the [Certificates][Notes] due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at the applicable rate.

Payments of Principal

    [Certificateholders][Noteholders] of the [Class __] [Certificates][Notes] will be entitled to receive on each Principal Payment Date the distribution of principal on the CABS for such Payment Date. Amounts distributable in respect of the [Class __] [Certificates][Notes] will be distributed to the [Certificateholders][Noteholders] of [Class __] [Certificates][Notes] in proportion to the respective Percentage Interests represented by such [Certificates][Notes]. Interest distributions on the CABS shall not be available to pay principal of the [Certificates][Notes]. [No distributions of principal of the CABS will be made until the ___________ Principal Payment Date [or, upon the occurrence of an Amortization Event, the first Payment Date with respect to the Amortization Period.]

    The principal balance of the [Class __] [Certificates][Notes] at any time will be equal to the outstanding principal balance of the CABS at such time. As more fully described herein, the outstanding principal balance of the CABS will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CABS.

Combination of [Certificates][Notes]

    Right to Exchange Combined [Certificates][Notes]. On any Business Day during a Combination Period, a [Certificateholder][Noteholder] may surrender to the [[Trustee] [Owner Trustee][Indenture Trustee]] such [Certificates][Notes] (the "Combined [Certificates][Notes]") in the following proportions, by principal amount:

              Combined [Certificates][Notes]
              Proportion



Upon such surrender, the [Certificateholder][Noteholder] will be entitled to receive, in exchange, a like principal amount of CABS. Such CABS will have an unpaid principal balance equal to the outstanding principal amount of the Combined [Certificates][Notes], in each case determined after giving effect to the principal payments to be made thereon on the Payment Date in the month following such Combination Period. A Holder may exchange Combined [Certificates][Notes] [monthly][quarterly] on any Business Day during the
periods [    ], commencing [    ].  However, the right to exchange Combined
[Certificates][Notes] will expire on [    ].

    Combination Fee. Lehman Brothers will charge a Combination Fee for each exchange of Combined [Certificates][Notes] equal to ____% of the unpaid principal amount of such Combined [Certificates][Notes], determined after giving effect to the principal payments to be made thereon on the Payment Date in the month following the related Combination Period.

    Procedure for Exchange. A Holder desiring to effectuate an exchange of Combined [Certificates][Notes] on any Business Day within a Combination Period must notify the [Trustee][Owner Trustee][Indenture Trustee] in writing or by
telecopy not earlier than the [   ] Business Day and not later than the [    ]
Business Day preceding the desired exchange date within such Combination
Period, which notice will become irrevocable on the [    ] Business Day
preceding such exchange date, except as provided below. The address of the [Trustee][Owner Trustee][Indenture Trustee] is _________________ (telefax _________). Promptly after receipt of such notice, the [Trustee][Owner Trustee][Indenture Trustee] will provide the [Certificateholder][Noteholder] with instructions for delivering the Combined [Certificates][Notes] and the Combination Fee to the [Trustee][Owner Trustee][Indenture Trustee] by wire transfer. Unless such notice contains an affirmative statement by such [Certificateholder][Noteholder] that the Beneficial Owner of the Combined [Certificates][Notes] is an employee benefit plan subject to ERISA, such Beneficial Owner, as defined herein, will be conclusively presumed by Lehman Brothers and the [Trustee][Owner Trustee][Indenture Trustee] not to be such a Plan and the surrender of Combined [Certificates][Notes] by such [Certificateholder][Note-holder] will constitute a representation and warranty to Lehman Brothers and the [Trustee][Owner Trustee][Indenture Trustee] that such Beneficial Owner is not such a Plan.

    Upon a proper surrender of Combined [Certificates][Notes] and receipt of the Combination Fee, Lehman Brothers will, at its option retire all of the Combined [Certificates][Notes] and cause the Trust to retire like principal amounts of CABS, in which case the [Certificateholder][Noteholder] of the Combined [Certificates][Notes] will receive a portion of the CABS.

    However, if the [Certificateholder][Noteholder] of the Combined [Certificates][Notes] has given notice that the Beneficial Owner of such Combined [Certificates][Notes] is an employee benefit plan subject to ERISA, Lehman Brothers will notify such [Certificateholder][Noteholder] no later than
the [    ] Business Day preceding such exchange date of the identity of the
CABS proposed to be issued to such [Certificateholder][Noteholder] in exchange for such Combined [Certificates][Notes]. Unless Lehman Brothers is notified by
such [Certificateholder][Noteholder] within [   ] Business Days thereafter that
such [Certificateholder][Noteholder] has decided not to effectuate such exchange, such [Certificateholder][Noteholder] will be deemed to have elected to accept such CABS, and the exchange will occur as set forth above.

    Payments of principal and interest on Combined [Certificates][Notes] (including such [Certificates][Notes] that are retired) will be made on the

Payment Date immediately following the Combination Period to the [Certificateholder][Noteholder] of record as of the related Record Date, in the same manner as if such Combined [Certificates][Notes] had not been exchanged.

Distributions on the CABS; Certificate Account

    All distributions on the CABS will be remitted directly to an account (the "Certificate Account") to be established with the [Trustee][Owner
Trustee][Indenture Trustee] under the [Trust Agreement][Indenture] on the Closing Date. Amounts on deposit in the [Certificate] Account will be invested as described in the [Trust Agreement][Indenture].

Termination

    The obligations of the Depositor and the [Trustee][Owner Trustee][Indenture Trustee] created by the [Trust Agreement][Indenture] will terminate upon the distribution to [Certificateholders][Noteholders] of all amounts required to be distributed to them pursuant to the [Trust Agreement][Indenture]. [In addition, the occurrence of certain Amortization Events with regard to the CABS will lead to an early termination of the obligations of the Depositor and the [Trustee][Owner Trustee][Indenture Trustee] created by the [Trust Agreement][Indenture].]


                           DESCRIPTION OF THE CABS

General

    This Prospectus Supplement sets forth certain relevant terms with respect to the CABS. It does not purport to summarize such securities or to provide complete or updated information with respect to the issuer thereof or the Receivables relating thereto. Appendix A to this Prospectus Supplement
contains [excerpts from] the prospectus pursuant to which $[     ] or [   ]%
CABS were offered and sold in [date]. This Prospectus Supplement relates only to the [Certificates] [Notes] offered hereby and does not relate to the CABS. See "Risk Factors--Considerations Regarding CABS; Recent Developments".

    Although the Depositor has no reason to believe the information concerning
[    ], the CABS Trust or the prospectus relating to the CABS is not reliable, the Depositor has not verified either its accuracy or its completeness.
Neither the Depositor nor the Underwriter warrants that there have not occurred events, not publicly disclosed by [CABS issuer], which would affect either the accuracy or the completeness of the information contained therein. See
"Risk Factors--Considerations Regarding CABS; Recent Developments" above and "--Certain Updated Information with Respect to the CABS" below.

    The CABS are [   ]% [name of asset backed securities] issued by the CABS
Trust, pursuant to         ,  among [     ], as seller, [    ], as servicer,
and [    ], as trustee.

    Set forth below is certain information excerpted and summarized from the prospectus relating to the CABS. The following information has been provided
by [    ].  [Information regarding payments of interest and principal, amortization events and amortization to be excerpted from the prospectus.


    [The CABS will include the Initial CABS purchased as of the Initial Cutoff Date and will include any Subsequent CABS purchased as of the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

    The obligation of the Trust to purchase the Subsequent CABS on a Subsequent Transfer Date will be subject to the CABS in the Trust, including the Subsequent CABS to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: [to follow].

    The Initial CABS will represent approximately      % of the aggregate
initial principal balance of the [Certificates][Notes]. [However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent CABS.] [Therefore,] following the transfer of Subsequent CABS to the Trust, the aggregate characteristics of the pool of CABS, including [characteristics described in the following tables], may vary significantly from those of the Initial CABS.]

Certain Updated Information with Respect to the CABS

    [    ], as originator of the CABS Trust, is subject to the information
requirements of the Exchange Act.  Accordingly, [      ] files reports, and
other information with respect to the CABS Trust, including monthly Servicer Reports regarding the Receivables, with the Commission. A summary of certain of the information included in the most recent monthly Servicer Reports filed with the Commission is included as Appendix [ ] hereto. Copies of such reports and other information may be inspected and copies at certain offices of the Commission at the address listed under "Available Information" in the Prospectus. [Servicer Reports available from the CABS Trustee for privately offered CABS.]

    Neither the Depositor nor the Underwriter participated in the preparation of such Servicer Reports, and the information provided therein or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Depositor or the Underwriter. In particular, information set forth in the Servicer Reports speaks only as of the date of such Servicer Report; there can be no assurance that events have not occurred, which have not yet been publicly disclosed, that would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of the CABS Trust.


                                THE DEPOSITOR

    Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the [Certificates][Notes] of any Series.


    The Depositor has determined that its financial statements are not relevant to the offering made hereby and such financial statements are therefore not included in this Prospectus Supplement.

    The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone:
(212) 289-2000).  See "The Depositor" in the Prospectus.


                       THE [TRUST AGREEMENT][INDENTURE]

    The following summary describes certain terms of the [Trust Agreement][Indenture]. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the [Trust Agreement][Indenture]. Whenever particular sections or defined terms of the [Trust Agreement][Indenture] are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the [Certificates][Notes]" herein for a summary of certain additional terms of the [Trust Agreement][Indenture].

Collection of Payments on [Certificates][Notes]

    The [Certificates][Notes] will be registered in the name of the [Trustee][Owner Trustee][Indenture Trustee] or its nominee name so that all distributions thereon will be made directly to the [Trustee][Owner Trustee][Indenture Trustee]. The obligation of the [Trustee][Owner Trustee][Indenture Trustee] in making distributions on the [Certificates] Notes] is limited to distributions on the underlying CABS which were actually received by it. However, if the [Trustee][Owner Trustee][Indenture Trustee]
has not received a distribution with respect to a CABS by the [   ] Business
Day after the date on which such distribution was due and payable pursuant to the terms of such CABS, the [Trust Agreement][Indenture] will require it to request that the payment be made as promptly as possible and legally permitted and to take such legal action as the [Trustee]
[Owner Trustee][Indenture Trustee] deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.
The reasonable legal fees and expenses incurred by the [Trustee][Owner Trustee][Indenture Trustee] in connection with the prosecution of any legal action will be reimbursable to the [Trustee][Owner Trustee][Indenture Trustee] out of the proceeds of any such action and will be retained by the [Trustee][Owner Trustee][Indenture Trustee] prior to the deposit of any remaining proceeds in the [Certificate][Note] Account pending distribution thereof to [Certificateholders][Noteholders]. Distributions on the [Certificates][Notes] will be reduced by an aggregate amount equal to such fees and expenses in proportion to the distributions of principal and interest that would have been otherwise made on the [Certificates][Notes] on the Payment Date following the recovery of any such proceeds. In the event that the [Trustee] [Owner Trustee][Indenture Trustee] has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the [Trustee][Owner Trustee][Indenture Trustee] will notify the [Certificateholders][Noteholders] that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the [Certificateholders][Noteholders].


Reports to [Certificateholders][Noteholders]

    On or prior to each Payment Date the [Trustee][Owner Trustee][Indenture Trustee] will mail to each [Certificateholder][Noteholder] at its address listed on the [Certificate][Note] Register maintained with the [Trustee][Owner Trustee][Indenture Trustee] a report stating (i) the amounts of principal and
interest, respectively, distributed on each $[   ] in face amount of
[Certificates][Notes] with a denomination of $[   ] and (ii) the aggregate
principal balance of the underlying CABS.

    The [Trustee][Owner Trustee][Indenture Trustee] shall forward by mail to each [Certificateholder][Noteholder] the most current Payment Date Statement received by the [Trustee][Owner Trustee][Indenture Trustee] as of the date of such request.

Amendment

    The [Trust Agreement][Indenture] for the [Certificates][Notes] may be amended by the Depositor and the [Trustee][Owner Trustee][Indenture Trustee], without consent of the [Certificateholders][Noteholders], to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to amend any provision with respect to matters or questions arising under such [Trust Agreement][Indenture]; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the [Trustee][Owner Trustee][Indenture Trustee], adversely affect in any material respect the interests of any [Certificateholders][Noteholders]. The [Trust Agreement][Indenture] may also be amended by the Depositor and the [Trustee] [Owner Trustee][Indenture Trustee] with the consent of [Certificateholders]
[Noteholders] owning Percentage Interests aggregating not less than [     ]%
for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the [Trust Agreement][Indenture] or modifying in any manner the rights of the [Certificateholders][Noteholders]; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on CABS which are required to be distributed in respect of any [Certificates][Notes] without the consent of each [Certificateholder][Noteholder] affected thereby or (ii) reduce the aforesaid percentage of [Certificates][Notes] the [Certificateholders] [Noteholders] of which are required to consent to any such amendment without the consent of all [Certificateholders][Noteholders] then outstanding.

[Mandatory Prepayment

    Cash distributions to [Certificateholders][Noteholders] will be made [, on a pro rata basis,] on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent CABS, including any such purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of [each class of] [Certificates][Notes] to be redeemed will be an amount equal to [Certificates] [Notes] [percentage interest] [entitlement to] the amount then on deposit in the Pre-Funding Account.



Voting Rights

    At all times, ___% of the voting rights of [Certificateholders] [Noteholders] under the [Trust Agreement][Indenture] will be allocated to the [Class __] [Certificates][Notes] based upon such Class __' pro rata interests in the Trust. [The [Certificateholders][Noteholders] of the [Class __] [Certificates][Notes] will be allocated ___% of such voting rights.]
Voting rights will be allocated among the [Class __] [and Class __] [Certificates][Notes] of the same Class __ in proportion to their Percentage Interests of the respective [Certificates][Notes].

Certain Matters Regarding the [Trustee][Owner Trustee][Indenture Trustee] and the Depositor

    Neither the Depositor, the [Trustee][Owner Trustee][Indenture Trustee] nor any director, officer or employee of the Depositor or the [Trustee][Owner Trustee][Indenture Trustee] will be under any liability to the Trust or the related [Certificateholders][Noteholders] for any action taken or for refraining from the taking of any action in good faith pursuant to the [Trust Agreement][Indenture] or for errors in judgment; provided, however, that none of the [Trustee][Owner Trustee][Indenture Trustee], the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the [Trust Agreement][Indenture].

    Subject to certain limitations set forth in the [Trust Agreement] [Indenture], the [Trustee][Owner Trustee][Indenture Trustee] and any director, officer, employee or agent of the [Trustee][Owner Trustee][Indenture Trustee] shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the [Trust Agreement][Indenture] or the underlying CABS other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under such [Trust Agreement] [Indenture] or by reason of reckless disregard of its obligations and duties under the [Trust Agreement][Indenture]. Any such indemnification by the Trust will reduce the amount distributable to the [Certificateholders] [Noteholders].

    All persons into which the [Trustee][Owner Trustee][Indenture Trustee] may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the [Trustee][Owner Trustee][Indenture Trustee] under each [Trust Agreement][Indenture].


               THE [TRUSTEE][OWNER TRUSTEE][INDENTURE TRUSTEE]

    ____________________ is the [Trustee][Owner Trustee][Indenture Trustee] under the [Trust Agreement][Indenture]. The mailing address of the [Trustee][Owner Trustee][Indenture Trustee] is ________________________,
Attention: ________________. [The Depositor maintains a banking and lending relationship with the [Trustee][Owner Trustee][Indenture Trustee] in the ordinary course of business.]


                               USE OF PROCEEDS

    The net proceeds from the sale of the [Certificates][Notes] will be applied by the Depositor on the Closing Date towards the purchase price of the CABS, the payment of expenses related to such sale and the purchase of the CABS and other corporate purposes.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the [Class __] [and Class __] [Certificates][Notes]. This summary is based on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively.
This summary does not address the federal income tax consequences of an investment in [Certificates][Notes] applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the [Class __] [and Class __] [Certificates][Notes].

[Characterization as Grantor Trust

    In the opinion of Brown & Wood LLP the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and will not be classified as an association taxable as a corporation. In this case, beneficial owners ("Owners") of [Certificates][Notes] will be treated for federal income tax purposes as owners of the Trust's assets as described below.

Accrual of Original Issue Discount

    Generally, the Owner of a [Certificate] must include in gross income the sum of the "daily portions", as defined below, of the original issue discount ("OID") on the CABS for each day on which it owns a [Certificate], including the date of purchase but excluding the date of disposition. In the case of an original Owner, the daily portions of original issue discount with respect to a [Certificate] generally will be determined as follows under the amendments made by the Tax Reform Act of 1986 (the "1986 Act") and the original issue discount regulations issued on February 2, 1994 (the "OID Regulations"). A calculation will be made of the portion of OID on the CABS that accrues during each successive semi-annual accrual period (or shorter period from the date of original issue). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the CABS and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the CABS at the beginning of such accrual period. The "adjusted issue price" of the CABS at the beginning of any accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

    If an Owner purchases a [Certificate] at a cost greater than the "adjusted issue price" of the CABS, then the "daily portion" for any day will be reduced by an amount equal to the product of (i) such "daily portion" and (ii) a fraction, the numerator of which is the amount by which such cost exceeds the "adjusted issue price" and the denominator of which is the sum of the "daily portions" for the CABS for all days on and after the date the [Certificates] are purchased.

    The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%.

Sale of the [Certificates]

    Sale or exchange of a [Certificate] prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received on the [Certificate] and the Owner's adjusted basis in the [Certificate]. Such adjusted basis generally will equal the Owner's purchase price for a [Certificate], increased by the OID included in the Owner's gross income with respect to a [Certificate], and reduced by principal payments on the [Certificates] previously received by the Owner. Such gain or loss will be capital gain or loss to an Owner for which the [Certificates] are a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the [Certificates] have been owned for the long-term capital gain holding period (currently more than one year).

Information Reporting and Backup Withholding

    The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Owner or each person holding a [Certificate] on behalf of an Owner at any time during such year, such information as the Trustee deems necessary or desirable to assist Owners in preparing their federal income tax returns. If an Owner or other recipient of payment on behalf of an Owner fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, the applicable backup withholding may be required with respect to any payments. Any amounts of United States federal income tax deducted and withheld from a distribution to an Owner or other recipient of payment on behalf of an Owner would be allowed as a credit against such holder's federal income tax liability.

Non-U.S. Persons

    In general, payments of interest or payments made with respect to OID made by the person required to withhold tax under Code Sections 1441 or 1442 to an Owner that is a non-U.S. Person with respect to the [Certificate] will generally not be subject to federal income or withholding tax if (i) such Owner does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer of the [Certificates] (which may include the Depositor); (ii) such Owner is not a controlled foreign corporation within the meaning of Code Section 957 related to the Trust; and (iii) such Owner complies with certain certification procedures requiring the delivery of a statement under penalty of perjury identifying such Owner.

    For this purpose, the term "non-U.S. Person" is defined as any person who is as to the United States a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax consequences, a foreign corporation, a non-resident alien, a non-resident individual or a non-resident fiduciary of a foreign estate or trust.]

[Treatment of the Notes as Indebtedness.

    The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special Tax Counsel will advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

Interest Income on the Notes

    To the extent that the Notes are issued with OID, the stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchase who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition

    If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interests and accrued market discount not previously included in income. Capital losses generally may be used to offset capital gains.

    A portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent such Note is held as part of a "conversion transaction" within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

Foreign Holders

    Under the Code, unless interest (including OID) paid on a Note is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Notes, or (ii) the recipient is a controlled foreign corporation to which the issuer of the Notes is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

    Interest and OID of Noteholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Noteholder. They will, however, generally be subject to the regular United States income tax.

Information Reporting and Backup Withholding

    The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Owner or each person holding a Note on behalf of an Owner at any time during such year, such information as the Trustee deems necessary or desirable to assist Owners in preparing their federal income tax returns. If an Owner or other recipient of payment on behalf of an Owner fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, the applicable backup withholding may be required with respect to any payments. Any amounts of United States federal income tax deducted and withheld from a distribution to an Owner or other recipient of payment on behalf of an Owner would be allowed as a credit against such holder's federal income tax liability.

Possible Alternative Treatments of the Notes

    If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.]

                            STATE TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the [Certificates][Notes] offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the [Certificates][Notes] offered hereunder.


                             ERISA CONSIDERATIONS

                               [             ]


                    PRIOR SERIES OF [CERTIFICATES][NOTES]


                                [            ]


                       LEGAL INVESTMENT CONSIDERATIONS


                               [             ]


                                 UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor,
the Series [    ] [Certificates][Notes].

    The Underwriter is obligated to purchase all the Series [    ]
[Certificates][Notes] offered hereby if any are purchased.

    Distribution of the Series [    ] [Certificates][Notes] will be made by the
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the
Depositor, before deducting expenses payable by the Depositor, will be [   ]%
of the aggregate original principal amount of the [Certificates][Notes] as of the Cutoff Date, plus accrued interest at the [applicable] [initial] [weighted average] [Certificate][Note] Rate from the Cut-off Date. In connection with
the purchase and sale of the Series [    ] [Certificates][Notes], the
Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    The Underwriter is an affiliate of the Depositor, and the participation by the Underwriter in the offering of the [Certificates][Notes] complies with Schedule E of the by-laws of the National Association of Securities Dealers,

Inc. regarding underwriting securities of an affiliate.


                                LEGAL MATTERS

    Certain legal matters with respect to the [Certificates][Notes] will be passed upon for the Depositor by Brown & Wood LLP, and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATING

    It is a condition to issuance that the [Certificates][Notes] be rated in [one of the four highest] rating categories by at least one nationally recognized Rating Agency.

    A securities rating addresses the likelihood of the receipt by [Certificateholders][Noteholders] of [Certificates][Notes] of distributions on the CABS. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the [Certificates] [Notes]. The ratings on the [Certificates][Notes] do not, however, constitute statements regarding the likelihood or frequency of prepayments on the CABS or the possibility that [Certificateholders][Noteholders] of [Certificates][Notes] might realize a lower than anticipated yield.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.



                                  Schedule I


                             Class _

          CUSIP #________                    Rating:________

                                     [Monthly][Quarterly]
                                         [Semi-Annual]       Aggregate
                           Aggregate   Interest Payment   Interest Payment
Interest Payment Dates  Notional Amount  on Single Class   on Single Class
----------------------  ---------------  ---------------   ---------------

On each Payment             $__________     $_____              $_____
Date commencing on
____________, and there-
after until the Class -
[Certificates][Notes] have
been paid in full.  In
the case of the first
Interest Payment Date,
interest will accrue
from and including the
Closing Date to but
excluding the _________,
____ Interest Payment
Date.


                                 Class _


       CUSIP #________                    Rating:________

                                                 Minimum        Interest Rate
Principal             Aggregate Face Amount     Authorized       on Principal
Payment Dates         of Principal Component   Denomination       Component
-------------         ----------------------   ------------      -----------

Commencing with the       $__________             $_____             ___%
__________, ____
Payment Date, and
thereafter until
the Class _ [Certif-
icates][Notes] have
been paid in full.


                           [Monthly][Quarterly]
                           [Semi-Annual]Interest    Aggregate Interest
                             Payment on Single      Payment on Single
Interest Payment Dates             Class                  Class
----------------------      -------------------     ------------------


On each Payment Date             $______                 $______
commencing on ________,
____ and thereafter
until the Class __
[Certificates][Notes]
have been paid in full.
In the case of the first
Interest Payment Date,
interest will accrue from
and including the Closing
Date to but excluding
the _______, ____
Interest Payment Date.


============================================================================

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                               -----------------

                               TABLE OF CONTENTS

                                                           Page

Prospectus Supplement
Prospectus Supplement. . . . . . . . . . . . . . . . . .
Available Information. . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents
  by Reference . . . . . . . . . . . . . . . . . . . . .
Reports to [Certificateholders][Noteholders] . . . . . .
Summary of Terms . . . . . . . . . . . . . . . . . . . .
Risk Factors . . . . . . . . . . . . . . . . . . . . .
Description of the [Certificates][Notes] . . . . . . . .
The Depositor. . . . . . . . . . . . . . . . . . . . . .
The [Trust Agreement][Indenture] . . . . . . . . . . . .
The [Trustee][Owner Trustee][Indenture Trustee]. . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . .
Certain Federal Income Tax Consequences. . . . . . . . .
State Tax Consequences . . . . . . . . . . . . . . . . .
ERISA Considerations . . . . . . . . . . . . . . . . . .
Prior Series of [Certificates][Notes]. . . . . . . . . .
Legal Investment Considerations. . . . . . . . . . . . .
Underwriting . . . . . . . . . . . . . . . . . . . . . .
Legal Matters. . . . . . . . . . . . . . . . . . . . . .
Rating . . . . . . . . . . . . . . . . . . . . . . . . .

============================================================================

                              LEHMAN CARD ACCOUNT
                                     TRUST




                                 $____________





                   [Adjustable Rate] [Variable Rate] [  %]
                     Asset Backed [Certificates][Notes],
                                 Series _____
                                 [Class ___]





                            Lehman ABS Corporation


                               -----------------



                            PROSPECTUS SUPPLEMENT


                           ------------------------


                               LEHMAN BROTHERS

============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 3, 1996


PROSPECTUS

                            LEHMAN ABS CORPORATION
                              Asset Backed Notes
                          Asset Backed Certificates
                             (Issuable in Series)
                            ---------------------

   Lehman ABS Corporation (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein which may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

   As specified in the related Prospectus Supplement, the Certificates will evidence an interest in certain assets deposited into a trust (a "Trust") by the Depositor as depositor or transferor pursuant to a Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing
Agreement or Trust Agreement, as described herein. The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the
"Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The property of each Trust will include assets composed of (a) Primary Assets, which may include (i) one or more pools of receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in one or more portfolios of accounts (collectively, the "Accounts"), purchased from the seller or sellers or transferor or transferors specified in the related Prospectus Supplement (each a "Seller") and (ii) CABS Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Receivables, which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the
"Pre-Funding Account") to be established with the related Trustee, which will be used to purchase additional Primary Assets or CABS Securities from a Seller from time to time during the Funding Period specified in the related
Prospectus Supplement.


   Purchases of CABS Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the isser of such Private Securities or any affilliate thereof. See "Trust Assets--CABS Securities.

   Each Series of Securities will be issued in one or more classes (each, a "Class"), which may include subclasses. Interest on and principal of the Securities of a Series will be payable on each Payment Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement. Securities may be sold for U.S. dollars or for one or more foreign or composite currencies and the principal of and any interest on Securities may be payable in U.S. dollars or one or more foreign or composite currencies.

   If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. A Series may include one or more classes of Notes and Certificates. A Series may include one or more classes entitled to distributions of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust may be divided into one or more Asset Groups and each Class of the related Series will be secured by, or will evidence beneficial ownership of, the corresponding Asset Group, as applicable. Each Series of Securities may be subject to termination under the circumstances described herein and in the related Prospectus Supplement.

                            ---------------------

   For a discussion of certain factors which should be considered by prospective purchasers of the Securities, see "Risk Factors" on page 12 herein and on page S-11 of the Prospectus Supplement.
                            ---------------------

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND ARE NOT
 GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY SELLER, THE
   TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR,
    UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY
     ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH
       RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED
         POOLING AND SERVICING AGREEMENT, MASTER POOLING AND
         SERVICING AGREEMENT, SALE AND SERVICING AGREEMENT,
          INDENTURE OR TRUST AGREEMENT, AS DESCRIBED HEREIN OR IN
           THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS"
                  FOR CERTAIN FACTORS TO BE CONSIDERED IN
                          PURCHASING THE SECURITIES.
                            ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      -----------------------------------

   The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                            ---------------------
                               LEHMAN BROTHERS
________ __ ____.

                            PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Receivables, the Seller and the Servicer; (iii) the terms of any enhancement with respect to such Series (the 'Enhancement'); (iv) information concerning any other assets in the related Trust, including any Enhancement; (v) the expected date or dates on which the principal amount of each Class of Securities will be paid to holders of such Securities; (vi) the extent to which any Class within a Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any related Prospectus Supplement, the terms of such related Prospectus Supplement shall govern.

                            AVAILABLE INFORMATION

    The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities And Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information regarding registrants, including the Depositor, that file electonically with the Commission.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

                              REPORTS TO HOLDERS

    Periodic and annual reports concerning the related Trust for a Series of Securities are required under the Agreement to be forwarded to holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

                                      2


                               SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates or Notes of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'Glossary of Terms' herein.

The Certificates....................  Asset Backed Certificates (the
                                        'Certificates') are issuable from time
                                        to time in Series pursuant to separate
                                        Pooling and Servicing Agreements,
                                        Master Pooling and Servicing
                                        Agreements, Sale and Servicing
                                        Agreements, or Trust Agreements (each,
                                        an 'Agreement'). Each Certificate of a
                                        Series will evidence an interest in
                                        the Trust for such Series, or in an
                                        Asset Group specified in the related
                                        Prospectus Supplement. Each Series of
                                        Certificates will consist of one or
                                        more Classes, one or more of which may
                                        be Classes of Variable Interest
                                        Certificates, Zero Coupon

                                        Certificates, Principal Only
                                        Certificates, Compound Interest
                                        Certificates, Interest Only
                                        Certificates, Participating
                                        Certificates, Senior Certificates,
                                        Subordinate Certificates or other
                                        types of Certificates. Each Class may
                                        differ in, among other things, the
                                        amounts allocated to and the priority
                                        of principal and interest payments,
                                        Final Scheduled Payment Dates, Payment
                                        Dates and interest rate. The
                                        Certificates of each Class will be
                                        issued in fully registered form in the
                                        denominations specified in the related
                                        Prospectus Supplement. If so specified
                                        in the related Prospectus Supplement,
                                        the Certificates or certain Classes of
                                        such Certificates offered thereby may
                                        be available in book-entry form only.
The Notes...........................  Each Series of Securities may include one or more classes of Notes, which
                                        will be issued pursuant to an
                                        Indenture between the Trust and the
                                        Indenture Trustee (as amended and
                                        supplemented from time to time, an
                                        'Indenture'). The terms of any Notes
                                        will be set forth in the Prospectus
                                        Supplement relating to such Notes.
                                      Unless otherwise specified in the
                                        related Prospectus Supplement, each
                                        class of Notes will have a stated
                                        principal amount and will bear
                                        interest at a specified rate or rates
                                        (with respect to each class of Notes,
                                        the 'Interest Rate'). Each class of
                                        Notes may have a different Interest
                                        Rate, which may be fixed, variable or
                                        an adjustable Interest Rate, or any
                                        combination of the foregoing. The
                                        related Prospectus Supplement will
                                        specify the Interest Rate for each
                                        class of Notes, and the method for
                                        determining the Interest Rate.
                                      With respect to a Series that includes
                                        two or more classes of Notes, each
                                        class may differ as to the timing and
                                        priority of payments, seniority,
                                        allocations of losses, Interest Rate
                                        or amount of payments of principal or
                                        interest, or payments of principal or
                                        interest in respect of any such class
                                        or classes may or may not be made upon
                                        the occurrence of specified events or

                                        on the basis of collections from
                                        designated portions of the Pool of
                                        Receivables.
                                      In addition, a Series may include one or
                                        more classes of Notes, entitled to (i)
                                        principal payments with
                                        disproportionate, nominal or no
                                        interest payments or (ii) interest
                                        payments with disproportionate,
                                        nominal or no principal payments.

                                      3


                                      All discussions in this Prospectus of
                                        the Certificates, the terms thereof as
                                        well as any investment and tax
                                        considerations related thereto will be
                                        generally applicable to any Notes.
Depositor...........................  Lehman ABS Corporation (the 'Depositor')
                                        was incorporated in the State of
                                        Delaware on January 29, 1988. As of
                                        January 4, 1993, the Depositor is a
                                        wholly owned, special purpose
                                        subsidiary of Lehman Commercial Paper
                                        Inc. ('LCPI'), which itself is a
                                        wholly owned subsidiary of Lehman
                                        Brothers Inc. ('Lehman Brothers'),
                                        which is a wholly owned subsidiary of
                                        Lehman Brothers Holdings Inc.
                                        ('Holdings'). None of Lehman Brothers,
                                        LCPI, Holdings, the Depositor, the
                                        Servicer, the Trustee or the Seller,
                                        nor any other affiliate of the
                                        foregoing, has guaranteed or is
                                        otherwise obligated with respect to
                                        the Certificates of any Series. See
                                        'THE DEPOSITOR.'
Interest Payments...................  Interest payments on the Certificates of a Series entitled by their terms to
                                        receive interest will be made on each
                                        Payment Date, to the extent set forth
                                        in, and at the applicable rate
                                        specified in (or determined in the
                                        manner set forth in), the related
                                        Prospectus Supplement. The interest
                                        rate on Certificates of a Series may
                                        be variable or change with changes in
                                        the rates of interest on the pool of
                                        receivables (collectively, the
                                        'Receivables') generated or to be
                                        generated from time to time in the
                                        ordinary course of business in a
                                        portfolio of accounts (collectively,

                                        the 'Accounts') underlying or
                                        comprising the Primary Assets and/or
                                        as early amortizations or prepayments
                                        occur with respect to any CABS
                                        Securities underlying or comprising
                                        the Primary Assets. Interest Only
                                        Certificates may be assigned a
                                        'Notional Amount' set forth in the
                                        related Prospectus Supplement which is
                                        used solely for convenience in
                                        expressing the calculation of interest
                                        and for certain other purposes and
                                        does not represent the right to
                                        receive any distributions allocable to
                                        principal. Principal Only Certificates
                                        may not be entitled to receive any
                                        interest payments or may be entitled
                                        to receive only nominal interest
                                        payments. Interest payable on the
                                        Certificates of a Series on a Payment
                                        Date will include all interest accrued
                                        during the period specified in the
                                        related Prospectus Supplement. See
                                        'DESCRIPTION OF THE CERTIFICATES--
                                        Payments of Interest.'
Principal Payments..................  All payments of principal of a Series of
                                        Certificates will be made in an
                                        aggregate amount determined as set
                                        forth in the related Prospectus
                                        Supplement and will be paid at the
                                        times and will be allocated among the
                                        Classes of such Series in the order
                                        and amounts, and will be applied
                                        either on a pro rata or a random lot
                                        basis among all Certificates of any
                                        such Class, all as specified in the
                                        related Prospectus Supplement.
Final Scheduled Payment Date of the
  Certificates......................  The Final Scheduled Payment Date for
                                        each Class of Certificates of a Series
                                        is the date after which no
                                        Certificates of such Class are
                                        expected to remain outstanding,
                                        calculated on the basis of the
                                        assumptions applicable to such Series
                                        described in the related Prospectus
                                        Supplement. The Final Scheduled
                                        Payment Date of a Class may equal the
                                        maturity date of the Primary Asset in
                                        the related Trust which has the latest
                                        stated maturity or will be determined
                                        as described herein and in the related
                                        Prospectus Supplement.


                                      4


                                      The actual final Payment Date of the
                                        Certificates of a Series will depend
                                        primarily upon the rate of payment
                                        (including early amortization,
                                        prepayments and repurchases) of the
                                        Receivables underlying or comprising
                                        the Primary Assets in the related
                                        Trust. Unless otherwise specified in
                                        the related Prospectus Supplement, the
                                        actual final Payment Date of any
                                        Certificate is likely to occur earlier
                                        and may occur substantially earlier
                                        than its Final Scheduled Payment Date
                                        as a result of the application of
                                        prepayments to the reduction of the
                                        principal balances of Certificates or
                                        if an early amortization occurs with
                                        respect to the Primary Assets, or may
                                        occur later than its Final Scheduled
                                        Payment Date. See 'RISK FACTORS' and
                                        'DESCRIPTION OF THE CERTIFICATES'
                                        herein for a more detailed description
                                        of factors that may affect the timing
                                        of principal payments on the
                                        Certificates.
Optional Termination................  One or more Classes of Certificates of any Series may be repurchased in
                                        whole, but not in part, at the
                                        Depositor's or the related Seller's
                                        option, at such time and under the
                                        circumstances specified in the related
                                        Prospectus Supplement, at the
                                        redemption price set forth therein. If
                                        so specified in the related Prospectus
                                        Supplement for a Series of
                                        Certificates, the Depositor, the
                                        Servicer, the related Seller or such
                                        other entity that is specified in the
                                        related Prospectus Supplement may, at
                                        its option, cause an early termination
                                        of the related Trust by repurchasing
                                        all of the Primary Assets remaining in
                                        the Trust on or after a specified
                                        date, or on or after such time as the
                                        aggregate principal balance of the
                                        Certificates of the Series or the
                                        Primary Assets relating to such
                                        Series, as specified in the related
                                        Prospectus Supplement, is less than
                                        the amount or percentage specified in
                                        the related Prospectus Supplement. See

                                        'DESCRIPTION OF THE CERTIFICATES--
                                        Optional Purchase or Termination.'
                                      In addition, the Prospectus Supplement
                                        may provide other circumstances under
                                        which holders of Certificates of a
                                        Series could be fully paid
                                        significantly earlier than would
                                        otherwise be the case if payments or
                                        distributions were solely based on the
                                        activity of the related Primary
                                        Assets.
Trust Assets........................  The Trust for a Series of Certificates
                                        will consist of one or more of the
                                        assets described below, as described
                                        in the related Prospectus Supplement.
    A. Primary Assets...............  The Primary Assets for a Series may
                                        consist of any combination of the
                                        following assets, to the extent and as
                                        specified in the related Prospectus
                                        Supplement. The Primary Assets will be
                                        purchased from the Seller or may be
                                        purchased by the Depositor in
                                        secondary market transactions, not
                                        from the issuer of such CABS Securities
                                        or an affiliate thereof, or, in the case of the Receivables, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.
                                      The assets of the Trust created with
                                        respect to any Series may include a
                                        pool of Receivables arising under the
                                        Accounts included in such Trust from
                                        time to time, funds collected or to be
                                        collected from cardholders in respect
                                        of the Receivables, the right to
                                        receive certain Interchange fees
                                        attributed to cardholder charges for
                                        merchandise and services in the
                                        Accounts, monies on deposit in certain
                                        accounts of the Trust, funds collected
                                        or to be collected from
                                        Participations, if any, and any
                                        Enhancement issued with respect to a
                                        particular Series (the drawing on or
                                        payment of any Enhancement for the
                                        benefit of a Series or class of
                                        investor certificates will not be
                                        available to the investor
                                        certificateholders of any other Series
                                        or class).

                                      5


                                      The designated Accounts will meet the
                                        criteria provided in each Agreement
                                        applied as of the applicable Cut-off
                                        Date. The Accounts will consist of the
                                        Initial Accounts and any Additional
                                        Accounts but will not include any
                                        Removed Accounts. In addition,
                                        pursuant to each Agreement, each
                                        Seller may (subject to certain
                                        limitations and conditions), and in
                                        some circumstances, will be obligated
                                        to designate Additional Accounts, the
                                        Receivables in which will be included
                                        in the Trust or, in lieu thereof or in
                                        addition thereto, to include
                                        Participations in the Trust.
                                      Pursuant to each Agreement, a Seller
                                        will have the right (subject to
                                        certain limitations and conditions),
                                        but not the obligation, to remove the
                                        Receivables in certain Accounts from
                                        the Trust ('Removed Accounts').
        (1) The Receivables
            (a) Credit Card
              Receivables...........  Credit Card Receivables consist of periodic finance charges, annual
                                        membership fees, cash advance fees,
                                        late charges on amounts charged for
                                        merchandise and services, certain
                                        other designated fees ('Finance Charge
                                        Receivables') and all amounts charged
                                        by cardholders for merchandise and
                                        services, amounts advanced to
                                        cardholders as cash advances and all
                                        other fees billed to cardholders on
                                        the Accounts ('Principal
                                        Receivables'). In addition, certain
                                        Interchange attributed to cardholder
                                        charges for merchandise and services
                                        in the Accounts may be treated as
                                        Finance Charge Receivables. Recoveries
                                        of charged-off Finance Charge
                                        Receivables will be treated as
                                        collections of Finance Charge
                                        Receivables and recoveries of
                                        charged-off Principal Receivables will
                                        be applied against charge-offs of
                                        Principal Receivables. From time to
                                        time, subject to certain conditions,
                                        certain of the amounts described above
                                        which are included in Principal
                                        Receivables may be treated as Finance
                                        Charge Receivables. 'Interchange'

                                        consists of certain fees received by a
                                        credit card-issuing bank from the VISA
                                        USA, Inc. ('VISA'1) and MasterCard
                                        International Incorporated
                                        ('MasterCard International'1)
                                        associations as partial compensation
                                        for taking credit risk, absorbing
                                        fraud losses and funding receivables
                                        for a limited period prior to initial
                                        billing.
            (b) Charge Card
              Receivables...........  Charge Card Receivables consist of amounts charged on the designated
                                        Accounts for merchandise and services,
                                        and annual membership fees and certain
                                        other administrative fees billed to
                                        the designated Accounts. Receivables
                                        originated under charge card accounts
                                        are not subject to a monthly finance
                                        charge and, therefore, it will be
                                        necessary to treat a portion of the
                                        collections on the Charge Card
                                        Receivables as 'yield'. The remainder
                                        of such collections will be treated as
                                        principal collections.
            (c) General.............  All new Receivables arising in the designated Accounts (including in any
                                        Additional Accounts) during the term
                                        of the Trust will be the property of
                                        the Trust. Accordingly, the amount of
                                        Receivables will fluctuate as new
                                        Receivables are generated and as
                                        existing Receivables are collected,
                                        charged off as uncollectible or

---------
1 VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                                      6


                                        otherwise adjusted. Receivables may be
                                        payable in U.S. dollars or in any
                                        foreign currency.
            (2) CABS Securities.....  Primary Assets for a Series may consist, in whole or in part, of card asset
                                        backed securities ('CABS Securities')
                                        which include certificates
                                        representing undivided interests in,
                                        or notes or loans secured by,
                                        Receivables generated in Accounts (as
                                        described above). Such certificates,
                                        notes or loans will have previously

                                        been (a) offered and distributed to the
                                        public pursuant to an effective
                                        registration statement or are being
                                        registered under the Securities Act of
                                        1933 in connection with the offering
                                        of a Series of Securities or
                                        (b) purchased in a transaction not
                                        involving any public offering from a
                                        person who is not an affiliate of the
                                        issuer of such securities at the time
                                        of sale (nor an affiliate thereof at
                                        any time during the three preceding
                                        months); provided a period of three
                                        years has elapsed since the later of
                                        the date the securities were acquired
                                        from the issuer or an affiliate thereof
                                        See 'THE TRUST ASSETS--CABS Securities.'
                                        Unless otherwise specified in the
                                        Prospectus Supplement relating to a
                                        Series of Securities, payments on the
                                        CABS Securities will be distributed
                                        directly to the Trustee as registered
                                        owner of such CABS Securities.
                                      The related Prospectus Supplement for a
                                        Series will specify (such disclosure
                                        may be on an approximate basis), to
                                        the extent relevant and to the extent
                                        such information is reasonably
                                        available to the Depositor and the
                                        Depositor reasonably believes such
                                        information to be reliable, (i) the
                                        aggregate approximate principal amount
                                        and type of any CABS Securities to be
                                        included in the Trust for such Series;
                                        (ii) certain characteristics of the
                                        Receivables which comprise the
                                        underlying assets for the CABS
                                        Securities; (iii) the expected
                                        maturity and the final maturity of the
                                        CABS Securities; (iv) the certificate
                                        rate for the CABS Securities; (v) the
                                        issuer or issuers of the CABS
                                        Securities (the 'CABS Issuer'), the
                                        servicer or servicers of the CABS
                                        Securities (the 'CABS Servicer') and
                                        the trustee or trustees of the
                                        Securities (the 'CABS Trustee'); (vi)
                                        certain characteristics of
                                        enhancement, if any, such as reserve
                                        funds, insurance policies, letters of
                                        credit or guarantees relating to such
                                        CABS Securities; (vii) any early
                                        amortization events applicable to the
                                        CABS Securities; (viii) the terms on

                                        which underlying Receivables for such
                                        CABS Securities may, or are required
                                        to, be repurchased prior to stated
                                        maturity; and (ix) the terms on which
                                        substitute Receivables may be
                                        delivered to replace those initially
                                        deposited with the CABS Trustee. See
                                        'THE TRUST ASSETS' herein.

    B. Collection, Distribution,
      Pre-Funding and other Trust
      Accounts......................  Unless otherwise provided in the related
                                        Prospectus Supplement, all payments on
                                        or with respect to the Primary Assets
                                        for a Series will be remitted directly
                                        to an account (the 'Collection
                                        Account') to be established for such
                                        Series with the Trustee, or the
                                        Servicer in the name of the Trustee.
                                        Unless otherwise provided in the
                                        related Prospectus Supplement the
                                        Trustee shall be required to apply a
                                        portion of the amount in the
                                        Collection Account, together with
                                        reinvestment earnings thereon at the
                                        rate or rates specified in the related
                                        Prospectus Supplement, to the payment,
                                        if and as provided in the related
                                        Prospectus Supplement, of certain
                                        amounts payable to the Servicer under
                                        the related Agreement and any other
                                        person specified in the related
                                        Prospectus Supplement, and to deposit
                                        a portion of the amount in the
                                        Collection Account into a separate
                                        account (the 'Distribution Account')
                                        to be established for such Series,
                                        each in the manner and at the times
                                        established in the related Prospectus
                                        Supplement. All amounts deposited in
                                        such Distribution Account will be
                                        available unless otherwise

                                      7


                                        specified in the related Prospectus
                                        Supplement, for (i) application to the
                                        payment of principal of and interest
                                        on such Series of Certificates on the
                                        next Payment Date, (ii) the making of
                                        adequate provision for future payments
                                        on certain Classes of Certificates and
                                        (iii) any other purpose specified in
                                        the related Prospectus Supplement.
                                        After applying the funds in the
                                        Collection Account as described above,
                                        any funds remaining in the Collection
                                        Account may be paid over to the
                                        Servicer, the Depositor, any provider
                                        of Enhancement with respect to such
                                        Series (an 'Enhancer') or any other
                                        person entitled thereto in the manner

                                        and at the times established in the
                                        related Prospectus Supplement. From
                                        time to time, various accounts,
                                        including Pre-Funding Accounts, may be
                                        created under the terms of the
                                        documents related to a specific
                                        Series.
                                      In addition, a Prospectus Supplement may
                                        provide that the assets of a Trust
                                        will include a Pre-Funding Account
                                        (the 'Pre-Funding Account'). To the
                                        extent provided in the related
                                        Prospectus Supplement, the Depositor
                                        will be obligated (subject only to the
                                        availability thereof) to deposit, and
                                        the related Trust will be obligated to
                                        accept (subject to the satisfaction of
                                        certain conditions described in the
                                        applicable Sale and Servicing
                                        Agreement), additional Receivables
                                        (the 'Subsequent Receivables') from
                                        time to time (as frequently as daily)
                                        during the Funding Period specified in
                                        the related Prospectus Supplement
                                        having an aggregate principal balance
                                        approximately equal to the amount on
                                        deposit in the Pre-Funding Account
                                        (the 'Pre-Funded Amount') on the
                                        related Closing Date.
Enhancement.........................  If stated in the Prospectus Supplement relating to a Series, enhancement may
                                        be provided with respect to one or
                                        more Classes of the Certificates of
                                        such Series. Enhancement may be in the
                                        form of the subordination of one or
                                        more Classes of the Certificates of
                                        such Series, a letter of credit, the
                                        establishment of a cash collateral
                                        guaranty or account, a surety bond,
                                        insurance, the use of cross support
                                        features or another method of
                                        Enhancement described in the related
                                        Prospectus Supplement, or any
                                        combination of the foregoing. Series
                                        Enhancement may also include any type
                                        of derivative arrangement, including a
                                        guaranteed rate agreement, maturity
                                        liquidity facility, tax protection
                                        agreement, interest rate cap or floor
                                        agreement, interest rate or currency
                                        swap agreement or other similar
                                        arrangement. The Enhancement will
                                        support the payments on the
                                        Certificates and may be used for other

                                        purposes, to the extent and under the
                                        conditions specified in such related
                                        Prospectus Supplement. See
                                        'ENHANCEMENT' herein.
                                      Enhancement for a Series may include one
                                        or more of the following types of
                                        Enhancement, or such other type of
                                        Enhancement specified in the related
                                        Prospectus Supplement.
                                      The type, characteristics and amount of
                                        the Enhancement will be determined
                                        based on several factors, including
                                        the characteristics of the Receivables
                                        and Accounts underlying or comprising
                                        the portfolio as of the relevant
                                        Closing Date with respect to any
                                        Series, and will be established on the
                                        basis of requirements of each Rating
                                        Agency rating the Certificates of such
                                        Series. If so

                                      8


                                        specified in the related Prospectus
                                        Supplement, any such Enhancement may
                                        apply only in the event of certain
                                        types of losses and the protection
                                        against losses provided by such
                                        Enhancement will be limited.
        (a) Subordination...........  A Series of Certificates may include one or more Classes of Certificates which
                                        are subordinate to one or more other
                                        Classes of such Series. The rights of
                                        the holders of any such subordinated
                                        Certificates to receive distributions
                                        on any Payment Date for such Series
                                        will be subordinate in right and
                                        priority to the rights of the holders
                                        of Certificates which are senior to
                                        such subordinated Certificates, but
                                        only to the extent set forth in the
                                        related Prospectus Supplement. If so
                                        specified in the related Prospectus
                                        Supplement, subordination may apply
                                        only in the event of certain types of
                                        losses not covered by another
                                        Enhancement. The related Prospectus
                                        Supplement will also set forth
                                        information concerning the amount of
                                        subordination of a Class or Classes of
                                        subordinated Certificates in a Series,
                                        the circumstances in which such
                                        subordination will be applicable, the

                                        manner, if any, in which the amount
                                        subordinated will decrease over time,
                                        and the conditions under which amounts
                                        available from payments that would
                                        otherwise be made to holders of such
                                        subordinated Certificates will be
                                        distributed to holders of Certificates
                                        which are senior to such subordinated
                                        Certificates. If cash flows otherwise
                                        distributable to holders of a
                                        subordinated Class of a Series will be
                                        used as support for a Class of another
                                        Series, the related Prospectus
                                        Supplement will specify the manner and
                                        conditions for applying such a
                                        cross-support feature. See
                                        'ENHANCEMENT--Subordination.'
        (b) Letter of Credit........  If so specified in the related
                                        Prospectus Supplement, support for a
                                        Series or one or more Classes of a
                                        Series may be provided by one or more
                                        letters of credit. A letter of credit
                                        may provide limited protection against
                                        certain losses in addition to or in
                                        lieu of another Enhancement. The
                                        issuer of the letter of credit (the
                                        'L/C Bank') will be obligated to honor
                                        demands with respect to such letter of
                                        credit, to the extent of the amount
                                        available thereunder, to provide funds
                                        under the circumstances and subject to
                                        such conditions as are specified in
                                        the related Prospectus Supplement. The
                                        liability of the L/C Bank under its
                                        letter of credit may be reduced by the
                                        amount of unreimbursed payments
                                        thereunder.
                                      The maximum liability of an L/C Bank
                                        under its letter of credit will
                                        generally be an amount equal to a
                                        percentage specified in the related
                                        Prospectus Supplement of the initial
                                        amount of a Series or a Class of such
                                        Series. The maximum amount available
                                        at any time to be paid under a letter
                                        of credit will be determined in the
                                        manner specified therein and in the
                                        related Prospectus Supplement. See
                                        'ENHANCEMENT--Letter of Credit.'

        (c) Cash Collateral Guaranty
          or Account................  If so specified in the related
                                        Prospectus Supplement, support for a
                                        Series or one or more Classes of a
                                        Series may be provided by a guaranty
                                        (the 'Cash Collateral Guaranty')
                                        secured by the deposit of cash or
                                        certain permitted investments in an
                                        account the 'Cash Collateral Account')
                                        reserved for the beneficiaries of the
                                        Cash Collateral Guaranty or by a Cash
                                        Collateral Account alone. The amount
                                        available pursuant to the Cash
                                        Collateral Guaranty or the Cash
                                        Collateral Account will

                                      9


                                        be the lesser of amounts on deposit in
                                        the Cash Collateral Account and an
                                        amount specified in the related
                                        Prospectus Supplement. The related
                                        Prospectus Supplement will set forth
                                        the circumstances under which payments
                                        are made to beneficiaries of the Cash
                                        Collateral Guaranty from the Cash
                                        Collateral Account or from the Cash
                                        Collateral Account directly.
        (d) Reserve Fund............  If so specified in the related
                                        Prospectus Supplement, the Depositor
                                        may deposit cash, a letter or letters
                                        of credit, short-term investments, or
                                        other instruments acceptable to the
                                        Rating Agency in one or more reserve
                                        funds to be established in the name of
                                        the Trustee (each, a 'Reserve Fund'),
                                        which will be used, as specified in
                                        such Prospectus Supplement, by the
                                        Trustee to make required payments of
                                        principal of or interest on the
                                        Certificates of such Series, to make
                                        adequate provision for future payments
                                        on such Certificates or for any other
                                        purpose specified in the Agreement,
                                        with respect to such Series, to the
                                        extent that funds are not otherwise
                                        available. In the alternative or in
                                        addition to such deposit, a Reserve
                                        Fund for a Series may be funded
                                        through application of all or a
                                        portion of the excess cash flow from
                                        the Primary Assets for such Series, to
                                        the extent described in the related

                                        Prospectus Supplement.
        (e) Surety Bond or Insurance
          Policy....................  If so specified in the related
                                        Prospectus Supplement, support for a
                                        Series or one or more Classes of a
                                        Series may be provided by the posting
                                        of a surety bond or the issuance of
                                        insurance by an insurance company, in
                                        each instance designed to assure the
                                        distribution of interest or principal
                                        on the Certificates of such Class or
                                        Series in the manner and amount
                                        specified in the related Prospectus
                                        Supplement.
        (f) Spread Account..........  If so specified in the related
                                        Prospectus Supplement, support for a
                                        Series or one or more Classes of a
                                        Series may be provided by the periodic
                                        deposit of certain available excess
                                        cash flow from the Trust assets into
                                        an account (the 'Spread Account')
                                        intended to assure the subsequent
                                        distribution of interest or principal
                                        on the Certificates of such Class or
                                        Series in the manner specified in the
                                        related Prospectus Supplement.
        (g) Derivative Products.....  If so specified in the related
                                        Prospectus Supplement, the Depositor
                                        may enter into any type of derivative
                                        arrangement with respect to the
                                        Certificates of any Class or Series.
                                        Such derivative arrangement may
                                        include a guaranteed rate agreement, a
                                        maturity liquidity facility, a tax
                                        protection agreement, an interest rate
                                        cap or floor agreement, an interest
                                        rate or currency swap agreement or any
                                        other similar arrangement.
Servicing...........................  The Servicer will be responsible for servicing, managing and making
                                        collections on the Receivables for a
                                        Series. The Servicer may perform such
                                        functions alone, through subservicers
                                        or in conjunction with a Master
                                        Servicer. In performing these
                                        functions, the Servicer will exercise
                                        the same degree of skill and care that
                                        it customarily exercises with respect
                                        to similar receivables owned or
                                        serviced by it. Under certain limited
                                        circumstances, the Servicer may resign
                                        or be removed, in which event either
                                        the Trustee or a third-party servicer
                                        will be appointed as successor

                                        servicer. The Servicer will receive a
                                        periodic fee as servicing compensation
                                        and may, as specified herein and in
                                        the related Prospectus Supplement,
                                        receive certain

                                      10


                                        additional compensation. See
                                        'SERVICING OF RECEIVABLES' herein.
Federal Income Tax Considerations...  Except as set forth in the related
                                        Prospectus Supplement, it is
                                        anticipated that Special Tax Counsel
                                        to the Depositor will be of the
                                        opinion that, under existing law, the
                                        Trust will be classified as either a
                                        grantor trust under the Internal
                                        Revenue Code of 1986, as amended (the
                                        'Code'), and not as an association
                                        taxable as a corporation or as an
                                        owner trust and the Notes will be
                                        treated as debt instruments for
                                        Federal, state and local income and
                                        franchise tax purposes as of the
                                        Closing Date. See 'CERTAIN FEDERAL
                                        INCOME TAX CONSIDERATIONS' for
                                        additional information concerning the
                                        application of Federal income tax
                                        laws.
ERISA Considerations................  A fiduciary of any employee benefit plan subject to the Employee Retirement
                                        Income Security Act of 1974, as
                                        amended ('ERISA'), or the Internal
                                        Revenue Code of 1986, as amended (the
                                        'Code'), should carefully review with
                                        its own legal advisors whether the
                                        purchase or holding of Certificates
                                        could give rise to a transaction
                                        prohibited or otherwise impermissible
                                        under ERISA or the Code. See 'ERISA
                                        CONSIDERATIONS.'
Legal Investment....................  Investors whose investment authority is subject to legal restrictions should
                                        consult their own legal advisors to
                                        determine whether and to what extent
                                        the Certificates constitute legal
                                        investments for them.

Use of Proceeds.....................  The Depositor will use the net proceeds from the sale of each Series for one
                                        or more of the following purposes: (i)
                                        to purchase the related Primary
                                        Assets, (ii) to repay indebtedness
                                        which has been incurred to obtain
                                        funds to acquire such Primary Assets,
                                        (iii) to establish a Pre-Funding
                                        Account for such Series, (iv) to
                                        establish any Reserve Funds or Cash
                                        Collateral Accounts described in the
                                        related Prospectus Supplement, (v) to
                                        provide enhancement for any other
                                        Series or for securities issued by
                                        another issuer, and (vi) to pay costs
                                        of structuring and issuing such
                                        Certificates, including the costs of
                                        obtaining Enhancement, if any. If so
                                        specified in the related Prospectus
                                        Supplement, the purchase of the
                                        Primary Assets for a Series may be
                                        effected by an exchange of
                                        Certificates with the Seller of such
                                        Primary Assets. See 'USE OF PROCEEDS.'
Ratings.............................  It will be a requirement for issuance of any Series that the Certificates
                                        offered by this Prospectus and the
                                        related Prospectus Supplement be rated
                                        by at least one Rating Agency in one
                                        of its four highest applicable rating
                                        categories. The rating or ratings
                                        applicable to Certificates of each
                                        Series offered hereby and by the
                                        related Prospectus Supplement will be
                                        as set forth in the related Prospectus
                                        Supplement. A securities rating should
                                        be evaluated independently of similar
                                        ratings on different types of
                                        securities.

                                      11

                                 RISK FACTORS

    Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of such Series. The Underwriters presently expect to make a secondary market in the Certificates offered hereby and pursuant to any Prospectus Supplement, but have no obligation to do so.

    Certain Legal Aspects. Each Seller will warrant in its Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement (collectively, an 'Agreement') that the transfer of the Receivables by it to the Trust is and will be either a valid transfer and assignment of all right, title and interest in the Receivables and all proceeds thereof to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken and will take certain actions required to perfect the Trust's interest in the Receivables. The Seller has warranted that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If the transfer of the Receivables and all proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES--Transfer of Receivables.'

    If any Seller is a regulated financial institution, to the extent that a Seller grants a security interest in the Receivables to the Trust and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Seller pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless Certificateholders representing more than 50% of the Investor Amount of each Series, or if any such Series has more than one Class of each Class of such Series, instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds of such sale were insufficient to pay Certificates in full. Upon the occurrence of a Liquidation Event, if a conservator or receiver was appointed for the Seller and no Liquidation Event other than such conservatorship, receivership or insolvency of the Seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates. See 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES--Certain Matters Relating to Receivership.'

    The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Seller or the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Depositor covenants to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law, if any Receivable is charged off as uncollectible or if the proceeds

                                      12


of any Receivable in such Account are not available to the Trust. The Depositor also makes certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Depositor or the Servicer, as the case may be, will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Depositor may be obligated to accept the reassignment and transfer of the interest in the Trust of the holders of all Series.

    Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible.

    Certain Legal Concerns Applicable to Accounts. In November 1991, the United States Senate voted to amend a then-proposed Senate banking bill to include an amendment to the Federal Truth-in-Lending Act which would have limited the annual percentage rate charged on credit card accounts to a rate not exceeding four percentage points over the rate charged by the IRS on underpayments of federal taxes. Based on the then-current IRS rate, such amendment would have limited the maximum annual percentage rate for all credit card accounts to 14%. Although the amendment was not approved by the House of Representatives, the Depositor cannot predict whether Congress will pass a similar bill in the future or if such a bill would be signed by the President.

The potential effect of any legislation which limits the amount of finance charges that may be charged on credit card balances could be to reduce the Net Portfolio Yield of a Series. If such Net Portfolio Yield for such Series is reduced, a Liquidation Event may occur, and the Rapid Amortization Period for such Series could commence prior to the Scheduled Amortization Date for such Series. In addition, during the past year, there has been increased consumer awareness of the level of finance charges and fees and other practices of card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

    In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards issuers. There can be no assurance that one of the Sellers will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses residents of other states. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on a Seller's card operations. One potential effect of any such litigation involving a Seller, if successful, would be to reduce the Net Portfolio Yield for a Series. If such a reduction occurs, a Liquidation Event may occur.

                                      13


    Competition. The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables.

    Payments and Maturity. The Receivables in the Trust may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts the Receivables of which are designated for inclusion in the Trust or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. A significant decline in the amount of Receivables generated in the Accounts could result in the occurrence of a Liquidation Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. A decrease in the rate of payment by cardholders could delay the return of principal to the Certificateholders during the Amortization Periods for each Series. See 'Receivable Yield Considerations' in the related Prospectus Supplement. Each Agreement will provide that the Depositor or the related Seller may, or will be required to, designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at a certain minimum amount. If Additional Accounts are not designated by the Depositor or the related Seller when required, a Liquidation Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period for such Series. See the related Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period for a Series.

    Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates issued by such Trust may bear interest at a fixed rate or at a floating rate based on an index other than the prime rate or other designated index. If there is a decline in the prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of Finance Charge Receivables with respect to such Series may not be similarly reduced.

    Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include the public's perceptions of the use of credit cards. Legal factors include any charges in the current legal structure affecting the relative balance of power between credit card issuers and the obligors under credit card accounts. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns.

    In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover Card, a competitor of the VISA credit card. In April 1993, a motion by VISA for a new trial was denied. VISA is currently appealing this decision to the United States Court of Appeals for the Tenth Circuit. MasterCard has settled a similar lawsuit. This settlement by MasterCard and/or a final decision against, or a similar settlement by, VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the VISA and MasterCard associations.

    A Seller's Ability to Change Terms of the Receivables. Any Seller may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its

                                      14


Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Liquidation Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. Under an Agreement a Seller may agree that, unless required by law or as is otherwise necessary, in its good faith judgment, to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield for any Series (as defined below under 'Maturity Assumptions') as of such date would be less than the Base Rate for such Series. The terms 'Base Rate' and 'Net Portfolio Yield' for each Series have the meanings set forth in the Prospectus Supplement relating to each such Series. The Seller may also covenant that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, the Agreement does not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts.

    Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Primary Assets in the Trust and the availability of any Enhancement with respect to such Series or Class of such Series. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

    Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'DESCRIPTION OF THE
CERTIFICATES--Book-Entry Registration' herein.

    Because transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration' herein.

    Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration' herein.

                       DESCRIPTION OF THE CERTIFICATES

General

    The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements, Master Pooling and Servicing Agreements, Sale and Servicing Agreements or Trust Agreements

                                      15


(collectively, an 'Agreement') between the Depositor, the Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

    The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of

Certificates.

    The following summaries describe certain provisions in the Agreements which are anticipated to be common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement and the Prospectus Supplement relating to each Series of Certificates. Where particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

    The Certificates are issuable in Series. Each Series will consist of one or more Classes of Certificates, one or more of which may be Variable Interest Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates or other types of Certificates as described in the related Prospectus Supplement. A Series may also include one or more Classes of Subordinate Certificates. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

    Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Certificates will be made on the Payment Dates specified in the Prospectus Supplement relating to such Series by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Payment Dates at their addresses appearing on the certificate register, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

    Payments of principal of and interest on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Series under the related Agreement and any other person specified in the related

Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See 'THE TRUST
ASSETS--Collection and Distribution Accounts.'

Payments of Interest

    The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the

                                      16


method described in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Date specified in the related Prospectus Supplement. The rate of interest on Certificates of a Series may be floating. Principal Only Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Certificates that is not paid on the related Payment Date will accrue and be added to the principal thereof on such Payment Date.

    Interest payable on the Certificates on a Payment Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

Payments of Principal

    On each Payment Date for a Series, principal payments will be made to the holders of the Certificates of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Payment Date

    The Final Scheduled Payment Date of each Class of a Series of Certificates will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual final Payment Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Payment Date.

Companion Series

    If so specified in the related Prospectus Supplement, a Series of Certificates may be paired with another Series issued by the related Trust (a 'Companion Series') on or prior to the commencement of an Accumulation Period or Amortization Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest of the Companion Series will increase by an equal amount. Upon payment in full of such Series, the Investor Interest of the Companion Series will be equal to the amount of the Investor Interest paid to Certificateholders of such Series.

Optional Purchase or Termination

    The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Payment Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Primary Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

                                      17


    In addition, the related Prospectus Supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of an Early Amortization Event.

Book-Entry Registration

    If so specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

    Cede, as nominee for DTC, will hold one or more global Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the 'Participants') and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to

Certificateholders in accordance with DTC procedures.

    CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the 'Depositaries').

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Foreign Investors.'

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York UCC, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its


                                      18


Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (the 'Indirect Participants').

    Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the 'Paying Agent'), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificateholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificateholders. It is anticipated that the only 'Certificateholder' for a Series may be Cede, as nominee of DTC. Certificateholders would not then be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificateholders would only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Certificates, Certificateholders will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Centrale de Livraison de Valeurs Mobilieres S.A. ('CEDEL') is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous

                                      19


electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

    The System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the 'Terms and Conditions'). The

Terms and Conditions govern all transfers of securities and cash, both within the System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Considerations.' The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

    The Certificates of any Series will be issued in fully registered, certificated form to Certificateholders or their respective nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates, and the Trustee or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders of the related series evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

                                      20


    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates, and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders, under the Agreement and the Series Supplement ('Holders').

    If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Agreement and the Series Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be Citibank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

    Each series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an 'Indenture'). The terms of any Notes will be set forth in the Prospectus Supplement relating to such Notes.

    All discussions in this Prospectus of the Certificates, the terms thereof as well as any investment considerations related thereto will be generally applicable to any Notes.

                                 TRUST ASSETS

General

    The Trust for each Series of Certificates will be composed of certain assets delivered, assigned and transferred to the Trustee by the Depositor, in each case consisting, unless otherwise specified in the related Prospectus Supplement, of (i) the Primary Assets, (ii) any Enhancement, (iii) the amount, if any, initially deposited in the Collection Account, Distribution Account or Pre-Funding Account for a Series as specified in the related Prospectus Supplement.

    The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such CABS Securities or an affiliate thereof, or, in the case of the Receivables, in privately negotiated transactions, which may include transactions with affiliates. Receivables relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, either pursuant to a Pooling and Servicing Agreement or, if serviced by the Seller, a Sale and Servicing Agreement (any of the Pooling and Servicing Agreements or the Sale and Servicing Agreements are referred to herein individually as an 'Agreement').

    Primary Assets included in the Trust for a Series may consist of any combination of Receivables and CABS Securities, to the extent and as specified in the related Prospectus Supplement.

    The following is a brief description of the Primary Assets expected to be included in the Trusts. Specific information regarding the Primary Assets will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificate. A copy of the Agreement with respect to each Series of Certificates, or the Indenture with respect to each Series of Notes, will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

                                      21


The Receivables

    General. The Primary Assets for a Series may consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables (collectively, the 'Receivables') generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the 'Accounts'). The Accounts will consist of the Initial Accounts sold by a Seller, as well as any Additional Accounts added from time to time, but will not include any Removed Accounts. Each Seller will convey to the Trust all Receivables existing on the Cut-off Date in certain consumer, revolving credit card, charge card or debit card accounts (the 'Initial Accounts') and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. The Receivables may be payable in U.S. dollars or in any other foreign currency. After the Cut-off Date, the Seller will convey to the Trust the Receivables in certain New Accounts and the Receivables in certain other Accounts included in certain Lump Sum Additions, in each case in accordance with the provisions of the Agreement. In addition, pursuant to the Agreement, the Seller in some circumstances will be obligated to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. Additional Accounts will consist of New Accounts and accounts relating to any Lump Sum Additions. The Seller will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts or Participations will be subject to certain conditions.

    Pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ('Removed Accounts'). If so specified in the related Prospectus Supplement, the Seller will be able to include in the related Trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Seller or any affiliate thereof and collections thereon ('Participations').

    Credit Card Accounts and Receivables. The Credit Card Receivables consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Seller ('Finance Charge Receivables') and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ('Principal Receivables'). In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted. 'Interchange' consists of certain fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

    Charge Card Accounts and Receivables. Charge Card Receivables consist of amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under Charge Card Accounts are not subject to a monthly finance charge.

    There are distinctions between the Credit Card Accounts and the Charge Card Accounts. The Credit Card Accounts offer revolving credit plans to their customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of

                                      22


financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

    Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust a portion of Collections on Receivables in Accounts received in any Due Period equal to the product of Collections and the Yield Factor will generally be treated as Yield Collections.) Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

Additional Information Relating to Receivables

    The related Prospectus Supplement for each Series will provide information with respect to the Receivables that are Primary Assets as of the Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

    The eligibility criteria which shall apply with respect to the Primary Assets will be specified in the related Prospectus Supplement. The related Prospectus Supplement will provide information, including, among other things,
(a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables for a Series.

    If information of the nature described above respecting the Receivables is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

CABS Securities

    General. Primary Assets for a Series may consist, in whole or in part, of CABS Securities which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. CABS Securities will have been issued pursuant to a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement, Indenture or similar agreement (a 'CABS Agreement'). The seller/servicer of the underlying Receivables will have entered into the CABS Agreement with the trustee under such CABS Agreement (the 'CABS Trustee'). Receivables underlying a CABS
Security will be serviced by a servicer (the 'CABS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the CABS Servicer.

    All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such CABS Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by teh Seller or Depositor for at least ninety days after the initial issuance of such CABS Securities.


    The issuer of the CABS Securities (the 'CABS Issuer') will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any form of store or merchandiser that issues credit or charge cards; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts,

                                      23


and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the CABS Issuer may be an affiliate of the Depositor. The obligations of the CABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the CABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CABS Securities issued under the CABS Agreement.

    Distributions of principal and interest will be made on the CABS Securities on the dates specified in the related Prospectus Supplement. The CABS Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CABS Securities by the CABS Trustee or the CABS Servicer. The CABS Issuer or the CABS Servicer may have the right to repurchase assets underlying the CABS Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Underlying Receivables. The Receivables underlying the CABS Securities may consist of Credit Card Receivables or Charge Card Receivables.

    Enhancement Relating to CABS Securities. Enhancement in the form of reserve funds, subordination of other CABS issued under the CABS Agreement,

guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Enhancement may be provided with respect to the Receivables underlying the CABS Securities or with respect to the CABS Securities themselves. The type, characteristics and amount of Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the CABS Securities on the basis of requirements of the rating agencies.

    Additional Information. The related Prospectus Supplement for a Series for which the Primary Assets includes CABS Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the CABS Securities to be included in the Primary Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CABS Securities including, (A) whether such Receivables are Credit Card Receivables or Charge Card Receivables, (B) the fees and charges associated with such Receivables and (C) the servicing fee or range of servicing fees with respect to the Receivables; (iii) the expected and final maturity of the CABS Securities; (iv) the interest rate of the CABS Securities; (v) the CABS Issuer, the CABS Servicer (if other than the CABS Issuer) and the CABS Trustee for such CABS Securities; (vi) certain characteristics of Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Receivables underlying the CABS Securities or to such CABS Securities themselves; (vii) the terms on which the underlying Receivables for such CABS Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the CABS Securities; and (viii) the terms on which Receivables may be substituted for those originally underlying the CABS Securities.

    If information of the nature described above representing the CABS Securities is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Certificates.

Collection and Distribution Accounts

    A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Certificates for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the

                                      24



Trustee for each such Series of Certificates, for distribution to the related Certificateholders. The Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Payment Date for the related Series of Certificates. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.
    From time to time, various accounts including Pre-Funding Accounts may be created under the terms of the documents related to a specific Series.

                                 ENHANCEMENT
General

    For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Enhancement may also include any type of derivative product or arrangement. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, certificateholders will bear their allocable share of deficiencies.

    If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement.


Subordination

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

                                      25

Letter of Credit

    If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Cash Collateral Guaranty or Account

    If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Seller and Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or the Seller or the Servicer.

    The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee for such Series to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

Reserve Fund

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Fund') cash, a letter or letters of credit, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Certificates in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Certificates will be described in the related Prospectus Supplement.

    Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Certificates of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

    Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.


Surety Bond or Insurance Policy

    If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

                                      26


Spread Account

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the 'Spread Account') intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Derivative Products

    If so specified in the related Prospectus Supplement, the Depositor may enter into a derivative arrangement with respect to the Certificates of any Class or Series. Such derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

                           SERVICING OF RECEIVABLES

General

    Customary servicing functions with respect to Receivables comprising or underlying the Primary Assets in the Trust will be provided by the Servicer directly pursuant to an Agreement.

Collection Procedures

    The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account


    Unless otherwise specified in the related Prospectus Supplement, the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit herein are rated as described in the related Prospectus Supplement and as specified by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

    Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller, the Trustee or the Depositor, as appropriate, will deposit into the Collection Account for each Series, within two business days after the date of receipt thereof, the following payments and collections received or made by it:

        (i) All payments on account of principal, including prepayments, on such Primary Assets;

        (ii) All payments on account of interest or finance charges on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the applicable Agreement, the Servicing Fee in respect of such Primary Assets;

        (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the

                                      27


    applicable documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

        (iv) All amounts required to be deposited therein from any applicable Enhancement for such Series pursuant to the related Trust Agreement;

        (v) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Seller or the Servicer pursuant to the related Agreement;

        (vi) Any amounts payable to the applicable person with respect to each

    Primary Asset acquired that has been repurchased or removed from the Trust by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

        (vii) All amounts payable to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Certificateholders of such series as provided for in the related Trust Agreement; and

        (viii) All amounts necessary to clear and terminate the Collection Account pursuant to the related Agreement.

    In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Servicing Compensation and Payment of Expenses

    Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of the cost of Enhancement, if any, and payment of expenses incurred in preparation of reports to Certificateholders.

    The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinate to the rights of Certificateholders of such Series.

Evidence as to Compliance

    The Agreement for each Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    The Agreement for each Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer


    The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller and may have other business relationships with the Depositor and its affiliates.

    If an event of default occurs with respect to the Servicer under an Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus

                                      28


Supplement, Servicer events of default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default' and '--Rights upon Events of Default' herein.

    Unless otherwise provided in the related Prospectus Supplement, the Servicer may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each Rating Agency of such transfer and such Rating Agency having notified the Servicer in writing to the effect that its then current rating of Certificates of any Series will not be reduced or withdrawn as a result of such transfer, (iii) the written consent of any provider of Enhancement (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in the Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Agreement.

    'Eligible Servicer' means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.


Indemnification

    Except to the extent otherwise provided therein, each Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the Certificateholders of all series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to this Agreement, including those arising from acts or omissions of the Servicer pursuant to the Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify:
(i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee; (ii) the Trust, the Trustee or the Certificateholders of any series for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of the Certificateholders of a Series in accordance with the Agreement nor with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders of a Series in connection herewith to any taxing authority; or (iii) the Trust or Certificateholders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Agreement by the Servicer. Subject to certain exceptions in the Agreement, any indemnification pursuant to the Agreement will be only from the assets of the Servicer.

                                      29


                                THE AGREEMENTS

    The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Primary Assets

    Receivables; Pre-Funding Accounts. On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the 'Closing Date'), the Seller will transfer and assign to the applicable Trustee, without recourse, its entire interest in the Initial Receivables of the related receivables pool. Each such Receivable will be identified at such time of transfer. The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given

Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'Subsequent Transfer Date').

    General. In connection with any transfer of the Initial Receivables and any transfer of Subsequent Receivables and CABS Securities pursuant to an Agreement each Seller will annotate and indicate in its computer files that the Receivables and CAB Securities have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the Cut-off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Account or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other Accounts and Receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See 'RISK FACTORS--Certain Legal Aspects' and 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.'

    Assignment of CABS Securities; Pre-Funding Accounts. The Depositor will cause CABS Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated CABS Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a CABS Security. See 'THE TRUST ASSETS--CABS Securities' herein. Each CABS Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'CABS Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each CABS Security conveyed to the Trustee. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the CABS Securities: (i) that the information contained in the CABS Schedule is true and correct in all material respects;
(ii) that, immediately prior to the conveyance of the CABS Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such CABS Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such CABS Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust

                                      30



from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'Subsequent Transfer Date').

    Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Servicer, as the case may be, of the defect, repurchase the related Primary Asset from the Trustee at a price equal to (a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement.

    If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset').

    Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution,
(i) an outstanding principal balance, after deduction of all Payments due in the month of substitution, at least equal to the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

    Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a document for a Primary Asset.

    The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.


    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Primary Assets. See 'RISK FACTORS.'

Reports to Holders

    The Trustee will prepare and forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

        (i) with respect to a Series, the amount of such distribution allocable to interest or finance charges on the Primary Assets;

        (ii) with respect to a Series the amount of such distribution allocable to principal on the Primary Assets;

        (iii) the amount of servicing compensation with respect to the Primary Assets paid during the period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

                                      31


        (iv) the aggregate outstanding principal balance of the Primary Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

        (v) the aggregate outstanding principal amount of the Certificates of such Series as of the Due Date after giving effect to distributions allocated to principal reported under (ii) above;

        (vi) with respect to Certificates that are Compound Interest Certificates or Zero Coupon Certificates, the amount of interest accrued on such Certificates during the related interest accrual period and added to the Compound Value thereof;

        (vii) in the case of Certificates that are Variable Interest Certificates, the rate applicable to the distribution being made;

        (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

        (ix) if applicable, the number and aggregate principal balances of Primary Assets delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

        (x) in the case of any Enhancement described in the related Prospectus Supplement, the amount of coverage of such Enhancement as of the close of business on the applicable Payment Date;

        (xi) in the case of any Series which includes a Class of Subordinate Certificates, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

        (xii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund, if any, on such Payment Date, after giving effect to distributions made on such date;

        (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

        (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and that is being passed through as payments on the Certificates of the related Series; and

        (xv) such other information as is specified in the related Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to
(i) through (iv), (vi) and (viii) above for such calendar year and (b) such information specified in the Agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Payment Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, each Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See 'SERVICING OF RECEIVABLES--Evidence as to Compliance' herein.

Events of Default

    Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Agreement for each Series include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the

                                      32


Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Events of Default

    So long as an Event of Default remains unremedied under the Agreement for a Series, the Trustee for such Series or holder of Certificates of such Series evidencing not less than 51% of the aggregate principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges, or otherwise as provided in the Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

    During the continuance of any Event of Default under the Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudiced to the nonassenting Certificateholders.

    No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Agreement for such Series to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations

                                      33


conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

    The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Servicer under the Agreement.

    The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default. See '--Rights Upon Events of Default' above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of Certificates evidencing more than 50% of the aggregate voting rights of the Certificates in the Trust upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

    Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Certificates may be amended by the Depositor, the Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Certificates, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Certificateholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee

                                      34


receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer and the Depositor with respect to such Series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

List of Certificateholders

    Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

    No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

    The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the final payment or other liquidation of the last Primary Asset remaining in the Trust for such Series or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Primary Assets and other property at that time subject to the Agreement. The Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See 'DESCRIPTION OF THE CERTIFICATES--Optional Purchase or Termination' herein.

                                      35


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

    The following discussion contains summaries of certain legal aspects of credit, charge and debit card receivables which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Receivables originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables.

Transfer of Receivables

    Each Seller will warrant in the applicable Agreement that the transfer of the Receivables by it to the Depositor constitutes either a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Receivables free and clear from liens arising from or through the Seller, except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller as holder of the Exchangeable Transferor's Certificate and the Depositor's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Depositor of a security interest in the Receivables. The Seller will also warrant in the Agreement that, in the event the transfer of the Receivables by the Seller to the Depositor is deemed to create a security interest under the Uniform Commercial Code (the 'UCC') as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Depositor and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Depositor on and after their creation, except for certain liens as described in the Agreement.

    The Receivables are generally considered to be 'accounts' for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Depositor. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor in the Receivables.

    There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Depositor could have an interest in such Receivables with priority over the Depositor's interest. Under the Agreement, however, the Seller will warrant that it has transferred the Receivables to the Depositor free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller will covenant that, except as permitted by the Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Depositor. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Depositor in such Receivable. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Depositor in such Receivables.

    A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Certificateholders could experience a delay or reduction in distributions.

Certain Matters Relating to Receivership

    It is likely that many of the Sellers to the Depositor will be banking institutions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

                                      36


    Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to the Depositor of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Seller granted a security interest in the Receivables to the Depositor, and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Depositor with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates of any Series relating to such Seller outstanding at such time and possible reductions in the amount of those payments could occur.

    Each Agreement as to which a Bank is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event will occur. Under the Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) or unless otherwise prohibited by law, the

Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Liquidation Event, if a conservator or receiver is appointed for the Seller and no Liquidation Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates.

    If the Seller Bank is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority in interest of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

Consumer Protection Laws

    The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a bank, the National Bank Act (if such Seller is a national banking association), as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

    Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling of the rate at which a financial institution

                                      37


may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United

States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Liquidation Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

    In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

    The Depositor may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Depositor or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.


    Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.

                                THE DEPOSITOR

General

    The Depositor was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned subsidiary of LCPI, which is a wholly owned subsidiary of Lehman Brothers, a wholly owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 526-7000.

                                      38


    The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with (i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,
(iv) trade financings, (v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as Enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                               USE OF PROCEEDS

    The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish a

Pre-Funding Account for such Series, (iv) to establish any Reserve Funds or Cash Collateral Accounts described in the related Prospectus Supplement, (v) to provide enhancement for any other Series or for securities issued by another issuer and (vi) to pay costs of structuring and issuing such Certificates, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Seller of such Primary Assets.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Set forth below is a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Securities in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of holding and disposing of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the 'IRS').

    The Securities of a Series may be classified for U.S. federal income tax purposes as (i) indebtedness, (ii) an ownership interest in some or all of the assets included in the Trust for a Series, or (iii) otherwise specified in the Prospectus Supplement for a Series.

                                      39


Treatment of the Notes as Indebtedness

    The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. If so specified in the Prospectus Supplement for a Series, Tax Counsel will advise the Trust that the Notes of a Series will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

Taxation of Debt Securities

    Interest Income to Securityholders. Assuming the Securities are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by Securityholders utilizing the cash basis method of accounting and when accrued by Securityholders utilizing the accrual method of accounting. Interest received on the Securities may also constitute 'investment income' for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Securityholder who buys a Security for less than its principal amount (assuming the Security is issued without OID) will be subject to the 'market discount' rules of the Code, and a Securityholder who buys a Security for more than its principal amount will be subject to the premium amortization rules of the Code. See 'Original Issue Discount' below for a description of the U.S. federal income tax consequences if the Securities are issued with OID.

    The Trustee will be required to report annually to the IRS, and to each Securityholder of record, the amount of interest paid (and OID accrued, if any) on the Securities (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders. See 'Backup Withholding' herein.

    The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%.

    Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to Securityholders who are United States persons owning Securities issued with original issue discount ('OID Securities' and 'OID', respectively). It is based upon income tax regulations (the 'OID Regulations') finalized on January 27, 1994 under Code Sections 1271 through 1273 and 1275.

    In general, the OID with respect to any OID Security will equal the difference between the principal amount of the Security and its issue price (defined as the initial offering price to the public at which price a substantial amount of the OID Securities have been sold), if such excess is 0.25% or more of the OID Security's principal amount multiplied by the number of complete years to its maturity (the 'de minimis amount'). Even if such excess is less than the de minimis amount, if a failure to pay interest currently on the Securities is not a default it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Securities could be viewed as OID Securities. Holders of OID Securities must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

    In general, each Securityholder of an OID Security, whether such Securityholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the 'daily portions' of OID on the Security for each day during the taxable year that the Securityholder owns the Security. The daily portion of OID on an OID Security is determined by allocating to each day in any 'accrual period' a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial Securityholder, the amount of original issue discount on an OID Security allocable to each accrual period is determined by (i) multiplying the 'adjusted issue price' (as defined below) of the Security by a fraction, the numerator of which is the annual yield to

                                      40


maturity of such Security and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The 'adjusted issue price' of an OID Security at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of qualified stated interest) previously made with respect to the OID Security. As a result of such 'constant yield' method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis.

    In the event that a Securityholder purchases an OID Security at an 'acquisition premium,' i.e., at a price in excess of the issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Security prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Securityholder who purchases an OID Security at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

    A Securityholder's tax basis in an OID Security generally will be the Securityholder's cost increased by any OID included in income (and market discount, if any, if the Securityholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the OID Security. Gain or loss on the sale, exchange or redemption of an OID Security generally will be long-term capital gain or loss if the OID Security has been held for more than a year except to the extent that such gain represents accrued market discount not previously included in the Securityholder's income.

    If an Early Amortization Event or Asset Composition Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

    Effects of Defaults and Delinquencies. Holders of Securities that are treated as Debt Securities for U.S. federal income tax purposes will be required to report income with respect to such Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Primary Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Primary Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.


    Sale or Exchange. A Securityholder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be a capital gain or loss, assuming that the Security is held as a capital asset.

    A portion of any gain from the sale of a Security that might otherwise be capital gain may be treated as ordinary income to the extent such Security is held as part of a 'conversion transaction' within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

                                      41


    Foreign Investors. If so specified in the Prospectus Supplement for a Series, Tax Counsel will give its opinion that the Securities of a Series of Securities will properly be classified as debt for U.S. federal income tax purposes. If the Securities are treated as debt:

        (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Depositor and is not a controlled foreign corporation with respect to the Depositor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Securities on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Securities stating that the holder is not a U.S. Person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Securities or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Securities of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

        (b) a holder of a Security who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Security, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

        (c) a Security held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death,
    (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor and (ii) the holding of such Security was not effectively connected with the conduct by the decedent of a trade or business in the United States.

    Interest and OID of Securityholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Securityholder. They will, however, generally be subject to the regular United States income tax.

    If the IRS were to contend successfully that a Series of Securities are interests in a partnership (not taxable as a corporation), a Securityholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Securities are recharacterized as interests in an association taxable as a corporation or a 'publicly traded partnership' taxable as a corporation, to the extent distributions on the Securities were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

    Backup Withholding. A Securityholder may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Securityholders,


                                      42


including payments to certain exempt recipients (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents) and to certain Nonresidents (as defined below). Each nonexempt Securityholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as credit against the holder's federal income tax liability. Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the Securityholders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities. The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Securityholder or each person holding a Security on behalf of a Securityholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Securityholders in preparing their federal income tax returns.

Tax Status as a Grantor Trust

    General. If specified in the related Prospectus Supplement, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Certificates will be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Securities. In such circumstances, a Certificateholder will be considered to have purchased a pro rata undivided interest in the Securities. In other cases ('Stripped Securities'), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

    Each Certificateholder must report on its U.S. federal income tax return its share of the gross income derived from the Securities (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Securities directly, received directly its share of the amounts received with respect to the Securities, and paid directly its share of the servicing fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the

Securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Certificateholder will generally be entitled to deduct servicing fees under Section 162 or
Section 212 of the Code to the extent that such servicing fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, servicing fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of Individuals of 28%.

                                      43


    Discount or Premium on Pass-Through Securities. Discount on a Pass-Through Security represents OID or market discount. In the case of a CABS Security with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

    Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on a CABS Security (a 'Stripped Coupon'), a right to receive only principal payments on a CABS Security or a right to receive certain payments of both interest and principal (a 'Stripped Bond'). Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities. Although the tax treatment of Stripped Securities is not entirely clear, based on recent guidance by the Internal Revenue Service (the 'IRS'), a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any

OID. Generally, under Treasury regulations issued on December 28, 1992 (the 'Section 1286 Treasury Regulations'), if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond Certificate will be considered to have been issued with OID. Based on the preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond Certificate will be treated as 'qualified stated interest' within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

    Under the foregoing rules, it is anticipated that Stripped Bond Certificates will be considered to be issued with de minimis OID, which will therefore be considered to be zero and Stripped Coupon Certificates will be issued with OID. If Stripped Bond Certificates are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped Security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date) that ends on the earlier to occur of the day in the calendar year corresponding to each Distribution Date or the last day of the related accrual period. This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Security and (ii) any payments received during such accrual period, and subtracting from that total the 'adjusted issued price' of the Stripped Security at the beginning of such accrual period. The 'adjusted issue price' of a Stripped Security at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the 'adjusted issue price' of a Stripped Security at the beginning of a subsequent accrual period is the 'adjusted issued price' at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in proposed Treasury regulations with respect to OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Stripped Security.

                                      44


    Sale or Exchange. A Certificateholder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium.

Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset.

    Gain or loss from the sale of a Grantor Trust Certificate that might otherwise be capital gain may be treated as ordinary income to the extent such Certificate is held as part of a 'conversion transaction' within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

    Foreign Investors. Under the Code, unless interest (including OID) paid on a Certificate is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Securities, or (ii) the recipient is a controlled foreign corporation to which the issuer of the Securities is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, however, may be subject to withholding to the extent that the Securities were originated on or before July 18, 1984.

    Interest and original issue discount of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

                           STATE TAX CONSIDERATIONS

    In addition to the U.S. federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans ('Plans') subject to ERISA and persons who have certain specified relationships to such Plans ('Parties in Interest'). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ('Prohibited Transactions'). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

                                      45


                             PLAN OF DISTRIBUTION

    The Depositor may offer each Series of Certificates or Notes through Lehman Brothers or one or more other firms that may be designated at the time of each offering of such Certificates of Notes. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Certificates or Notes will set forth the specific terms of the offering of such Series of Certificates or Notes and of each Class within such Series, the names of the underwriters, the purchase price of the Certificates or Notes, the proceeds to the Depositor from such sale, any securities exchange on which the Certificates or Notes may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Certificates or Notes will also be set forth in the Prospectus Supplement relating to such Series.

                                LEGAL MATTERS

    Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates and the Notes will be passed upon for the Depositor and for the underwriters by Brown & Wood LLP, New York, New York.


                            ADDITIONAL INFORMATION

    The Prospectus does not contain all the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits relating thereto which the Depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.


    Neither Lehman Brothers Inc. nor any of its affiliates, including the Depositor, are obligated with respect to the Certificates or the Notes. Accordingly, the Depositor has determined that financial statements of Lehman Brothers and its affiliates including the Depositor are not material to the offering made hereby.

                                      46

                              GLOSSARY OF TERMS

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

    'Accrual Termination Date' means, with respect to a Class of Compound Interest Certificates, the Payment Date specified in the related Prospectus Supplement.

    'Accounts' means with respect to the Primary Assets of a Series, portfolios of revolving credit, charge and debit card accounts.

    'Advance' means a cash advance by the Servicer in respect of delinquent payments of principal of and interest on an Account, and for any other purposes specified in the related Prospectus Supplement.

    'Agreement' means a Master Pooling and Servicing Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement entered into among the Seller, the Servicer, the Depositor and the Trustee with respect to the issuance of a CABS Security.

    'Asset Group' means, with respect to the Primary Assets of a Series, a group of such Primary Assets having the characteristics described in the related Prospectus Supplement.

    'Asset Value' means, for any Primary Asset, the amount set forth in or determined in accordance with the related Prospectus Supplement.

    'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

    'Bankruptcy Code' means the federal bankruptcy code, Title 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder.

    'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

    'CABS Agreement' means a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or similar agreement.

    'CABS Issuer' means the issuer or issuers of the CABS.

    'CABS' or 'CABS Security' means a certificate evidencing an undivided interest in, or a note or loan secured by Receivables generated in Accounts.

    'CABS Servicer' means the servicer or servicers of the CABS.

    'CABS Trustee' means the trustee or trustees of the Securities.

    'Cash Collateral Guaranty' means the guaranty that provides support for a Series or one or more Classes of a Series if so specified in the related Prospectus Supplement.

    'Cash Collateral Account' see 'Reserve Fund.'

    'Cedel' means Cedel Bank, societe anonyme.

    'Cedel Participants' means Cedel's participating organizations.

    'Certificateholder' means a holder of a Certificate.

    'Certificates' means the Asset Backed Certificates.

    'Certificate Schedule' means a schedule appearing as an exhibit to the related Agreement identifying each CABS Security.

    'Citibank' means Citibank, N.A.

                                      47


    'Class' means a Class of Certificates or Notes of a Series.

    'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

    'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

    'Collection Account' means, with respect to a Series, the account established with the Trustee or the Servicer in the name of the Trustee for the deposit by the Servicer of payments received from the Primary Assets.

    'Commission' means the Securities and Exchange Commission.


    'Compound Interest Certificate' means any Certificate of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Certificate on each Payment Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

    'Compound Value' means, with respect to a Class of Compound Interest Certificates, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

    'Cooperative' means Euroclear Clearance System S.C., a Belgian cooperative corporation.

    'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

    'Debt Securities' means Certificates or Notes characterized as indebtedness for federal income tax purposes.

    'Definitive Certificates' means Certificates of any Series issued in fully registered, certificated form.

    'Deleted Primary Asset' means a Primary Asset removed from the Trust.

    'de minimis amount' is equal to .25% or more of the OID Certificate's principal amount multiplied by the number of complete years to its maturity.

    'Depositor' means Lehman ABS Corporation.

    'Depositor Securities' means Depositor's bonds, notes, debt or equity securities, obligations and other securities and instruments.

    'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381 (a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

    'DTC' means The Depository Trust Company.

    'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

    'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

    'Eligible Servicer' means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely

                                      48


service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

    'Enhancement' means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

    'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

    'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

    'Euroclear' or 'Euroclear Operator' means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

    'Euroclear Participants' means participants of the Euroclear system.

    'Final Scheduled Payment Date' means, with respect to a Class of a Series of Certificates, the date after which no Certificates of such Class will remain outstanding based on the assumptions set forth in the related Prospectus Supplement.

    'Finance Charge Receivables' means all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated in the related Prospectus Supplement.

    'FIRREA' means the Financial Institutions Reform, Recovery and Enforcement Act of 1987.

    'Global Securities' means the globally offered Certificates.

    'Holders' or 'holders' means holders of any Certificates or any Notes.

    'Holdings' means Lehman Brothers Holdings Inc.

    'Indirect Participants' consist of banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant either directly or indirectly.


    'Initial Accounts' means Receivables existing on the Cut-Off Date in certain consumer, corporate, revolving credit card, charge card or debit card accounts.

    'Interest Only Certificates' means a Class of Certificates entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

    'IRS' means the Internal Revenue Service.

    'Issuer' means, with respect to Securities, the issuer, depositor or seller/servicer under an Agreement.

    'Investor Interest' means a specific undivided interest in the assets of the Trust allocated to the Certificates.

    'IRS' means the Internal Revenue Service.

    'L/C Bank' means the issuer of the letter of credit.

    'LCPI' means Lehman Commercial Paper Inc.

    'Lehman Brothers' means Lehman Brothers Inc.

    'Liquidation Proceeds' means all amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law.

    'Mastercard International' means Mastercard International Incorporated.

    'Modification' means a change in any term of a Receivable.

    'Morgan' means Morgan Guaranty Trust Company of New York.

    '1986 Act' means the Tax Reform Act of 1986.

    '1992 Form 10-K' means the Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

                                      49


    'Nonresidents' means a nonresident alien individual, foreign partnership or foreign corporation.

    'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Certificates used solely for convenience in expressing the calculation of interest and does not represent the right to receive distributions allocable to principal.

    'OID' means original issue discount.


    'OID Securities' means Securities issued with OID.

    'Participants' means organizations participating in the Prospectus
Supplement.

    'Participating Certificates' means Certificates entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    'Participations' means participations representing undivided interests in a pool of assets primarily consisting of revolving charge card accounts or other revolving credit accounts owned by the Depositor or any affiliate thereof and collections thereon.

    'Parties in Interest' means persons who have certain specified relationships to such plans.

    'Pass-Through Securities' means classified certificates of a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

    'Paying Agent' means the Trustee, or its successor in such capacity.

    'Payment Date' means, with respect to a Series or Class of Certificates, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

    'Payments' means the payments of principal and finance charges to be made by obligors on Securities or by Cardholders.

    'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    'Plans' means employee benefit plans.

    'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer and the Trustee.

    'Pre-Funding Account' means the Pre-Funding Account which may be deemed necessary by a Prospectus Supplement.

    'Pre-Funded Amount' means the amount on deposit in the Pre-Funded Account.

    'Primary Assets' means one or more pools of Receivables arising under Accounts purchased from the Seller specified in the related Prospectus Supplement and Securities which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Receivable or CABS Security, as the case may be.

    'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by (i) all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset, (ii) the principal portion of the purchase price of any Primary Asset removed from the Trust Fund and (iii) the principal portion of any liquidation proceeds.

    'Principal Only Certificates' means a Class of Certificates entitled solely or primarily to distributions of Principal and identified as such in the Prospectus Supplement.

    'Principal Receivables' means all amounts charged by cardholders for merchandise and services, amounts advanced and certain other fees billed to cardholders on the Accounts.

    'Prohibited Transactions' means certain transactions between a Plan and Parties in Interest with respect to such Plans prohibited by ERISA.

    'Proposed OID Regulations' means proposed income tax regulations.

                                      50



    'Qualifying Substitute Primary Asset' means Primary Assets substituted for a Deleted Primary Asset.

    'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

    'Receivables' may consist of, with respect to the Primary Series, consumer, corporate, revolving credit card, charge card or debit card receivables.

    'Removed Account' means receivables removed from certain Accounts from the Trust.

    'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement.

    'Revolving Period' means the period during which Primary Assets will be continuously purchased and no principal will be paid to the Certificateholders.

    'Sale and Servicing Agreement' means, in the case of a Series in which Receivables are serviced by the Seller, the agreement among the Depositor, the Seller and the Trustee for the sale and servicing of the Mortgage Loans.

    'Section 1286 Treasury Regulations' means Treasury Regulations issued on December 28, 1992.

    'Securityholder' means a holder of a Security.

    'Senior Securityholder' means a holder of a Senior Security.

    'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinated Securities, to the extent specified in the related Prospectus Supplement.

    'Series' means a separate series of Certificates or Notes sold pursuant to this Prospectus and the related Prospectus Supplement.

    'Servicer' means, with respect to a Series secured by Receivables, the Person, if any, designated in the related Prospectus Supplement to service Receivables for that Series, or the successors or assigns of such Person.

    'Servicing Agreement' means, in the case of a Series which includes Receivables not serviced by the Seller, the agreement among the Depositor, the Trustee and the Servicer for the servicing of such Receivables.

    'Servicing Fee' means the amount payable as fees to the Trustee and the Servicer.

    'Spread Account' means an Account which supports a Series or one or more

Classes of Series by assuring the subsequent distribution of interest or principal on the Certificates of such Class or Series.

    'Stripped Coupon' means a right to receive only a portion of the interest payments on a CABS Security.

    'Stripped Securities' means Certificates whose sale produces a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

    'Subordinated Securityholder' means a holder of a Subordinated Security.

    'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

    'Subsequent Receivables' means additional receivables which the related Trust may be required to purchase.

    'Subsequent Transfer Date' means the transfer dates on which Subsequent Receivables will be sold from time to time during the Funding Period.

    'Terms and Conditions' means Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

                                      51

    'Trust' means, with respect to any Series of Certificates, all money, instruments, securities and other property, including all proceeds thereof, which are held for the benefit of the Certificateholders by the Trustee under the Agreement, including, without limitation, the Primary Assets, all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees, if any), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by the Trustee pursuant to the Trust Agreement for such Series.

    'Trustee' means the trustee under an Agreement and its successors.

    'UCC' means the Uniform Commercial Code.

    'Variable Interest Certificate' means a Certificate on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    'VISA' means VISA U.S.A., Inc.

    'Zero Coupon Certificate' means a Certificate entitling the holder to receive only payments of principal as specified in the related Prospectus Supplement.
                                      52

                                                                       ANNEX I

                         GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Certificates (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ('Citibank') and Morgan Guaranty Trust Company of New York ('Morgan') as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

    Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Depositor. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Depositor in same-day funds.

    Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan,

                                     I-1

respectively as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

                                     I-2

    (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

    A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

        Exemption for non-U.S. persons with effectively connected income (Form
    4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S.persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Class A2 Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternately files Form W-8, Form 1001 may be filed by the beneficial owner or his agent.

        Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books for the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.
                                     I-3

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuances and Distribution.*

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


     SEC Filing Fees. . . . . . . . . . . . . . . . . . . . . . $1,212,121.21**

     Legal Fees and Expenses. . . . . . . . . . . . . . . . . .    100,000.00
     Accounting Fees and Expenses . . . . . . . . . . . . . . .     20,000.00
     Blue Sky Fees and Expenses . . . . . . . . . . . . . . . .     12,500.00
     Trustee's Fees and Expenses. . . . . . . . . . . . . . . .      6,000.00
     Rating Agency Fees . . . . . . . . . . . . . . . . . . . .     64,000.00
     Printing and Engraving Fees. . . . . . . . . . . . . . . .     30,000.00
     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .     10,000.00
                                                                 ------------
          Total . . . . . . . . . . . . . . . . . . . . . . . . $1,454,621.21
                                                                 ============

------------
* All amounts, except the SEC Filing Fee, are estimates for expenses incurred or to be incurred in connection with the issuance and distribution of one or more series Securities in an aggregate principal amount assumed for these purposes to be equal to the aggregate of the $4,000,000,000 of Securities registered hereby and the amount previously registered and currently outstanding.


**Previously paid.


     Item 15.  Indemnification of Directors and Officers.

     Article VIII, Section 6, of the By-Laws of the Depositor sets forth certain rights of the directors and officers of the Depositor to indemnification. In addition, Section 145 of the Delaware General Corporation Law contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments and the like in connection with litigation. Reference is made to Exhibit 3.2 to this Registration Statement for the complete text of Article VIII, Section 6 of the By-laws.

Item 16.  Exhibits.
     1.1- Form of Underwriting Agreement.*
     1.2- Form of Underwriting Agreement.**
     3.1- Restated Certificate of Incorporation of Lehman ABS Corporation.*** 3.2- Form of By-Laws of Lehman ABS Corporation.+
     4.1- Form of Pooling and Servicing Agreement.*
     4.2- Form of Pooling Agreement.++
     4.3- Form of Trust Agreement.**

     4.4- Form of Master Pooling and Servicing Agreement.**
     4.5- Form of Sale Agreement.**
     4.6- Form of Indenture.**
     4.7- Form of Trust Agreement.++++++

     5.1- Opinion of Brown & Wood LLP as to legality.*********
     8.1- Opinion of Brown & Wood LLP as to tax matters.*********

    10.1- Form of Mortgage Loan Purchase Agreement.++++++

    23.1- Consent of Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).*********

    23.3- Consent of Ernst & Young.******
    23.4- Consent of Coopers & Lybrand.*****
    23.5- Consent of KPMG Peat Marwick.********
    24.1- Power of Attorney of Directors and Officers
          of Company.++++++++++
    25.1- Form T-1 Statement of Eligibility and Qualification under, and
          Application to Determine Eligibility of a Trustee Pursuant to
          Section 305(b)(2) of, the Trust Indenture Act of 1939 of The
          Bank of New York. (separately bound)++++
    25.2- Form T-1 Statement of Eligibility and Qualification under, and
          Application to Determine Eligibility of a Trustee Pursuant to
          Section 305(b)(2) of, the Trust Indenture Act of 1939 of The
          First National Bank of Chicago (separately bound).++++++++++
    99.1- Financial statements of Financial Security Assurance Inc. as of
          December 31, 1994, 1993 and 1992 (audited) and as of June 30,
          1995 (unaudited).*****
    99.2- Form of Certificate Insurance Policy.*****
    99.3- Financial statements of Capital Markets Assurance Corporation as of December 31, 1994 and 1993 and the six-month period ended December 31, 1992 (audited) and as of March 31, 1995 (unaudited).********
    99.4- Form of Surety Bond issued by Capital Markets Assurance
          Corporation.********
    99.5- Financial Statements of Financial Guaranty Insurance Company as
          of December 31, 1994 and 1993 (audited) and as of June 30, 1995 (unaudited).******
    99.6- Form of Certificate Insurance Policy.******
    99.7- Financial Statements of Municipal Bond Investors Assurance
          Corporation as of December 31, 1994 and 1993 (audited) and as of September 30, 1995 (unaudited).*******
    99.8- Form of Certificate Insurance Policy.*******
------------
   * Previously filed in Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the Commission by the Registrant on August 17, 1993.
  ** Previously filed in Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-69720), filed with the Commission by the Registrant on November 16, 1993.
 *** Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the Commission by the Registrant on August 17, 1993.

   + Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-20084), filed with the Commission by the Registrant on January 13, 1993.
  ++ Previously filed in Post-Effective Amendment No. 5 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the Commission by the Registrant on February 28, 1994.
**** Previously filed in Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 33- 90642), filed with the Commission by the Registrant on July 17, 1995.
++++ Previously filed in Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (Reg. No. 33-78396), filed with the Commission by the Registrant on May 20, 1994.
++++++ Previously filed in Registration Statement on Form S-3 (Reg. No. 33-85946) and Post-Effective Amendment No. 6 to Registration Statement on Form S-3 (Reg No. 33-78396), filed with the Commission by the Registrant on November 3, 1994.
++++++++ Previously filed in Registration Statement on Form S-3 (Reg. No. 33-87188), filed with the Commission on December 7, 1994.
++++++++++  Previously filed in Registration Statement on Form S-3 (Reg. No.
            33-90642), filed with the Commission on March 27, 1995.
***** Previously filed in Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (Reg. No. 33-90642), filed with the Commission on July 24, 1995.
****** Previously filed in Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-98594), filed with the Commission on November 9, 1995.
******* Previously filed in Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 33-98594), filed with the Commission on November 14, 1995.
******** Previously filed in Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (Reg. No. 33-98594), filed with the Commission on November 15, 1995.

*********   Previously filed in Registration Statement on Form S-3 (Reg. No.
            333-14293), filed with the Commission on October 17, 1996.


     Item 17.  Undertakings.

     A.   Undertaking Pursuant to Rule 415.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of December, 1996.

                                   LEHMAN ABS CORPORATION

                                   By /s/ Michael J. O'Hanlon
                                   --------------------------
                                   Michael J. O'Hanlon
                                   Chairman of the Board and Assistant Secretary

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael J. O'Hanlon and Martin P. Harding, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature            Title                      Date

/s/ Michael J. O'Hanlon   Chairman of the Board      December 2, 1996
-----------------------     Director and
Michael J. O'Hanlon         Assistant Secretary

         *                President (Principal       December 2, 1996
-----------------------     Executive Officer)
Theodore P. Janulis         and Director

         *                (Principal Financial       December 2, 1996
-----------------------     Officer)
Charles Hintz

         *                Controller (Principal      December 2, 1996
-----------------------     Accounting Officer)
David Goldfarb

         *                Director                   December 2, 1996
-----------------------
James J. Sullivan

* By /s/ Martin P. Harding
     ---------------------
     Martin P. Harding
     Attorney-in-fact